PROSPECTUS SUPPLEMENT NO. 15	Filed Pursuant to Rule 424(b)(8)
(to prospectus dated April 17, 2023)	Registration No. 333-269610

Primary Offering of

16,710,785 Shares of Common Stock Issuable Upon Exercise of Warrants

Secondary Offering of

36,629,724 Shares of Common Stock

2,235,279 Shares of Series A Preferred Stock

NUBURU, INC.

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated April 17, 2023 (as supplemented from time to time, the “Prospectus”), with the information contained in the Annual Report on Form 10-K, filed by Nuburu, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on April 15, 2024 (the “Form 10-K”), other than any information which was furnished and not filed with the SEC. Accordingly, we have attached the Form 10-K to this prospectus supplement. The Prospectus relates to the issuance of up to 16,710,785 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of warrants, consisting of up to 16,710,785 warrants (the “Public Warrants”), each of which is exercisable at a price of $11.50 per share, originally issued as part of units in the Company’s initial public offering (the “Public Warrant Shares”), and the registration for resale of (i) up to 36,629,724 shares of Common Stock (including up to (a) 30,298,320 shares held by certain former stockholders of Nuburu Subsidiary, Inc. (formerly known as Nuburu, Inc.) (“Legacy Nuburu”), including the Company’s officers and directors (the “Business Combination Shares”), (b) 515,394 shares underlying restricted stock units issued to an officer of the Company (the “Equity Award Shares”), (c) 950,000 shares held by Tailwind Sponsor LLC (the “Sponsor”) and 200,000 shares held by the Sponsor’s permitted transferees (collectively, the “Private Shares”), (d) 195,452 shares issued in a private placement to a certain Selling Securityholder (the “Private Placement Common Shares”), and (e) 4,470,558 shares issuable to certain Selling Securityholders upon the conversion of shares of the Company’s Series A preferred stock, par value $0.0001 per share (“Preferred Stock”) (the “Underlying Common Shares”)) and (ii) up to 2,235,279 shares of Preferred Stock.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is traded on the NYSE American under the symbol “BURU.” On April 15, 2024, the last quoted sale price for our Common Stock as reported on the NYSE American was $0.170 per share. We have not listed, nor do we intend to list, our Preferred Stock on any securities exchange or nationally recognized trading system.

We are a “smaller reporting company” and an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 9 of the Prospectus, as well as any updates to such risk factors included in any supplements and amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 16, 2024

l

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM TO

Commission File Number 001-39489

NUBURU, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	85-1288435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7442 S Tucson Way, Suite 130, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 767-1400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐ No ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ NO ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☒

The aggregate market value of the voting Common Stock held by non-affiliates of the registrant at June 30, 2023 was approximately $23,600,000. Shares of common stock beneficially owned by each executive officer and director have been excluded in that such persons may be deemed to be affiliates. This determination of executive officers and directors as affiliates is not necessarily a conclusive determination for any other purposes.

The number of shares of Registrant's Common Stock outstanding as of April 9, 2024 was 36,932,403 shares.

Documents Incorporated by Reference

Portions of the Registrant’s definitive proxy statement for the Annual Meeting of Stockholders to be held in 2024, which will be filed with the Securities and Exchange Commission no later than 120 days after the end of the Registrant’s fiscal year ended December 31, 2023, are incorporated by reference into Part III hereof.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this Annual Report on Form 10-K include, but are not limited to, statements about:

•
our success in retaining or recruiting, or changes required in, our officers, key employees, or directors;
•
our public securities’ potential liquidity and trading;
•
the ability to maintain the listing of our common stock, par value of $0.0001 per share (the "Common Stock") on a securities exchange;
•
the anticipated benefits of the Business Combination (as defined in "Frequently Used Terms" below);
•
the outcome of any legal proceedings that may be instituted against us related to the Business Combination;
•
existing regulations and regulatory developments in the United States and other jurisdictions;
•
the need to hire additional personnel and our ability to attract and retain such personnel;
•
our plans and ability to obtain, maintain, enforce, or protect intellectual property rights;
•
obtaining financing under that certain Purchase Agreement by and among the Company and Lincoln Park Capital Fund, LLC (“Lincoln Park”), dated as of August 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Lincoln Park Purchase Agreement”)
•
our business, operations and financial performance, including:
•
expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•
future business plans and growth opportunities, including revenue opportunity available from new or existing clients and expectations regarding the use of blue laser technology in 3D printing applications;
•
expectations regarding product development and pipeline;
•
expectations regarding research and development efforts;
•
expectations regarding market size;
•
expectations regarding the competitive landscape;
•
expectations regarding future acquisitions, partnerships, or other relationships with third parties;
•
future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future; and
•
other statements detailed under the section entitled “Risk Factors” and in other sections of this Annual Report on Form 10-K.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this Annual Report on Form 10-K, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this Annual Report on Form 10-K:

•
our ability to obtain financing, including under the Lincoln Park Purchase Agreement;
•
our ability to meet NYSE American’s continued listing standards;
•
our ability to protect our intellectual property;
•
whether the market embraces our products;
•
whether we achieve full commercialization in a timely manner;
•
the outcome of any legal proceedings that may be instituted against us;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain our management and key employees;
•
our ability to retain or recruit key employees;
•
costs related to being a public company;
•
changes in applicable laws or regulations;
•
the possibility that we may be adversely affected by economic, business, or competitive factors;
•
volatility in the markets caused by geopolitical and economic factors; and
•
other risks and uncertainties set forth in the section titled “Risk Factors” and in other sections of this Annual Report on Form 10-K.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Annual Report on Form 10-K are more fully described under the heading “Risk Factors” and elsewhere in this Annual Report on Form 10-K. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this Annual Report on Form 10-K describe additional factors that could adversely affect our business, financial condition, or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions, as applicable, on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this Annual Report on Form 10-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Frequently Used Terms

Unless otherwise stated in Item 8. Financial Statements and accompanying footnotes, or the context otherwise requires, references in this Annual Report to:

“Business Combination” are to the business combination of Legacy Nuburu with a subsidiary of Tailwind, with Legacy Nuburu surviving such business combination as a wholly owned subsidiary of Tailwind;

“Business Combination Agreement” are to that certain Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind, Nuburu, and Merger Sub, Inc., as the same has been or may be amended, modified, supplemented, or waived from time to time;

“Closing” are to the consummation of the Transactions;

“Closing Date” are to January 31, 2023, the date on which the Transactions were consummated;

"Common Stock" are to the Company's common stock, par value of $0.0001 per share, listed on the New York Stock Exchange after the Business Combination;

“Exchange Ratios” are to the quotients as defined in, and calculated in accordance with, the Business Combination Agreement, which was included as an exhibit to our Current Report on Form 8-K (File No. 001-39489) filed with the SEC on February 6, 2023;

“Legacy Nuburu” are to Nuburu Subsidiary, Inc., a Delaware corporation (f/k/a Nuburu, Inc. before the Closing Date);

“Public Warrants” are to the 16,710,785 whole warrants of the Company sold to public investors in the Tailwind IPO (defined below);

“SEC” is the Securities and Exchange Commission;

“Tailwind” are to Tailwind Acquisition Corp, a Delaware corporation and our predecessor company prior to the consummation of the Transactions, which changed its name to Nuburu, Inc. following the consummation of the Transactions, and its consolidated subsidiaries;

“Tailwind IPO” are to the initial public offering by Tailwind which closed on September 9, 2020; and

“Transactions” are to the Business Combination, together with the other transactions contemplated by the Business Combination Agreement and the related agreements.

Unless the context otherwise requires, all references in this section to “Nuburu,” the “Company,” “we,” “us,” “our,” and other similar terms refer to: (i) Legacy Nuburu and its subsidiaries prior to the Closing, and (ii) Nuburu, Inc., a Delaware corporation, and its consolidated subsidiary, Nuburu Subsidiary, Inc., after the Closing.

SUMMARY OF RISK FACTORS

The following is a summary of the principal risks described below in Part I, Item 1A “Risk Factors” in this Annual Report on Form 10-K. We believe that the risks described in the “Risk Factors” section are material to investors, but other factors not presently known to us or that we currently believe are immaterial may also adversely affect us. The following summary should not be considered an exhaustive summary of the material risks facing us, and it should be read in conjunction with the “Risk Factors” section and the other information contained in this Annual Report on Form 10-K.

Risks Relating to Our Business and Operations

•
We have not been profitable historically and may not be able to achieve profitability in the future.
•
We received fewer proceeds from the Business Combination than we initially anticipated. We will require additional capital to finance our operations and implement our business plan and strategy and if we are unable to raise such capital when needed, or on acceptable terms, that could have a material adverse effect on our ability to meet our financial obligations and support continued growth and development.
•
Our limited operating history and the novelty of our blue laser systems make evaluating our business, the risks and challenges we may face, and our future prospects difficult.
•
The engineering of certain of our laser systems is still in the prototype stage, and there is no guarantee that we will be successful in implementing production of our laser systems on a commercial scale.
•
If our laser systems contain design or manufacturing defects, our business and financial results could be harmed.
•
Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition, and operating results.
•
The failure of our suppliers to deliver necessary raw materials and components that meet the specifications for our laser systems in a timely manner could cause installation delays, cancellations, and damage to our reputation.
•
We depend on sole source or limited source suppliers.
•
We are highly dependent upon the ability to ship products to customers and to receive shipments of supplies from suppliers.
•
If we fail to accurately forecast component and material requirements for our products, we could incur additional costs and significant delays in shipments, which could result in a loss of customers.
•
There is no assurance that non-binding letters of intent and other indications of interest from customers will be converted into binding orders, sales, bookings, or committed offtake contracts.
•
We expect to contract with a number of large companies that have considerable bargaining power, which may require us to agree to terms and conditions that could have an adverse effect on our business or ability to recognize revenues.
•
We currently partner with and in the future may derive a portion of our revenue from government entities.
•
Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.
•
If we are not able to continue to reduce our cost structure in the future, our ability to become profitable may be impaired.
•
We are highly dependent on current key executives and if we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could suffer.
•
Our expectations and targets regarding the times when we will launch our products depend in large part upon assumptions, estimates, measurements, testing, analyses, and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.
•
Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
•
Incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect our reported assets, liabilities, income, revenue, or expenses.
•
Operational costs can be difficult to predict.
•
We expect to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase our losses and negatively impact our ability to achieve or maintain profitability.
•
Our insurance coverage may not adequately protect us from harm or losses we may suffer.
•
There is no assurance that we will be able to execute on our business model.
•
Expanding operations internationally will subject us to a variety of risks and uncertainties.

Risks Relating to Ownership of our Securities

•
Our Common Stock is subordinated to our Series A preferred stock, par value $0.0001 per share (the "Preferred Stock").
•
Shares of our Preferred Stock may be subordinate to any senior preferred stock we may issue and to any future indebtedness.
•
At the two-year anniversary of the Preferred Stock Issuance (as defined below), we will be obligated to redeem shares of our Preferred Stock for cash. There can be no guarantee that we will have funds available to make this redemption.
•
NYSE American may delist the Company’s Common Stock from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject the Company to additional trading restrictions.
•
If our Common Stock is delisted from trading, the ability of holders of Preferred Stock to transfer or sell their shares of our Preferred Stock may be limited and the market value of our Preferred Stock will likely be materially adversely affected.
•
The Company’s stock price may change significantly and investors could lose all or part of their investment as a result.
•
There is no public market for our Preferred Stock.
•
Future sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could cause the market price of our Common Stock to drop significantly, even if our business is doing well, and certain Selling Securityholders still may receive significant proceeds.
•
The Company’s stockholders will experience dilution as a result of the issuance of Common Stock through debt and equity transactions. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.

For a more complete discussion of the material risks facing our business, see Item 1A. "Risk Factors" below.

PART I

ITEM 1. BUSINESS

Unless the context requires otherwise, references to “Nuburu,” “we,” “us,” or “our” in this section are to the business and operations of Legacy Nuburu prior to the Business Combination and to the Company and its subsidiaries following the Business Combination.

Corporate History and Background

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries. In light of the fact that the Business Combination has closed and our ongoing business will be the business formerly operated by Legacy Nuburu, this business section primarily includes information regarding Legacy Nuburu’s business.

Overview

Nuburu is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to multiple markets, including e-mobility, healthcare, and consumer electronics via a broad range of high value applications that include welding and 3D printing. By delivering increased speed and quality we hope to enhance productivity and cost efficiency for manufacturers in the e-mobility, consumer electronics, aerospace and defense, and 3D printing markets as well as to find additional applications currently not yet serviced by existing laser technologies.

We have invented, patented, and developed what we believe to be the next pivotal point for manufacturing technology, with the potential to revolutionize the manufacturing industry by changing how products are made. Our technology is also aligned with the need to reduce carbon generation in manufacturing. Most manufacturing processes require heat to shape, manipulate, and form basic materials into a product. The Nuburu laser system outperforms currently available alternatives by more efficiently coupling heat into the material being processed, thereby helping to promote a more sustainable future by using less energy and, in turn, generating less carbon in the manufacturing process.

A fundamental physical characteristic is that metals absorb blue laser light better than infrared (“IR”) laser light. In the case of materials such as gold, copper, silver, and aluminum the advantage of blue laser light is substantial. The better absorption results in substantial improvements in the quality of the part produced, the yield of parts during production and the speed at which the part can be produced. We believe that these advantages enable efficiencies in the overall productivity of the manufacturing line and can extend the life of the products produced. We also believe that these characteristics will be advantageous to our customers, whether in upgrading existing manufacturing processes or enabling entirely new approaches to manufacturing through the use of Nuburu’s laser systems in either industrial welding or 3D printing technology applications.

Nuburu is currently shipping blue laser systems for applications such as EV batteries, large screen displays, and cell phone components. We have performed thousands of welds in hundreds of application tests to date and we believe we have a strong and substantial customer pipeline for our laser light engines.

Nuburu has developed a thorough understanding of the market need for its laser light engines across a broad array of applications including battery, e-mobility, consumer electronics, and 3D printing metal systems. We estimate that our serviceable addressable market (“SAM”) will grow from approximately $4 billion today to approximately $34 billion by 2032 (see “— Market Opportunity”).

Nuburu’s co-founders identified these market opportunities at an early stage and began working in 2013 to protect their early mover advantage with a strong patent portfolio. Nuburu has approximately 220 granted and pending patents and patent applications globally, which include: blue laser applications such as welding, blue laser technologies, single mode blue laser technology, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. Notably, Nuburu has been awarded patent protection for the use of high-power blue lasers. At the time Nuburu was started, industrial quality, high-power blue lasers did not exist and Nuburu was the first to successfully apply blue lasers to the practice of welding and 3D printing.

Industry Background

Industrial markets have been a major focus for laser applications ever since the invention of the laser. In the early 1970s, lasers emerged as a useful source for cutting and welding. However, the material systems were limited to steel and other materials with low reflectivity given the long wavelengths of the Infrared Carbon Dioxide (IR CO2) lasers that were the mainstay of that era.

The first era was followed by the introduction of lamp-pump yttrium aluminum garnet (YAG) lasers in the late 1970s with a shorter wavelength and more compact size, which resulted in an expansion of applications into cutting, welding, and drilling. The lamp pumped lasers were superseded in the 1980s by the invention of diode pumped solid state lasers which offered higher efficiency and superior reliability.

However, the lamp pump lasers still had poor absorption in materials such as aluminum and copper given the IR wavelength of these lasers.

In the early 2000s, the fiber laser was introduced into the industrial laser market and offered superior efficiency, reliability, and scalability than the diode pumped solid state lasers and was rapidly adopted because of its compact size. The fiber laser with its improved performance displaced the CO2 lasers in welding and ushered in a new era for additive manufacturing (3D printing). Currently, fiber lasers account for approximately 50% of the total materials processing laser market according to Laser Focus World, in part because of their compact size and ease of operation. The fiber laser, however, still operates at the IR wavelength with low absorption in materials such as copper and aluminum.

Market Opportunity

We estimate the total addressable market (“TAM”) for industrial lasers that could be replaced by blue lasers (i.e., our total revenue opportunity at 100% market share, assuming no competition), to be $15 billion today and to grow to over $65 billion in the next ten years. Our estimated TAM was constructed by our management team using three primary elements: (i) the 3D metal printing system market analysis published in the AMPOWER 2022 market report, (ii) the blue addressable laser market published in the Laser Focus World 2022 market report, and (iii) the non-laser technology replacement market which was estimated by Nuburu based on its discussions with existing and potential customers about their expected production needs and anticipated demand.

Included in our estimated TAM is the 3D printing metal system market, which is a $2.7 billion market today, including machines, service, and materials, and is projected to grow to over $8.4 billion by 2026 based on projections by AMPOWER and to $32.8 billion by 2032 based on our own estimates. The TAM for industrial lasers that could be replaced by blue lasers is $10.5 billion today and, assuming a greater than 10% compounded annual growth rate ("CAGR"), based on projections by Laser Focus World’s 2022 market summary and our own estimates, could reach approximately $35 billion by 2032. In addition, we have included a non-laser conversion TAM, which we estimate to be $0.75 billion today and which we project to grow to $5.6 billion by 2032, assuming the conversion of ultrasonic and contact welding methods to blue laser welding methods. This data is shown in the following chart and results in an estimated TAM of over $65 billion.

Total Addressable Market

($B)
80
70
60
50
40
30
20
10
3D Printing Metal System[1]
Laser[2]
Non-Laser Technologies Replacement[3,4]
CAGR
20%
10%
26%
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

(1) Source: AMPOWER 2022 and Nuburu estimates based on customer feedback.

(2) Source: Laser Focus World Industrial Forecast 2021 and Nuburu estimates based on customer feedback.

(3) Source: Nuburu estimates based on customer feedback.

(4) Includes non-welding technologies such as ultrasonic, resistance, TIG, selected soldering and others.

We have also estimated Nuburu’s serviceable addressable market (“SAM”), which is depicted in the chart below and represents the portion of our estimated TAM that can be served by our existing and planned products, again assuming no competition. Our management team constructed this estimate by conducting a bottom-up analysis that factored in discussions with customers and analyzed how the blue laser systems we manufacture today can address the laser welding and 3D printing markets. The calculation of SAM for our blue laser systems includes the conversion of non-laser machine tools to laser-based systems, and the battery, EV, consumer electronics and display manufacturing market segments.

The 3D printing portion is included in our calculation of SAM given our intent to penetrate this market with blue-laser based 3D printers. We estimate our SAM to be $4 billion today and expect it to grow to over $33 billion in the next ten years.

The estimated SAM shown below is a bottom-up calculation driven by feedback provided by a survey of certain of our current and potential customers in each of the sub segments indicated. The volume estimates consider:

•
the number of existing production lines to be retrofitted over time;
•
the number of planned new production lines;
•
an average estimated laser replacement of about four years; and
•
do not account for the use of blue lasers in new applications currently not utilizing lasers other than for very limited recently identified segments.

Based on the foregoing, we estimate the light engine industrial laser segment to grow from $2.7 billion in 2022 to over $9.5 billion in 2032, driven by the electrification of key market segments including batteries, e-mobility, consumer electronics and metal 3D printing systems. This projected market growth is a combination of new market opportunities and replacing fiber lasers and solid-state lasers in existing applications. The 3D printing metal systems market is expected to grow from over $2 billion in 2022 at a CAGR of approximately 26% to over $32 billion in 2032, according to the AMPOWER 2022 report and Nuburu estimates.

Serviceable Addressable Market

($B)
35
30
25
20
15
10
5
3D Printing Metal System[1]
Battery[2]
E-Mobility[2]
Consumer Electronics[2]
3D Printing Lasers[2]
Other Applications & Potential Adjacencies[2, 3]
CAGR
29%
26%
17%
21%
21%
26%
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

(1) Source: AMPOWER 2022 and Nuburu estimates based on customer feedback.

(2) Source: Nuburu estimates based on customer feedback.

(3) Includes bio-instrumentation, display and others.

We believe Nuburu’s existing and planned products are well positioned to address our SAM, and as we continue to develop products based on new technology, we hope to be well positioned to compete in the larger TAM in the future.

Key Growth Trends

Over time, manufacturing operations have begun to integrate lasers into material processing applications. We believe that areas that have seen and continue to experience rapid growth, such as 3D printing, energy storage, e-mobility, and consumer electronics, have been more concerned with how, where and when they can integrate lasers into their operations, rather than if they should adopt them.

In addition to such long-standing trends of manufacturing ecosystems in converting to superior production technologies, there are two global macro trends that we believe will serve as powerful “tailwinds” driving growth in the market for laser systems, including (i) energy de-carbonization and electrification and (ii) supply chain improvements and manufacturing reshoring. Nuburu believes both of these trends will serve as drivers to the attractiveness and adoption of its products.

With respect to the trend of energy de-carbonization and electrification, many nations with large economies have announced and begun implementing, in varying degrees, energy policies directed at decreasing carbon emissions. The paths to executing these policies include increasing the electrification of certain modes of transportation. We expect to benefit from this trend, as batteries, which Nuburu’s blue laser technology is able to weld more efficiently, are a key element of these policies.

There is also a global trend towards making supply chain improvements and reshoring manufacturing to domestic production. The COVID-19 pandemic, and the related widespread lockdowns, combined with the Russian invasion of Ukraine, exposed vulnerabilities and weaknesses in global supply chains across an array of products. This has led companies and governments to reconsider their existing supply chains and has led to an uptick in business planning and policy-making that aims to relocate the manufacturing of key components and sub-assembly lines within domestic markets, closer to downstream assembly and manufacturing plants. One potential means to reshore and reduce supply chain vulnerability is to increase the use of 3D printing to allow manufacturers to “print on demand” the many components needed to fabricate products, or to completely print products in one step. We also believe that our products offer meaningful solutions to this trend, as Nuburu’s blue laser technology can help provide the means to cost effectively produce parts on demand.

Our Technology

Although IR lasers are the incumbent technology used in many systems today, we believe that they are not the optimum choice for processing aluminum, copper, gold, and other reflective metals. Nuburu believes its technology is well positioned to usher in a new era of manufacturing, extending laser technology to far broader applications and markets.

Nuburu is currently targeting two major markets: (i) laser welding or material processing and (ii) metal 3D printing. Both markets have grown substantially in recent years, already resulting in multi-billion-dollar TAMs and SAMs, and we believe both are poised to experience further substantial growth.

Welding

Nuburu’s initial focus is on the materials processing market. The blue industrial laser offers improved quality and speed to welding and joining applications driven by superior absorption of the blue laser relative to an IR laser. For example, in copper, which is an important material in the electrification wave of manufacturing, absorption of IR lasers is only 5%, while blue lasers achieve absorption of 65%.

Traditional IR welding and joining is effectively a violent process that vaporizes the target metal, ejecting particulates and leaving holes behind. To minimize these problems, IR lasers have employed multiple methods to minimize the defects when welding high reflectivity materials, the two most common of which are (i) the use of a scanner to create a swirl pattern on the metal and (ii) the use of a dual beam or ring beam.

The first method, the use of a scanner-based swirl pattern, does work, but it results in a more complex welding pattern which in turn results in a slower speed for a given laser power. By contrast, the blue laser of the same equivalent power can directly weld the copper material substantially faster (up to 8x faster) with minimal to no defects in the weld and minimal to no spatter generation during the welding process.

The second method, the ring laser beam, uses a lower power laser beam surrounding a high intensity laser beam. The lower power laser beam preheats the metal to the point that the high intensity laser beam can couple its energy into the part. In the case of copper, this preheating technique increases the absorption from about 5% to 15%, which is sufficient for the IR laser to be able to initiate the weld. By contrast a blue laser with the same power level will weld copper substantially faster (up to 8x faster) than the ring laser and with greater energy efficiency because of the much higher absorption of the blue laser beam (65%) compared to the IR ring laser. While the ring laser must use excess energy to even initiate the weld, the blue laser simply welds the parts. This is very evident when welding copper foils, where the ring laser is only capable of a spot weld, while the blue laser is capable of continuous welding of the foils, a feature highly desired in battery manufacturing.

Nuburu’s blue laser therefore offers valuable capabilities for improving the means to manufacture at a lower cost than what is currently possible with IR lasers. We also expect that these capabilities will lead to the wider adoption of laser welding as it will allow manufacturers that until now have used lasers primarily for welding steel and stainless-steel components to also use lasers on more reflective materials such as copper and aluminum (which are used in great quantities in electric vehicles).

Metal 3D Printing

Nuburu’s second focus is metal 3D printing. 3D printing is performed with many different methods; however, the most common laser-based methods fall into one of three categories: (i) laser powder bed fusion, (ii) direct energy deposition and (iii) laser-based wire feed. Each of these methods has its advantages, the powder bed fusion method currently offers the highest resolution and finest feature printing capabilities, but also the slowest printing rates. The direct metal deposition method has a poorer surface finish and cannot print as fine of features as the powder bed fusion, but it does achieve very high build speeds. The laser-based wire feed printing method produces a relatively rough surface finish, but it can print much larger parts at very high speeds which is its key advantage.

Powder Bed Fusion

Powder bed fusion is a method for 3D printing where a thin layer of powdered feedstock is laid down, and then an energy source melts particles together at specific locations on that plane. A subsequent particle layer is deposited and again selectively melted, joining powder on the top layer to the previously melted layer beneath. This process is repeated with a different pattern for each layer until the part is completed. Once completed, the part is removed from the build plate and the unmelted powder is recovered and recycled to be used again in the process. The part is cleaned, inspected and the final machining steps are performed to achieve the desired part features and dimensions.

When a laser is the energy source for powder bed fusion, the technique is called selective laser melting. Lasers are the preferable option for the energy source because alternative methods, such as an electron beam, require the build volume to be in a vacuum. However, traditional IR lasers suffer from the same limitations in 3D printers that also limit their effectiveness in welding applications. A high intensity laser beam is rapidly scanned across the powder bed melting and vaporizing the metal particles. While the smallest particles are readily vaporized, some portions of the larger particles are also vaporized. This is problematic in several ways. First, the metal plume that comes off the powder as the metal vaporizes requires complex fume filtering and management. Second, metal vaporization being trapped in the part during printing may create a void or defect in the part that could be a weakness in the final part produced. This weakness may be a mechanical weakness, or in the case of copper, the thermal and electrical characteristics may be degraded due to the presence of these voids. A third issue that arises when trying to scale the physical part size and the printing volume is the management of the plume of metal as it can easily redeposit on an adjacent area of the part or an adjacent part. This condensation of the metal vapor can also cause voids and defects in the parts, making scaling up laser powder bed fusion systems using IR lasers challenging for machine designers because of these limitations in the fundamental process of rapidly melting the metal.

When used in a powder bed fusion application, the blue laser can be incorporated in one of two ways. The first, is simply a drop-in replacement for the IR laser, which already represents a significant improvement as blue laser has the advantage of increased absorption and consequently increased printing speed. This printing speed advantage has been demonstrated by Nuburu in both copper and stainless steel, with consistently faster printing speeds than achieved with an IR laser.

However, the blue laser, because of its high absorption rate, can also be used in a different mode of printing, one that does not lead to vaporization of the metal and consequently a dramatic reduction in the voids or defects created in the part during the printing process. This process is the conduction mode printing process where a large spot size with a low laser power density is used to take advantage of the enhanced absorption of the laser beam. The use of this large spot size is best described as area printing, where the spot is an image to be printed rather than just a spot. This results in a very calm melting of the powder with little to no vaporization, thereby substantially eliminating the need for fume management and successfully avoiding many pitfalls of the current 3D printing methods. The result is a substantial increase in print speed and the ability to easily scale up the printing method to large areas or to a large part count in a single printing run.

Direct Energy Deposition

Direct Energy Deposition ("DED") is the method where the powder is delivered by a nozzle into the laser beam as the beam traverses the part being produced. The advantages of this method include the very efficient use of powder and the ability to deposit metal at a very high build rate. The powder use is more efficient than a powder bed system, because only the powder to be deposited is used in the process, unlike a powder bed, where the entire area of the part is covered with powder as it is being produced. This method has been in use for many years for remanufacturing old parts as well as producing new parts. A very precise motion control system is required to maintain surface quality as well as build quality. However, the surface quality and the minimum wall thickness is a direct function of the large spot size used in this method and consequently this method cannot achieve the same part resolution or surface finish as a powder bed based system.

We believe that the blue laser is an ideal source for this method because of its ability to couple the laser power efficiently into the powder as it is rapidly approaching the build surface. The powder must be completely melted before reaching the surface to be properly incorporated into the build. The high absorption characteristics of the blue laser light enables the rapid heating of all metal materials that would be used with this method, resulting in Nuburu’s blue laser achieving an increase in build speed of up to 7x in copper and 3x in stainless steel compared to an equivalent IR laser.

Laser-based Wire Feed

Wire feed deposition is the method of 3D printing where a wire is fed into the laser beam as the beam traverses the part. This method has also been used for many years for remanufacturing old parts as well as producing new parts. A very high precision motion control system is likewise required to maintain surface quality as well as build quality. The overall surface quality and minimum wall thickness is limited by the wire thickness used in this method. Consequently, this method cannot achieve the same part resolution or surface finish as a powder bed system, but it can achieve very high metal deposition rates.

We believe that the blue laser is an ideal source for this method because of its ability to couple the laser power efficiently into the wire as it is rapidly approaching the build surface. The wire must be completely melted just as it reaches the build surface. This approach requires a wire feed head that can operate in any direction coupled to the blue laser and a very fine control of the wire as it is fed into the laser beam. The approach can deposit material very fast and uses a gantry style system to trace out and build the part. Some companies have used 6-axis robots to accomplish the same type of build, allowing very large parts to be fabricated out of materials such as titanium and other alloys. Nuburu is working with other companies that are developing systems using a very fine wire feed method which should greatly improve the surface finish and allow the manufacturing of very large parts (~1m3).

Blue Laser in 3D Printing

Nuburu believes its blue laser technology has the potential to be a novel solution for 3D printing by opening an entirely new path to lowering 3D printing costs. We expect the blue laser light engine will be a “plug and play” replacement for today’s IR lasers, enabling both new systems to be built as well as old systems to be upgraded. Once upgraded, we expect that these light engines will provide a wider material processing capability, higher printing speeds, better resolution and stronger as printer parts. Nuburu has demonstrated this capability by integrating its blue laser into a commercial 3D printed and quantifying the speed and performance advantages. In addition, the blue laser has demonstrated the ability to print “hard to print” materials such as copper and gold. These results can be attributed to the enhanced absorption characteristics of the blue laser light which enabled the blue laser to print these materials when the IR lasers could not melt the base material in either a powder bed printer or wire feed printer. These results highlight that Nuburu’s blue laser provides increased flexibility with respect to the material used in blue laser-based 3D printer. We believe this flexibility in material processing makes the blue laser a superior choice for customers when designing their production lines and making their purchasing choices.

A challenge with 3D printing is to print parts that are competitive in cost with more conventional metal manufacturing methods such as casting and injection molding. Nuburu has demonstrated and applied for patents on a new area printing technology (“APT”). Nuburu is currently designing and testing this new technology which we believe has the potential to greatly increase the printing speed of a more conventional 3D printer. The projected printing rates for this technology would make the per part cost competitive with more conventional means of manufacturing such as sand casting and injection molding. We believe that the APT approach to printing challenges the paradigm of today’s 3D printers and consequently has the potential to become a breakthrough technology that could propel 3D printing into major manufacturing markets by meeting the cost per part required by these industries and permitting the printing of much larger parts.

Nuburu has already demonstrated this printing technique in the laboratory and is now being funded through a U.S. Air Force contract from AFWERX to develop a full-scale version of such a printer (see “— Research and Development — Research”).

Benefits of Our Technology

We believe Nuburu’s blue lasers are an ideal manufacturing tool for a number of reasons.

Wavelength Characteristics

Fundamental physics states that the color of the light directly represents the energy carried by light. As the energy of the light increases so does the ability of materials to absorb this energy. Metal absorption is one manifestation of this inherent property of blue. In other words, no amount of manipulation can change the way that metals absorb other wavelengths of light, meaning that blue has an inherent superiority for processing steel, gold, titanium, aluminum, copper, nickel, and many other metals. This applies to metal surfaces that are machined, polished, sandblasted or etched which has no effect on the ability of the laser to melt or weld the material.

Superiority to IR Lasers

The blue laser is adept at welding parts that are difficult for an IR laser to weld, particularly reflective metals such as copper, gold and aluminum. The IR wavelength is poorly absorbed by these materials, so IR lasers struggle to create and sustain melting. The ways that IR lasers can overcome the absorptivity issues are either by preheating the metal or by increasing the laser intensity until the material vaporizes and creates what is termed a keyhole. While this allows absorption, the process is violent and creates spatter and debris on the component and voids in the weld. Spatter creates loose debris in assemblies which may cause electrical short circuits and failure. Pores in the weld zone reduce strength and electrical performance.

A substantial number of products requires some level of welding, for example, batteries in an electric vehicle, cell phones, cell phone components and large screen displays. These products contain significant amounts of copper, gold, aluminum and stainless steel which must be joined together at some point during the assembly of the product. Nuburu’s light engines are able to deliver the necessary heat required to weld the precision parts together quickly and with high manufacturing yields.

Permits Welding of Smaller Features

Nuburu uses patented technology to spatially and spectrally combine the outputs of blue wavelength diodes. The diodes are individually aligned to produce smaller spot size and higher intensity. This high intensity, or brightness, creates a smaller laser focus and therefore allows welding or melting of smaller features. In addition, the high brightness allows greater distances from the focus lens to the workpiece allowing scan head beam delivery or access into remote positions. In summary, Nuburu blue lasers offer flexible output for use in an automated machine.

(1) Speed across materials on a per watt basis.

3D Printing Compatibility

Nuburu provides manufacturers with blue lasers for welding, cutting, stripping coatings and 3D printing. These lasers, when combined with external optical components, make up a light engine. Our customers are able to integrate our blue light engines into their manufacturing processes in a variety of ways, including by directly attaching the laser to a scanner to allow for rapidly redirecting of the laser beams across a part or, in the case of 3D printing, the powder bed. We believe that this compatibility enables our blue laser-based light engines to be a plug and play replacement for today’s IR lasers.

Alternatively, a Nuburu laser fiber could be attached to a welding or cutting head and then mounted on a motion system to allow the laser beam to be moved and repositioned. Finally, a Nuburu light engine could consist of a Nuburu laser and a light modulation system that enables a new generation of 3D printers based on APT rather than single spot printing, which is currently the industry standard. We believe this approach to 3D printing, which we are currently working to develop, has the potential to revolutionize the industry by delivering increased speed and quality in printing metal parts.

Modular Design

Nuburu’s laser systems are based on a modular design where the lowest power module is the building block for higher power systems. This homogenizes the supply chain, streamlines production and allows for rapid new product development. By using a common module approach, we aim to achieve lower costs, consistent performance, good reliability and simplified serviceability.

Simple Design

The Nuburu laser designs are straight forward and designed for automated assembly. The light from the individual laser diodes is combined with no additional steps to create the beam. This is referred to as a direct diode laser source and is more efficient than other technologies, requiring less electrical power to run the machine. To achieve high power, high brightness from its laser systems, Nuburu’s automated manufacturing methods align all of the optical components of the system. Each laser diode operates at a different wavelength or color and they are each superimposed on each other to achieve a laser beam brightness that is the same as a single emitter. A linear array of sources is created with this method which represents the highest brightness and power that can be achieved from the combination of so many laser diodes. The high brightness translates into the lowest possible beam divergence for the product. The low beam divergence is essential for integration with industry-standard optical scanning systems, including those integral to both production lines and powder bed fusion 3D printing.

Recognition

The value proposition of the Nuburu commercial product line has led to several industrial and academic partnerships, along with industry recognition, including: Finalist Prism Award — Photonics Media (2018), Innovators Award, Platinum Honoree — Laser Focus World (2018),

Innovators Award, Gold Honoree — Laser Focus World (2019), Innovation Award — Laser World of Photonics (2019), Technology Innovation Award, Best Practices Award, Frost & Sullivan (2019), and Innovators Award, Gold Honoree — Laser Focus World (2020). In addition, in 2019, Frost and Sullivan awarded Nuburu its Technology Innovation Award recognizing Nuburu as a company employing best practices.

Key Advantages

For welding applications, Nuburu’s blue industrial laser provides the following key advantages when compared to conventional welding methods:

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High energy process efficiency due to the high absorption of the blue laser light;
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Higher speed because there is no need for pre-heating;
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Greater part strength due to minimal voids;
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Lower electrical resistance due to minimal voids; and
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Superior part quality due to lack of ejected material during the welding process.

For additive manufacturing, Nuburu’s blue laser light engines provide the following advantages:

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High energy process efficiency due to the high absorption of the blue laser light;
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Higher speed because of the higher absorption on the parts;
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Greater part strength due to minimal voids;
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Lower electrical resistance due to minimal voids;
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Higher part yield due to the reduced spatter not causing defects in adjacent parts; and
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Smaller part size as the blue laser can be focused on a tighter spot size.

Our Products

In 2017, Nuburu launched the world’s first commercially available high-power blue industrial laser, the Nuburu AO-150. This laser demonstrated the ability to weld the thin foils used in lithium-ion batteries.

These batteries are the predominant rechargeable power source for portable devices and tools, and are built using layers of thin copper and aluminum foils separated by electrolytes that hold and release the electrical charges. The foils must be joined along one edge, but traditional manufacturing methods of achieving this have been unsatisfactory: Soldering is time consuming; ultrasonic welding creates poor quality welds and requires tool contact and thus entails associated repair and replacement costs; and the IR can only spot weld these foils, both of which prevent batteries from achieving high performance. By contrast the Nuburu AO-150 welds these foils rapidly with essentially no particle ejection or voids left behind.

In 2018, Nuburu launched the higher power AO-500 and additional supporting hardware, extending the range of applications for the blue industrial laser. For example, the lithium-ion batteries described above are built around thin foils, but the foils are welded to tabs, the tabs to the case, and then the case to busbars that connect individual modules together for high-capacity batteries. Each of those joints might connect different materials and different thicknesses of materials. A single blue industrial laser can perform all these welds with straightforward adjustments of laser power and other parameters. This provides the direct advantage of high-quality connections produced at high speeds, and the indirect advantages associated with reduced production line footprint, and decreased maintenance and training costs.

Nuburu has continued to improve the performance of the blue industrial laser. In 2019, Nuburu was able to integrate the next generation of laser diodes into the AO-150 and AO-500 products producing 200 Watt and 650 Watts respectively, which enabled us to introduce the AO-200 and the AO-650. Nuburu continues to improve the performance of its AO-650 laser with the latest lasers with greater lifetime and power margin. Nuburu has combined two AO-650 lasers to study applications requiring up to 1,400 Watts of laser power. Numerous tests were performed at power levels up to 1,400 Watts providing a guideline for the products that will be needed to address the major copper welding markets indicating that higher power and smaller spot sizes will be needed.

Nuburu based its long-term roadmap, shown in the chart below, on these early test results. Following these results, an entirely new product design approach was adopted that we expect will provide higher brightness and rapid scalability to multi-kilowatt (“kW”) power levels. This is the BLTM series laser, where the beam quality has been improved by a factor of 3x and the output power of the base model has been upgraded to 250 Watts.

Nuburu announced the commercial launch of the first laser in the NUBURU BLTM Series, the BL-250, in January 2023. We anticipate that the BL-250 will serve as the base building block for additional products. By combining multiple modules into a single laser system, Nuburu expects to develop a product with increased continuous power. For example, combining four BL-250 modules into a single laser system would allow for a product with over 1,000 Watts of continuous power. Furthermore, by combining the 1,000-Watt subsystems, Nuburu expects to be able to extend the output power to 2kW and 4kW. Nuburu anticipates that the output power of the blue laser diodes in these systems will continue to improve and expects upgrades to these systems will be straightforward resulting in an upgrade of these systems to 1.5kW, 2.5kW and 4.5kW. With this modular design approach, we expect to rapidly achieve scale in our automated production line, homogenize our supply chain, streamline our production, and increase the speed of product development. We expect this modular approach to enable us to deliver consistent performance, good reliability, and simplified customer serviceability at competitive prices.

For this line of products, Nuburu expects the final products to be in the form of a light engine, encompassing both the laser and the beam delivery system. Our beam delivery system can be one of two types: (i) an optical scanner-based system or (ii) a welding head with sensors. We are developing the BLTM product line to be compatible with existing scanners, which works by rapidly scanning the beam across the processing surface with a pair of orthogonal mirrors.

Both our AO and BLTM product lines have been designed to be compatible with standard welding heads which may include a variety of sensors, such as a seam tracker and a weld quality monitor. These beam delivery systems are an add-on to the sale of laser systems because Nuburu is committed to providing a complete welding solution to its customers.

We are also currently working to develop the next generation of blue lasers to be released in our product roadmap, involving a single mode blue fiber laser (NUBURU SMTM Series) which we anticipate being unmatched in performance and brightness in the industry. We have designed and are currently testing the first alpha prototype. We are designing this line of single mode blue lasers to be compatible with both types of beam delivery systems; however, the optical scanner will be the preferred beam delivery system. Today every powder bed 3D printer uses an IR laser and a scanner. We are designing the Nuburu single mode laser to be a direct drop-in replacement for the incumbent IR lasers. 3D printing with the blue single mode laser benefits from the high absorption of the blue light creating solid parts with good surface quality at near net shape independent of the material being processed. For steel, titanium, pure copper, and copper alloys, our initial testing results demonstrate significant improvements in build rate and part quality, and reduction in post-processing time.

Our Competitive Strengths

Disruptive Technology: We believe our technology will disrupt and enable fast growing markets such as e-mobility, consumer electronics, aerospace and defense and 3D printing, while also helping to promote a sustainable future.

Proprietary Technology: We have an extensive IP portfolio, with approximately 220 granted and pending patents and applications worldwide.

Customer Engagement: We have engaged with blue chip companies in large, global industries as current and target customers. Over time, we also anticipate follow-on revenue streams from supplying replacement lasers and light engines and from conducting any required servicing.

Experienced, Leadership: We have a pioneering and visionary management team with a track record of innovation and execution in the laser industry.

Growing Market Adoption: We have already shipped over 50 systems to over 30 customers, and have partnerships with NASA and AFWERX.

Our Growth Strategy

Nuburu aims to become the pre-eminent global supplier of lasers for welding and 3D printing for a significant range of industrially important metals in both established and emerging manufacturing applications. Our growth strategy is driven by two global industrial trends:

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The growing importance of quality and speed for large scale volume manufacturing in energy storage, consumer electronics, e-mobility, aerospace, and other industries, and
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Burgeoning 3D printing applications, particularly for high-value aerospace, automotive, and medical metal parts.

Some key aspects of our growth strategy include:

Maintain and develop products for welding

Nuburu expects to make the blue laser the technology of choice for welding applications such as batteries, consumer electronics (such as cell phones, tablets, and large screen displays), electric vehicles, and renewable energy. The speed, quality, and yield that can be achieved with the blue laser is the key driver in its adoption into these markets. Nuburu’s AO product line has already made inroads into manufacturing components for cell phones, displays, and wire-feed 3D printing. We expect that Nuburu’s BLTM product line will expand the range of applications that can be addressed by combining the blue laser with a scanner to enable remote welding of batteries, consumer electronics and electric vehicle components. The scanner capability opens market opportunities for the blue laser because of its ability to rapidly move the beam from weld seam to weld seam. This light engine provides the production speed and quality sought by manufacturers for welding batteries, consumer electronics and electrical vehicle components.

Integrate Blue lasers into Directed Energy Deposition 3D Printing

Nuburu has integrated its AO-650 into a DED machine capable of printing parts using blown powder. In a direct comparison, the Nuburu blue laser outperformed an IR laser by a wide margin resulting in a substantial improvement in printing energy efficiency which translates directly to speed, a superior surface finish, and near forged metal densities. While this is a small portion of the additive market, it is an important one that enables our light engines to print large scale parts from a variety of materials such as titanium and copper alloys. The blue laser-based DED machine provided manufacturers with the speed, surface finish and densification required by markets such as aerospace.

Integrate single mode blue laser into additive machines

Nuburu is developing a single mode blue laser ("SM") that we expect to be a drop-in replacement for the IR fiber lasers used in 3D powder bed printers today. This technology is at the center of the Nuburu research and development efforts where the initial demonstration of a single mode blue fiber laser was successful. Nuburu is now working to scale the output power of the laser to its initial offering of 100 Watts CW. This laser is expected to expand the additive space, allowing the fabrication of parts that are 10x the size of parts fabricated with an IR laser, at speeds up to 7x faster for a given power level and to print metals that are reflective in the near IR. This technology is compatible with existing systems, allowing customers the flexibility to upgrade their existing systems to blue as an alternative to ordering an entirely new 3D printing system. The improvement in process speed and part quality is expected to enable the mass adoption of 3D printing in aerospace, healthcare, dentistry, jewelry and other general manufacturing applications.

Next Generation Blue Laser Additive Systems

Nuburu has demonstrated the ability to print metal parts with its APT. We expect that this system will flash print over 2 million spots simultaneously in an area over 1,000x greater than the single spot used in today’s printers. The laser light engines are modular in their design which allows a powder bed printer system to be outfitted with a single light engine or multiple light engines. Multiple light engines provide a path to very high printing speeds, and lower operating costs. This method of printing relies on the conduction mode printing referred to earlier in this document and will not have the complicated fume management systems required in today’s large area printers. A system based on several light engines has the potential to achieve 10-20kg/hr printing speeds while maintaining a 0.050mm minimum part resolution. We expect that a breakthrough in speed while maintaining resolution and part quality will enable adoption in cost sensitive markets such as automotive and consumer products.

With respect to all of the 3D printing applications, Nuburu anticipates growing its capabilities organically or through partnerships or acquisitions.

Extend Blue Laser Capabilities

Nuburu believes it has only started to uncover the many potential applications of this technology beyond the two major markets explored to date: vehicle electrification and 3D printing. With expanded resources we expect to be able to uncover additional applications in defense, healthcare, solar energy and semiconductor processing markets. In addition, we believe that as Nuburu introduces new products they will find applications in the growing market-place.

Please see Item 1A. "Risk Factors" in this Annual Report on Form 10-K for additional discussion of the potential risks related to our product development and growth strategy.

Manufacturing and Supply

Manufacturing

Nuburu is located in Centennial, Colorado with an approximately 30,000 square foot facility. The facility primarily supports applications testing, manufacturing, engineering, and research and development of lasers and laser systems. Approximately 2,400 square feet of our facility is a clean room facility in which the laser light engine modules are manufactured, assembled, and tested. Other areas of the facility facilitate the integration of the laser light engine modules with control and power electronics into a chassis to form laser systems. Completed laser systems undergo testing and quality control within the facility.

We anticipate that our current facility can support the manufacturing volumes forecasted through mid-2025. Needed capacity increases can be accomplished by improvements to the manufacturing line, adding equipment to bottleneck manufacturing steps, as well as expansion of key areas. We expect to be able to improve production flow through modest infrastructure leasehold improvements, such as removal of divisive walls and inclusion of doors and passthroughs in strategic locations. These improvements would allow the product assembly to flow in a continuous uninterrupted line, increasing efficiencies.

Nuburu’s lasers are designed to be compatible with automated manufacturing methods. Nuburu continually improves the design of its lasers as well as the automation equipment required to manufacture these systems. Our strategy for scaling up our existing manufacturing line is based on two key elements: (i) optimizing the automated production flow and (ii) minimizing the touch labor. The automated assembly provides both the needed precision as well as the reproducibility of the assembly to manufacture the high precision blue laser modules. Since the key steps are performed with automated machines, we can minimize both the touch labor as well as the skill set needed for manufacturing. These elements combine to provide Nuburu with a cost effective and scalable manufacturing strategy. However, once the base production line design is finalized, the entire production line may be replicated as many times as is needed to increase capacity, limited only by space constraints and infrastructure limitations.

Throughout the manufacturing process, Nuburu uses multiple screening steps to check the quality of its products beginning with an initial automated screening test that identifies laser diodes that are below performance standards. For this initial test, six laser diodes are integrated into an assembly and undergo a visual inspection. The diodes are also turned on to quantify their performance and verify that they meet specifications. Those units are then integrated into a screening station and operated for a predetermined period to eliminate early failures, which are referred to as infant mortalities. Once they have passed this first step, they are integrated into a module, which is then tested for performance before integration into a system. After integration into a system, Nuburu uses a week-long test procedure to confirm that the electronics and laser are performing according to specifications.

We expect to work to reduce waste and limit costs while developing robust manufacturing processes with the aim of enhancing our competitive advantage in the marketplace. To do this, we expect to incorporate the Six Sigma Lean methodologies as well as ISO quality standards to ensure we meet customer expectations. With Six Sigma, we expect to further improve the quality of our products and decrease the variations that cause rework or defects. By incorporating the 5S pillars of the Six Sigma process into our day-to-day work life, we expect to develop a streamlined productive work environment ensuring organized and improved cycle times, with the aim of reducing the cost of goods sold. Through these tools we aim to create an environment that demands quality and performance, while reducing downtime and defects that are generated from undefined processes and underutilized talent.

We anticipate that as we ramp up our manufacturing, we will require additional engineers and production personnel to build out and then operate our manufacturing capabilities.

Supply

We purchase raw materials used to manufacture our products and other components, such as laser diodes, micro-optics, optics, optical filters, bulk optics, cooling components, electronic components, and other materials, from various suppliers. We purchase materials and components through purchase orders or agreed-upon terms and conditions with our key suppliers. To mitigate raw material and component supply chain issues and risks, we aim to take a variety of actions such as second source qualification, accumulation of safety stock and vendor surveillance. We may also consolidate our supply base and move supplier locations. If we transition locations, we may increase our inventory of such products as a “safety stock” during the transition, which would cause the amount of inventory reflected on our balance sheet to increase.

Partnerships

Over the past five years, Nuburu has developed a number of partnerships in cell phone component welding systems, display welding systems, and 3D printing.

Key research institutes

Nuburu has established various partnerships, past or current, with prominent welding and 3D printing institutes including Edison Welding Institute in North America, two Fraunhofer institutes and Munich Technical University in Germany, Warwick University (WMG — Energy Innovation Center) in the United Kingdom, Osaka Welding Institute in Japan and Shanghai Jai tung University in China. The purpose of these partnerships has been to validate our own testing and benchmark our metal processing application results against incumbent technologies used in manufacturing, including for example against IR lasers, ultrasonic welding, resistance welding and tungsten inert gas welding.

Key customers & partnerships

Nuburu has also developed key partnerships with selective customers. We have performed hundreds of applications and thousands of test welds for customers and target customers around the world. These applications serve as a validation of customer specific application over a wide range of welding applications including batteries, consumer electronic components, heat sinks for cell phones (vapor chambers), 3C applications such as connectors, PC board interfaces, flex circuits and 3D printing.

The first-generation AO-650 has been qualified by and is already operating in the production of vapor chambers by a key integrator in Asia. Our AO-150 is in the manufacturing qualification stage with two large systems for mask welding by an organic light-emitting diode ("OLED") manufacturer in Asia. We recently also finalized a multi-year supply and license agreement for a 3D printing application with Essentium, a manufacturer of 3D printing platforms. We have delivered our AO blue laser systems to over ten large brands worldwide which have been installed on-site at our customers’ manufacturing facilities and are currently undergoing engineering and manufacturing qualification testing. In 2023, we began delivering our new BLTM product line to both existing and new customers.

Research and Development

We conduct research and development efforts on our laser technology for new products at our headquarters in Colorado and we conduct research on applications at both our headquarters and partner facilities.

Research

We are currently conducting research that aims to continuously improve our blue laser systems. Our laser research is concentrated in two areas: (i) creating the highest possible brightness laser from blue laser diodes and (ii) developing a single mode blue laser source.

Nuburu has been studying numerous methods for increasing the brightness and power levels of its product line. These studies are focused on maximizing the brightness of our direct diode laser technology and include wavelength multiplexing, spectral beam combining and coherent beam combining. Nuburu is also testing numerous methods to build a single mode blue laser system with the aim of maximizing laser performance.

Nuburu is also developing APT that uses millions of laser beams to simultaneously print a portion of a metal part in a single shot. This approach to 3D printing would allow breakthrough speeds and resolution for the parts being printed. This is because current 3D printers work by scanning a laser beam across the powder bed to fuse a very small spot of metal onto the printed part. The printing speed is limited by two factors, the amount of laser energy that can be absorbed by the metal and the speed at which the scanner can move the laser beam. These factors ultimately limit the amount of laser power that can be used and the speed at which any single scanner-based 3D printer can print. This is not the case with Nuburu’s APT, where the millions of laser beams illuminate an area that is approximately 1,000x the size of the spot typically used in a 3D printer ultimately resulting in a radically new approach to 3D printing that greatly reduces spatter and fumes that can cause defects in the parts being produced. We believe that multiple parts can be produced simultaneously on a single build plate without the issue of defects and further, that very large parts can be printed without concerns over part integrity. Nuburu completed a project funded by the Air Force Research Labs through the AFWERX program to develop this large-scale, high-speed 3D printer and is in the process of bidding for another project to further this research.

Nuburu’s APT uses Texas Instruments Digital Light Projector ("DLP") to create a blue laser image on the powder bed with millions of pixel resolution. These devices were designed for large movie theaters and as a result they can handle high blue laser power levels. This provides the ability to create an image on a powder bed that is over 1,000x the size of the spots used today but with sufficient power density to fuse the powder layer by layer into a 3D printed part. The result is higher printing speeds with 0.050mm of resolution in the image from each laser print engine. Multiple laser print engines can be used within a single printer to further increase the printing speed providing a path to 10-20kg/hr printing rates or higher depending on the size of the system. The laser light engine for this type of printer consists of an AO 650H laser, a collimating and homogenizing system, the DLP spatial light modulator and a reimaging system. The AO-650H provides 650 Watts of laser power through a 400µm core optical fiber and a narrow laser bandwidth. The performance of this system can be increased by the incorporation of Nuburu's newly released BLTM product line which has 10x the brightness of the AO-650H.

Product Development

Nuburu’s current product development activities are focused on the BLTM product line, which we have started to bring to the industrial laser marketplace in 2023. This product consists of a high brightness 250-Watt laser system. This product along with its manufacturing method have been under development since 2017 at Nuburu. The development of this system encompasses the design of the laser, its electronics, and an automated manufacturing capability. Since Nuburu is focused on developing laser modules with individual laser sources, the only economical method to manufacture these systems is to fully automate the production process. Nuburu has invested in all of the equipment to accomplish this goal resulting in a pilot production line that is intended to be scalable. This module forms the basis for the multi-mode product line extending from 250 Watts to multi-kWs of laser power. This modularity means that the system output power can be rapidly scaled from today’s single module system to a system that would encompass 16 modules and produce over 4-5kW of laser power. Nuburu has designed all of the mechanical components and electronic components with system scalability in mind. This modular design approach means that the next generation of higher power products that are needed to address a broad market need can be rapidly and efficiently developed.

Intellectual Property

Nuburu currently has approximately 220 granted and pending patents (of which more than 30 are in the United States and the remainder are foreign), including patents and applications directed to blue laser applications such as welding, blue laser technologies, single mode blue laser technologies, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. A number of its patent applications also relate to APT, electronic manufacturing, battery manufacturing, and other blue laser applications. These patents are at various stages of review. Our currently issued patents are expected to expire at various times between 2034 and 2039.

Nuburu’s practice is to apply for patent protection in key countries worldwide and to date we have been successful at securing patents in the United States and other countries. Our foreign rights include protections in Finland, France, Germany, Ireland, Switzerland, Spain, Italy, the United Kingdom, Japan, South Korea, China, and Russia. Our patent portfolio is regularly updated with new provisional applications, regular utility applications, and international and foreign applications, as well as with continuing patent applications being filed as patents are granted to keep the patent families active and to extend our portfolio coverage.

We currently do not license any patents.

Proprietary active alignment

The Nuburu design approach requires extremely precise alignment. The need to maintain precision alignment typically represents a challenge for optical systems intended for use in production environments, but we have developed proprietary active and automated alignment technology that solves this challenge and streamlines laser assembly and leads to robust and reliable performance in the field. That built-in robustness leads to long-term laser output power stability over thousands of hours of operation. Proprietary alignment technology also allows for a modular design approach, which enables both scalable product designs and straightforward production line maintenance. We believe that the active alignment that we have achieved would be very difficult to replicate.

Proprietary single mode technology

In conjunction with the proprietary design of the AO- and BL-series lasers, we hold patents and patent applications for an additional and further breakthrough in technology key to the next generation blue lasers. This technology enables a high-power single mode blue laser. Single mode laser performance provides the ultimate laser beam with the lowest angular divergence and the highest possible power density. This laser can be focused to a smaller spot size than an infrared laser and is the basis for Nuburu’s next generation single laser 3D printer design. In addition, when the single mode laser is combined with an optical scanner, it becomes possible to rapidly weld parts at a considerable distance. Since a blue laser has a substantially lower beam divergence than an IR laser, the standoff distance can be increased, or the spot size can be decreased to increase the precision of the welding process. We expect this ongoing development to position Nuburu as a leader in next-generation blue industrial lasers for the foreseeable future.

Competition

The laser system industry in which we operate has significant price and technological competition. We compete directly with mature competitors such as Coherent, Inc., nLight, Inc., IPG Photonics Corporation, Laserline GmbH, Lumentum Holdings Inc., Raycus Fiber Laser Technologies Co., Ltd. and Trumpf SE + Co. KG, which are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition, which we do not have. However, we also compete with development-stage companies such as TeraDiode Inc. and others. A number of these competitors are seeking to improve conventional IR lasers or to develop new laser technologies, including blue laser technology. We also compete not only with companies providing conventional lasers, but also with companies offering non-laser solutions for the applications we target. Examples of current technologies used or expected to be used in welding and 3D printing applications include:

Infrared Fiber and Disc Lasers: Infrared lasers are the current predominant incumbent technology. However, when used on reflective material, the laser intensity must be increased to a level where the metal vaporizes, which creates spatter on the surface and pores in the weld itself. A higher intensity also results in a smaller spot size and smaller melt area. In order to increase the melt area a scan head is used to “wobble” the beam in a pattern on the workpiece. This technique still creates a weld with excessive porosity and spatter. In addition, the need for a scan head for wobbling increases weld time by up to 10x compared with blue and the capital cost of the scan head and driving software is substantial.

Infrared Fiber Ring Lasers: Another way to improve the absorption of infrared wavelength into reflective material is to increase the temperature of the material prior to welding. A specially developed custom fiber laser or processing head is used to produce a ring of laser light around the main processing beam. This enables pre-heating of the metal before the processing beam. This is still a keyhole process but with some reduction in the heat input. However, this method also produces spatter in the melt area and voids in the weld. This approach also increases the cost of the equipment, as additional power is required. In some cases, two lasers are used, which further increases costs. The resulting process relies on a very precise balance of power in the ring and core and can be difficult to maintain in a production environment. Whilst the ring output approach can show acceptable results in thicker sections it still struggles in foil welding and fine feature applications.

Green Lasers: A more recent introduction in the laser market is the green laser, which can be generated from both a fiber laser and a solid-state laser by using a method called frequency doubling. A non-linear crystal is used to change the color of the laser from the IR to the green. These high-power green lasers are relatively new to the market and are still under evaluation by customers for 3D printing and welding applications. However, green lasers have significant drawbacks. While the wavelength is closer to blue and improvement in absorption is seen compared with IR lasers in typically reflective materials, the improvement is not as large as with blue. Typically, a 20% improvement in absorption is seen in blue compared with green. But the most significant drawback of green lasers is their complexity and poor electrical conversion efficiency. An optical technique known as “frequency doubling” is used to take the output of an IR laser and convert the output to green (i.e., a 2kW IR laser is used to make a 1kW green laser). This requires an additional process of putting the IR beam through a crystal. This is complicated, inefficient and the conversion crystal is considered a consumable, which requires frequent maintenance or replacement due to the deterioration of the non-linear crystals. These characteristics increase the capital and running costs for the manufacturer and also compromise the reliability of the green lasers.

Other Blue Lasers: In general, blue lasers based on an array of diodes in a bar produce lower brightness compared to individual devices because of the limitations of the spacing of the diodes on the bar array. In general, bar arrays thus result in a larger spot size or shorter standoff distance than could easily be achieved with individual devices such as our single chip approach used in our BLTM line of products. There is one company we are aware of that is developing blue laser diode bar technology that overcomes this limitation, but we believe this company’s beam quality is still limited to the multi-mode brightness of the individual laser diode source which would compete with our single mode BL line of products. We believe that our single mode laser greatly exceeds the performance of any of the direct diode laser beam combination methods that we are aware of.

While there are various competing laser technologies all seeking to disrupt the IR laser’s current foothold in various applications, we believe Nuburu’s blue-laser technology is the superior approach. The cost of our blue laser technology is currently greater than that of most conventional IR laser systems and that some potential customers may prioritize purchase price in making their investment decisions. However, we believe that our blue laser technology has the potential to offer our customers a greater return on investment. Nuburu’s blue laser fundamentally improves absorption rates and allows a melting process with no vaporization, which generally results in improved stable, high-quality welds and printed products, with minimal voids and spatter, all achieved using less energy and at increased speeds. We believe that Nuburu blue laser technology offers a superior solution to improving a variety of aspects of welding and 3D printing, providing customers with a broader range of applications than currently possible.

In addition to the technical aspects outlined above, we believe principal competitive factors include technology capabilities, materials, process and application know-how, cost of operation, product reliability, and the ability to provide a full range of products to meet customer needs. We believe that our future success depends on our ability to provide high-quality products, introduce new products to meet evolving customer needs and market opportunities, and extend our technologies to new applications.

Government Regulation and Compliance

We are subject to regulations governing the safe operation of our blue laser products. The lasers we produce are listed as Class IV lasers according to the U.S. Food and Drug Administration’s Center for Disease and Radiological Health (“CDRH”) and must meet all government guidelines for safe operation. Each laser system design must be registered with the CDRH prior to its release to the marketplace. Nuburu lasers also receive the CE mark (signaling that we have checked that our products meet applicable EU safety, health and environmental requirements) once they pass all of the CE certification testing on safety and radiofrequency emissions. This mark is required by most foreign countries to allow them to import our products.

Nuburu is also subject to the export regulations of the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”). We have worked with BIS to classify our current suite of products, and we intend to classify each of our new products prior to releasing them. Nuburu also has established an export manual that clearly articulates our policies and procedures used to confirm that we are in compliance with applicable U.S. export regulations. All of our employees and distributors worldwide are required to confirm that they will adhere to these policies. Nuburu expects to update its policy and export manual from time to time to reflect any changes required by new export controls or developments in best practices. Currently, neither our AO nor our BL lasers require an export license to export to the list of countries that U.S. companies are permitted to export to. As part of our export process, we check the government’s consolidated screen list before we accept orders or ship lasers to ensure that none of the parties involved are prohibited parties.

Sales and Marketing

Given the size, complexity and value of our blue laser technology, our sales to date have come from long-term discussions between our management team and our current customers. Based on our experiences so far, we expect the approximate adoption timelines of our customers from first contact to first purchase order to range up to 22-24 months. Going forward, we intend to expand our marketing efforts and as we pursue a more widespread adoption of our blue laser technology.

We have developed and trained and expect to continue to develop and train third-party distributors that provide sales and customer support functions in their specific territory, including business development and sales, application and service support and local marketing. Our distributors are and are expected to be an integral part of our sales and marketing strategy. The Americas region is managed from our headquarters, but we have distributor partners located in key countries worldwide to help target current and prospective customers in Asia (particularly in China, Japan, Singapore, South Korea, India and Taiwan) and in Europe.

Our applications lab is key to our sales effort because it allows our customers to test our full range of products to explore various application capabilities and better understand how our lasers might help them address their most challenging manufacturing problems. Our technical team provides on-site support through installation and offers technical support and training to our customers.

Employees and Human Capital

As of February 29, 2024, Nuburu had 46 full-time employees. A significant number of our employees have a technical background and hold advanced engineering or scientific degrees. We are committed to being an employer of choice through increasing diversity in the workforce and building and maintaining a positive and inclusive culture. We view our human capital investments as crucial for our success.

Our work environment is highly collaborative and one that is based on trust and mutual respect. Our team is comprised of highly skilled engineers who take substantial pride and ownership in their work. We take pride in our transparent approach to communicating, whether internally with employees or externally with our partners and customers. We have developed company-wide safety policies based on guidelines from health officials as well as input from our employees to establish and maintain a safe and healthy workplace. The safety of our employees and other key stakeholders is our top priority.

To date, we have not experienced any work stoppages and we consider our relationship with our employees to be good. None of our employees are either represented by a labor union or subject to a collective bargaining agreement.

We anticipate that in order to reach our strategic objectives, we will be required to recruit and retain additional management, human resources, accounting, finance, technical, engineering and sales personnel.

Available Information

Our internet address is https://nuburu.net. We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy and information statement, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website at https://ir.nuburu.net as soon as reasonably practicable after we electronically file or furnish such information with the SEC. The information contained on the websites referenced in this Annual Report on Form 10-K is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

ITEM 1A. RISK FACTORS

An investment in our Common Stock or Preferred Stock involves risks. Prior to making a decision about investing in our Common Stock or Preferred Stock, you should consider carefully the risks together with all of the other information contained in this Annual Report on Form 10-K, including any risks described below. Each of the referenced risks and uncertainties could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results, and financial condition and the value of an investment in our securities. "Nuburu," "the Company," "we," "us," or "our" refers to Legacy Nuburu prior to the consummation of the Business Combination and to Nuburu following the Business Combination.

Risks Relating to Our Business and Operations

We are an early-stage company with a history of losses. We have not been profitable historically and may not be able to achieve profitability in the future.

Our financial statements as of and for the year ended December 31, 2023 included elsewhere in this Annual Report on Form 10-K have been prepared assuming we will continue as a going concern. If we are unable to generate sufficient cash flow to sustain our operations or raise additional capital in the form of debt or equity financing, this could affect our ability to continue as a going concern in the future. Since its inception in 2015, Nuburu has incurred significant net losses and has used significant cash in its business. As of December 31, 2023, Nuburu had an accumulated deficit of approximately $81.9 million, and for the year ended December 31, 2023, Nuburu had a net loss of approximately $20.7 million. We expect to continue to expand our operations, including by investing in manufacturing, sales and marketing, research and development, and infrastructure to support our growth. We anticipate that we will incur net losses for the foreseeable future and, even if we increase our revenues, there is no guarantee that we will ever become profitable. Our ability to achieve profitability in the future will depend on a number of factors, including:

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successfully implementing our products on a commercial scale;
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achieving meaningful sales volumes;
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identifying opportunities for other businesses to integrate our product into their operations;
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attracting customers in the United States and internationally;
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improving the effectiveness of our sales and marketing activities and any independent distributors or sales representatives;
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developing manufacturing techniques to produce the volume required to achieve our forecasted production;
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executing on any strategies to reduce costs, in the amount and on the timing projected;
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procuring sufficient quantities of raw materials and components and entering into agreements with new suppliers if necessary;
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fluctuations in the costs of needed raw materials and components;
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attracting and retaining key talent in a competitive labor market, and minimizing delays in hiring employees;
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delays associated with obtaining patents, licenses, and potential regulatory review;
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meeting cashflow needs despite any delays in payment from domestic or international customers;
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unforeseen technology issues in product development that could delay product releases;
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delays in finding suitable replacement components for components with long lead times due to any supply chain disruptions;
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delays in redesigning systems to compensate for supply chain disruptions;
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unrecoverable product development delays due to underfunded activities conducted prior to the Closing;
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the cost of filing and prosecuting patent applications and defending and enforcing our patent and other intellectual property rights;
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the cost of defending, in litigation or otherwise, any claims that we infringe third-party patent or other intellectual property rights; and
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the cost of enforcing or defending against non-competition claims.

Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the long term and our business may be disrupted at any time due to numerous factors outside of our control, including changes in the general macroeconomic outlook, local and regional volatility, global trade disputes, political instability, expropriation or nationalization of property, public health emergencies, and related government policies and restrictions designed to mitigate the effects of such emergencies, civil strife, strikes, insurrections, acts of terrorism, hostilities or the perception that hostilities may be imminent, military conflict, acts of war, including sanctions or other restrictive actions, by the United States or other countries, and natural disasters.

We received fewer proceeds from the Business Combination than we initially anticipated. We will require additional capital to finance our operations and implement our business plan and strategy and if we are unable to raise such capital when needed, or on acceptable terms, that could have a material adverse effect on our ability to meet our financial obligations and support continued growth and development.

In connection with the Business Combination, we received cash of $3,243,079, prior to deducting transaction and issuance costs, which costs exceeded this amount received.

We plan to continue to use our cash on hand to fund our operations going forward. Such operations may include additional research and development spending, hiring additional personnel, capital expenditures, including for additional production and applications laboratories facilities, and the costs of operating as a public company. The development, design, manufacture, and sale of our products is a capital-intensive business. Advancing the development of our current and any future products will require a significant amount of capital, including to fund ongoing costs relating to our products and technologies, the construction and tooling of prototypes, the design and building of our production units, as well as any significant unplanned or accelerated expenses, and new strategic investments. As a result, we expect for some time to continue to incur substantial operating expenses without generating sufficient revenues to cover expenditures. We will need to obtain substantial additional funding in order to maintain our continuing operations. In addition, changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

On August 5, 2022, the Company entered into the Lincoln Park Purchase Agreement pursuant to which Lincoln Park agreed to purchase from the Company, at the option of the Company, up to $100,000,000 of Common Stock from time to time over a 48-month period. However, the Lincoln Park Purchase Agreement is subject to certain limitations including but not limited to, the effectiveness of a registration statement covering Common Stock that are issuable to Lincoln Park under the Lincoln Park Purchase Agreement (the “Lincoln Park Registration Statement”). The Company will also be required to satisfy various conditions in order to be able to commence purchases by Lincoln Park under the Lincoln Park Purchase Agreement. Once such conditions are satisfied, purchases by Lincoln Park under the Lincoln Park Purchase Agreement are subject to volume limitations tied to periodic market prices, ownership limitations restricting Lincoln Park from owning more than 9.99% of the then total outstanding Common Stock and a floor price of $1.00 below which Lincoln Park is not required to purchase any shares of Common Stock under the Lincoln Park Purchase Agreement. If any of these conditions are not satisfied or limitations are in effect, we may not be able to utilize all or part of the Lincoln Park Purchase Agreement, which could have an adverse impact on our ability to satisfy our capital needs and could materially adversely impact our business.

We may also obtain further funding through public or private equity offerings, private investment in public equity, or PIPE, offerings, debt financings, joint ventures, partnerships, collaborations, and licensing arrangements, through obtaining credit from financial institutions or other sources. If we raise additional funds through future issuances of equity or convertible debt securities, our then existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. If we raise additional funds through issuances of debt, we may be subject to restrictions on our operating activities. However, if we are unable to raise capital when needed or on acceptable terms, that could have a material adverse effect on our continued growth and development and/or we may be forced to cease operations. In addition, if adequate capital is not available to us, it may create substantial doubt among third parties, including suppliers and potential customers. Such doubt could adversely impact our business, reputation, prospects, and our financial statements. The report from our auditors for our financial statements for the year ended December 31, 2023 included a qualification expressing substantial doubt about our ability to continue as a going concern. The inclusion of a going concern qualification could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise.

Our business is currently dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on Nuburu’s financial condition and operating results.

Nuburu currently depends upon a small number of customers for a substantial portion of its revenue. During the year ended December 31, 2023, two customers accounted for 39% and 29% of Nuburu's revenue, respectively. During the year ended December 31, 2022, two customers accounted for 47% and 22% of Nuburu’s revenue, respectively. As of December 31, 2023, four customers accounted for 50%, 18%, 13%, and 10% of Nuburu's accounts receivable, respectively. As of December 31, 2022, three customers accounted for 62%, 26%, and 8% of Nuburu’s accounts receivable, respectively. A decline in revenue from, or the loss of, any significant customer could have a material adverse effect on Nuburu’s financial condition and operating results. Nuburu cannot assure: (i) that orders that may be completed, delayed, canceled, or reduced will be replaced with new business; (ii) that Nuburu’s current customers will continue to utilize Nuburu’s services consistent with historical volumes or at all; and/or (iii) that Nuburu’s customers will renew their manufacturing or services contracts with Nuburu on acceptable terms or at all.

Our limited operating history and the novelty of our blue laser systems make evaluating our business, the risks and challenges we may face and our future prospects difficult.

From our inception in 2015 to the present, we have focused principally on developing our blue laser systems, which are the systems we are seeking to commercialize. As a result, we have a limited history operating our business, and therefore a limited history upon which you can base an investment decision.

We began the first shipments of our high performance blue laser system, the BL-250, in 2023. We are also developing additional enhancements to the BL-250, a single mode fiber blue-laser system and blue laser 3D-printing products, which are still in the research and development stage.

Our blue laser systems are new types of products. In light of the fact that the laser industry has already undergone major transitions, from CO2 lasers to infrared fiber lasers, predicting our future revenue depends on the evolution of the market itself and market acceptance of our technology and systems. Moreover, budgeting for our expenses presents some uncertainty because of the unpredictability of the prices of raw materials and components and other trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected. You should consider our prospects in light of the risks and uncertainties emerging companies encounter when introducing new technologies into a competitive landscape.

The engineering of certain of our laser systems is still in the prototype stage, and there is no guarantee that we will be successful in implementing production of our laser systems on a commercial scale.

Our business depends on our ability to succeed in achieving production of our laser systems on a commercial scale. As our laser systems are highly complex, this process is costly and time-consuming, and there can be no guarantee that we will be successful. We have already shipped units of our primary blue laser system, the BL-250, but the ramping up of production and shipment on a commercial scale may be delayed, and we may incur more costs than we expect due, for example, to global supply chain issues that have increased the cost of certain electronic components or have forced us to redesign the system to work around supply chain shortages. In addition, the processes by which we engineer and manufacture our laser systems are still developing rapidly as we explore new processes and different techniques. Our business, reputation, results of operations and financial condition may be materially adversely affected if we are not able to successfully produce our laser systems on a commercial scale or to the extent that it takes us longer to do so or costs more than we expect.

If our laser systems contain design or manufacturing defects, our business and financial results could be harmed.

To date, we have completed prototypes of our laser systems and are ramping up commercial production and shipments of our systems. As our systems also have limited history of commercial operation, we have a limited frame of reference from which to evaluate the longevity and long-term performance of our products. There can be no assurance that we will be able to detect and fix any defects in our products prior to the sale to potential customers. Once we have commenced with commercial production of our laser systems and they are shipped to and installed and put into use by our customers, we may discover latent defects in design, manufacture or construction that may cause our systems not to perform as expected or that may require repair. Our laser systems also require software to operate which may need to be modified and updated over the life of our systems. Software products are inherently complex and often contain defects and errors when first introduced.

There can be no assurance that we will be able to detect and fix any defects in the hardware or software of our laser systems in the design and production phase, and such defects may not become apparent until our systems are adopted and used by customers. In most cases, we should be able to resolve software defects through the application of patches and updates, which can be completed remotely; however, hardware defects may be more difficult to address remotely and may require a system to be returned to us for maintenance and repair.

Our laser systems may not perform consistent with customer expectations or consistent with other laser systems which are currently or may yet become available. Any product defects or any other failure of our laser systems to perform as expected could harm our reputation and result in negative publicity, lost revenue, canceled or delayed deliveries, product liability claims and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition, and operating results.

Once we begin shipping our laser systems to customers on a commercial scale, we will need to increase our warranty reserves to cover warranty-related claims. If our warranty reserves are inadequate to cover future warranty claims on our laser systems, our business, prospects, financial condition and operating results could be materially adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that our then-existing warranty reserves will be sufficient to cover all claims.

The failure of our suppliers to deliver necessary raw materials and components that meet the specifications for our laser systems in a timely manner could cause installation delays, cancellations, and damage to our reputation.

We rely on a limited number of third-party suppliers for some of the raw materials and components for our laser systems, including laser diodes, micro-optics, optics, optical filters, bulk optics, cooling components, electronic components, and other materials that may be in limited supply and which are critical to our ability to produce our laser systems. If any of our suppliers provide insufficient inventory at the level of quality required or if our suppliers are unable or unwilling to provide us with the contracted quantities or in the time frame requested for whatever reason, our results of operations could be materially and negatively impacted. If we fail to develop or maintain our relationships with any of our suppliers and are unable to obtain raw materials or comparable components from alternative suppliers without considerable delay, expense, or at all, or if there is otherwise a shortage or lack of availability of any required raw materials or components, we may be unable to manufacture our laser systems or we may be able to do so only at a higher cost or after a long delay. For example, in recent years there have been, and there continue to be, supply chain bottlenecks and other issues, including a prolonged shortage of microchips, which has required us to redesign our system’s control electronics and has resulted in delays in bringing our systems to market. We have also experienced, and continue to experience, delays with respect to deliveries of various other parts, including electronic components and power supply components. Any further delays could prevent us from delivering our laser systems to customers within required time frames and cause order cancellations.

Moreover, we have in the past and may in the future also experience unanticipated disruptions to operations or other difficulties with our supply chain or internalized supply processes due to exchange rate fluctuations, volatility in regional markets from where materials are obtained, changes in the general macroeconomic outlook, global trade disputes, political instability, expropriation or nationalization of property, public health emergencies and related government policies and restrictions designed to mitigate the effects of such emergencies. The failure by us to obtain raw materials or components in a timely manner or to obtain raw materials or components that meet our quantity and cost requirements could impair our ability to manufacture our products or increase their costs. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our laser systems to customers within required time frames, which could result in sales and installation delays, cancellations, penalty payments, or damage to our reputation, any of which could have a material adverse effect on our business and results of operations. In addition, we rely on our suppliers to meet quality standards, and the failure of our suppliers to meet or exceed those quality standards could cause delays in the delivery of our products, cause unanticipated servicing costs, and cause damage to our reputation.

We depend on sole source or limited source suppliers, as well as on our own production capabilities, for some of the key components and materials, including, but not limited to, laser diodes and optical filters, which makes us susceptible to supply shortages and other supply chain disruptions and to price fluctuations that could adversely affect our business, particularly our ability to meet our customers’ delivery requirements.

We currently purchase several key components and materials used in the manufacture of our products, including, but not limited to, laser diodes and optical filters, from sole source or limited source suppliers, which may make us more susceptible to supply chain disruptions and cost increases, which may materially adversely affect our operating results and financial condition. If we seek to ramp up production or accelerate delivery schedules of our products, our key suppliers may not have the ability to increase their production in line with our production schedule and our customers’ demands. This may become acute during times of high growth in our customers’ businesses. Our failure to timely receive these key components and materials would likely cause delays in the shipment of our products, which would likely negatively impact both our customer relationships and our business. Some of our products require designs and specifications that are at the cutting edge of available technologies and change frequently to meet rapidly evolving market demands. By their very nature, the types of components used in our products can be difficult and unpredictable to manufacture and in future we may be required to source additional components from sole source or limited source suppliers, which may further expose us to the risks described above.

Many of our customers may also rely on sole source or limited source suppliers. In the event of a disruption of our customers’ supply chain, orders from our customers could decrease or be delayed.

We face various other risks with respect to the supply chain that could adversely affect our business, prospects, financial condition, and operating results.

Some of our suppliers are relatively small private companies that may discontinue their operations at any time and may be particularly susceptible to prevailing economic conditions. Some of our suppliers are located in regions susceptible to natural and man-made disasters, such as the United States, Germany and China, which have experienced severe flooding, earthquakes, wildfires, extreme weather conditions and power loss. Furthermore, financial or other difficulties faced by these suppliers or significant changes in demand for the components or materials produced by these suppliers could limit their availability, as suppliers may choose to discontinue production in the event of falling demand or may be unable to fill orders in the event of increasing demand.

If we are required to identify alternative sources of supply for certain components or redesign our product or production process, this could be difficult and costly, result in management distraction in assisting our current and future suppliers to meet our and our customers’ technical requirements, and cause delays in shipments of our products while we identify, evaluate and test the products of alternative suppliers. Any such delay in shipment would result in a delay or cancellation of our ability to convert such order into revenues.

Any interruption or delay in the supply of any components or materials that we require, or the inability to obtain these components and materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair our ability to meet scheduled product deliveries to our customers and could cause customers to cancel orders or incur substantial penalties. Since many of our products have lengthy qualification periods, our ability to introduce multiple suppliers for parts may be limited. In addition, our failure to achieve adequate manufacturing yields of these items at our manufacturing facilities may materially and adversely affect our operating results and financial condition.

We are highly dependent upon the ability to ship products to customers and to receive shipments of supplies from suppliers.

We are also highly dependent upon the ability to ship products to customers and to receive shipments of supplies from suppliers. In the event of continued disruptions in worldwide or regional shipping, such as the current shipping constraints in the Red Sea and Middle East, our access to supplies and the delivery of products to customers by us or our distributors may correspondingly be negatively impacted. Any such disruptions would likely materially and adversely affect our operating results and financial condition.

If we fail to accurately forecast component and material requirements for our products, we could incur additional costs and significant delays in shipments, which could result in a loss of customers.

We use rolling forecasts based on anticipated product orders and material requirements planning systems to determine our product requirements. It is very important that we accurately predict both the demand for our products and the lead times required to obtain the necessary components and materials. We depend on our suppliers for most of our product components and materials. Lead times for components and materials that we order vary significantly and depend on factors including the specific supplier requirements, the size of the order, contract terms and current market demand for components. For substantial increases in our sales levels of certain products, some of our suppliers may need significant lead time and therefore may not be able to keep up with our needs if we are unable to provide sufficient advanced notice of our requirements. If we overestimate our component and material requirements, we may have excess inventory, which may lead to both an increase in cash usage and an increase in net loss if such excess inventory becomes obsolete and can no longer be sold or only sold at discounted prices. If we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt and delay delivery production and the associated delivery of our products to our customers. The occurrence or continuance of any of the foregoing risks may materially adversely affect our business and results of operations.

Our systems involve a lengthy sales and installation cycle, and if we fail to close sales on a regular and timely basis it could harm our business. The long sales cycles for our products may cause us to incur significant expenses without offsetting revenues.

In order to make a sale, we must typically provide a significant level of education to prospective customers regarding the use and benefits of our product and our technology (see Item 1. “Business — Sales and Marketing”). The period between initial discussions with a potential customer and the sale of our product typically depends on a number of factors, including the potential customer’s attitude towards innovative products, the potential customer’s budget and whether the potential customer requires financing arrangements. Prospective customers often undertake a significant evaluation process, which may further extend the sales cycle. While our customers are evaluating our products we may incur substantial sales, marketing and research and development expenses in exploring and demonstrating the suitability of our products to a customer’s needs. Once a customer makes a formal decision to purchase our product, the fulfillment of the sales order by us requires a substantial amount of time. This lengthy sales and installation cycle is subject to a number of significant risks over which we have little or no control. Because of both the long sales and installation cycles, we may expend significant resources on attracting prospective customers without having certainty of generating sales.

These lengthy sales and installation cycles also increase the risk that our customers fail to satisfy their payment obligations or cancel orders before the completion of the transaction or delay the planned date for installation. If a customer terminates for convenience, we may be unable to recover some of our costs that we incurred prior to cancellation. We may need to procure long lead time items or place large order lot quantities for critical material well in advance of a termination leaving us with excess inventory. Our operating expenses are based on anticipated sales levels, and certain of our expenses are fixed. If we are unsuccessful in closing sales after expending significant resources or if we experience delays or cancellations, we may incur significant expenses without ever receiving revenue to offset those expenses, which would materially adversely affect our business and results of operations.

Because of the long sales cycles, our operating results and financial condition may fluctuate significantly from quarter to quarter.

We expect that long sales cycles may cause fluctuations in our operating results from quarter to quarter. In light of the standards under which we expect to recognize revenue, small fluctuations in the timing of the completion of our sales transactions could also cause operating results to vary materially from period to period.

In addition to the foregoing described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

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fluctuations in costs associated with the production of our laser systems;
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the timing of customer adoptions of our products, which may depend on many factors such as availability of inventory and product quality or performance issues;
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size of particular customer orders;
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delays or cancellations of purchases and installations;
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delays in service revenue;
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fluctuations in our service costs;
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weaker than anticipated demand for our products due to changes in government regulation, incentives and policies;
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interruptions in our supply chain;
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interruptions in our shipping to customers or deliveries from vendors;
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the timing and level of additional purchases by existing customers;
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unanticipated expenses incurred due to changes in governmental regulations, such as with respect to health and safety requirements;
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disruptions in our sales, production, service, or other business activities resulting from our inability to attract and retain qualified personnel;
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shortage of raw materials or components from our suppliers and associated price increases due to fluctuations in commodity prices; and
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availability of spare parts from our suppliers.

In addition, our revenue, key operating metrics and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of our Common Stock.

There is no assurance that non-binding letters of intent and other indications of interest from customers will be converted into binding orders, sales, bookings or committed offtake contracts. As a result, our operating results may be materially lower than our expected results of operations.

Our success depends on our ability to generate revenue and operate profitably, which depends in part on our ability to identify target customers and convert such contacts into meaningful orders or expand on current customer relationships. Potential customers may abandon their indications of interest, and non-binding letters of interest may be canceled or delayed by a customer or its terms may be amended in a manner adverse to us in connection with negotiating a definitive sales agreement. For that reason, there can be no assurance that any current or future indications of interest or non-binding letters of intent will result in binding orders or sales. Furthermore, in light of our limited operating history, it is difficult for us to predict the rates at which the non-binding letters of interest in our pipeline will result in binding orders or sales. It is also difficult for us to predict how quickly we will be able to fill binding orders in the event that we obtain multiple orders with the same requested delivery date. In addition, revenue is expected to be recognized in stages, and customers may in some cases delay actual cash payments regardless of progressive billings. Additionally, a customer’s ability to make payments or meet minimum purchase orders could decline during the sales process, as a customer may struggle to procure necessary financing, especially in a higher interest rate environment, or may become insolvent or declare bankruptcy. As a result, our operating results and cash flow may be materially lower than we expect.

If we fail to meet our customers’ price expectations, demand for our products could be negatively impacted and our business and results of operations could suffer.

Our long-term success will depend in part on our ability to price our products competitively. Many factors, including our production and personnel costs and our competitors’ pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our products could be negatively impacted and our business and results of operations could suffer.

We expect to contract with a number of large companies that have considerable bargaining power, which may require us to agree to terms and conditions that could have an adverse effect on our business or ability to recognize revenues.

We expect that a number of our potential customers will be large companies. These customers generally have greater purchasing power than smaller entities and, accordingly, often request and receive more favorable terms from suppliers. As we seek to expand our sales, we may be required to agree to terms and conditions that are favorable to our customers and that may affect the timing of our ability to recognize revenue, increase our costs, and have an adverse effect on our business, financial condition, and results of operations. Furthermore, large customers have increased buying power and ability to require onerous terms in our contracts with them, including pricing, annual cost reduction targets, warranties, and indemnification terms. If we are unable to satisfy the terms of these contracts, it could result in liabilities of a material nature, including litigation, damages, additional costs, loss of market share, and loss of reputation.

Additionally, the terms these large customers require, such as most-favored customer or exclusivity provisions, may impact our ability to do business with other customers and generate revenues from such customers. Such customers may also have a greater ability to push back on attempts to pass on increases in our operating and procurement costs.

We currently partner with and derive a portion of our revenue from government entities, and significant changes in the contracting or fiscal policies of such government entities could have an adverse effect on our business and operating results.

We currently partner with and derive a portion of our revenue from contracts with certain government entities, and the growth of our business may be impacted by our partnerships with such government entities and on our successful procurement of additional government contracts. However, demand is often unpredictable from government entities, and there can be no assurance that we will be able to generate further revenue from the public sector. Revenue from government entities for the years ended December 31, 2023 and 2022 amounted to approximately 47% and 47% of our total revenue, respectively. Factors that could impede our ability to generate revenue from government contracts, include, but are not limited to:

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public sector budgetary cycles and funding authorizations;
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changes in fiscal or contracting policies;
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decreases in available government funding;
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changes in government programs or applicable requirements;
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disadvantageous terms contained in such contracts, including with respect to pricing, milestones and payment terms;
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the adoption of new laws or regulations or changes to existing laws or regulations;
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potential delays or changes in the government appropriations or other funding authorization processes;
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higher expenses associated with, or delays caused by, diligence and qualifying or maintaining qualification as a government vendor; and
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if we are party to a multi-year, multi-company government contract, it may be difficult to determine what revenue, if any, will be generated by such contract.

The occurrence of any of the foregoing could cause governments and governmental agencies to delay or refrain from purchasing our blue laser technology in the future or otherwise have an adverse effect on our business, operating results, and prospects.

Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.

Our business is subject to price competition. Such price competition may adversely affect our results of operation, especially during periods of decreased demand, as decreased demand would adversely impact the volume of our sales. If our business is not able to offset price reductions resulting from these pressures, or decreased volume of sales due to contractions in the market, by improved operating efficiencies and reduced expenditures, then our operating results will be adversely affected.

Certain of our operating costs are fixed and cannot readily be reduced, which would diminish the positive impact of any cost-saving measures or restructuring programs on our operating results. To the extent the demand for our products slows, or the market for laser systems contracts, we may be faced with excess manufacturing capacity and related costs that cannot readily be reduced, which will adversely impact our financial condition and results of operations.

If we are not able to continue to reduce our cost structure in the future, our ability to become profitable may be impaired.

Over time, we must achieve commercial production levels and effectively manage the manufacturing costs for our laser systems. While we have sought, and will continue to seek, to manage our manufacturing and services costs, the cost of components and raw materials, for example, could increase in the future, particularly if high rates of inflation continue. Any such increases could slow our growth and cause our financial results and operational metrics to suffer. In addition, we may face increases in our other expenses, including increases in wages or other labor costs, as well as marketing, sales, or related costs. We may continue to make significant investments to drive growth in the future. Increases in any of these costs or our failure to achieve expected or contractually required cost reductions could adversely affect our results of operations and financial condition and harm our business and prospects. If we are unable to reduce our cost structure sufficiently in the future, we may not be able to achieve profitability, which could have a material adverse effect on our business and prospects. In addition, until we generate meaningful revenue from sales of our products, we will remain limited in our ability to pass on the cost of any price increases in the cost of components or our operations to our customers.

In the event of future growth, our information technology systems and our internal control over financial reporting and procedures may not be adequate to support our operations.

In the event of future growth, our information technology systems and our internal control over financial reporting and procedures may not be adequate to support our operations. To manage such growth in operations and personnel, we will need to continue to improve our operational, financial and management controls, and reporting systems and procedures. Failure to manage growth effectively could result in an increased risk of fraud, information security vulnerabilities, or other operational difficulties, any of which could adversely affect our business and results of operations.

We are highly dependent on current key executives and if we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could suffer.

We believe that our success and our ability to reach our strategic objectives are highly dependent on our ability to recruit and retain key management, technical, engineering, production and sales personnel. In particular, we are highly dependent on the services of Brian Knaley, our Chief Executive Officer, Ron Nicol, our Executive Chairman, Brian Faircloth, our Chief Operating Officer, and Matthew Philpott, our Chief Marketing and Sales Officer. If we are unable to recruit or retain any of our key employees, this could disrupt our operations, delay the development and introduction of our products and services and negatively impact our business, prospects, financial condition, and operating results. For example, a lack of qualified labor to operate our production process may slow our production and impact our production cost and schedule.

We cannot assure you that we will be able to successfully recruit and retain key management, technical, engineering, production and sales personnel, especially the senior leadership necessary to grow our business. Competition for qualified personnel is especially intense in the laser industry and is increasing as there is and for the foreseeable future will continue to be a scarcity of skilled personnel with the requisite experience. As a manufacturing company, many employee roles require the employee to be on-site at our facilities and cannot be conducted remotely, which limits the pool of potential employees for such roles to persons located in proximity to our facilities or who are willing to relocate or commute longer distances.

If we lose a member of our management team or other key employee, it may prove difficult for us to replace him or her with a similarly qualified individual with experience in the laser industry, which could impact our business and operating success. In addition, we do not have “key person” life insurance policies covering any of our officers or other key employees.

Labor disputes could disrupt our ability to serve our customers or lead to higher labor costs.

None of our full-time employees are currently represented by unions or covered by collective bargaining agreements. If a union sought to organize any of our employees, such organizing efforts or collective bargaining negotiations could potentially lead to work stoppages or slowdowns or strikes by certain of our employees, which could adversely affect our ability to serve our customers. Further, settlement of actual or threatened labor disputes or an increase in the number of our employees covered by collective bargaining agreements can have unknown effects on our labor costs, productivity and flexibility.

Our expectations and targets regarding the times when we will launch our products depend in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.

Our expectations and targets regarding the times when we will launch our products reflect our current expectations and estimates. Whether we will achieve these objectives when we expect depends on a number of factors, many of which are outside our control, including, but not limited to:

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success and timing of our development activity and ability to develop systems that achieve our desired performance metrics and achieve any requisite industry validations;
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unanticipated technical or manufacturing challenges or delays;
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difficulties identifying or constructing the necessary research and development and manufacturing facilities;
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whether we can obtain sufficient capital when required to ramp up our manufacturing facilities and operations and sustain and grow our business;
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competition, including from established and future competitors;
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our ability to manage our growth;
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adverse developments in relationships with any partners, including termination of any partnerships or changes in our partners’ timetables and business plans, which could hinder our development efforts;
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whether we can manage relationships with key suppliers and the availability of the raw materials and components we need to procure from them;
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our ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel;
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the availability of sufficient funding, an absence of which may delay our ability to launch new products due to our inability to hire key personnel and procure critical equipment needed to prepare for larger scale manufacturing and commercialization; and
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the overall strength and stability of domestic and international economies more generally and the effect of economic factors on further investments on capital equipment in particular.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our ability to achieve our objectives when planned and our business, results of operations and financial results.

Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

This Annual Report on Form 10-K includes estimates of our target addressable market and our serviceable addressable market. Market opportunity estimates and growth forecasts, whether obtained or derived from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Recent years have been marred by unexpected events and crises, including natural and man-made disasters, financial crashes, pandemics and political upheaval. If this trend continues, forecasts may prove to be especially unreliable.

The estimates and forecasts in this Annual Report on Form 10-K relating to the size and expected growth of our target addressable market and our serviceable addressable market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding our target addressable market and our serviceable addressable market are difficult to predict, especially in light of the nascent stage of our industry. The estimated target addressable market and serviceable addressable market may not materialize for many years or at all, and even if the markets meet the size estimates and growth forecasted in this Annual Report on Form 10-K, our business could fail to capture a meaningful share of the market or grow at similar rates.

Incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect our reported assets, liabilities, income, revenue, or expenses.

The preparation of our consolidated financial statements requires management to make critical accounting estimates and assumptions that affect the reported amounts of assets, liabilities, income, revenues or expenses during the reporting periods. Incorrect estimates and assumptions by management could adversely affect our reported amounts of assets, liabilities, income, revenues, and expenses during the reporting periods. If we make incorrect assumptions or estimates, our reported financial results may be over- or understated, which could materially and adversely affect our business, financial condition and results of operations.

Operational costs can be difficult to predict and may include costs from requirements related to the decommissioning of our systems.

We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our laser systems will be comprised of many components. The components of our laser systems may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of our laser systems or their constituent components may significantly affect the intended operational efficiency and performance. In addition, our laser systems may need to be decommissioned from time to time, and the related costs could be significant given the expected size and complexity of our laser systems and of our powder bed metal printers in particular. Operational performance and costs, including those related to project stoppage, can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with manufacturing, assembling, commissioning, testing or decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity, and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, administrative fines, increased insurance costs, and potential legal liabilities, all of which could have a material adverse effect on our business, results of operations, cash flows, financial condition, or prospects.

We expect to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase our losses and negatively impact our ability to achieve or maintain profitability.

We require significant capital to develop our laser systems and expect to incur significant expenses, including, but not limited to, those relating to research and development, procurement of raw materials and components, capital spending, leases, sales and distribution as we build our brand and market our laser systems, and general and administrative costs as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to successfully develop and market our laser systems, but also to control our costs. If we are unable to efficiently design, appropriately price, and cost-effectively produce, sell and distribute our laser systems, our anticipated margins, profitability and prospects would be materially and adversely affected.

Our ability to use net operating loss (“NOL”) carryforwards and other tax attributes may be limited in connection with the Business Combination and other ownership changes.

We have incurred significant net losses during our history and our ability to become profitable in the near future is uncertain. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire (if at all). As of December 31, 2023, we had approximately $56 million and $30 million of federal and state net operating loss carryforwards (“NOLs”), respectively. These amounts included approximately $1.6 million of federal research and development tax credits.

Federal NOLs incurred in tax years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five tax years preceding such loss, and NOLs arising in tax years beginning after December 31, 2020 may not be carried back. Moreover, federal NOLs generated in taxable years ending after December 31, 2017, may be carried forward indefinitely, but the deductibility of such federal NOLs may be limited to 80% of our taxable income annually for tax years beginning after December 31, 2020. Our NOL carryforwards are subject to review and possible adjustment by the Internal Revenue Service (the “IRS”), and state tax authorities. In addition, in general, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs or tax credits to offset future taxable income or taxes. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock increases their ownership by more than 50 percentage points over their lowest ownership percentage within a specified testing period. Our existing NOLs or credits may be subject to limitations arising from previous ownership changes, and we underwent an ownership change in connection with the Business Combination, which may further limit our ability to utilize NOLs or credits under Sections 382 and 383 of the Code. In addition, future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 and 383 of the Code. Our NOLs or credits may also be impaired under state law. Accordingly, we may not be able to utilize a material portion of our NOLs or credits. If we determine that an ownership change has occurred and our ability to use our historical NOLs or credits is materially limited, it would harm our future operating results by effectively increasing our future tax obligations. Section 382 and 383 of the Code would apply to all net operating loss and tax credit carryforwards, whether the carryforward period is indefinite or not. If we earn taxable income, such limitations could result in increased future tax liability to us and our future cash flows could be adversely affected.

Our insurance coverage may not adequately protect us from harm or losses we may suffer.

We may be subject, in the ordinary course of business, to losses resulting from product liability, accidents, acts of God, and other claims against us, for which we may have no insurance coverage. As a general matter, the policies that we do or may have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which could adversely affect our financial condition and operating results. Furthermore, although we plan to obtain and maintain insurance for damage to our property and the disruption of our business, this insurance may be challenging to obtain and maintain on terms acceptable to us and may not be sufficient to cover all of our potential losses.

There is no assurance that we will be able to execute on our business model.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, developing and commercializing new products and technologies, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. We will continue to encounter risks and difficulties frequently experienced by pre-commercial and early-commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. Any investment in our Company is therefore highly speculative and could result in the loss of your entire investment.

Expanding operations internationally will subject us to a variety of risks and uncertainties that could adversely affect our business and operating results.

We already use suppliers and have made shipments of prototypes and products to customers that are located in different jurisdictions, and as we continue to expand our business we may seek to partner with customers, suppliers and other partners around the world. Managing further international expansion will require additional resources and controls. Any expansion internationally could subject our business to risks associated with international operations, including:

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difficulties in establishing legal entities in foreign jurisdictions;
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challenges in arranging, and availability of, financing for our customers;
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availability and cost of raw materials and components, labor, and equipment for manufacturing our laser systems;
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difficulties in staffing and managing foreign operations due to differences in culture, laws and customer expectations, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;
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installation challenges which we have not encountered before which may require the development of adaptions of our products for a given jurisdiction;
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compliance with multiple, potentially conflicting and changing governmental laws, regulations, and permitting processes including environmental, banking, employment, tax, privacy, safety, security and data protection laws and regulations;
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compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act;
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greater difficulties in securing or enforcing our intellectual property rights in certain jurisdictions, or in potential infringement of third-party intellectual property rights in new jurisdictions;
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difficulties in collecting payments in foreign currencies and associated foreign currency exposure;
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increases or decreases in our expenses caused by fluctuation in foreign currency exchange rates;
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restrictions on repatriation of foreign earnings;
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compliance with potentially conflicting and changing laws of taxing jurisdictions where we conduct business and compliance with applicable U.S. tax laws as they relate to international operations, including product transfer pricing, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws;
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changes in import and export controls and tariffs imposed by the United States or foreign governments;
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changes in regulations regarding recycling and the end of life of our products;
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changes in regulations that would prevent us from doing business in specified countries;
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failure of the supply chain in local countries to provide us with materials of a sufficient quality and quantity delivered on timelines we expect; and
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regional economic and political conditions.

As a result of these risks, any potential future international expansion efforts that we may undertake may not be successful.

Risks Relating to Our Industry

Our future growth is dependent upon the competition, pace and depth of blue laser adoption, as well as on the growth of certain end markets. If such markets do not develop as we expect, or if they develop more slowly than we expect, our business, prospects, financial condition, and operating results could be adversely affected.

Our future growth depends upon several factors, including the speed at which the market is willing to adopt blue lasers and our ability to penetrate such market. Because the laser industry continues to evolve and is characterized by rapidly changing technologies, changing government regulation and industry standards, and changing consumer and industrial demands and behaviors. Our growth also depends on the growth of and adoption within certain end markets such as electric passenger cars, trucks and buses, healthcare, battery storage technology, consumer electronics, metal 3D printing, and aerospace and defense. The development of such end markets may be influenced by changes in regulatory environments, customer demand, and many other factors beyond our control. If such end markets do not develop as we expect, including if they develop more slowly than we expect, or if they develop in a way that reduces or eliminates the need for metal welding, demand for our laser systems and thus our business, prospects, financial condition, and operating results could be adversely affected.

If the cost of competitive technologies continues to decline, our blue laser technology may not be considered as cost-effective when compared to such competing technologies.

The growth and profitability of our business is also dependent upon our technology being more cost-effective than competing existing technologies, such as infrared lasers, ultrasonic welding and resistance welding. If the cost of competing existing technologies, declines sufficiently, our laser system may not be considered as cost-effective for potential customers, which would decrease the demand for our products. Such a decrease in demand would materially adversely affect our business, prospects ,and results of operations.

Our systems are based on novel technologies to produce blue wavelength lasers, and potential customers may be hesitant to make a significant investment in our technology or switch from the technology they are currently using.

The design of our laser systems are based on novel technologies that are deployed in a novel way and will compete with currently existing technologies, such as infrared fiber lasers. Even if our laser systems are superior to existing lasers in terms of welding speed and energy efficiency, potential customers may choose products from our competitors that are based on existing technologies, such as infrared fiber laser technology, due to wider market acceptance and familiarity with such technologies. Additionally, potential customers who previously invested in alternatives to our laser systems may not deem a transition to our laser systems to be cost effective. Moreover, given the limited history of our technology, potential customers may be hesitant to make a significant investment in our products, and our business, results of operations, financial condition and prospects could be adversely affected to the extent that customers, for any reason, do not adopt our systems or refuse switching to our systems from the technology they currently employ. If blue laser technology does not achieve market acceptance then our business and results of operations would be materially adversely affected.

The average selling prices of our products could decrease over the life of the product, which may negatively affect our revenue and margins.

The average selling price of our product may decrease over the life of the product, which may reduce our revenue and gross margins. The average selling price for our products may decline as a result of competitive pricing pressures, promotional programs and customers who are able to negotiate price reductions. The pricing of our products depends on the specific features and functions of the product, purchase volumes and the level of sales and services support. We expect competition in our industry to increase in the future. As we experience pricing pressure, we anticipate that the average selling price and gross margin per product will decrease over product lifecycles. We cannot assure you that we will be successful in developing and introducing on a timely basis new products with enhanced features, or that these products, if introduced, will enable us to maintain our average selling price, revenue and gross margins at current levels. Our revenue and gross margin has been and will continue to be affected by a variety of factors including competition, the product mix and average selling price of products, new product introduction, enhancements and the cost of components, overhead absorption, and manufacturing labor. We must manage each of these factors competitively for our gross margins to remain at our desired levels.

We operate in a highly competitive industry and there is increasing competition. Many of our competitors and future competitors may have significantly more financial and other resources than we do and if we do not compete effectively, our competitive positioning and our operating results will be harmed.

The markets in which we intend to compete continue to evolve and are highly competitive. Many of our current and potential competitors are large entities with longer operating histories and in some cases have significantly more financial and other resources, including larger numbers of managerial and technical personnel. These factors may allow our competitors to respond more quickly or efficiently than we can to new or emerging technologies, such as green laser technologies or other technologies yet to be developed. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to compete for customers more effectively.

Our market is characterized by rapid technological changes and evolving standards demanding a significant investment in research and development, and, if we fail to address changing market conditions, our business and operating results will be harmed.

Our market is subject to rapid innovation and technological change. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in industrial welding and 3D printing technology, changes in customer requirements and preferences and the emergence of new standards, regulations and certifications could adversely affect adoption of our products either generally or for particular applications. Our ability to compete in the industrial welding and 3D printing market depends, in large part, on our success in developing and introducing our products in a timely fashion, in improving our existing products and technology and finding new applications for our technology. We believe that we must continuously enhance and expand the functionality and features of our products and technologies in order to remain competitive. However, we may not be able to:

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develop cost-effective new products and technologies that address the increasingly complex needs of prospective customers;
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enhance our existing products and technologies;
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respond to technological advances and emerging industry standards and certifications on a cost-effective and timely basis;
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adequately protect our intellectual property as we develop new products and technologies;
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identify the appropriate technology or product to which to devote our resources; or
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ensure the availability of cash resources to fund research and development.

Even if we successfully introduce all of the laser welding and powder bed metal printing products currently under development, it is possible that our competitors will develop new products and technologies that will replace our own. As a result, any of our products may be rendered obsolete or uneconomical by our or our competitors’ technological advances, leading to an inability to capture or retain market share, a decline in revenue, and adverse effects to our business and prospects.

Global economic conditions and macroeconomic events may adversely affect us.

In recent years, the United States and other significant markets have experienced cyclical downturns. As a result of the rapid increase in interest rates in 2022 and 2023, many central banks raised target interest rates, which may increase the risk of a recession. Further, the current inflationary environment has caused volatility in the capital and credit markets and uncertainty with respect to the health of the financial markets.

Global economic conditions and macroeconomic events over which we have no control may adversely affect our industry and our business. Economic uncertainty and associated macroeconomic conditions make it extremely difficult for our partners, suppliers, and us to accurately forecast and plan future business activities, especially as investment decisions on capital equipment are highly susceptible to changes in global economic factors.

A significant downturn in the domestic or global economy, or increases in the cost of equipment financed with leases or debt, may cause our customers to pause, delay, or cancel spending on our products or seek to lower their costs by exploring alternatives. To the extent purchases of our products are perceived by customers and potential customers as discretionary, our revenue may be disproportionately affected by delays or reductions in spending. Also, competitors may respond to challenging market conditions by lowering prices and attempting to lure away our customers.

We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, or any industry in particular or how global business and political conditions may change. To the extent that general business, economic or political conditions, including overall changes in demand for our products, decline, our business, financial condition, and results of operations, including revenues, could be materially adversely affected.

The laser industry is experiencing declining average selling prices, which could cause our gross margins to decline and harm our operating results.

Our products may in the future experience a decline in average selling prices (“ASPs”) as a result of increased competition, pressure to reduce prices from significant customers and new product and technology introductions. Newer market participants, particularly in China, have reduced and may continue to reduce, prices of competing products to gain market share. If we are required to reduce the ASPs of our products and we are unable to offset such reductions through increasing our unit volumes, reducing manufacturing costs or introducing new or enhanced products with higher margins, our operating results may be adversely affected. In addition, because of our significant fixed costs, we are limited in our ability to reduce total costs quickly in response to any revenue shortfalls. Because of these factors, we may in the future experience material adverse fluctuations in our operating results on a quarterly or annual basis if the ASPs of our products decline.

If OEM customers and system integrators are reluctant to incorporate our products into their production processes, our financial condition or results of operations may be adversely affected.

Our existing and potential customers include original equipment manufacturers (“OEM”) and system integrators. Our current and future revenues will therefore depend in part upon the ability of our current and potential OEM customers and system integrators to incorporate our laser products into their production processes. The commercial success of such arrangements will depend to a substantial degree on the efforts of these OEM customers and system integrators to develop and market products that are produced using our technologies. Relationships and experience with traditional laser makers, limited marketing resources, reluctance to invest in research and development and other factors affecting these OEM customers and third-party system integrators could have a substantial impact upon our financial results. If OEM customers or integrators are not able to adapt existing tools or develop new production processes to take advantage of the features and benefits of our blue laser technology or if they perceive us to be an actual or potential competitor, then the opportunities to increase our revenues and profitability may be severely limited or delayed.

Furthermore, if our OEM customers or third-party system integrators experience financial or other difficulties that adversely affect their operations, our financial condition or results of operations may also be adversely affected.

Risks Relating to Litigation and Regulation

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business and results of operations.

We are subject to laws and regulations enacted by national, regional, and local governments. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming, and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business.

Litigation, regulatory actions, and compliance issues could subject us to significant fines, penalties, judgments, remediation costs, negative publicity, and requirements resulting in increased expenses.

We may from time to time be involved in legal proceedings, administrative proceedings, claims and other litigation, with governmental agencies and entities as well as private parties, which arise in the ordinary course of business. In addition, since our laser systems are a new type of product in a nascent market, we may in the future need to seek the amendment of existing regulations or, in some cases, the creation of new regulations, in order to operate our business or sell our products in some jurisdictions. Such regulatory processes may require public hearings concerning our business, which could expose us to subsequent litigation.

Litigation can be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against us, or legal actions that we may initiate, can be expensive and time-consuming. Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products, such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, financial condition, and results of operations. To the extent such proceedings also generate negative publicity, our reputation and business could also be adversely affected. In addition, handling compliance issues and the settlement of claims could adversely affect our financial condition and results of operations.

Furthermore, our predecessor, Tailwind, was a special purpose acquisition company (“SPAC”). SPACs have been subject to increased regulatory oversight and scrutiny, including from the SEC. Any governmental or regulatory investigation or inquiry related to the Business Combination or otherwise could have a material adverse effect on our business and negatively affect our reputation.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

Our manufacturing facilities are subject to various compliance requirements, including Occupational Safety and Health Administration (“OSHA”), and compliance costs could increase as we plan to scale our operations.

Our manufacturing facilities are subject to numerous federal and state laws and regulations, including those of OSHA, a regulatory agency of the United States Department of Labor. In particular, our facilities are subject to oversight and regulation under local ordinances, building, zoning and fire codes, environmental protection regulation, and other rules and regulations. Though we believe that obtaining and renewing any certificates or licenses required for the operation of our business in compliance with such laws and regulations will be routine, we cannot assure you that we will obtain or renew them in a timely manner. Our failure to hold a given license or certificate, whether by expiration, nonrenewal or modification or termination, may impair our ability to perform our obligations under our customer contracts. Such licenses or certificates may require us to operate in ways that incur substantial compliance costs, particularly as we seek to scale our operations.

The number of laws affecting our business continues to grow and we can give no assurances that we will properly and timely comply with all laws and regulations that may affect us. If we fail to comply with these laws and regulations, we may be subject to legal penalties, which would adversely affect our business, prospects, and results of operations.

Laws, regulations, and rules relating to privacy, information security, and data protection could increase our costs and adversely affect our business opportunities. In addition, the ongoing costs of complying with such laws, regulations, and rules could be significant.

We are subject to various laws regarding privacy, information security and data protection. In particular, our handling of data relating to individuals is subject to a variety of laws and regulations relating to privacy, data protection, and information security, and it may become subject to additional obligations, including contractual obligations, relating to our maintenance and other processing of this data. For example, the European Union’s General Data Protection Regulation, or GDPR, and similar legislation adopted in the U.K., impose stringent data protection requirements and provides for significant penalties for noncompliance. In the United States, California has enacted legislation, the California Consumer Privacy Act, or CCPA, that, among other things, requires covered companies to provide disclosures to California consumers, and afford such consumers abilities to opt-out of certain sales of personal information.

Additionally, the California Privacy Rights Act, or CPRA, was approved by California voters in the November 2020 election. The CPRA significantly modifies the CCPA, creating obligations relating to consumer data which began on January 1, 2022, with enforcement anticipated to commence July 1, 2023. Additionally, other U.S. states continue to propose, and in certain cases adopt, privacy-focused legislation that maintains similarities to the CCPA and CPRA. The U.S. federal government also is contemplating privacy legislation. Laws, regulations, and other actual and potential obligations relating to privacy, data protection, and data security are evolving rapidly, and the regulatory landscape regarding privacy, data protection, and data security is likely to remain uncertain for the foreseeable future. We expect to be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. Additionally, we may be bound by contractual requirements applicable to our collection, use, processing, and disclosure of various types of data, and may be bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters. These laws, regulations, and other obligations, and changes in their interpretation, could require us to modify our operations and practices, restrict our activities, and increase our costs in the future, and it is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with our business or practices. Any actual or perceived inability to adequately address privacy and security concerns or to comply with applicable laws, rules, regulations, and other actual or asserted obligations relating to privacy, data protection, and information security could result in claims, demands, and litigation by private parties, investigations and other proceedings by regulatory authorities, fines, penalties, and other liabilities, and have an adverse effect on our business, prospects, results of operations, financial position, and reputation.

Our business may depend on the continued availability of rebates, tax credits, and accelerated depreciation schedules, and other financial incentives. The reduction, modification, or elimination of government economic incentives, particularly in the defense and research sectors, and tax policies could cause our revenue to decline and harm our financial results.

The U.S. federal government and some foreign, state, and local governments provide incentives to end users in the form of rebates, tax credits and accelerated depreciation schedules, and other financial incentives. Our business may rely on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of our laser systems to our customers. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. Changes in the availability of rebates, tax credits, and other financial programs and incentives could reduce demand for our laser systems, impair sales financing, and adversely impact our business results.

Unanticipated changes in tax laws may affect future financial results.

Nuburu is a U.S. corporation and thus subject to U.S. corporate income tax on its worldwide operations. Our principal operations and certain potential customers are located in the United States, and as a result, the Company is subject to various U.S. federal, state, and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on the Company’s business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified or applied adversely to the Company.

In recent years, the federal government has made significant changes to U.S. tax laws, including through the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) and the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into law, with tax provisions primarily focused on implementing a 15% minimum tax on global adjusted financial statement income, effective for tax years beginning after December 31, 2022, and a 1% excise tax on share repurchases occurring after December 31, 2022. The Company may be subject to the new excise tax with respect to any redemptions of our Preferred Stock. Further, the current administration had previously set forth several tax proposals that would, if enacted, make further significant changes to U.S. tax laws (including provisions enacted pursuant to the Tax Act). Such proposals include, but are not limited to, (i) an increase in the U.S. income tax rate applicable to corporations from 21% to 28%, (ii) an increase in the maximum U.S. federal income tax rate applicable to individuals and (iii) an increase in the U.S. federal income tax rate for long-term capital gain for certain taxpayers with income in excess of a threshold amount. Congress may consider some or all of these proposals in connection with additional tax reform to be undertaken by the current administration. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect our business and future profitability. Investors are urged to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of holding our securities.

Significant judgment is required in determining our provision and our valuation allowance for income taxes and other tax liabilities. Although we believe that our tax provisions are reasonable, there can be no assurance that the final determination of any tax audits or tax disputes will not be different from what is reflected in our historical income tax provisions and accruals. To the extent we are required to pay amounts in excess of our reserves, such differences could have a material adverse effect on our consolidated statement of income for a particular future period. In addition, an unfavorable tax settlement could require use of our cash and result in an increase in our effective tax rate in the period in which such resolution occurs.

Additionally, although we currently primarily operate in the United States, we will seek to expand our business operations internationally to other markets including, but not limited to, Europe and Asia. Any international expansion of our business could subject our business to tax risks associated with international operations. For example, tax compliance in various jurisdictions, some of which may have potentially conflicting tax laws, and all of which are subject to change, potentially with retroactive effect, could result in materially higher cash tax liabilities for our business. The tax laws in jurisdictions where we conduct business and applicable U.S. tax laws as they relate to international operations may not act together in a coordinated fashion, which could also result in material incremental taxes for our business. Moreover, an expansion of our business internationally also creates risks that our business could have a taxable presence in jurisdictions where we are not filing tax returns. Taxing authorities, both domestically and internationally, have become increasingly aggressive regarding asserting that companies have a taxable presence in jurisdictions, and our business could face these risks in connection with the internal expansion of our business.

We must comply with and could be impacted by various export controls and trade and economic sanctions laws and regulations that could negatively affect our business and may change due to diplomatic and political considerations outside of our control.

We expect to ship our products to countries throughout the world. Doing business on a global basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are subject to limitations on or are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Belarus, Cuba, Iran, Syria, North Korea, Russia, and certain occupied territories in Ukraine. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the U.S. government has had a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance have imposed additional controls, and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.

We are committed to doing business in accordance with applicable anti-corruption laws and regulations and with applicable trade restrictions. If we engage independent sales representatives or distributors for our products or enter into strategic partnerships, we face the risk that such persons or entities and their respective officers, directors, employees, and agents may take action determined to be in violation of such laws and regulations. Any violation by any of these persons could result in substantial fines, sanctions, civil or criminal penalties, or curtailment of operations in certain jurisdictions, and might adversely affect our operating results, even where we had no control over such persons or our control was limited. In addition, actual or alleged violations could damage our reputation and ability to do business.

We could be liable for environmental damages resulting from our operations, which could impact our reputation, our business, and our operating results.

We are subject to federal, state, and local environmental laws and regulations and may become subject to environmental laws in foreign jurisdictions in which we may operate or into which we ship our products. Environmental laws and regulations can be complex and may often change. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines, and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties or third-party damages. In addition, environmental laws and regulations such as the Comprehensive Environmental Response, Compensation and Liability Act in the United States impose liability on several grounds including for the investigation and cleanup of contaminated soil and ground water, for building contamination, for impacts to human health and for damages to natural resources. If contamination is discovered in the future at properties formerly owned or operated by us or currently owned or operated by us, or properties to which hazardous substances were sent by us, it could result in our liability under environmental laws and regulations. Many of our current and future customers have high sustainability standards, and any environmental noncompliance by us could harm our reputation and impact a customer’s buying decision. The costs of complying with environmental laws, regulations, and customer requirements, and any claims concerning noncompliance or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or our operating results.

The Public Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.

The Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Tailwind, dated September 9, 2020, pursuant to which the Public Warrants were issued (as it may be amended, supplemented or otherwise modified from time to time, the “Warrant Agreement”) provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. Under the Warrant Agreement, we also agree that we will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Additionally, this provision does not apply to claims under the Securities Act, over which the federal and state courts have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants will be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition, and results of operations and result in a diversion of the time and resources of our management and board of directors.

Risk Relating to Intellectual Property

We may be unable to protect, defend, maintain, or enforce our intellectual property rights for the intellectual property on which our business depends, including against existing or future competitors. Failure to protect defend, maintain and enforce that intellectual property could result in our competitors offering similar products, potentially adversely affecting our growth and success.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents, trademarks and other intellectual property rights in the United States and elsewhere and protecting our proprietary technology. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our technologies we have acquired in the marketplace and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability.

Our intellectual property is critical to our business and although we have taken many protective measures to protect our trade secrets, including agreements, limited access, segregation of knowledge, password protections, and other measures, policing unauthorized use of proprietary technology can be difficult and expensive. Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope, or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights and may harm our business, prospects and reputation.

We have already and expect to continue to incur substantial expense and costs in protecting, enforcing and defending our intellectual property rights against third parties. Future litigation relating to protecting our rights could be time consuming and expensive. We rely primarily on patent, copyright, trade secret, and trademark laws, and non-disclosure, confidentiality, and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition, or operating results. In addition, the laws of some countries do not protect proprietary rights as fully as do the laws of the United States or may even formally or tacitly encourage the piracy of foreign intellectual property. As a result, we may not be able to protect our proprietary rights adequately abroad.

We rely, in part, on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property portfolio or other proprietary rights, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense, and enforcement of any patents or other intellectual property rights. The process of applying for and obtaining a patent is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. We may not be successful in protecting our proprietary rights, and unauthorized parties may be able to obtain and use information that we regard as proprietary.

Though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Patents, if issued, may be challenged, deemed unenforceable, invalidated, or circumvented. Proceedings challenging our patents could result in either loss of the patent, or denial or the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such proceedings may be costly. Thus, any patents that we may own may not provide any protection against competitors. Furthermore, an adverse decision may result in a third party receiving a patent right sought by us, which in turn could affect our ability to commercialize our products.

Competitors could purchase our products and attempt to replicate or reverse engineer some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our patents, or develop and obtain patent protection for more effective technologies, designs or methods. We may be unable to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees.

Further, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

In addition, proceedings to enforce or defend our patents could put our patents at risk of being invalidated, held unenforceable or interpreted narrowly. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable. If any of our patents covering our products are invalidated or found unenforceable, or if a court found that valid, enforceable patents held by third parties covered one or more of our products, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

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any of our patents, or any of our pending patent applications, if issued, will include claims having a scope sufficient to protect our products;
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any of our pending patent applications will issue as patents;
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we will be able to successfully commercialize our products on a substantial scale, if approved, before our relevant patents we may have expire;
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we were the first to make the inventions covered by each of our patents and pending patent applications;
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we were the first to file patent applications for these inventions;
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others will not develop similar or alternative technologies that do not infringe our patents;
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others will not assert an ownership interest in our patents;
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any of our patents will be found to ultimately be valid and enforceable;
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any patents issued to us will provide a basis for an exclusive market for our commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;
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we will develop additional proprietary technologies or products that are separately patentable; or
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our commercial activities or products will not infringe upon the patents of others.

Even if we are able to obtain patent protection, such patent protection may be of insufficient scope to achieve our business objectives. Issued patents may be challenged, narrowed, invalidated or circumvented. Decisions by courts and governmental patent agencies may introduce uncertainty in the enforceability or scope of patents owned by or licensed to us. Furthermore, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own products and practicing our own technology. Alternatively, third parties may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid, unenforceable or not infringed; competitors may then be able to market products and use manufacturing and analytical processes that are substantially similar to ours. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

We may be subject to third-party claims of infringement, misappropriation or other violations of intellectual property rights, or other claims challenging our agreements related to intellectual property, which may be time consuming and costly to defend, and could result in substantial liability.

Companies, organizations, or individuals, including our competitors, may hold or obtain patents, trademarks, or other proprietary rights that they may in the future allege are infringed by our products or services. These companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation, or other violations of such rights, or otherwise assert their rights and by seeking royalties, lost profits, treble damages, attorney fees and injunctions. If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third party’s intellectual property rights, we may be required to do one or more of the following:

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cease selling or using our products that incorporate the challenged intellectual property;

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pay substantial damages, including lost profits of the holder of the intellectual property rights (as well as, increased damages up to treble damages and attorneys’ fees if our infringement is determined to be willful);
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obtain a license from the holder of the intellectual property right, which may not be available on reasonable terms or at all; or
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redesign our products or means of production, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, prospects, operating results, and financial condition. In addition, any litigation, whether to protect our intellectual property to defend against the claims of others, whether or not valid, could harm our reputation, result in substantial costs and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business.

We may also license technology from third parties and incorporate components supplied by third parties into our products, which could result in our having to incur significant costs. If we are unable to enter into the necessary licenses on acceptable terms or at all, if any necessary licenses are subsequently terminated, if the licensors fail to abide by the terms of the licenses or fail to prevent infringement by third parties, or if the licensed patents or other rights are found to be invalid or unenforceable, our business may suffer. We may in the future face claims that our use of such technology or components infringes or otherwise violates the rights of others, which would subject us to the risks described above. We may in some cases seek indemnification from our licensors or suppliers under our contracts with them, but our rights to indemnification or our suppliers’ resources may be unavailable or insufficient to cover our costs and losses.

In addition, we generally indemnify our customers with respect to infringement by our products of the proprietary rights of third parties. However, third parties may assert infringement claims against our customers. These claims may require us to initiate or defend protracted and costly litigation on behalf of our customers, regardless of the merits of these claims. If any of these claims succeed or settle, we may be forced to pay damages or settlement payments on behalf of our customers or may be required to obtain licenses for the products they use. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers may be forced to stop using our products.

Our patents and, patent applications if issued, may not provide adequate protection to create a barrier to entry. The provisional and non-provisional patent applications that we own may not issue as patents or provide adequate protection to create a barrier to entry, which may hinder our ability to prevent competitors from selling products similar to ours.

We continue to have several patent applications pending and we cannot be certain that our pending patent applications will result in issued patents or that any of our already issued patents will afford protection against a competitor. The status of patents involves complex legal and factual questions, and the breadth of claims allowed is uncertain and can vary from country to country. As a result, we cannot be certain that the patent applications that we intend to file will result in patents being issued or that our patents and any patents that may be issued to us in the future will afford protection against competitors with similar technology. In addition, patent applications filed in foreign countries are subject to laws, rules, and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued in other regions. Furthermore, even if these patent applications are accepted and the associated patents issued, some foreign countries provide significantly less effective patent enforcement than in the United States.

The U.S. Patent and Trademark Office (the "USPTO") and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance fees on issued patents often must be paid to the USPTO and foreign patent agencies over the lifetime of the patent. While an unintentional lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Even if a lapse is cured, reviving the patent or application, there is a risk that the revival can be challenged by third parties in proceeding and litigation, and that the revival can be overruled. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our products, we may not be able to stop a competitor from marketing products that are the same as or similar to our products, which would have a material adverse effect on our business.

In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, our prospects, and our operating results.

In addition, we may in the future be subject to claims by our former employees or consultants asserting an ownership right in our patents, patent applications or other intellectual property, as a result of the work they performed on our behalf. Our general requirement that our employees and consultants and any other partners or collaborators who have access to our proprietary know-how, information or technology assign or grant similar rights to their inventions to us may not fully protect us from intellectual property claims.

Additionally, we cannot be certain that we have executed such agreements with all parties who may have contributed to our intellectual property, nor can we be certain that our agreements with such parties will be upheld in the face of a potential challenge, that such agreements will adequately protect us, or that they will not be breached, for which we may not have an adequate remedy.

We may also become involved in other proceedings, such as reexamination, inter parties review, post grant review, derivation or opposition proceedings before the USPTO or other jurisdictional body relating to our intellectual property rights or the intellectual property rights of others. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing our products or using product names, which would have a significant adverse impact on our business, financial condition and results of operations.

We may not be able to protect our intellectual property rights throughout the world.

A company may attempt to commercialize competing products utilizing our proprietary design, trademarks or trade names in foreign countries where we do not have any patents or patent applications and where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations.

Filing, prosecuting and defending patents or trademarks on our current and future products in all countries throughout the world would be prohibitively expensive. The requirements for patentability and trademarking may differ in certain countries, particularly developing countries. The laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States.

Consequently, we may not be able to prevent third parties from utilizing our inventions and trademarks in all countries outside the United States. Competitors may use our technologies or trademarks in jurisdictions where we have not obtained patent or trademark protection to develop or market their own products and further, may export otherwise infringing products to territories where we have patent and trademark protection, but enforcement on infringing activities is inadequate. These products or trademarks may compete with our products or trademarks, and our patents, trademarks or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trademarks and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents and trademarks or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent and trademarks rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents and trademarks in those jurisdictions, as well as elsewhere at risk of being invalidated or interpreted narrowly and our patent or trademark applications at risk, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Certain countries in Europe and certain developing countries, including India and China, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may have limited remedies if our patents are infringed or if we are compelled to grant a license to our patents to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license. Finally, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our intellectual property rights.

Changes in either the patent laws or in interpretations of patent laws in the United States may diminish the value of our intellectual property. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third party patents. In addition, a third party that files a patent application before us could be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either file any patent application related to our products or services or invent any of the inventions claimed in our or our licensor’s patents or patent applications.

Third parties may also submit prior art to the USPTO during patent prosecution, which could adversely affect our ability to obtain a patent and it is also possible for third parties to challenge granted patents through Patent Office proceedings such as post-grant review, inter partes review and derivation proceedings. A lower evidentiary standard is imposed in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim. As such, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The uncertainties and costs surrounding the prosecution of our owned or in-licensed patent applications and the enforcement or defense of our owned or in-licensed issued patents could have a material adverse effect on our business.

Recent U.S. Supreme Court rulings have also narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party, including trade secrets or know-how, or are in breach of non-competition or non-solicitation agreements with our competitors.

Many of our employees and consultants were previously employed at or engaged by other laser companies, including our competitors or potential competitors. Some of these employees, consultants and contractors, may have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Our efforts to ensure that our employees and consultants do not use the intellectual property, proprietary information, know how or trade secrets of others in their work for us may not be successful, and we may be subject to claims that we or these individuals have, inadvertently or otherwise, misappropriated the intellectual property or disclosed the alleged trade secrets or other proprietary information, of these former employers or competitors.

Additionally, we may be subject to claims from third parties challenging our ownership interest in intellectual property we regard as our own, based on claims that our employees or consultants have breached an obligation to assign inventions to another employer, to a former employer, or to another person or entity. Litigation may be necessary to defend against any other claims, and it may be necessary or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages, a court could prohibit us from using technologies or features that are essential to our products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate technologies or features that are important or essential to our products could have a material adverse effect on our business, financial condition and results of operations, and may prevent us from selling our products. In addition, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could have an adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

In addition to patent protection, we also rely on protection of trade secrets, know-how and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect and some courts are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we rely heavily on confidentiality provisions that we have in contracts with our employees, consultants, collaborators and others upon the commencement of their relationship with us. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties, despite the existence generally of these confidentiality restrictions. These contracts may not provide meaningful protection for our trade secrets, know-how, or other proprietary information in the event the unwanted use is outside the scope of the provisions of the contracts or in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. The protections we place on our intellectual property or other proprietary rights may not be sufficient. Monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate. In addition, the laws of many foreign countries will not protect our intellectual property or other proprietary rights to the same extent as the laws of the United States. Consequently, we may be unable to prevent our proprietary technology from being exploited abroad, which could affect our ability to expand to international markets or require costly efforts to protect our technology. To the extent our intellectual property or other proprietary information protection is incomplete, we are exposed to a greater risk of direct competition. A third party could, without authorization, copy or otherwise obtain and use our products or technology, or develop similar technology. Our competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our protected technology. Our failure to secure, protect and enforce our intellectual property rights could substantially harm the value of our products, brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our products and harm our business, the value of our investment in development or business acquisitions could be reduced and third parties might make claims against us related to losses of their confidential or proprietary information. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Further, it is possible that others will independently develop the same or similar technology or products or otherwise obtain access to our unpatented technology, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors obtain our trade secrets or independently develop technology or products similar to ours or competing technologies or products, our competitive market position could be materially and adversely affected.

We also seek to preserve the integrity and confidentiality of our data and other confidential information by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached and detecting the disclosure or misappropriation of confidential information and enforcing a claim that a party illegally disclosed or misappropriated confidential information is difficult, expensive and time-consuming, and the outcome is unpredictable. Further, we may not be able to obtain adequate remedies for any breach.

Other Risks

Cyber-attacks and other disruptions, security breaches, and incidents could have an adverse effect on our business, harm our reputation, and expose us to liability.

Computer malware, viruses, physical or electronic break-ins, and similar disruptions and security breaches or incidents could lead to interruption and delays in our services and operations and loss, misuse or theft of data, financial information, and Company funds. Computer malware, viruses, ransomware and other malicious code, and hacking and phishing attacks have become more prevalent and may occur on our systems in the future. Threats to and vulnerabilities in our systems and infrastructure and those of our third party service providers may result from human error, fraud, or malice on the part of our employees or third-party service providers or by malicious third parties, including state-sponsored organizations with significant financial and technological resources, or from accidental technological failure. Attempts by cyber attackers or others to disrupt our services or systems or those of our third-party service providers, as well as employee or service provider error or malfeasance, technical failures, or other causes of security breaches and incidents could harm our business, result in a loss of intellectual property, result in claims, demands, and litigation by private parties, investigations and other proceedings by regulatory authorities, fines, penalties, and other liabilities, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Efforts to prevent cyber attackers from entering and disrupting computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party service providers. Despite the security measures that we and our service providers utilize, our infrastructure and that of our service providers may be vulnerable to physical break-ins, ransomware, computer viruses, other malicious code attacks by hackers, phishing attacks, social engineering, or similar disruptive problems. Though it is difficult to determine what, if any, harm may directly result from any specific interruption, attack or other security breach or incident, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses and liabilities, harm our reputation, brand and ability to attract customers.

As our business and the number of employees grows, the possibility of human error leading to information technology incidents will also increase. Our information technology systems may also not be adequate to support our operations and may introduce opportunities for security breaches and incidents that may interrupt business operations and permit bad actors to obtain unauthorized access to systems, to misappropriate funds, and result in unauthorized access to, or unauthorized use, acquisition, disclosure, loss, corruption, or other processing of personal, confidential, or other sensitive information. Increases in remote work have increased cybersecurity risks, and acts by Russia and associated actors in connection with the conflict between Russia and Ukraine could include cyber-attacks that could disrupt the economy more generally or that could also impact our operations directly or indirectly. We and our third-party service providers also may face difficulties or delays in identifying, responding to, and otherwise mitigating security breaches and incidents, and we could be forced to expend significant financial and operational resources in response to any actual or perceived security breach or security incident, including in repairing system damage, increasing cybersecurity protection costs by deploying additional personnel and modifying or enhancing our protection technologies, investigating and remediating any information security vulnerabilities, notifying affected individuals and otherwise remediating or responding to any such breach or incident, and litigating and resolving regulatory investigations and other proceedings and legal claims and litigation, all of which could divert resources and the attention of our management and key personnel.

Costs, expenses, and other liabilities relating to any actual or perceived disruption or security breach or incident may not be covered adequately by insurance, and may result in an increase in our costs for insurance or insurance not being available to us on economically feasible terms, or at all. Insurers may also deny us coverage as to any future claim. Any of these results could harm our financial condition, business and reputation.

Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts, and political events could disrupt our business. Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.

We are vulnerable to natural disasters and significant disruptions including floods, earthquakes, fires, hail storms, snow storms, water shortages, other extreme or unusual weather conditions, epidemics or pandemics, acts of terrorism, war or disruptive political events where our facility is located, or where our third-party suppliers’ facilities are located, power shortages, and blackouts and aging infrastructures. Furthermore, climate change appears to have increased, and may continue to increase, the rate, size, and scope of these natural disasters. In the event of such a natural disaster or other disruption, we could experience disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers, which could affect our ability to fulfill our customer contracts or damage our reputation, which would have a material adverse effect on our business, financial condition, and results of operations.

We may engage in a wide array of potential strategic transactions, which could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our operating results and financial condition.

As part of our business strategy, we may engage in a wide array of potential strategic transactions, including acquisitions of businesses, new technologies, services, and other assets, and strategic investments that complement our business, such as to accelerate our presence in the 3D printing metal systems market. Any such transactions may involve numerous risks, which could harm our business and negatively affect our financial condition and results of operations. There is no assurance that any transaction undertaken will result in a completed transaction, despite the time and resources expended. Furthermore, if we do complete such transactions, they may not translate into successful business opportunities and we may not realize the benefits or synergies we had anticipated. Additionally, we may have to pay cash, incur debt, or issue equity securities to pay for any such transactions, each of which could affect our financial condition or the value of our capital stock, result in dilution to our equity holders, increase our fixed obligations, or require us to comply with covenants or other restrictions that would impede our ability to manage our operations. The direct costs of these transactions, as well as the resources required to evaluate, negotiate, integrate, and promote these acquisitions, may divert significant time and resources from the general operation of our business and require significant attention from management, all of which could disrupt the ordinary functioning of our business and adversely affect our operating results.

In addition, we may issue up to $100,000,000 of Common Stock from time to time over a 48-month period under the Lincoln Park Purchase Agreement. Holders of Common Stock will experience dilution in connection with any issuances of Common Stock under the Lincoln Park Purchase Agreement. Pursuant to the Lincoln Park Purchase Agreement, the Company issued to Lincoln Park in connection with the Closing 200,000 shares of Common Stock in consideration for entering into the Lincoln Park Purchase Agreement and an additional 400,000 shares of Common Stock on March 2, 2023, representing the number of shares equal to $2,000,000 divided by the lesser of (x) $10.00 per share or (y) the average closing price of the Common Stock for the 10 consecutive business days prior to the date that is 30 days after the Closing, provided that if such average closing price is below $5.00 per share, then the average closing price shall be deemed to be $5.00 per share (the price was deemed to be $5.00 per share). Holders of Common Stock experienced dilution in connection with the issuances of such commitment shares to Lincoln Park and will experience further dilution upon conversion of shares of Preferred Stock (including those already issued at Closing), shares issued upon conversion of the Convertible Senior Notes, or shares issued upon the exercise of the warrants issued in connection with with the Senior Convertible Notes or the Junior Notes (refer to Note 8 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information on these notes and warrants). Such dilution or any decline in the prevailing market price of our Common Stock, whether due to the foregoing or due to sales by holders of Common Stock, may limit our ability to use our securities in connection with a potential strategic transaction or may require increased dilution in the event that we pursue a potential strategic transaction using our securities to pay for such transaction.

Negative publicity could result in a decline in our growth and have a material adverse effect on our business, our brand, and our results of operations.

We have invested and will continue to invest in our brand. We believe that maintaining and enhancing our brand identity is critical to our relationships with existing partners and customers, and to our ability to attract new partners and customers. Our ability to compete for and maintain partnerships relies to a large extent on our partners and customers’ trust in our business and the value of our brand. The failure or perceived failure to maintain our brand could adversely affect our brand value, financial condition and results of operations. Negative publicity can adversely affect our reputation and damage our brand, and may arise from many sources, including actual or alleged misconduct, errors or improper business practices by employees, employee claims of discrimination or harassment, product failures, existing or future litigation or regulatory actions, inadequate protection of customer information, data breaches, matters affecting our financial reporting or compliance with SEC and exchange listing requirements, and media coverage, whether accurate or not. Negative publicity or allegations of unfavorable business practices, poor governance, or workplace misconduct can be rapidly and widely shared over social or traditional media or other means, and could reduce demand for our products, undermine the loyalty of our customers and impact our partnerships, reduce our ability to recruit and retain employees, or lead to greater regulatory scrutiny of our operations. In addition, we and our officers, directors, and employees may be, named or otherwise involved in litigation or claims, including employment-related claims such as workplace discrimination or harassment, which could result in negative publicity or adversely impact our business, even if we are ultimately successful in defending against such claims.

Risks Relating to Being a Public Company

Our quarterly results and key metrics are likely to fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations and key metrics may vary significantly in the future, given our long sales cycles, and period-to-period comparisons of our results of operations and key metrics may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results of operations and key metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our securities. Factors that may cause fluctuations in our quarterly results of operations and key metrics include, without limitation, those listed elsewhere in this Annual Report on Form 10-K and:

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our ability to generate revenue from new product launches;
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our ability to expand our number of customers and sales;
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our ability to hire and retain employees;
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the timing of expenses and recognition of revenue;
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the amount and timing of operating expenses related to the maintenance and expansion of our business and operations, as well as international expansion;
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changes in our pricing or those of our competitors;
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changes in the competitive dynamics of our industry, including consolidation among competitors;
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changes in laws and regulations that impact our business;
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the timing of expenses related to any future acquisitions, including our ability to successfully integrate, and fully realize the expected benefits of, any completed acquisitions;
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health epidemics or pandemics;
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civil unrest and geopolitical instability; and
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general political, economic, and market conditions.

We will incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

We will incur significant legal, accounting, and other expenses that we did not incur as a private company, which we expect will increase further after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of NYSE American and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will be required to devote a substantial amount of time to compliance with these requirements. A number of those requirements will require us to carry out activities we have not done previously. For example, we may need to create new board committees and adopt new internal controls and disclosure controls and procedures. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations, including our reporting requirements under the Exchange Act, will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

In addition, failure to comply with any laws or regulations applicable to us as a public company may result in legal proceedings or regulatory investigations, and may cause reputational damage. The occurrence of any of the foregoing could harm our business, financial condition, and results of operations.

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Common Stock less attractive to investors.

For so long as we remain an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements. If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we could be subject to regulatory scrutiny and a loss of confidence by stockholders, which could harm our business and adversely affect the market price of our Common Stock. We will cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of our IPO).

As an emerging growth company, we may choose to take advantage of some but not all of these reduced reporting burdens. Accordingly, the information we provide to our stockholders may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act also provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period under the JOBS Act. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our Common Stock less attractive as a result, which may result in a less active trading market for our Common Stock and higher volatility in our stock price.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of NYSE American’s listing standards. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly and place significant strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future.

If other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence and cause the market price of our securities to decline.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to annually furnish a report by management on, among other things, the effectiveness of internal control over financial reporting. This assessment needs to include disclosure of any material weaknesses identified by management in its internal control over financial reporting. Our independent registered public accounting firm may be required to attest to the effectiveness of our internal control over financial reporting depending on our reporting status. We are required to disclose changes made in our internal control and procedures on a quarterly basis. To continue to comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on NYSE American.

Changes in accounting principles may cause previously unanticipated fluctuations in our financial results, and the implementation of such changes may impact our ability to meet our financial reporting obligations.

We prepare our financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States, which are subject to interpretation or changes by the Financial Accounting Standards Board, the SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. New accounting pronouncements and changes in accounting principles have occurred in the past and are expected to occur in the future which may have a significant effect on our financial results. Furthermore, any difficulties in implementation of changes in accounting principles, including the ability to modify our accounting systems, could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to revenue producing activities and the management and growth of our business, adversely affecting our ability to attract or take advantage of business opportunities. Our management team may not be successful or effective in managing a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices, or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

The redemption of our Preferred Stock may require a significant amount of cash and may result in adverse tax consequences.

Pursuant to the Certificate of Designations, on January 31, 2025, which is the two-year anniversary of the Preferred Stock Issuance, (i) if the Conversion Price (as defined in the Certificate of Designations) is equal to or less than the volume-weighted average price (“VWAP”) of Common Stock, then we will convert all outstanding shares of our Preferred Stock into shares of Common Stock at the Conversion Price and (ii) if the Conversion Price exceeds the VWAP of Common Stock, then we will be obligated to redeem all outstanding shares of Preferred Stock for $10.00 in cash. In connection with any such redemption, we may also be required, pursuant to the IRA, to pay an excise tax of 1% on the fair market value of any Preferred Stock redeemed. The redemption of the Preferred Stock and the payment of any excise tax could adversely affect the Company’s business, financial position and results of operations. In the event our assets are not sufficient to meet our redemption obligations, this could have a significant adverse effect on our reputation, business, financial condition, growth and ability to accomplish our strategic objectives.

Risks Relating to Ownership of our Securities

Our Common Stock is subordinated to our Preferred Stock.

In connection with the Closing, the Company declared an issuance of shares of Preferred Stock to our holders of record of Common Stock as of the close of business on the Closing Date (other than (a) stockholders of Legacy Nuburu who waived such stockholders’ entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance (provided that such waiver did not apply with respect to shares of Common Stock received as a result of the conversion of any Company Note) and (b) the Sponsor, which waived, for no consideration, its right, title and interest in, to or under, a portion of the Preferred Stock Issuance, as further described in the Sponsor Support Agreement), with one share of Preferred Stock being issued in respect of each such share of Common Stock (the "Preferred Stock Issuance"). Such Preferred Stock is convertible into shares of Common Stock at any time at the holder’s option, and in certain circumstances at the Company’s option, subject to the conversion procedures and at the conversion price described in the Certificate of Designations. As described in the Certificate of Designations, shares of Preferred Stock rank senior to shares of Common Stock, with respect to rights on the distribution of assets in any voluntary or involuntary liquidation, dissolutions or winding up of the affairs of the Company.

Shares of our Preferred Stock may be subordinate to any senior preferred stock we may issue and to any future indebtedness.

We may, subject to approval by the majority of the holders of the shares of our Preferred Stock, issue equity or debt securities that rank senior or pari passu to the rights of our Preferred Stock. If we were to issue any such equity or debt securities, the shares of our Preferred Stock may rank junior to such securities with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, as well as to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on it, including claims in a bankruptcy or similar proceeding.

At the two-year anniversary of the Preferred Stock Issuance, we will be obligated to redeem shares of our Preferred Stock for cash. There can be no guarantee that we will have funds available to make this redemption.

Pursuant to the Certificate of Designations, on January 31, 2025, the two-year anniversary of the Preferred Stock Issuance, (i) if the Conversion Price (as defined in the Certificate of Designations) is equal to or less than the volume-weighted average price (“VWAP”) of our Common Stock, then we will convert all outstanding shares of our Preferred stock into shares of Common Stock at the Conversion Price and (ii) if the Conversion Price exceeds the VWAP of Common Stock, then we will be obligated to redeem all outstanding shares of Preferred Stock for $10.00 in cash. In addition, upon any conversion at any time that would result in the holders beneficially owning greater than 9.99% of our voting stock outstanding as of the conversion date or any individual holder beneficially owning Common Stock in excess of the maximum number of shares of Common Stock that could be issued to the holder without triggering a change of control under the applicable stock exchange listing rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall also be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date. We intend to satisfy these obligations through legally available funds, through proceeds from the potential issuance of shares to Lincoln Park, pursuant to the Lincoln Park Purchase Agreement, or otherwise available for use following consummation of the Business Combination. However, there can be no guarantee that we will have sufficient funds available to meet these obligations. In addition to being required to pay such amounts as owing pursuant to these obligations, we may also be required, pursuant to the IRA, to pay an excise tax of 1% on the fair market value of any Preferred Stock redeemed. The redemption of the Preferred Stock and the payment of any excise tax could adversely affect our business, financial position, and results of operations, and in the event our assets are not sufficient to meet our redemption obligations, the amounts distributed to such holders would be paid out on a pro rata basis.

NYSE American may delist the Company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject the Company to additional trading restrictions.

The Company’s Common Stock is publicly traded on the NYSE American under the symbol “BURU”. On December 28, 2023, the Company received notice (the "Notice") from the NYSE American indicating that the Company is not in compliance with the continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because the shares of the Company’s Common Stock have been selling for a low price per share for a substantial period of time. The Notice had no immediate effect on the listing or trading of the Company’s securities and the Company’s Common Stock will continue to trade on the NYSE American under the symbol “BURU” with the designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards. Additionally, the Notice does not result in the immediate delisting of the Company’s securities from the NYSE American.

Pursuant to Section 1003(f)(v) of the Company Guide, the Company’s continued listing is predicated on it demonstrating sustained price improvement by no later than June 28, 2024. The Notice further stated that, as a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the initiation of delisting proceedings, unless the Company cures the deficiency in a timely manner. The Company intends to monitor the stock price and consider available options to regain compliance by June 28, 2024. On February 22, 2024, the Company's stockholders approved a proposal authorizing the Company's Board of Directors to effect a reverse stock split within a range of 1 to 30 to 1 to 75.

Additionally, on December 12, 2023, the NYSE American notified the Company, and publicly announced, that the NYSE American had determined to (a) commence proceedings to delist the Company's Public Warrants, each whole Public Warrant exercisable to purchase one share of the Company's Common Stock at a price of $11.50 per share, and listed to trade on the NYSE under the symbol "BURU WS", and (b) immediately suspend trading in the Warrants due to "abnormally low" trading price levels.

In order to continue listing its securities on the NYSE American, the Company is required to maintain certain financial, distribution and stock price levels. We cannot assure you that the Company will be able to continue to meet those listing requirements or come back into compliance with those listing requirements.

If the NYSE American delists the Company’s Common Stock from trading on its exchange and the Company is not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities;
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reduced liquidity for our securities;
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a determination that the Common Stock is a “penny stock” which will require brokers trading in Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
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a limited amount of news and analyst coverage; and
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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since the Company’s Common Stock is listed on NYSE American, it is a covered security. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if the Company was no longer listed on a securities exchange, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities.

If our Common Stock is delisted from trading, the ability of holders of Preferred Stock to transfer or sell their shares of our Preferred Stock may be limited and the market value of our Preferred Stock will likely be materially adversely affected.

The Preferred Stock does not contain provisions that are intended to protect the holders of our Preferred Stock if our Common Stock is delisted from trading on the NYSE American. Accordingly, if our Common Stock is delisted from trading on NYSE American and we are unable to have our Common Stock listed on another securities exchange, the ability of holders of our Preferred Stock to transfer or sell their shares may be limited and the market value of our Preferred Stock will likely be materially adversely affected.

The Company’s stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of the Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed above and the following, to the extent not already stated:

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results of operations that vary from the expectations of securities analysts and investors;
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results of operations that vary from those of the Company’s competitors;
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changes in expectations as to the Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
•
declines in the market prices of stocks generally;
•
strategic actions by the Company or its competitors;

•
announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
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any significant change in the Company’s management;
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changes in general economic or market conditions, including rising interest rates, instability in the banking sector and the financial markets, or trends in the Company’s industry or markets;
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changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Company’s business;
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future sales of Common Stock or other securities;
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investor perceptions or the investment opportunity associated with Common Stock relative to other investment alternatives;
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the public’s response to press releases or other public announcements by the Company or third parties, including the Company’s filings with the SEC;
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litigation involving the Company, the Company’s industry, or both, or investigations by regulators into the Company’s operations or those of the Company’s competitors;
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guidance, if any, that the Company provides to the public, any changes in this guidance or the Company’s failure to meet this guidance;
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the development and sustainability of an active trading market for the Company’s stock;
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actions by institutional or activist stockholders;
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changes in accounting standards, policies, guidelines, interpretations or principles; and
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other events or factors, including those resulting from natural disasters, pandemics, hostilities or the perception that hostilities may be imminent, military conflict and war, acts of terrorism, sanctions, or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of Common Stock, regardless of the Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

There is no public market for our Preferred Stock.

There is no established public trading market for our Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply to list our Preferred Stock on any securities exchange or nationally recognized trading system, including the NYSE American, NYSE or Nasdaq. Without an active market, the liquidity of our Preferred Stock will be limited.

Because there are no current plans to pay cash dividends on our Common Stock or Preferred Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares for a price greater than that which you originally paid.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment (if any) and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of our Common Stock or our Preferred Stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition, and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders and us, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future indebtedness we may incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell shares for a price greater than that which you originally paid.

If securities analysts do not publish research or reports about the Company’s business or if they downgrade the Company’s stock or the Company’s industry, the Company’s stock price and trading volume could decline.

The trading market for Common Stock will rely in part on the research and reports that industry or financial analysts publish about the Company or its business. The Company will not control these analysts. In addition, some financial analysts may have limited expertise with Nuburu’s model and operations. Furthermore, if one or more of the analysts who do cover the Company downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of the Company’s stock could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, the Company could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Future sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could cause the market price of our Common Stock to drop significantly, even if our business is doing well, and certain selling securityholders still may receive significant proceeds.

The sale of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate.

On February 7, 2023, we filed a registration statement on Form S-1 (File No. 333-269610) (the “Resale S-1”), pursuant to which the selling securityholders named therein (the “Selling Securityholders”) can sell up to 36,629,724 shares of Common Stock and up to 2,235,279 shares of Preferred Stock. Certain of these shares of Common Stock were purchased at prices that were significantly below the current trading price of our Common Stock and the sale of such shares could result in the Selling Securityholder realizing a significant gain.

Sales of our Common Stock following the expiration of applicable lock-up restrictions or pursuant to the exercise of registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause the market price of our Common Stock to decline if such equity holders sell or are perceived by the market as intending to sell any such securities, and make it more difficult for you to sell your shares of Common Stock at a time and price that you deem appropriate.

In addition, we have reserved a total of up to 8,327,424 shares of our Common Stock for future issuance under the Nuburu, Inc. 2022 Equity Incentive Plan (the "Equity Incentive Plan") and the Nuburu, Inc. 2022 Employee Stock Purchase (the "ESPP"), which will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The Company intends to file a registration statement on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to our equity plans. Such registration statement on Form S-8 will be automatically effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market, subject to the provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable.

On March 31, 2023, we filed a registration statement on Form S-1 (File No. 333-271046) (the “Lincoln Park S-1”), pursuant to which permits the offer and resale of up to 15,600,000 shares of the Company's Common Stock to Lincoln Park. If and when the Company does issue Common Stock to Lincoln Park, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion, subject to compliance with applicable securities laws and the Lincoln Park Purchase Agreement. Therefore, issuances to Lincoln Park by the Company could result in substantial dilution to the interests of other holders of Common Stock. Additionally, the issuance of a substantial number of Common Stock to Lincoln Park, or the anticipation of such issuances, could make it more difficult for the Company to sell equity or equity-related securities in the future at a time and at prices that it might otherwise wish to effect such sales.

In the future, the Company may also issue its securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of the Company’s then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to the Company’s stockholders.

Anti-takeover provisions in our Governing Documents could delay or prevent a change of control.

Certain provisions of our Governing Documents may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders.

These provisions, among other things:

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provide for a staggered board of directors divided into three classes serving staggered three-year terms, such that not all members of the Company’s board of directors are elected at one time;
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authorize the Company’s board of directors to issue new series of preferred stock without stockholder approval and create, subject to applicable law, a series of preferred stock with preferential rights to dividends or our assets upon liquidation, or with superior voting rights to our existing Common Stock;
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do not permit stockholders to call special meetings of stockholders;
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do not permit stockholders to fill vacancies on the Company’s board of directors;
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provide for advance notice requirements for nominations for election to the Company’s board of directors or for proposing matters that can be acted upon by stockholders at our annual stockholder meetings;
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permit the Company’s board of directors to establish the number of directors;
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provide that the Company’s board of directors is expressly authorized to make, alter or repeal the Bylaws;
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provide that stockholders can remove directors only for cause and only upon the approval of not less than a majority of all outstanding shares of the Company’s voting stock;
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require the approval of not less than two-thirds of all outstanding shares of voting stock to amend specific provisions of the Bylaws and the Certificate of Incorporation; and

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limit the jurisdictions in which certain stockholder litigation may be brought.

As a Delaware corporation, the Company will be subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of the Company.

These anti-takeover provisions could make it more difficult for a third-party to acquire the Company, even if the third party’s offer may be considered beneficial by many of the Company’s stockholders. As a result, the Company’s stockholders may be limited in their ability to obtain a premium for their shares.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause the Company to take other corporate actions you desire.

Holders of our Preferred Stock have extremely limited voting rights.

Except for certain consent rights on matters set forth in the section entitled “Preferred Stock — Series A Preferred Stock — Voting Rights” in Exhibit 4.5 to this Annual Report on Form 10-K, the holders of our Preferred Stock will not be entitled to vote at or receive notice of any meeting of stockholders.

The Company’s stockholders will experience dilution as a result of the issuance of Common Stock (i) to Lincoln Park pursuant to the Lincoln Park Purchase Agreement, (ii) under the Equity Incentive Plan, (iii) under the ESPP, (iv) pursuant to the exercise of outstanding options, (v) to holders of Preferred Stock upon the conversion of their shares of Preferred Stock, (vi) pursuant to the future exercise of Public Warrants or private warrants issued in 2023, or (vii) upon the conversion of the Senior Convertible Notes issued in 2023. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.

Upon satisfaction of certain conditions, the Company may also direct Lincoln Park to purchase up to an aggregate of $100,000,000 of Common Stock. Holders of Common Stock will experience dilution in connection with any issuances of Common Stock under the Lincoln Park Purchase Agreement.

In addition, certain of Nuburu’s current and former employees, directors, and consultants hold outstanding options, and certain of Nuburu’s current and future employees, directors and consultants are expected to be granted equity awards and purchase rights under the Equity Incentive Plan and the ESPP, as applicable. Holders of Common Stock will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of Common Stock. The Preferred Stock may be converted into shares of Common Stock at the election of the stockholder or the Company, subject to certain conditions set forth in the Certificate of Designations (see the section entitled “Preferred Stock” in Exhibit 4.5 to this Annual Report on Form 10-K). If shares of Preferred Stock are converted into shares of Common Stock, holders of Common Stock will incur immediate dilution.

Common Stock ownership may also be substantially diluted by the exercise of Public Warrants or private warrants issued with the Senior Convertible Notes or the Junior Notes, or the conversion of the Senior Convertible Notes (refer to Note 8 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” for more information on these notes and warrants).

The issuance of additional Common Stock will significantly dilute the equity interests of existing holders of the Company securities and may adversely affect prevailing market prices for our Common Stock or Public Warrants. Such dilution may also reduce the influence that you may have on the management of the Company through the matters that are presented for voting to the Company’s stockholders.

The Company may amend the terms of the Public Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 65% of the then outstanding Public Warrants. As a result, the exercise price of the Public Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without your approval.

The Public Warrants were issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants. Accordingly, the Company may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although the Company’s ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding warrants is broad, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

The Company may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

The Company has the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period commencing once the Public Warrants become exercisable and ending on the third trading day prior to the date on which the Company gives proper notice of such redemption and provided certain other conditions are met. Shares of the Common Stock have never traded above $18.00 per share. If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.

The Company will use its best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the Public Warrants were offered. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

In addition, the Company may redeem outstanding Public Warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption for a number of Common Stock determined based on the redemption date and the fair market value of the Common Stock. The value received upon exercise of the Public Warrants (i) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Public Warrants, including because the number of shares of common stock received is capped at 0.361 shares of Common Stock per warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

We have no obligation to notify holders of the Public Warrants that they have become eligible for redemption. However, pursuant to the Public Warrant Agreement, in the event we decide to redeem the warrants, we are required to mail notice of such redemption to the registered Public Warrant holders not less than 30 days prior to the redemption date.

Warrants will become exercisable for our Common Stock and our Preferred Stock will be convertible into Common Stock, each of which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 35,408,430 shares of our Common Stock are exercisable with thirty (30) days after December 31, 2023. Additionally, our Preferred Stock is convertible into shares of our Common Stock at any time at the holder’s option, and in certain circumstances at our option, subject to the conversion procedures and at the conversion price described in the Certificate of Designations (for more on information on the Preferred Stock, see the section entitled “Preferred Stock” in Exhibit 4.5 to this Annual Report on Form 10-K).

To the extent such warrants are exercised or such shares of our Preferred Stock are converted, additional shares of Common Stock will be issued, which will result in dilution to our then current holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

The future exercise of registration rights may adversely affect the market price of Common Stock.

Certain of our stockholders have registration rights for restricted securities which provide for customary “demand” and “piggyback” registration rights for certain stockholders. In addition, shares of Common Stock acquired by Lincoln Park pursuant to the Lincoln Park Purchase Agreement will be afforded certain registration rights pursuant to the Lincoln Park Registration Rights Agreement. Sales of a substantial number of shares of Common Stock pursuant to these resale registration statements in the public market could occur at any time the registration statements remain effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares of Common Stock intend to sell shares of Common Stock, could reduce the market price of Common Stock.

There is no guarantee that our Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise prices for our warrants vary from $0.25 to $11.50 per share of Common Stock which exceeds $0.16, the closing price of our Common Stock on the NYSE American on April 9, 2024. The likelihood that warrant holders will exercise the warrants and any cash proceeds that we would receive is dependent upon the market price of our Common Stock. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless. If the holders of our warrants do not exercise our warrants prior to their expiration, we will not receive any proceeds from the warrants.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 1C. CYBERSECURITY

We have developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems and information. Our cybersecurity risk management program is aligned with the Company’s business strategy. It shares common methodologies, reporting channels, and governance processes that apply to other areas of enterprise risk, including legal, compliance, strategic, operational, and financial risk. Key elements of our cybersecurity risk management program include:

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risk assessments designed to help identify material cybersecurity risks to our critical systems, information, products, services, and our broader enterprise information technology environment;
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the use of external service providers, where appropriate, to assess, test, or otherwise assist with aspects of our security controls;

•
training and awareness programs for team members that include periodic and ongoing assessments to drive adoption and awareness of cybersecurity processes and controls;
•
a cybersecurity incident response plan that includes procedures for responding to cybersecurity incidents; and
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a third-party risk management process for service providers, suppliers, and vendors.

In the last three fiscal years, the Company has not experienced any material cybersecurity incidents. We describe whether and how risks from identified cybersecurity threats have or that are reasonably likely to affect our financial position, results of operations, and cash flows, under the heading “Cyber-attacks and other disruptions, security breaches, and incidents could have an adverse effect on our business, harm our reputation, and expose us to liability” included as part of our Item 1A. "Risk Factors" of this Annual Report on Form 10-K, which disclosures are incorporated by reference herein.

The Company outsources around-the-clock coverage to a third-party managed service provider who provides timely alerting and notification of potential cybersecurity issues. We continually work with third-party experts to advise on new threats and cybersecurity strategy best practices for specific capabilities.

Our Audit Committee of the Board of Directors is responsible for oversight of our risk assessment, risk management, disaster recovery procedures, and cybersecurity risks. Periodically each year, the Audit Committee receives an overview from our Chief Executive Officer of our cybersecurity threat risk management and strategy processes, including potential impact on the Company, the efforts of management to manage the risks that are identified, and our disaster recovery preparations. Members of the Board of Directors regularly engage in discussions with management on cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs.

ITEM 2. PROPERTIES

Our corporate headquarters are located in Centennial, Colorado where we lease approximately 30,000 square feet of space pursuant to a lease that expires in 2025. The facility is used for applications testing, semi-automated manufacturing, research and development, and quality control. Due to the compact size of our products and production lines, we believe this office space is sufficient to meet our near-term capacity needs; however, when the lease expires, we may seek alternate facilities for our operations. We believe that suitable alternative space would be available if required in the future on commercially reasonable terms.

ITEM 3. LEGAL PROCEEDINGS

Nuburu has been and expects to continue to become involved in litigation or other legal proceedings from time to time, including the matters described below. Except as described below, Nuburu is not currently a party to any litigation or legal proceedings that, in the opinion of Nuburu’s management, are likely to have a material adverse effect on Nuburu’s business. Regardless of outcome, litigation and other legal proceedings can have an adverse impact on Nuburu because of defense and settlement costs, diversion of management resources, possible restrictions on our business as a result of settlement or adverse outcomes, and other factors.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Price and Ticker Symbol

Our Common Stock has traded on the NYSE American under the symbol “BURU” since January 31, 2023. The Public Warrants were traded on the NYSE American under the symbol "BURU WS." On December 12, 2023, the New York Stock Exchange (“NYSE”) notified the Company, and publicly announced, that the NYSE had determined to (a) commence proceedings to delist the Company’s Public Warrants, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants are no longer trading on a public exchange. Prior to January 31, 2023, Tailwind's Class A Common Stock and Public Warrants were listed on the NYSE American under the symbols "TWND" and "TWND WS" respectively.

Holders

As of April 9, 2024, there were 39 holders of record of our Common Stock. The actual number of stockholders of our Common Stock is greater than this number of record holders and includes holders who are beneficial owners but whose shares of Common Stock are held in street name by banks, brokers and other nominees.

Dividends

We do not intend to declare or pay any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

Prior to the closing of the Business Combination, the Company did not have any securities authorized for issuance under equity incentive compensation plans. At the Special Meeting, our stockholders approved the Equity Incentive Plan and ESPP, which were adopted in connection with the closing of the Business Combination. The Nuburu, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) of Legacy Nuburu was terminated as of immediately prior to the closing of the Business Combination; however, the 2015 Plan continues to govern the terms and conditions of the outstanding awards previously granted thereunder.

Performance Graph

Not applicable.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings

June 2023 Issuance. On June 16, 2023, the Company entered into a Note and Warrant Purchase Agreement (as amended, the “June 2023 Purchase Agreement”) with certain investors (each, an “Investor”), including existing investors, for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $1.3 million, and (ii) warrants to purchase up to 1,889,535 shares of the Company’s Common Stock, par value $0.0001 per share (the sale of the Senior Convertible Notes and the warrants together, the “Private Placement”).

The Senior Convertible Notes are senior, unsecured obligations of the Company and bear interest at the rate of seven percent per year and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes may be converted at any time following June 23, 2023 prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes (the “Conversion Shares”) at a price equal to $0.688 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) (the “Conversion Price”), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid. Subsequent to the effectiveness of a registration statement registering the Registrable Securities (as defined below), the Company may elect to pay interest in kind through the issuance of shares of Common Stock at the Conversion Price, in lieu of payments in cash (the “Interest Shares”).

The warrants issued by the Company to the Investors pursuant to the June 2023 Purchase Agreement entitle the relevant Investor to purchase that number of fully paid and nonassessable shares of Common Stock determined by dividing the principal amount of each Convertible Note by the Conversion Price. The warrants have an exercise price equal to $1.03, which represents a 50% premium over the Conversion Price, and expire on June 23, 2028.

On June 16, 2023, the Company and the Investors also entered into a Registration Rights and Lock-Up Agreement (as amended, the “Registration Rights Agreement”), pursuant to which the Company agreed, following February 6, 2024 (the “Filing Deadline”), to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission for the resale of the Conversion Shares, the Warrant Shares and the Interest Shares (the “Registrable Securities”). Following the Filing Deadline, the Investors also are entitled to demand registration rights. Pursuant to the Registration Rights Agreement, the Investors agree that except for limited exceptions as provided therein, no notes, warrants, Conversion Shares, warrant shares or Interest Shares may be transferred until the earliest of the date that is one year from the anniversary of the date of the Registration Rights Agreement or the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction wherein all the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities, or other property.

The June 2023 Purchase Agreement contains customary representations, warranties and covenants in connection with the transaction. The representations, warranties and covenants in the June 2023 Purchase Agreement are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of the date thereof, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Purchase Agreement, the Senior Convertible Notes, the warrants and the Registration Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder.

The issuance of securities was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), as the securities were offered and sold solely to accredited investors in a private placement that did not involve any form of general solicitation.

November 2023 Issuance. On November 13, 2023, the Company entered into a Note and Warrant Purchase Agreement ("the November 2023 Purchase Agreement") with the lenders identified therein (the "Lenders") providing for a loan with an aggregate principal amount of $5.5 million (the “Loan”). The Loan includes zero-interest promissory notes issued with a 10% original issue discount, which will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the November 2023 Purchase Agreement), or (iii) twelve months after issuance (the “Notes”).

The Notes contain customary events of default and are secured by the Company’s patent portfolio pursuant to a security agreement among the parties (the “Security Agreement”). Following acceptance by the NYSE of the Company’s supplemental listing application, the Company will also issue to the holders of Notes warrants exercisable for an amount of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to 100% of the Note principal, which will be exercisable for $0.25 per share of Common Stock, have a 5-year term, and may be repurchased by the Company when the trading price of its Common Stock exceeds $1.50 for 20 out of any 30 consecutive trading days. If the Notes have not been repaid within six or nine months after issuance, the Notes will begin to bear interest (at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively) and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Common Stock at the time of issuance and a redemption right in favor of the Company when the trading price of the Common Stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of Common Stock issuable upon exercise of the warrants will be limited to an aggregate of 19.9% of the Company’s outstanding Common Stock until such time as the transaction is approved by the Company’s stockholders.

Pursuant to a registration rights agreement among the Company and the Lenders, the Company has registered the Common Stock underlying the warrants. The parties to the November Purchase Agreement also entered into an intercreditor and subordination agreement with the holders of the Company’s Senior Convertible Notes, which notes will now be secured pursuant to the Security Agreement and rank senior in priority to the Notes. The issuance of securities was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act, as the securities were offered and sold solely to accredited investors in a private placement that did not involve any form of general solicitation.

April 2024 Issuance. On April 3, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein (the “Investors”) pursuant to which the Investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s Common Stock, at a per Share purchase price of $0.125 per Share. Pursuant to the SPA, the Company will issue to the Investors warrants exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $0.1625 per share of Common Stock and have a 5-year term. The Investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors.

Pursuant to a registration rights agreement among the Company and the Investors, the Company is required to promptly register the Shares and the Common Stock underlying the warrants.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

ITEM 6. [RESERVED]

Not applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated, references in this section to "Nuburu," "we," "us," "our," and "the Company" refer to Nuburu, Inc. and its consolidated subsidiary, Nuburu, Subsidiary, Inc.

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors” and elsewhere in this Annual Report on Form 10-K.

A comparison of the results for the years ended December 31, 2023 and 2022 is provided below. Our Annual Report on Form 10-K for the year ended December 31, 2022 includes discussion and analysis of our financial condition and results of operations for the years ended December 31, 2022 and 2021 in Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Company Overview

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), we consummated our IPO. On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

Legacy Nuburu was determined to be the accounting acquirer and as such the financial statements represent a continuation of the financial statements of Legacy Nuburu. Refer to Note 3 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information.

Nuburu is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to multiple markets, including e-mobility, healthcare, and consumer electronics via a broad range of high value applications that include welding and 3D printing. By delivering increased speed and quality, we hope to enhance productivity and cost efficiency for manufacturers in the e-mobility, consumer electronics, aerospace and defense, and 3D printing markets as well as to find additional applications currently not yet serviced by existing laser technologies.

We have invented, patented, and developed what we believe to be the next pivotal point for manufacturing technology, with the potential to revolutionize the manufacturing industry by changing how products are made. Our technology is also aligned with the need to reduce carbon generation in manufacturing. The Nuburu laser system outperforms currently available alternatives by more efficiently coupling heat into the material being processed, thereby helping to promote a more sustainable future by using less energy and, in turn, generating less carbon in the manufacturing process.

A fundamental physical characteristic is that metals absorb blue laser light better than infrared laser light. In the case of materials such as gold, copper, silver and aluminum, the advantage of blue laser light is substantial. The better absorption results in substantial improvements in the quality of the part produced, the yield of parts during production and the speed at which the part can be produced. We believe that these advantages enable efficiencies in the overall productivity of the manufacturing line and can extend the life of the products produced. We also believe that these characteristics will be advantageous to our customers, whether in upgrading existing manufacturing processes or enabling entirely new approaches to manufacturing through the use of Nuburu’s laser systems in either industrial welding or 3D printing technology applications.

Nuburu is currently shipping blue laser systems for welding applications such as batteries, large screen displays, and cell phone components. Nuburu has approximately 220 granted and pending patents and patent applications globally, which include: blue laser applications such as welding, blue laser technologies, single mode blue laser technology, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. Notably, Nuburu has been awarded patent protection for the use of high-power blue lasers.

Given the size, complexity, and value of our blue laser technology, our sales to date have come from long-term discussions between our management team and our current customers. Based on our experiences so far, we expect the approximate adoption timelines of our customers from first contact to first purchase order to range up to 22-24 months. Going forward, we intend to expand our marketing efforts and as we pursue a more widespread adoption of our blue laser technology.

We have developed and trained and expect to continue to develop and train third-party distributors that provide sales and customer support functions in their specific territory, including business development and sales, application and service support, and local marketing. Our distributors are, and are expected to be, an integral part of our sales and marketing strategy. The Americas region is managed from our headquarters, but we have distributor partners located in key countries worldwide to help target current and prospective customers in Asia (particularly in China, Japan, Singapore, South Korea, India, and Taiwan) and in Europe.

We generated total revenue of $2,085,532 and $1,440,428 and had net losses of $20,706,384 and $14,129,101 during the years ended December 31, 2023 and 2022, respectively.

We expect to incur significant expenses and operating losses for the foreseeable future, as we:

•
continue our research and development efforts;

•
devote substantial resources to commercializing new products; and
•
operate as a public company.

Accordingly, we may seek to fund our operations through public or private equity financings, debt financings, or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

The Business Combination

On January 31, 2023, we consummated the Business Combination. We received net proceeds from the Business Combination totaling $3,243,079, prior to deducting transaction and issuance costs. The cash resulting from the Business Combination is expected to be used toward our corporate growth strategy related to the commercialization of our blue laser systems and the scaling of our manufacturing operations to meet customer demand. The cash raised from the Business Combination is also expected to be used to fund investments in personnel and research and development, as well as provide liquidity for the funding of our ongoing operating expenses.

The Business Combination is accounted for as a reverse recapitalization for financial statement reporting purposes with Legacy Nuburu deemed to be the acquirer and Tailwind deemed to be the acquiree. Under this method of accounting, Tailwind will be treated as the acquired company for financial statement reporting purposes.

Being an SEC-registered and publicly traded company has required us to hire additional personnel and to implement procedures and processes to address public company regulatory requirements and customary practices. Compared to the operations of Legacy Nuburu, we have incurred and expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit, and other professional service fees.

Recent Developments

On February 22, 2024, we held a Special Meeting of Stockholders where stockholders of record as of January 22, 2024 approved proposals to authorize the Company to: (i) effect a reverse stock split of the Company's issued and outstanding Common Stock within a range from 1-for 30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Company's board of directors, and (ii) issue up to $50.0 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company's Common Stock. As of the date of this report, we have not effected the reverse stock split, but intend to effect the split in the near future.

On April 3, 2024, we entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein (the “Investors”) pursuant to which the Investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s Common Stock, at a per Share purchase price of $0.125 per Share. This equates to 24,000,000 shares to be issued to the investors.

Pursuant to the SPA, the Company issued to the Investors warrants exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $0.1625 per share of Common Stock and have a 5-year term. The Investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors.

In addition, in the first quarter of 2024, management initiated measures designed to improve operational efficiency and reduce costs during fiscal year 2024, which included implementing temporary furloughs of employees. Management is reallocating resources and reducing operating and general administrative expenses to more properly align the Company’s costs to anticipated near-term revenue, given the time required to qualify products with certain customers and establish long-term financing to support operations.

Key Factors Affecting Our Performance

Commercial Launch of Products

In 2022 and early 2023, we began the production and shipment of our AO-650 laser. We announced the commercial launch of the first laser in the NUBURU BLTM series, the BL-250, in January 2023. We announced the commercial launch of the BL-1Kw in June 2023. We have shifted our future focus to manufacturing and shipping the BLTM series.

Adoption of our Blue Laser Technology

We believe that Nuburu blue laser technology offers a superior solution to improving a variety of aspects of welding and 3D printing, particularly in the manufacturing of batteries, consumer electronics, electric vehicles, renewable energy products, and displays. However, our financial results will depend on the degree to which potential and current customers recognize the benefits of our blue laser technology and invest in our products. The selection process for our products is lengthy, typically up to 22-24 months, and may require us to incur costs in pursuing opportunities with no assurance that our products will be selected.

Capital Equipment

Our business is expected to depend substantially on capital expenditures by end users, particularly by manufacturers using our products for materials processing, which includes general manufacturing, automotive (particularly electric vehicles), other transportation, aerospace, heavy industry, consumer, semiconductor, and electronics. Although applications within materials processing are broad, the capital equipment market in general is cyclical and historically has experienced sudden and severe downturns. For the foreseeable future, our operations will continue to depend upon capital expenditures by end users of materials processing equipment and will be subject to the broader fluctuations of capital equipment spending.

Recent inflationary pressures are resulting in global central banks adopting less accommodating monetary policies and increasing interest rates. Higher interest rates could impact global growth and could lead to a recession that may reduce the investment in capital equipment. In addition, higher interest rates would increase the cost of equipment financed with leases or debt.

Establishing Manufacturing Capacity

Nuburu’s lasers are designed to be compatible with automated manufacturing methods. Nuburu continually improves the design of its lasers as well as the automation equipment required to manufacture these systems. We expect to work to reduce waste and limit costs while developing robust manufacturing processes with the aim of enhancing our competitive advantage in the marketplace. To do this, we are incorporating the Six Sigma Lean methodologies as well as ISO quality standards to ensure we meet customer expectations. With Six Sigma, we expect to further improve the quality of our products and decrease the variations that cause rework or defects. By incorporating the 5S pillars of the Six Sigma process into our day-to-day work life, we expect to develop a streamlined productive work environment ensuring organized and improved cycle times, with the aim of reducing the cost of goods sold. Through these tools we aim to create an environment that demands quality and performance, while reducing downtime and defects that are generated from undefined processes and underutilized talent.

We anticipate that as we ramp up our manufacturing, we will require additional engineers and production personnel to build out and then operate our manufacturing capabilities.

Research and Development Expenses

We plan to continue to invest in research and development to improve our existing components and products and develop new components, products, systems, and applications technology. We believe that these investments will sustain our position as a leader in the blue laser industry and will support the development of new products that can address new markets and growth opportunities. The amount of research and development expense we incur may vary from period to period.

Inflationary Pressure

The U.S. economy has experienced increased inflation recently, including as a result of expansive monetary policy. Our cost to manufacture our systems is heavily influenced by the cost of the key components and materials used in each system, cost of labor, as well as cost of equipment.

Components of Statements of Operations

Revenue

Revenue consists of revenue recognized from sales and installation services of high-powered lasers. We have customers in the United States, Europe, and Asia. In all sales arrangements, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value inventory (“LCNRV”) adjustments if the carrying value of the inventory is greater than its net realizable value as well as adjustments for excess or obsolete inventory.

Operating Expenses

Research and Development

Research and development expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and research and development equipment depreciation incurred to further our commercialization development efforts. We expense research and development costs as incurred. We anticipate research and development expenses to increase significantly as we expand our product portfolio.

Selling and Marketing

Selling and marketing expenses consist primarily of compensation and related costs for our direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs. third-party consulting expenses, and application lab depreciation expenses. We expense selling and marketing costs as incurred. We expect selling and marketing expenses to increase in future periods as we expand our sales force, marketing, and customer support organizations and increase our participation in trade shows and marketing programs.

General and Administrative

Our general and administrative expenses consist primarily of compensation and related costs for our finance, human resources, and other administrative personnel, and include stock-based compensation, employee benefits, and travel expenses. In addition, general and administrative expenses include our third-party consulting and advisory services, legal, audit, accounting services, and facilities costs. We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest owed on our outstanding debt, as further described in Note 8 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K.

Other Income (Expense), Net

Other income (expense), net consists primarily of changes in the fair value of the Public Warrants and the Junior Note Warrants (as defined in Note 10 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K). The outstanding Public Warrants and Junior Note Warrants are re-measured to fair value at each balance sheet date with the corresponding gain or loss from the adjustment recorded as a component of other income (expense), net.

Results of Operations

The following table sets forth our operations for the periods presented:

	Year Ended December 31,
	2023	2022	$ Change
Revenue	$2,085,532	$1,440,428	$645,104
Cost of revenue	5,695,433	4,859,599	835,834
Gross margin	(3,609,901)	(3,419,171)	(190,730)
Operating expenses:
Research and development	5,462,680	4,546,057	916,623
Selling and marketing	1,539,690	708,144	831,546
General and administrative	11,223,449	5,324,417	5,899,032
Total operating expenses	18,225,819	10,578,618	7,647,201
Loss from operations	(21,835,720)	(13,997,789)	(7,837,931)
Interest income	117,372	43,976	73,396
Interest expense	(754,549)	(175,288)	(579,261)
Other income, net	1,766,513	—	1,766,513
Loss before provision for income taxes	$(20,706,384)	$(14,129,101)	$(6,577,283)
Provision for income taxes	—	—	—
Net loss and comprehensive loss	$(20,706,384)	$(14,129,101)	$(6,577,283)

Revenue. Revenue increased $645,104 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily due to an approximate $346,000 increase in revenue from additional shipments of BLTM-250 lasers and increase in the overall price per laser system sold in 2023 compared to 2022, as well as $296,000 additional revenue from government contracts period over period.

Cost of Revenue. Cost of revenue increased $835,834 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily due to one-time charges to increase our AO-650 inventory reserve by approximately $900,000 during 2023 as a result of the Company's transition from producing the NUBURU AO series to producing the BLTM series.

Research and Development. Research and development expenses increased $916,623 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily due to approximately $1,600,000 of additional general research and development personnel expenses in 2023 compared to 2022, partially offset by approximately $712,000 of lower spend on the BLTM series as it transitioned to production in 2023.

Selling and Marketing. Selling and marketing expenses increased $831,546 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily due to the increase in personnel expenses, including nearly a full year of expenses related to our new Chief Marketing and Sales Officer, who was hired in March 2023, while our former Chief Marketing and Sales Officer had previously departed the Company on March 31, 2022.

General and Administrative. General and administrative expenses increased $5,899,032 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily driven by increased professional fees associated with legal, compliance and accounting matters, specifically the costs associated with transitioning to being a public company.

Interest Income. Interest income increased $73,396 during the year ended December 31, 2023 compared to the same period in 2022 due to higher interest rates earned on our cash balances.

Interest Expense. Interest expense increased $579,261 during the year ended December 31, 2023 compared to the same period in 2022 primarily due to higher debt balances between periods. Interest expense in 2023 comprised of interest accrued on the Senior Convertible Notes and the debt discount and issuance cost amortization for the Junior Notes. Interest expense in 2022 comprised of interest accrued on the Legacy Nuburu Convertible Notes. Refer to Note 8 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information on the Company's notes payable.

Other income, net. Other income, net increased $1,766,513 during the year ended December 31, 2023 compared to the same period in 2022 due to the decrease in the fair value of the Public Warrants as of December 31, 2023, as well as the decrease in fair value of the Junior Note

Warrants as of December 31, 2023. Refer to Note 10 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information on these warrants.

Liquidity and Capital Resources

Overview

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations, and other commitments. As of the date of this Annual Report on Form 10-K, we have yet to generate meaningful revenue from our business operations and have funded capital expenditure and working capital requirements through debt and equity financing.

As of December 31, 2023, we had cash and cash equivalents of $2,148,700 as compared to $2,880,254 as of December 31, 2022. Our cash flows from operations are not sufficient to fund our current operating model and expansion plans. On the second anniversary of the Closing Date, the Company must also, under certain circumstances, redeem the maximum portion of the Preferred Stock as permitted by law in cash at an amount equal to the Original Issuance Price as of such date. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption.

In connection with the Business Combination, we received cash of $3,243,079, prior to deducting transaction and issuance costs, which exceeded this amount.

From inception through December 31, 2023, we have incurred operating losses and negative cash flows from operating activities. For the years ended December 31, 2023 and 2022, we have incurred net losses of $20,706,384 and $14,129,101, respectively, and we have an accumulated deficit of $81,898,692 as of December 31, 2023. We expect to continue to expand our operations, including by investing in manufacturing, sales and marketing, research and development, and infrastructure to support its growth. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases its revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about our ability to continue as a going concern.

Until we can generate sufficient revenue to cover our operating expenses, working capital, and capital expenditures, we will rely on funds raised from the closing of the Business Combination; from the $5,500,000 Junior Notes issued in November 2023, from the $9,225,000 of Senior Convertible Notes issued in June 2023; from the $11,400,000 of Company Notes issued prior to the Closing; the $3,000,000 raised from the SPA executed in April 2024, and from the Lincoln Park Purchase Agreement pursuant to which Lincoln Park has agreed to purchase from the Company, at the sole discretion of the Company, up to $100,000,000 of Common Stock from time to time over a 48-month period, subject to a stock price floor of $1.00 per share. Refer to the consolidated financial statements in Item 8 of this Annual Report on Form 10-K for more information on the Company's various sources of financing.

We would also obtain additional funds if the holders of our Public Warrants and private warrants issued in 2023 (refer to Note 10 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information) were to exercise their warrants. However, the exercise price for our Public Warrants is $11.50 per share of Common Stock, $1.03 per share of Common Stock for our Senior Note Warrants, and $0.25 per share of Common Stock for our Junior Note Warrants, respectively, all of which exceed $0.16, the closing price of our Common Stock on the NYSE American on April 9, 2024. The likelihood that warrant holders will exercise the warrants and any cash proceeds that we would receive is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than the exercise price per share, we believe warrant holders will be unlikely to exercise their warrants.

The further development of our products, commencement of commercial operations and expansion of our business will require a significant amount of cash for expenditures. Our ability to successfully manage this growth will depend on many factors, including our working capital needs, the availability of equity or debt financing and, over time, our ability to generate cash flows from operations.

Given the Company’s current liquidity position, the Company will need to raise additional capital. If we raise additional funds by issuing equity securities, including pursuant to the Lincoln Park Purchase Agreement, this would result in dilution to our stockholders. If we raise additional funds by issuing any additional preferred stock, such securities may also provide for rights, preferences, or privileges senior to those of holders of Common Stock. If we raise additional funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of holders of Common Stock. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Year Ended December 31,
	2023	2022
Net cash used in operating activities	$(17,540,163)	$(10,227,730)
Net cash used in investing activities	(1,167,751)	(536,038)
Net cash provided by financing activities	17,976,360	7,636,447

Cash flows from operating activities

Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development, selling and marketing, and other general and administrative activities. We expect our expenses related to personnel, research and development, selling and marketing, and general and administrative activities to increase as a result of operating as a public company.

Net cash used in operating activities was $17,540,163 and $10,227,730 for the years ended December 31, 2023 and 2022, respectively. The increase in net cash flows used in operating activities is primarily driven by increased operating expenses and changes in working capital, partially offset by increases in revenue.

Cash flows from investing activities

Our cash flows from investing activities have been comprised primarily of purchases of equipment and installation of improvements to our leased facilities and headquarters.

Net cash used in investing activities was $1,167,751 and $536,038 for the years ended December 31, 2023 and 2022, respectively. The increase was primarily due to increased purchases of equipment to build out our production line.

Cash flows from financing activities

We have financed our operations primarily through the sale of preferred stock, common stock, convertible notes, and promissory notes.

Net cash provided by financing activities was $17,976,360 and $7,636,447 for the years ended December 31, 2023 and 2022, respectively. The increase is comprised of proceeds received from the issuance of notes and warrants, proceeds from the issuance of Common Stock from the Lincoln Park Purchase Agreement, and the proceeds received from the Closing of the Business Combination. These combined proceeds were partially offset by payments of transaction costs associated with the Business Combination and payment of deferred financing costs.

Key Operating and Financial Metrics (Non-GAAP Results)

We regularly review several metrics, including the metrics presented in the table below, to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. The calculation of the key metrics and other measures discussed below may differ from other similarly-titled metrics used by other companies.

The following tables present our key performance indicators for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022	$ Change
Revenue	$2,085,532	$1,440,428	$645,104
Total gross margin	(3,609,901)	(3,419,171)	(190,730)
EBITDA(1)	(19,563,309)	(13,547,284)	(6,016,025)
Capital expenditures	(1,167,751)	(536,038)	(631,713)
Free cash flow(1)	(18,707,914)	(10,763,768)	(7,944,146)

(1) EBITDA and Free cash flow are non-GAAP financial measures. See "Non-GAAP Information" below for our definitions of, and additional information about, EBITDA and Free cash flow and for a reconciliation to the most directly comparable U.S. GAAP financial measures.

Non-GAAP Information

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States ("GAAP"). In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively and in context, may be helpful to investors in assessing our operating performance and trends and in comparing our financial measures with those of comparable companies that may present similar non-GAAP financial measures.

EBITDA and Free Cash Flow

We define “EBITDA” as income (loss), plus (minus) depreciation and amortization expenses, plus (minus) interest, plus (minus) taxes and define “Free cash flow” as net cash from (used in) operating activities less capital expenditures. EBITDA and Free cash flow are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP and these measures should not be considered a substitute for net income (loss), and net cash used in operating activities reported in accordance with GAAP. Our computation of EBITDA and Free cash flow may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA or Free cash flow in the same fashion.

Limitations of Non-GAAP Measures

There are a number of limitations related to EBITDA, including the following:

•
EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements.
•
EBITDA does not reflect interest expense, net, which may constitute a significant recurring expense in the future.
•
Free cash flow does not reflect the impact of equity or debt raises or repayment of debt or dividends paid.

Because of these and other limitations, EBITDA and Free cash flow should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Free cash flow on a supplemental basis. You should review the reconciliation of our net loss to EBITDA and net loss to Free cash flow below and not rely on any single financial measure to evaluate our business.

Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items and our presentation of Free cash flow does not necessarily indicate whether cash flows will be sufficient to fund our cash needs.

Reconciliation

The following table reconciles our net loss (the most directly comparable GAAP measure) to EBITDA for the periods presented:

	Year Ended December 31,
	2023	2022
Net loss	$(20,706,384)	$(14,129,101)
Interest (income) expense, net	637,177	131,312
Income tax expense	—	—
Depreciation and amortization	505,898	450,505
EBITDA	$(19,563,309)	$(13,547,284)

The following table reconciles our net cash used in operating activities (the most directly comparable GAAP measure to Free cash flow) to Free cash flow for the periods presented:

	Year Ended December 31,
	2023	2022
Net cash used in operating activities	$(17,540,163)	$(10,227,730)
Capital expenditures	(1,167,751)	(536,038)
Free cash flow	$(18,707,914)	$(10,763,768)

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

For our contractual obligations that are expected to have an effect on our liquidity and cash flow, refer to Notes 6, 8, and 9 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data" of this Annual Report on Form 10-K.

Critical Accounting Estimates

Our consolidated financial statements are prepared in conformity with GAAP which requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are based on historical experience and on various other factors that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis.

In addition to the accounting policies that are more fully described in the Notes to the Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data" of this Annual Report on Form 10-K, we have identified the following critical accounting estimates that require us to use judgments, often as a result of the need to make assumptions regarding matters that are inherently uncertain, and actual results could differ from these estimates. Critical accounting estimates are those that involve a significant amount of estimation uncertainty and have had or are reasonably likely to have a material impact on our financial condition and results of operations. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. Therefore, we consider an understanding of the variability and judgment required in making these estimates to be critical in fully understanding and evaluating our reported financial results.

Revenue Recognition

Our primary business activity involves sales and installation services of high-powered lasers. We have customers in the United States, Europe, and Asia. All sales and installation services are settled in U.S. dollars.

We recognize revenue at a point in time when transferring control of lasers and over time when providing installation services. Revenues recognized over time are based on the progress towards completion of the performance obligation. The amount of revenue we record reflects the consideration we expect to be entitled to receive in exchange for these products and services. We consider customer purchaser orders to be contracts with a customer. We allocate the transaction price to each distinct product based on its relative standalone selling price.

Our standard contracts include warranty provisions that provide assurance to customers that the products will comply with agreed-upon specifications, which is standard in the industry. Product warranties accounted for in accordance with the guidelines under the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") 460-10 — Guarantees. Therefore, losses from warranty obligations are accrued when the amount of loss can be reasonably estimated, and the information is available before the financial statements are issued or are available to be issued. Due to the assumptions inherent in the calculation of our product warranty liabilities, actual results could differ significantly from estimates.

Inventory

Inventory is stated at the lower of average cost (principally standard cost, which approximates actual cost on a first-in, first-out basis) and net realizable value. Inventory includes raw materials and components that may be specialized in nature and subject to obsolescence. On a quarterly basis, we review inventory quantities on hand in comparison to our past consumption, recent purchases, and other factors to determine what inventory quantities, if any, may not be sellable. Based on this analysis, we write down the affected inventory value for estimated excess and obsolescence charges. At the point of loss recognition, a new, lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. Due to the assumptions inherent in the calculation of our inventory reserve amounts, actual results could differ significantly from estimates.

Liability-Classified Warrants

We account for the Public Warrants and Junior Note Warrants (as defined in Note 8 of the consolidated financial statements included in Item 8 of this Annual Report on Form 10-K) in accordance with the guidance contained in FASB ASC 815-40 — Contracts on an Entity's Own Equity under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Public Warrants and Junior Note Warrants as liabilities at their fair value and adjust the liabilities to fair value at each reporting period. This liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statements of operations. Further, the Junior Note Warrant liability uses inputs classified as Level 3 in the fair value hierarchy, which are inputs in which little or no market data exists, or are otherwise unobservable. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from estimates.

Equity-Classified Warrants

Warrants that meet the criteria for equity treatment are recorded at their fair value as of the issuance date. If the warrants are issued in conjunction with notes, the fair value is allocated between the notes and the warrants based on their respective relative fair values upon issuance. Fair values of warrants are estimated using the Black-Scholes option-pricing model with the following assumptions:

•
Expected Term - We define the expected term as the total term of the warrants pursuant to the respective warrant agreements.
•
Expected Volatility - We calculate expected volatility based on the publicly traded shares of selected peer laser companies.
•
Expected Dividend Yield - We have not paid dividends in the past and do not anticipate paying dividends in the future; therefore we assume a dividend yield of zero.
•
Risk-Free Interest Rate - We use yield rates published by the U.S. Treasury for zero coupon issues with a remaining term equal or similar to the expected term of our option awards.

Stock-Based Compensation

We record stock-based compensation in accordance with FASB ASC Topic 718 — Stock Compensation ("ASC 718"). ASC 718 requires all share-based awards to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. Under the provisions of ASC 718, we determine the appropriate fair value model to be used for valuing share-based issuances and the amortization method for recording compensation cost, which can be impacted by the following assumptions:

•
Expected Term - We define the expected term as the vesting period of the option.
•
Expected Volatility - We calculate expected volatility based on the publicly traded shares of selected peer laser companies.
•
Expected Dividend Yield - We have not paid dividends in the past and do not anticipate paying dividends in the future; therefore we assume a dividend yield of zero.
•
Risk-Free Interest Rate - We use yield rates published by the U.S. Treasury for zero coupon issues with a remaining term equal or similar to the expected term of our option awards.

Lease Obligations

We account for leases in accordance with FASB ASC Topic 742 — Leases. In determining the present value of lease payments, we use the rate implicit in the lease or, when such rate is not readily available, we utilize our incremental borrowing rate based on the information available at the lease commencement date. Lease expense is recognized on a straight-line basis over the expected lease term. In determining the expected lease term, we may include options to extend or terminate the lease when it is reasonably certain that we will exercise any such option.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740 — Taxes ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Income taxes are recognized for the current year and for the impact of deferred tax assets and liabilities, which represent the future tax consequences of events that have been recognized differently in the financial statements than for income tax purposes. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and income tax basis of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax assets and liabilities.

In the event that future consequences of the differences between financial reporting bases and tax bases of assets and liabilities result in a deferred tax asset, we perform an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a net deferred tax asset is recorded when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. We recorded a full valuation allowance as of December 31, 2023 and 2022, as it is more likely than not that we will not be able to utilize our net deferred tax assets in the foreseeable future. We maintain valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances. Refer to Note 12 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data" in this Annual Report on Form 10-K for more information.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each new standard will have. For the recently issued and adopted accounting standards that we believe may have an impact on our consolidated financial statements, refer to Note 2 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data" in this Annual Report on Form 10-K.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information appears following Item 15 of this Annual Report on Form 10-K and is included herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, we carried out an evaluation, under the supervision and with the participation of our management, including our Principal Executive Officer and Principal Financial and Accounting Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as of the end of the period covered by this Annual Report on Form 10-K. Based on the foregoing, our Principal Executive Officer and Principal Financial and Accounting Officer concluded that our disclosure controls and procedures were effective at December 31, 2023 at the reasonable assurance level.

Management’s Report on Internal Controls Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a material misstatement of our consolidated financial statements would be prevented or detected. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Under the supervision and with the participation of our management, including our Principal Executive Officer and Principal Financial and Accounting Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2023 based on the framework established in “Internal Control – Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Our management concluded that our internal control over financial reporting was effective as of that date.

This Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm due to our status as an emerging growth company under the JOBS Act.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting identified in management's evaluation pursuant to Rules 13a-15(f) or 15d-15(f) of the Exchange Act during the fourth quarter of 2023 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

None.

Item 9C. Disclosure Regarding Foreign Jurisdiction that Prevent Inspections.

Not Applicable.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The information required under this Item 10 of Form 10-K will be included in our 2024 Proxy Statement and is incorporated herein by reference.

ITEM 11. EXECUTIVE COMPENSATION

The information required under this Item 11 of Form 10-K will be included in our 2024 Proxy Statement and is incorporated herein by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required under this Item 12 of Form 10-K will be included in our 2024 Proxy Statement and is incorporated herein by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required under this Item 13 of Form 10-K will be included in our 2024 Proxy Statement and is incorporated herein by reference.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required under this Item 14 of Form 10-K will be included in our 2024 Proxy Statement and is incorporated herein by reference.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS SCHEDULES

(a)	The following documents are filed as part of this Annual Report on Form 10-K:

(1)	Consolidated Financial Statements:

(2)	Financial Statement Schedules:

None.

(3)	Exhibits

We hereby file as part of this Annual Report on Form 10-K the exhibits listed in the attached Exhibit Index. Exhibits which are incorporated herein by reference can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates or on the SEC website at www.sec.gov.

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.	8-K	001-39489	2.1	August 8, 2022

2.2*	Securities Purchase Agreement, dated as of April 3, 2024, by and between Nuburu, Inc. and the parties thereto

3.1	Amended and Restated Bylaws of the Company.	8-K	001-39489	3.2	September 9, 2020

3.2	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39489	3.1	February 6, 2023

3.3	Certificate of Designations of the Company.	8-K	001-39489	3.3	February 6, 2023

4.1	Specimen Common Stock Certificate .	8-K	001-39489	4.1	February 6, 2023

4.2	Specimen Preferred Stock Certificate .	8-K	001-39489	4.2	February 6, 2023

4.3	Specimen Warrant Certificate.	S-1	333-248113	4.3	August 26, 2020

4.4	Warrant Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	4.1	September 9, 2020

4.5*	Description of Registrant’s Securities.

10.1	Investment Management Trust Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	10.2	September 9, 2020

10.2	Registration and Stockholder Rights Agreement, dated as of September 9, 2020, by and between the Company and the Sponsor.	8-K	001-39489	10.3	September 9, 2020

10.3	Letter Agreement, dated as of September 3, 2020, among the Company, the Sponsor and the Company’s then current officers and directors.	8-K	001-39489	10.4	September 9, 2020

10.4	Amendment to Letter Agreement, dated November 22, 2022, by and among the Company, the Sponsor, and the Company’s then current officers and directors.	8-K	001-39489	10.4	November 22, 2022

10.5	Amended and Restated Letter Agreement, dated January 31, 2023, by and among the Company, the Sponsor , and the other parties set forth on the signature pages thereto.	8-K	001-39489	10.4	January 31, 2023

10.6	Administrative Services Agreement, dated as of September 9, 2020, by and between the Company and the Sponsor.	8-K	001-39489	10.5	September 9, 2020

10.7	Sponsor Support and Forfeiture Agreement, dated as of August 5, 2022, by and among the Sponsor, the Company and Legacy Nuburu.	8-K	001-39489	10.1	August 8, 2022

10.8	Amendment to Sponsor Support and Forfeiture Agreement, dated November 22, 2022, by and among the Company, Legacy Nuburu, and the Sponsor.	8-K	001-39489	10.1	November 22, 2022

10.9	Amended and Restated Sponsor Support and Forfeiture Agreement, dated January 31, 2023, by and among the Company, the Sponsor and Legacy Nuburu.	8-K	001-39489	10.3	January 31, 2023

10.10	Stockholder Support Agreement, dated as of August 5, 2022, by and among the Company and certain stockholders of Legacy Nuburu.	8-K	001-39489	10.2	August 8, 2022

10.11	Amended and Restated Registration Rights and Lock-Up Agreement, dated August 5, 2022, by and among the Company and the parties listed on the signature pages thereto.	8-K	001-39489	10.3	August 8, 2022

10.12	Amendment to Amended and Restated Registration Rights Lock-Up Agreement, dated November 22, 2022, by and among the Company and the Holders (defined therein).	8-K	001-39489	10.2	November 22, 2022

10.13	Second Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated January 31, 2023, by and among the Company and the Holders (defined therein).	8-K	001-39489	10.2	January 31, 2023

10.14	Third Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated January 31, 2023, by and among the Company and the Holders(defined therein) (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2023).	8-K	001-39489	10.14	February 6, 2023

10.15	Fourth Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated March 10, 2023, by and among the Company	8-K	001-39489	10.1	March 10, 2023

	and the Holders(defined therein) (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2023).

10.16	Preferred Stock Sale Option Agreement, dated August 5, 2022, by and among the Company and the parties listed on Schedule A thereto.	8-K	001-39489	10.4	August 8, 2022

10.17	Amendment to Preferred Stock Sale Option Agreement, dated November 22, 2022, by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.3	November 22, 2022

10.18	Second Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022 by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.1	November 29, 2022

10.19	Third Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022 by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.2	March 10, 2023

10.20	Purchase Agreement, dated August 5, 2022, by and among the Company, Legacy Nuburu and Lincoln Park.	8-K	001-39489	10.5	August 8, 2022

10.21	Registration Rights Agreement, dated August 5, 2022, by and among the Company, Legacy Nuburu and Lincoln Park.	8-K	001-39489	10.6	August 8, 2022

10.22#	Nuburu, Inc. 2022 Equity Incentive Plan.	8-K	001-39489	10.20	February 6, 2023

10.23#	Nuburu, Inc. 2022 Employee Stock Purchase Plan and forms of agreement thereunder.	8-K	001-39489	10.21	February 6, 2023

10.24#	Nuburu, Inc. Executive Incentive Compensation Plan.	8-K	001-39489	10.22	February 6, 2023

10.25#†	Amended and Restated Employment Agreement, effective December 3, 2022, by and between Mark Zediker and Legacy Nuburu.	S-4/A	333-267403	10.18	November 29, 2022

10.26#	Employment Agreement, effective December 2, 2022, by and between Brian Knaley and Legacy Nuburu.	S-4/A	333-267403	10.19	November 29, 2022

10.27#†	Amended and Restated Employment Agreement, effective December 2, 2022, by and between Brian Faircloth and Legacy Nuburu.	S-4/A	333-267403	10.20	November 29, 2022

10.28#	Form of Director Letter Agreement.	S-4/A	333-267403	10.22	November 29, 2022

10.29#	Form of Nuburu, Inc. Indemnification Agreement.	8-K	001-39489	10.27	February 6, 2023

10.30†	Amended and Restated Lease Agreement between CSM Equities, L.L.C. and Legacy Nuburu, dated September 26, 2019.	S-4/A	333-267403	10.13	November 7, 2022

10.31	Share Transfer Agreement, dated January 25, 2023, by and between the Sponsor and the party set forth on the signature pages thereto.	8-K	001-39489	10.1	January 31, 2023

10.32	Letter Agreement, dated November 28, 2022, by and among Tailwind Acquisition Corp. and the other parties set forth on the signature pages thereto.	8-K	001-39489	10.2	November 28, 2022

10.33	Form of Convertible Promissory Note.	8-K	001-39489	4.1	June 13, 2023

10.34	Form of Warrant to Purchase Shares of Common Stock.	8-K	001-39489	4.2	June 13, 2023

10.35	Note and Warrant Purchase Agreement dated June 12, 2023.	8-K	001-39489	10.1	June 13, 2023

10.36	Registration Rights and Lock-up Agreement.	8-K	001-39489	10.2	June 13, 2023

10.37	Director Letter Agreement, dated August 31, 2023, by and between Nuburu, Inc. and John Bolton.	10-Q	001-39489	10.3	November 9, 2023

10.38	Confidential Separation and Release Agreement, dated November 1, 2023, by and between Nuburu, Inc. and Dr. Mark Zediker.	10-Q	001-39489	10.4	November 9, 2023

10.39*	Note and Warrant Purchase Agreement, dated November 13, 2023, by and between Nuburu, Inc. and the lenders party thereto.

10.40*	Form of Promissory Note.

10.41*	Form of Warrant to Purchase Shares of Common Stock.

10.42*	Registration Rights Agreement, dated November 13, 2023, by and between Nuburu, Inc.

10.43*	Intercreditor and Subordination Agreement, dated November 13, 2023, by and between Nuburu, Inc. and the parties thereto.

10.44*	Note Exchange Agreement, by and between Nuburu, Inc. and the parties thereto.

10.45*	Form of Senior Secured Convertible Promissory Note.

10.46*	Form of Warrant to Purchase Shares of Common Stock

10.47*	Board of Directors Compensation Policy

21.1	List of Subsidiaries of Nuburu, Inc.	8-K	001-39489	21.1	February 6, 2023

24.1*	Power of Attorney (included on the signature page to this Annual Report on Form 10-K)

31.1*	Certification of the Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a).

31.2*	Certification of the Principal Financial and Accounting Officer required by Rule 13a-14(a) or Rule 15d-14(a).

32.1**	Certification of the Principal Executive Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350

32.2**	Certification of the Principal Financial and Accounting Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350

97*	Nuburu, Inc. Clawback Policy

101.INS*	XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema with Embedded Linkbase Documents

104*	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

** Furnished herewith

# Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

ITEM 16. FORM 10-K SUMMARY

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the registrant has duly caused this Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

April 15, 2024

NUBURU, INC.

/s/ Brian Knaley
Name:	Brian Knaley
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Knaley, jointly and severally, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Annual Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ron Nicol	Executive Chairman	April 15, 2024
Ron Nicol	(Principal Executive Officer)

/s/ Brian Knaley	Chief Executive Officer	April 15, 2024
Brian Knaley	(Principal Financial and Accounting Officer)

/s/ John Bolton	Director	April 15, 2024
John Bolton

/s/ Daniel Hirsch	Director	April 15, 2024
Daniel Hirsch

/s/ Lily Yan Hughes	Director	April 15, 2024
Lily Yan Hughes

/s/ Kristi Hummel	Director	April 15, 2024
Kristi Hummel

/s/ Elizabeth Mora	Director	April 15, 2024
Elizabeth Mora

NUBURU, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Nuburu, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nuburu, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, consolidated statements of convertible preferred stock and stockholders’ equity (deficit), and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, and in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring operating losses and negative cash flows from operating activities and has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2021.

East Brunswick, New Jersey

April 15, 2024

PCAOB ID Number 100

NUBURU, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$2,148,700	$2,880,254
Accounts receivable	482,279	327,200
Inventories, net of allowance of $1,133,457 and $292,990, respectively	1,456,275	972,695
Deferred financing costs	50,000	4,258,515
Prepaid expenses and other current assets	156,255	46,737
Total current assets	4,293,509	8,485,401
Property and equipment, net	5,650,976	3,771,849
Construction in progress	—	188,912
Right-of-use assets	586,164	641,651
Other assets	34,359	34,359
TOTAL ASSETS	$10,565,008	$13,122,172

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,744,606	$4,456,587
Accrued expenses	2,750,305	2,312,118
Current portion of operating lease liability	355,385	343,049
Contract liabilities	30,400	178,750
Current portion of notes payable	2,147,992	—
Current portion of convertible notes payable	—	7,300,000
Total current liabilities	10,028,688	14,590,504
Operating lease liability	237,369	373,907
Convertible notes payable	6,713,241	—
Warrant liabilities	2,238,519	—
TOTAL LIABILITIES	19,217,817	14,964,411
Commitments and Contingencies (Note 6)
Stockholders’ Deficit
Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 2,388,905 and 23,237,703 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	239	4,040
Common stock, $0.0001 par value; 250,000,000 shares authorized; 36,894,323 and 5,556,857 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	3,689	1,077
Additional paid-in capital	73,241,955	59,344,952
Accumulated deficit	(81,898,692)	(61,192,308)
Total Stockholders’ Deficit	(8,652,809)	(1,842,239)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,565,008	$13,122,172

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2023	2022
Revenue	$2,085,532	$1,440,428
Cost of revenue	5,695,433	4,859,599
Gross margin	(3,609,901)	(3,419,171)
Operating expenses:
Research and development	5,462,680	4,546,057
Selling and marketing	1,539,690	708,144
General and administrative	11,223,449	5,324,417
Total operating expenses	18,225,819	10,578,618
Loss from operations	(21,835,720)	(13,997,789)
Interest income	117,372	43,976
Interest expense	(754,549)	(175,288)
Other income, net	1,766,513	—
Loss before provision for income taxes	$(20,706,384)	$(14,129,101)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(20,706,384)	$(14,129,101)
Net loss per common share, basic and diluted	$(0.63)	$(2.59)
Weighted-average common shares used to compute net loss per common share, basic and diluted	33,064,250	5,458,184

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

	Convertible Preferred Stock		Common Stock
	Shares(1)	Amount	Shares(1)	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance as of January 1, 2022	23,196,296	$4,036	5,153,286	$999	$56,646,247	$(47,063,207)	$9,588,075
Issuance of Legacy Nuburu Series C preferred stock	41,407	4	—	—	188,886	—	188,890
Issuance of Legacy Nuburu common stock from option exercises	—	—	403,571	78	147,479	—	147,557
Stock-based compensation	—	—	—	—	2,362,340	—	2,362,340
Net loss	—	—	—	—	—	(14,129,101)	(14,129,101)
Balance as of December 31, 2022	23,237,703	$4,040	5,556,857	$1,077	$59,344,952	$(61,192,308)	$(1,842,239)
Issuance of Common Stock and Series A preferred stock upon conversion of convertible notes in connection with the reverse recapitalization	1,361,787	136	1,361,787	136	11,575,014	—	11,575,286
Conversion of Legacy Nuburu convertible preferred stock into Common Stock in connection with the reverse recapitalization	(23,237,703)	(4,040)	23,237,703	2,323	1,717	—	—
Issuance of Common Stock and Series A preferred stock upon the reverse recapitalization, net of issuance costs	1,481,666	148	3,233,745	(197)	(3,257,476)	—	(3,257,525)
Issuance of Common Stock and Series A preferred stock to satisfy certain reverse recapitalization costs	195,452	20	195,452	20	(40)	—	—
Recognition of Public Warrants upon the reverse recapitalization	—	—	—	—	(1,336,863)	—	(1,336,863)
Issuance of Common Stock from the Lincoln Park Purchase Agreement	—	—	1,681,898	167	2,099,830	—	2,099,997
Issuance of Common Stock warrants in connection with the June 2023 Convertible Notes (net of issuance cost of $160,345)	—	—	—	—	2,351,414	—	2,351,414
Issuance of Common Stock upon conversion of convertible preferred stock	(650,000)	(65)	1,300,000	130	(65)	—	—
Issuance of Common Stock from option exercises	—	—	5,153	1	6,998	—	6,999
Issuance of Common Stock from releases of restricted stock units	—	—	391,651	39	(39)	—	—
Restricted stock units used for tax withholdings	—	—	(69,923)	(7)	(33,896)	—	(33,903)
Stock-based compensation	—	—	—	—	2,490,409	—	2,490,409
Net loss	—	—	—	—	—	(20,706,384)	(20,706,384)
Balance as of December 31, 2023	2,388,905	$239	36,894,323	$3,689	$73,241,955	$(81,898,692)	$(8,652,809)

(1) The number of shares of convertible preferred stock and common stock issued and outstanding prior to the Business Combination have been retroactively adjusted by the Exchange Ratio to give effect to the reverse recapitalization treatment of the Business Combination. See Note 1 - Description of Business and Note 3 - Reverse Recapitalization for more information.

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(20,706,384)	$(14,129,101)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	505,898	450,505
Stock-based compensation	2,490,409	2,362,340
Change in fair value of warrant liabilities	(1,766,513)	—
Inventory reserve adjustments	840,467	(258,116)
Amortization of debt discount	416,636	—
Amortization of deferred financing costs	105,924	—
Changes in operating assets and liabilities:
Accounts receivable	(155,079)	(103,925)
Inventories	(1,613,781)	(199,429)
Prepaid expenses and other current assets	(268,118)	23,336
Operating lease right-of-use asset	319,426	292,932
Accounts payable	2,715,504	628,702
Accrued expenses	111,939	1,013,437
Contract liabilities	(148,350)	5,700
Operating lease liability	(388,141)	(314,111)
Net cash used in operating activities	(17,540,163)	(10,227,730)
Cash Flows from Investing Activities:
Purchase of property and equipment	(1,167,751)	(536,038)
Net cash used in investing activities	(1,167,751)	(536,038)
Cash Flows from Financing Activities:
Proceeds from issuance of Legacy Nuburu convertible promissory notes	4,100,000	7,300,000
Proceeds from issuance of June 2023 Senior Convertible Notes and Warrants	9,225,000	—
Proceeds from issuance of November 2023 Junior Notes and Warrants (net of original issue discount)	5,000,000	—
Proceeds from the exercise of stock options	6,999	147,557
Restricted stock units used for tax withholdings	(33,903)	—
Proceeds from the issuance of Legacy Nuburu preferred stock	—	188,890
Proceeds from reverse recapitalization	3,243,079	—
Proceeds from the issuance of preferred stock	5,000	—
Proceeds from issuance of Common Stock from the Lincoln Park Purchase Agreement	2,099,997	—
Payment of transaction costs related to the reverse recapitalization	(4,734,913)	—
Repayment of related party convertible promissory notes	(675,000)	—
Payment of deferred financing costs	(259,899)	—
Net cash provided by financing activities	17,976,360	7,636,447
NET CHANGE IN CASH DURING THE PERIOD	(731,554)	(3,127,321)
CASH AND CASH EQUIVALENTS ―BEGINNING OF PERIOD	2,880,254	6,007,575
CASH AND CASH EQUIVALENTS ―END OF PERIOD	$2,148,700	$2,880,254
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for new operating lease liabilities	$263,939	$934,583
Transfer of property and equipment from inventory	$430,666	$—
Transfer of property and equipment from prepaid expenses	$198,600	$—
Purchase of property and equipment in accounts payable and accrued expenses	$540,028	$—
Deferred financing costs included in accounts payable and accrued expenses	$681,845	$4,258,515
Transaction costs related to the reverse recapitalization not yet paid	$1,007,439	$—
Issuance of Common Stock upon conversion of preferred stock	$65
Issuance of Common Stock upon conversion of preferred stock in connection with the reverse recapitalization	$11,575,286	$—

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BACKGROUND AND ORGANIZATION

Nuburu, Inc. (“Nuburu” or the “Company”) and its wholly-owned subsidiary Nuburu Subsidiary, Inc., is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to a broad range of high-value applications including welding and 3D printing. The Company is located in Centennial, Colorado.

Nuburu was originally incorporated in Delaware on July 21, 2020 under the name Tailwind Acquisition Corp. (“Tailwind”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), the Company consummated its initial public offering (the “IPO”). On January 31, 2023 (the "Closing Date"), the Company consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into the Company's subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed its name to “Nuburu, Inc.,” and the Company became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries. In light of the fact that the Business Combination has closed and the Company's ongoing business will be the business formerly operated by Legacy Nuburu, this business section primarily includes information regarding Legacy Nuburu’s business.

Throughout the notes to the consolidated financial statements, unless otherwise noted, the “Company,” “we,” “us” or “our” and similar terms refer to Legacy Nuburu prior to the consummation of the Business Combination, and Nuburu and its subsidiaries after the consummation of the Business Combination.

Going Concern and Liquidity

The Company devotes its efforts to business planning, research and development, and raising capital. The Company is an emerging growth company that has not yet achieved full commercialization and is expected to incur losses until it does.

From inception through December 31, 2023, the Company has incurred operating losses and negative cash flows from operating activities. For the years ended December 31, 2023 and 2022, the Company has incurred net losses of $20,706,384 and $14,129,101, respectively, and the Company has an accumulated deficit of $81,898,692 as of December 31, 2023. The Company expects to continue to expand its operations, including by investing in manufacturing, sales and marketing, research and development, and infrastructure to support its growth. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases its revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern.

Until the Company can generate sufficient revenue to cover its operating expenses, working capital, and capital expenditures, the Company will rely on funds raised from the closing of the Business Combination, from the $9,225,000 of Senior Convertible Notes and Warrants issued in June 2023, from the $5,500,000 of Junior Notes and Warrants issued in November 2023, and from the $11,400,000 of Legacy Nuburu convertible notes (the "Legacy Convertible Notes") issued prior to the Closing (refer to Note 8, Notes and Convertible Notes Payable for more information on the Company's notes); as well as from the Lincoln Park Purchase Agreement pursuant to which Lincoln Park has agreed to purchase from the Company, at the sole discretion of the Company, up to $100,000,000 of Common Stock from time to time over a 48-month period. In accordance with the Lincoln Park Purchase Agreement, Lincoln Park has purchased, at the option of the Company, approximately $2.1 million of Common Stock during the year ended December 31, 2023 but is not required to purchase shares if the Company's stock price falls below $1.00 per share.

The Company plans to finance its operations with proceeds from the issuance and sale of equity securities or debt; however, there is no assurance that management's plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company.

Certain Significant Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, competition from substitute products and larger companies, protection of proprietary technology, ability to maintain distributor relationships, and dependence on key individuals.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

Reclassification

Certain prior period balances in the consolidated statements of cash flows have been combined or reclassified to conform to current period presentation pursuant to Rule 10-01(a)(2) of Regulation S-X of the SEC. Such reclassifications had no impact on net income, cash flows or shareholders' equity previously reported.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Estimates and assumptions made by management include, but are not limited to, the Company's inventory reserve and valuation of stock-based awards and warrants issued. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash equivalents are defined as short term, highly liquid investments, which are readily convertible to cash and have remaining maturities of three months or less at the date of acquisition. Cash and cash equivalents are held in U.S. financial institutions or in custodial accounts with U.S. financial institutions. The Company currently has bank deposits with financial institutions in the U.S. that exceed Federal Deposit Insurance Corporation insurance limits of $250,000. The Company has not experienced any losses in such accounts, nor does the Company believe it is exposed to any significant credit risk on cash and cash equivalents. However, any loss incurred or lack of access to such funds could have a significant adverse impact on the Company's financial condition, results of operations, and cash flows. As of December 31, 2023 and 2022, substantially all of the cash on hand was considered cash equivalents.

Concentrations of Credit Risk, Other Risks and Uncertainties

The Company's financial instruments that are subject to credit risk consist primarily of cash and cash equivalents and accounts receivable. At December 31, 2023 and 2022, substantially all of the Company's cash and cash equivalents were held in one large financial institution located in the United States. Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date. The Company generally requires deposits from its customers. The Company's accounts receivable are derived from billings to customers and it has not experienced any collection issues to-date.

The Company's future results of operations involve a number of risks and uncertainties. The Company’s current business activities consist of business planning, research and development efforts to design and develop high-power, high-brightness blue laser technology, and capital raising to finance the Company through full commercialization. The Company is subject to the risks associated with such activities, including the need to further develop its technology and its marketing and distribution channels; further develop its supply chain and manufacturing; and hire additional management and other key personnel. Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations, are dependent upon future events, including its ability to access potential markets and secure long-term financing.

The Company currently depends upon a small number of customers for a substantial portion of its revenue. During the year ended December 31, 2023, two customers accounted for 39% and 29% of the Company's revenue, respectively. During the year ended December 31, 2022, two customers accounted for 47% and 22% of the Company’s revenue, respectively. As of December 31, 2023, four customers accounted for 50%, 18%, 13%, and 10% of the Company's accounts receivable, respectively. As of December 31, 2022, three customers accounted for 62%, 26%, and 8% of the Company’s accounts receivable, respectively. Loss of any of the Company's customers could have a material adverse effect on the Company's operations.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, including cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses, which qualify as financial instruments under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820 — Fair Value Measurement ("ASC 820") approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature.

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The assets’ or liabilities’ fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable consist of uncollateralized obligations due from customers under normal trade terms, typically requiring a substantial deposit prior to any shipment. The carrying value of receivables, net of the allowance for credit losses, represents their net realizable value. The allowance for credit losses is estimated by management based on the nature and the age of outstanding receivables, historical collection experience, specific customer circumstances, and reasonable and supportable forecasts of future economic conditions. Past due receivables are written off when the Company's collection efforts have been deemed unsuccessful in collecting the amounts past due. Bad debt recoveries are credited to the allowance account as collected.

The Company manufactures and sells its products to a broad range of customers. Customers are typically provided payment terms of 30 to 120 days. The Company has tracked historical loss information for its trade receivables and has not experienced any material credit losses to date. Management has also determined that there were no economic conditions present to warrant an allowance for credit losses as of December 31, 2023 and 2022. As such, there was no allowance for credit losses recorded as of December 31, 2023 and 2022.

Inventories, Net

All inventories are stated at the lower of cost determined on the first in, first out basis or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predicted costs of completion, disposal, and transportation. Inventory includes parts and components that may be specialized in nature and subject to obsolescence. The Company maintains a reserve for excess or obsolete inventory items. On a quarterly basis, the Company reviews inventory quantities on hand in comparison to past consumption, recent purchases, and other factors to determine what inventory quantities, if any, may not be sellable. Based on this review, inventories are written off and charged to cost of revenue when identified as excess or obsolete. Subsequent changes in facts and circumstances do not result in an increase in the reserve previously recognized.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization of property and equipment on a straight-line basis for financial accounting purposes, and on an accelerated basis for tax purposes, over the estimated useful life of the respective asset.

Maintenance and repairs are charged to expense as incurred and major renewals or betterments which extend the life of such assets are capitalized based on the shorter of the life of the lease or the estimated useful life. The net gain or loss on property retired or otherwise disposed of is credited or charged to operating expenses and the costs and accumulated depreciation and amortization are removed from the accounts.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Description of property and equipment	Years
Computer equipment	5
Office furniture and equipment	7
Leasehold improvements	Lease term or useful life, whatever is shorter
Machinery and equipment	10

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use ("ROU") assets, and operating lease liabilities, current, and noncurrent, on the consolidated balance sheets. The Company currently does not have any finance lease arrangements.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date of the lease. As the Company's leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date of the lease in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company's lease terms may include an option to extend or terminate the lease when it is reasonably certain that it will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognized lease expense for these leases on a straight-line basis over the lease term.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets being reviewed for impairment, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. There was no impairment loss recognized for the years ended December 31, 2023 or 2022.

Revenue Recognition

The Company's primary business activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars. The Company accounts for revenue contracts with customers by applying the requirements of FASB ASC 606 — Revenue from Contracts with Customers ("ASC 606"), which includes the following steps:

•
identification of the contract, or contracts, with a customer;
•
identification of the performance obligations in the contract;
•
determination of the transaction price;
•
allocation of the transaction price to the performance obligations in the contract; and
•
recognition of revenue when, or as, the Company satisfies a performance obligation.

In all sales arrangements, revenues are recognized when control of the promised goods or services is transferred to customers, in an amount the Company expects to be entitled to receive in exchange for those goods and services.

At contract inception, the Company assesses the goods or services promised within each contract and determines the performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes revenue for the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Determining the method and amount of revenue to recognize requires the Company to make judgments and estimates which include determining whether the performance obligation is satisfied over time or at a point in time, the selection of method to measure progress towards completion, and determining if the contract includes any variable consideration or material right elements.

The Company’s primary performance obligations include product sales and installation services. Revenue for product sales is recognized when the customer obtains control of the product, which occurs at a point in time, and may be upon shipment or upon delivery based on the contractual shipping terms of a contract. Revenue for installation services is recognized over time, as the service is rendered. For this performance obligation, the Company has a right to consideration from customers that corresponds directly with the value to the customers of the Company's performance completed to date, and as such, the Company recognizes revenue in the amount to which it has a right to invoice the customer. Typically, invoices are issued upon shipment or completion of services, which varies based on the product and service duration.

The Company allocates the transaction price based on the estimated relative standalone selling prices of the promised products or services underlying each performance obligation. The Company determines standalone selling prices based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved standard pricing related to the performance obligations.

The Company recognizes freight and shipping costs associated with outbound freight after control over a product has transferred to a customer, as a fulfillment cost and includes those costs in materials within cost of revenue. Revenue received from shipping and handling fees is reflected in net revenue.

The Company's standard terms and conditions which are applicable to the Company's contracts covering the sale of its products include warranty provisions that provide assurance to its customers that the products will comply with agreed upon specifications, which is standard in the industry. The product warranty is accounted for in accordance with the guidelines under ASC 460-10 — Guarantees. Therefore, losses from warranty obligations are accrued when the amount of loss can be reasonably estimated, and the information is available before the financial statements are issued or are available to be issued.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flow are most significantly affected by its customer concentration, changes in technology, and adverse changes in the economy that may have an adverse impact on the ability of customers to contract with and pay the Company.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740 — Income Taxes ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Income taxes are recognized for the current year and for the impact of deferred tax assets and liabilities, which represent future tax consequences of events that have been recognized differently in the financial statements than for income tax purposes. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and income tax basis of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax assets and liabilities.

In the event of the future consequences of differences between financial reporting bases and tax bases of assets and liabilities result in a deferred tax asset, the Company performs an evaluation of the probability of being able to realize future benefits indicated by such asset. A valuation allowance related to a net deferred tax asset is recorded when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company recorded a full valuation allowance as of December 31, 2023 and 2022, as it is more likely than not that the Company will not be able to utilize the net deferred tax assets in the foreseeable future (see Note 12, Income Taxes). The Company maintains valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances.

The Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of operating expense. Management has evaluated the Company's tax positions and concluded the Company has taken no uncertain tax positions that would require adjustments to the financial statements to comply with the provisions of this guidance. As there were no uncertain tax positions as of December 31, 2023 and 2022, no interest or penalties were recorded to operating expenses. Tax returns filed by the Company remain open to federal and state income tax examinations through the statutory time periods.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value ("LCNRV") adjustments to inventory for adjustments to reduce the carrying value of inventory if its value is greater than the net realizable value, as well as adjustments for excess or obsolete inventory.

Research and Development Expenses

Research and development ("R&D") expenses consist of costs incurred to further the Company's commercialization development efforts. These costs consist primarily of compensation and related costs for R&D personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and R&D equipment depreciation. R&D costs are charged to the statement of operations as incurred and are included in operating expenses.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of compensation and related costs for the Company's direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs, third-party consulting expenses, and application lab depreciation expenses. Selling and marketing costs are charged to the statement of operations as incurred and are included in operating expenses.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and related costs for finance, human resources, and other administrative personnel, and include stock-based compensation, employee benefits, and travel expenses. In addition, general and administrative expenses include third-party consulting and advisory services; legal, audit, and accounting services; and facilities costs. General and administrative costs are charged to the statement of operations as incurred and are included in operating expenses.

Stock-Based Compensation Expenses

The Company measures and recognizes the compensation expenses for all stock-based awards made to employees, directors, and consultants based on estimated grant date fair values. The fair value of employee stock options is estimated on the grant date using the Black-Scholes model. The fair value for time-based stock awards is based on the grant date share price reduced by the present value of the expected dividend yield prior to vesting. The fair value of market-based stock awards is estimated using an option-pricing model on the date of grant. Stock-based compensation is reduced for forfeitures, which are accounted for as they occur.

Deferred Financing Costs

Deferred financing costs related to financings not yet in place are included in deferred financing costs on the consolidated balance sheet and are not amortized until the associated financing is received, at which point the costs will be amortized over the term of the agreement. Deferred financing costs related to the Company's Junior Notes (as defined and described in Note 8) are included as a deduction from the carrying amount of the notes in current notes payable in the consolidated balance sheets and are amortized to interest expense over the term of the notes.

Debt Discount

The debt discount related to the Company's Junior Notes (as defined and described in Note 8) is included as a deduction from the carrying amount of the notes in current notes payable in the consolidated balance sheets and is amortized to interest expense over the term of the notes.

Net Loss Per Common Share

The Company's basic net loss per common share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. Contingently issuable shares are included in the computation of basic net loss per share as of the date that all necessary conditions have been satisfied and issuance of the shares is no longer contingent. The Company's diluted net loss per share is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method. For purposes of this calculation, stock options, restricted stock units, and warrants to purchase common stock equivalents have been excluded from the calculation of diluted net loss per share as their effect is anti-dilutive.

Recently Adopted Accounting Pronouncements

In September 2016, the FASB issued Accounting Standards Update ("ASU") 2016-13 — Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). This ASU changes the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. The standard was adopted by the Company effective January 1, 2023 and did not have any significant changes to the Company's financial statements and related notes.

In February 2016, the FASB issued ASU No. 2016-02 — Leases, and issued subsequent amendments to the initial guidance in September 2017 within ASU 2017-13, in January 2018 within ASU 2018-01, in July 2018 within ASU 2018-11, in December 2018 within ASU 2018-20, in March 2019 within ASU 2019-01, in November 2019 within ASU 2019-10, in February 2020 within ASU 2020-02, in September 2020 within ASU 2020-05, in July 2021 within ASU 2021-05, and November 2021 within ASU 2021-09 (collectively, "Topic 842"). Topic 842 supersedes Topic 840 — Leases, and requires lessees to recognize all leases on their balance sheets, with the exception of short-term leases, as a right-of-use asset and a corresponding lease liability measured at the present value of the lease payments. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard requires expanded disclosures regarding leasing arrangements. Effective January 1, 2022, the Company adopted Topic 842 using a modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application and not restating comparative periods. There was no cumulative-effect adjustment recorded to retained deficit upon adoption.

Topic 842 provides several optional practical expedients in transition. The Company elected to use the package of practical expedients permitted under the transition guidance, which allows the Company not to reassess its prior conclusions about lease identification, lease classification and initial direct costs for any leases that existed prior to January 1, 2022. The Company did not elect to use the other practical expedients provided.

Upon adoption, the Company recognized the right-of-use asset and operating lease liability totaling $934,584 and $1,031,067, respectively, to reflect the present value of remaining lease payments under an existing lease arrangement with no impact to the opening balance of retained deficit as a result of adoption. The difference between the leased asset and lease liability represents the existing deferred rent liability balance, resulting from historical straight-lining of an operating lease, which was effectively reclassified upon adoption to reduce the measurement of the leased asset. Results for reporting periods beginning January 1, 2022 are presented under ASC 842. For more information on the impact of adoption and the disclosures required by the new standard, refer to Note 6, Commitments and Contingencies.

In August 2020, the FASB issued ASU 2020 06 — Debt – Debt with Conversion and Other Options (Subtopic 470 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity ("ASU 2020-06"). This ASU simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The amendments in ASU 2020-06 further revise the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The standard is effective for the Company on January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective January 1, 2022. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

In December 2023, the FASB issued ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3. REVERSE RECAPITALIZATION

On January 31, 2023, upon the consummation of the Business Combination, all holders of 10,782,091 issued and outstanding shares of Legacy Nuburu common stock and 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock received shares of Nuburu common stock at a deemed value of $10.00 per share after giving effect to the exchange ratios set forth below (the “Exchange Ratios”):

Legacy Nuburu Class / Series	Exchange Ratio
Legacy Nuburu Common Stock	0.515
Legacy Nuburu Series A Preferred Stock	0.566
Legacy Nuburu Series A-1 Preferred Stock	0.599
Legacy Nuburu Series B Preferred Stock	0.831
Legacy Nuburu Series B-1 Preferred Stock	0.515
Legacy Nuburu Series C Preferred Stock	1.146

This resulted in 31,323,904 shares of Nuburu Common Stock issued and outstanding as of the Closing and all holders of 7,132,467 issued and outstanding Legacy Nuburu equity awards received Nuburu equity awards covering 3,675,976 shares of Nuburu Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratios, based on the following events contemplated by the Business Combination Agreement:

•
the cancellation and conversion of all 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock into 23,237,703 shares of Nuburu Common Stock at the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the date and time the Business Combination became effective (“Effective Time”);
•
the cancellation and conversion of all 10,782,091 issued and outstanding shares of Legacy Nuburu common stock into 5,556,857 shares of Nuburu Common Stock as adjusted by the Exchange Ratios;
•
the net exercise of all 4,000,000 outstanding warrants to purchase shares of Legacy Nuburu common stock immediately prior to the Effective Time in accordance with its terms and subsequent conversion into 1,167,557 shares of Nuburu Common Stock at the Effective Time;
•
the cancellation and conversion of all Legacy Nuburu Convertible Notes into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time, which 2,642,239 shares were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 1,361,787 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time; and
•
the cancellation and exchange of all 6,079,467 granted and outstanding vested and unvested Legacy Nuburu options, which became 3,133,270 Nuburu options exercisable for shares of Nuburu Common Stock with the same terms and vesting conditions except for a number of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio; and
•
the cancellation and exchange of all 1,053,000 granted and outstanding vested and unvested Legacy Nuburu RSUs, which became 542,706 Nuburu RSUs for shares of Nuburu Common Stock with the same terms and vesting conditions except for the number of shares, which was adjusted by the Legacy Nuburu common stock Exchange Ratio.

The other related events that occurred in connection with the Closing are summarized below:

•
Tailwind and the Tailwind Sponsor entered into a letter agreement (the “Sponsor Support and Forfeiture Agreement”), dated as of August 5, 2022 (as amended by the Amended and Restated Sponsor Support and Forfeiture Agreement, dated January 31, 2023). In connection with the Business Combination, the 8,355,393 Tailwind Sponsor Class B shares were forfeited other than 1,150,000 shares of Common Stock (of which, 150,000 shares were transferred to Nautilus Maser Fund, L.P. and 50,000 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock. Additionally, upon the Closing, the Sponsor cancelled the 9,700,000 Private Placement Warrants that were held by the Sponsor.
•
Tailwind, Legacy Nuburu and Lincoln Park entered into a purchase agreement pursuant to which Nuburu may direct Lincoln Park to purchase up to $100 million of Common Stock from time to time over a 48-month period, subject to certain limitations contained in the Lincoln Park Purchase Agreement. At the Closing, Nuburu issued 200,000 shares of Nuburu Common Stock to Lincoln Park.
•
Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 (the “Services Agreement”) relating to this arrangement pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing.

After giving effect to the Business Combination as described above, the number of shares of Common Stock and Series A preferred stock issued and outstanding immediately following the consummation of the Business Combination was as follows:

	Common Shares	Series A Preferred Shares
Tailwind public shares	316,188	—
Tailwind Sponsor Class B shares	8,355,393	—
Total shares of Tailwind common stock outstanding immediately prior to the Business Combination	8,671,581	—
Less: forfeiture of the Tailwind Sponsor Class B Common Stock other than 1,150,000 shares of Common Stock and 650,000 shares of Series A Preferred Stock	(7,205,393)	—
Tailwind Sponsor Series A Preferred Stock	—	650,000
Tailwind public shares issuance of Series A Preferred Stock	—	316,188
Legacy Nuburu shares	31,323,904	1,377,265
Lincoln Park Commitment Shares	200,000	—
Anzu Warrant Shares	—	500,000
Total shares of Nuburu Common Stock outstanding immediately after the Business Combination(1)(2)	32,990,092	2,843,453

(1) Excludes 3,675,976 shares of Common Stock as of the Closing of the Business Combination to be reserved for potential future issuance upon the exercise of Nuburu options or settlement of Nuburu RSUs.

(2) Excludes 16,710,785 Public Warrants issued and outstanding as of the Closing of the Business Combination.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP because Legacy Nuburu has been determined to be the accounting acquirer. Under this method of accounting, Tailwind, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Nuburu, which is the legal acquiree, is treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Nuburu have become the historical financial statements of Nuburu, and Tailwind’s assets, liabilities and results of operations have been consolidated with Legacy Nuburu’s beginning on the acquisition date. For accounting purposes, the financial statements of Nuburu represent a continuation of the financial statements of Legacy Nuburu with the Business Combination being treated as the equivalent of Legacy Nuburu issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind are stated at historical costs and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination will be presented as those of Legacy Nuburu in future reports of Nuburu.

Legacy Nuburu was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•
Legacy Nuburu stockholders comprise a majority of the voting power of Nuburu;
•
The Nuburu board of directors consists only of members of the Legacy Nuburu board of directors or nominees selected by Legacy Nuburu;
•
Legacy Nuburu’s operations prior to the acquisition comprise the only ongoing operations of Nuburu;
•
Legacy Nuburu’s senior management comprises the senior management of Nuburu;
•
Nuburu has assumed the Legacy Nuburu name; and
•
Legacy Nuburu’s headquarters have become Nuburu’s headquarters.

All periods prior to the Business Combination have been retrospectively adjusted using the Exchange Ratios for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization.

In connection with the Closing of the Business Combination, the Company received net proceeds from the Business Combination totaling $3.2 million, prior to deducting transaction and issuance costs. Legacy Nuburu’s total transaction expenses were approximately $3.2 million and Tailwind’s total transaction expenses were approximately $2.5 million after taking into account waivers of costs incurred by Legacy Nuburu and Tailwind.

NOTE 4. BALANCE SHEET COMPONENTS

Inventories, Net

Inventories, net as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Raw materials and supplies	$1,973,634	$1,011,421
Work-in-process	158,346	15,213
Finished goods	457,752	239,051
Inventories, gross	2,589,732	1,265,685
Less: inventory reserve	(1,133,457)	(292,990)
Inventories, net	$1,456,275	$972,695

During the year ended December 31, 2023, the Company recorded net adjustments to inventories for LCNRV, obsolescence or scrap of approximately $640,000 to the statement of operations, primarily related to fully reserving inventory related to the Company's AO series as it shifted focus to producing the newer BLTM series, offset by scrap adjustments. During the year ended December 31, 2022, the Company recorded net credits for LCNRV, obsolescence or scrap of approximately $250,000 to the statement of operations, primarily due to reversals of LCNRV adjustments on items that were sold.

Property and Equipment, Net

Property and equipment, net as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Machinery and equipment	$7,179,629	$4,827,626
Leasehold improvements	897,948	810,248
Furniture and office equipment	205,897	180,747
Computer equipment and software	197,386	136,282
Property and equipment, gross	8,480,860	5,954,903
Less: accumulated depreciation and amortization	(2,829,884)	(2,183,054)
Property and equipment, net	$5,650,976	$3,771,849

Depreciation and amortization expense related to property and equipment was $505,898 and $450,505 for the years ended December 31, 2023 and 2022, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Prepaid insurance	$61,342	$—
Other prepaid assets	94,653	34,889
Other current assets	260	11,848
Total prepaid expenses and other current assets	$156,255	$46,737

Accrued Expenses

Accrued expenses as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Accrued payroll and related benefits	$754,904	$636,009
Accrued legal, accounting and professional fees	838,865	548,569
Accrued transaction costs related to the reverse recapitalization	503,600	651,818
Accrued taxes payable	89,346	108,516
Accrued interest	337,913	175,288
Other	225,677	191,918
Total accrued expenses	$2,750,305	$2,312,118

NOTE 5. FAIR VALUE MEASUREMENTS

The Company’s financial instruments that are carried at fair value consists of Level 1 and Level 3 assets and liabilities. Level 1 assets include highly liquid bank deposits and money market funds, which were not material as of December 31, 2023 and 2022. Level 1 liabilities include the Public Warrants and are classified as Level 1 due to the use of an observable market quote in an active market. The Company measured the fair value of the Public Warrants on the date of the Closing of the Business Combination based on the close price of the Public Warrant. During the year ended December 31, 2023, no warrants were exercised. Level 3 liabilities include the Junior Note Warrants (as defined in Note 8) and are classified as Level 3 due to the use of unobservable inputs in the valuation of the liability, as further described in Note 10.

The gains and losses from re-measurement of Level 1 financial liabilities are recorded as part of other (expense) income, net in the consolidated statements of operations and comprehensive loss. During the year ended December 31, 2023, the Company recorded a gain of $1,766,513, related to the change in fair value of the Public Warrants and Junior Note Warrants from the Closing to the end of the period. Refer to Note 10 for more information on the warrants issued by the Company during the periods presented. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.

The following table sets forth the fair value of the Company’s financial liabilities by level within the fair value hierarchy:

	At December 31, 2023
	Level 1	Level 2	Level 3	Total
Public Warrants(1)	$—	$—	$—	$—
Junior Note Warrants	—	—	2,238,519	2,238,519

(1) The Public Warrants are a Level 1 fair value measurement, as noted further below and in Note 10 of these consolidated financial statements.

Level 1 Financial Liabilities

The following table sets forth a summary of the changes in fair value of the Company's Level 1 financial liabilities.

Year Ended December 31,
2023
Fair value, beginning of period	$—
Recognition of Public Warrants upon the reverse recapitalization	1,336,863
Change in fair value	(1,336,863)
Fair value as of December 31, 2023	$—

On December 12, 2023, the New York Stock Exchange (“NYSE”) notified the Company, and publicly announced, that the NYSE had determined to (a) commence proceedings to delist the Company’s warrants, each whole warrant exercisable to purchase one share of the Company’s common stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE under the symbol “BURU.WS”, and (b) immediately suspend trading in the Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value as of December 31, 2023.

Level 3 Financial Liabilities

The following table sets forth a summary of the changes in fair value of the Company's Level 3 financial liabilities.

Year Ended December 31,
2023
Fair value, beginning of period	$—
Recognition of Junior Note Warrants upon issuance	2,668,169
Change in fair value	(429,650)
Fair value as of December 31, 2023	$2,238,519

NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases and occupies approximately 27,900 square feet of office space in Centennial, Colorado under a noncancelable operating lease agreement. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. In recognition of the ROU asset and the related lease liability as of December 31, 2023, any further options to extend the lease term have not been included as the Company was not reasonably certain to exercise any such option.

	Year ended December 31,
	2023	2022
Operating lease cost	$352,080	$340,146

As of December 31, 2023 and 2022, the weighted-average remaining lease term was 1.5 years and 2.0 years, respectively, and the weighted-average discount rate used was 7.0% and 5.5%, respectively.

During the years ended December 31, 2023 and 2022, the Company recognized the following lease costs arising from the lease transaction:

	Year ended December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities	$372,214	$361,324
Right-of-use assets obtained in exchange for new operating lease liabilities	263,939	934,584

As of December 31, 2023, the future payments and interest expense for the operating lease are as follows:

Year Ending December 31,	Future Payments
2024	$383,383
2025	240,834
Total undiscounted cash flows	624,217
Less: imputed interest	(31,463)
Present value of lease liabilities	$592,754

Legal Proceedings

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. As of December 31, 2023 and 2022, the Company was not involved in any material legal proceedings.

Purchase Commitments

As of December 31, 2023 and 2022, the Company had $602,335 and $657,112 in outstanding firm purchase commitments to acquire inventory and research and development parts from suppliers for the Company's ongoing operations.

NOTE 7. REVENUE

The Company’s primary revenue-generating activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars.

The following table presents revenue from contracts with customers disaggregated by geography:

	Year ended December 31,
	2023	2022
United States	$1,760,350	$1,038,403
Asia	117,835	356,075
Europe	207,347	45,950
Total	$2,085,532	$1,440,428

The following table presents revenue from contracts with customers disaggregated by the timing of revenue recognition:

	Year ended December 31,
	2023	2022
Revenue recognized at a point in time	$2,080,532	$1,438,628
Revenue recognized over time	5,000	1,800
Total	$2,085,532	$1,440,428

Contract liabilities consist of customer deposits that are applied to invoices as the performance obligation is performed. Accounts receivable and contract liabilities as of December 31, 2023 and 2022 were as follows:

	Accounts Receivable	Contract Liabilities
January 1, 2022	$223,275	$173,050
December 31, 2022	327,200	178,750
December 31, 2023	482,279	30,400

During the years ended December 31, 2023 and 2022, the Company recognized $32,500 and $1,800 of revenue that was included in the contract liabilities balance at the beginning of the reporting period, respectively.

NOTE 8. NOTES AND CONVERTIBLE NOTES PAYABLE

As of December 31, 2023 and 2022, the Company's outstanding debt consisted of the following. Please refer to the remainder of this footnote for more information on the debt issued during the periods presented.

	December 31, 2023	December 31, 2022
Junior Notes Issued November 2023	$5,500,000	$—
Unamortized debt discount	(2,751,533)	—
Unamortized deferred financing costs	(600,475)	—
Current portion of notes payable	2,147,992	—
Legacy Nuburu Convertible Notes	—	7,300,000
Current portion of convertible notes payable	—	7,300,000
Senior Convertible Notes Issued June 2023	6,713,241	—
Convertible notes payable, long-term	6,713,241	—
Total debt	$8,861,233	$7,300,000

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants," refer to Note 10, Warrants), exercisable for an amount of the Company's common stock equal to 100% principle amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders), which will be exercisable for $0.25 per share of the Company's common stock. The Company intends to use the net proceeds (after deducting the original issue discount of $500,000 and offering expenses of $691,399) from the Junior Note Purchase Agreements for general corporate purposes.

The Junior Notes are junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The Junior Notes will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contain customary events of default. If the Junior Notes have not been repaid within six or nine months after issuance, the Junior Notes will begin to bear interest at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively, and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Company's common stock at the time of issuance and a redemption right in favor of the Company when the trading price of the common stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of common stock issuable upon exercise of the Junior Note Warrants will be limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders.

Refer to Note 10 for the Company's accounting for the Junior Note Warrants. As a result of that accounting, the Notes contain the original issue discount of $500,000 as well as the discount associated with the Junior Note Warrant liability of $2,668,169. The discount will be amortized over the term of the Junior Notes in accordance with FASB ASC 835 - Interest.

The table below summarizes the issuance of the Junior Notes and Junior Note Warrants to related parties:

Noteholder	Principal Amount of Notes
David Seldin(1)	$1,100,000
Eunomia, LP(2)	1,100,000
CST Global LLC(3)	220,000

(1) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(2) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.

(3) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) primarily with certain investors including existing investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants," refer to Note 10, Warrants) to purchase up to 11,518,895 shares of the Company’s common stock from the June 12, 2023 Purchase Agreement and up to 1,889,535 shares of Common Stock from the June 16, 2023 Purchase Agreement. The Company intends to use the net proceeds (after deducting offering expenses of $160,345) from the Senior Convertible Note Purchase Agreements for general corporate purposes.

The Senior Convertible Notes are senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bear interest at the rate of 7.0% per annum, and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes are senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes may be converted at any time following June 23, 2023 prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Senior Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes at a price equal to $0.688 per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid.

The table below summarizes the sale of the Senior Convertible Notes and Senior Note Warrants to related parties:

Investor	Principal Amount of Convertible Notes
Wilson-Garling 2023 Family Trust(1)	$5,000,000
David Seldin(2)	1,200,000
Eunomia, LP(3)	1,000,000
CST Global LLC(4)	100,000
Curtis N Maas Revocable Trust(5)	100,000

(1) Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.

(4) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

(5) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

Legacy Nuburu Convertible Notes

Over the course of multiple closings in March, August and December 2022 and January 2023, Legacy Nuburu issued and sold Legacy Convertible Notes payable to various investors with aggregate gross proceeds of $11,400,000. The Legacy Convertible Notes accrued interest at a rate of 8% per annum. The outstanding principal amount and all accrued and unpaid interest on the Legacy Convertible Notes (the “Conversion Amount”), immediately prior to the consummation of the Business Combination, automatically converted into 2,642,239 shares of Legacy Nuburu common stock that, upon consummation of the Business Combination, entitled the holders of the Legacy Convertible Notes to receive 1,361,787 shares of Common Stock, which was equal to (x) the Conversion Amount divided by (y) $8.50.

The table below summarizes the sale of the Legacy Convertible Notes to related parties:

Noteholder	Principal Amount of Legacy Convertible Notes
W-G Investments LLC(1)	$1,000,000
David Seldin(2)	1,000,000
Ron Nicol(3)	1,000,000
CST Global LLC(4)	200,000
Curtis N Maas Revocable Trust(5)	150,000
Ake Almgren(6)	100,000

(1) Thomas J. Wilson, an affiliate of W-G Investments LLC, was a member of the Legacy Nuburu board of directors.

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol is the Chairman of the Company’s board of directors and was a member of the Legacy Nuburu board of directors.

(4) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

(5) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

(6) Ake Almgren resigned as a member of the Company's board of directors effective as of May 19, 2023.

NOTE 9. CONVERTIBLE PREFERRED STOCK

Legacy Nuburu Preferred Stock Financing

In multiple closings in December 2021 and January 2022, Legacy Nuburu sold an aggregate of 1,166,372 shares of Legacy Nuburu Series C Preferred Stock, at a purchase price of $5.00 per share, for an aggregate purchase price of approximately $5.8 million.

Series A Preferred Stock

Ranking

The Company’s Preferred Stock ranks senior to the Company’s Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends

Holders of the Company’s Preferred Stock participate, on an as-converted basis (without regard to any conversion limitations) in all dividends paid to the holders of the Company’s Common Stock.

Conversion Rights

The Preferred Stock is convertible at any time into Common Stock at a conversion rate equal to $10.00 (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Preferred Stock outstanding (the “Original Issuance Price”)) divided by the lesser of (i) $11.50 and (ii) the greater of (x) 115% of the lowest volume-weighted average price per share of the Company’s Common Stock as displayed under the heading Bloomberg VWAP (the “VWAP”) for any consecutive ninety-trading day period prior to the calculation of such VWAP and (y) $5.00, in each case subject to adjustment as set forth in the Certificate of Designations (the “Conversion Price”).

Any conversion will be settled only in shares of Common Stock; provided, that, upon any conversion that would result in the holders beneficially owning greater than 9.99% of the Company’s voting stock outstanding as of the conversion date or any individual holder beneficially owning Common Stock in excess of the maximum number of shares of Common Stock that could be issued to the holder without triggering a change of control under the applicable stock exchange listing rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date.

Mandatory Conversion

If the VWAP is greater than 200% of the Conversion Price for any 20 trading days in a 30-day trading day period, the Company may elect to convert all, but not less than all, of the Preferred Stock then outstanding into the Company’s Common Stock at a conversion rate with respect to each share of Preferred Stock equal to the Original Issuance Price as of the date of such conversion divided by the then applicable Conversion Price.

Voting Rights

The holders of Preferred Stock are not entitled to vote at or receive notice of any meeting of stockholders, except the holders of Preferred Stock are entitled to certain consent rights on matters related to (i) the creation or authorization of the creation of any equity or debt securities of the Company that rank senior or equal to certain rights of the Preferred Stock and (ii) the authorization of any adverse change to the powers, preferences, or special rights of the Preferred Stock set forth in the Company’s Certificate of Incorporation or Bylaws, and shall have voting rights as required by law.

Redemption

On the second anniversary of the Closing Date, or January 31, 2025 (the “Test Date”), the Company is obligated to redeem the maximum portion of the Preferred Stock permitted by law in cash at an amount equal to the Original Issuance Price as of such date if the Conversion Price exceeds the VWAP. If, on the Test Date, the Conversion Price is equal to or less than the VWAP, the Company must convert all shares of Preferred Stock then outstanding into shares of the Company’s Common Stock at the then applicable Conversion Price. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption. The mandatory redemption and conversion provisions described herein are further subject to certain limitations detailed in the Certificate of Designations.

Series A Preferred Stock Issuances

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and 2022, there were 2,388,905 and 23,237,703 shares of preferred stock issued or outstanding, respectively.

Upon the Closing of the Business Combination, all 23,237,703 shares of issued and outstanding convertible preferred stock were cancelled and converted into 23,237,703 shares of Legacy Nuburu common stock based upon the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the Effective Time.

Additionally, upon the Closing of the Business Combination, the cancellation and conversion of all Legacy Nuburu Convertible Notes into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time resulted in the issuance of 2,642,239 shares which were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 1,361,787 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time.

As of the Closing, each Legacy Nuburu stockholder waived its right to participate in the Preferred Stock Issuance (for clarity, excluding any shares received as a result of the conversion of any Legacy Convertible Notes prior to the Closing, which were entitled to participate in the Preferred Stock Issuance). Legacy Nuburu stockholders were entitled to receive approximately 99% of the Common Stock issued as merger consideration pursuant to the Business Combination Agreement agreed to waive such right by entering into the Stockholder Support Agreement (for clarity, excluding any shares received as a result of the conversion of any Legacy Convertible Notes). Those Legacy Nuburu stockholders who did not waive their right to participate resulted in the issuance of 15,478 shares of Nuburu Series A preferred stock at the Effective Time.

Each Tailwind stockholder who did not redeem their shares received a share of Nuburu Series A preferred stock. This resulted in the issuance of 316,188 shares of Nuburu Series A preferred stock to those non-redeeming stockholders.

Tailwind and the Tailwind Sponsor entered into the Sponsor Support and Forfeiture Agreement. In connection with the Business Combination, the 8,355,393 Founder Shares were forfeited other than 1,150,000 shares of Common Stock (of which, 150,000 shares were transferred to Nautilus Maser Fund, L.P. and 50,000 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock.

Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) was engaged by Legacy Nuburu to act as its counsel for the Business Combination. As partial compensation for the services provided by WSGR to Legacy Nuburu in connection with the Business Combination, the Company agreed to issue to WSGR 195,452 shares of Common Stock and 195,452 shares of Preferred Stock pursuant to the terms of the Stock Purchase Agreement entered into by and between the Company and WSGR on March 10, 2023. The foregoing issuance was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing and the $500,000 payment was made during the nine months ended September 30, 2023.

Conversions

In November 2023, a holder of Series A Preferred Stock converted 650,000 shares of Series A Preferred Stock to 1,300,000 share of Common Stock under the terms described under "Conversion Rights" above.

NOTE 10. WARRANTS

Liability Classified Warrants

November 2023 Junior Note Warrants

In connection with the Junior Notes discussed in Note 8 - Notes and Convertible Notes Payable the Company issued the Junior Note Warrants to purchase up to 22,000,000 shares of the Company's common stock. The Junior Note Warrants currently outstanding have an exercise price equal to $0.25 per share and expire on December 6, 2028. The Junior Note Purchase Agreements also provide for additional warrants to be issued if the Junior Notes remain outstanding for certain periods of time: (i) if the Junior Notes have not been repaid six months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the Volume Weighted Average Price ("VWAP") of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the Junior Notes have not been repaid nine months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance.

Based on the terms of the Junior Note Purchase Agreements, the Junior Note Warrants were evaluated under FASB ASC 815-40 - Derivatives and Hedging-Contracts in Entity's Own Equity ("ASC 815-40") and the Company concluded they did not initially meet the criteria to be classified in stockholders' equity (deficit). Specifically, there were contingent exercise provisions and settlement provisions that existed, as described above, where the number of shares available under the Junior Note Warrants may be adjusted. Because the number of outstanding common shares was not a fair value input to a fixed-for-fixed model, the Junior Note Warrants are treated as liabilities and are remeasured at each reporting date. The proceeds of $5,500,000 were allocated first to the Junior Note Warrant liability at fair value and then to the Junior Notes. The Company further determined that the Junior Warrant liability meets the criteria to be accounted for as a bifurcated derivative due to the significant discount it creates on the Junior Notes. The aggregate fair value of the Junior Note Warrants of $2,668,169 was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the Junior Note Warrant liability were as follows:

	Upon Issuance	As of December 31, 2023
Common Stock Warrants:
Stock price	$0.18	$0.15
Expected term (in years)	5.0	4.9
Expected volatility	66.3%	66.3%
Risk-free interest rate	4.1%	3.8%
Expected dividend yield	0.0%	0.0%

Public Warrants

In connection with the closing of the Business Combination, Nuburu assumed the 16,710,785 Public Warrants outstanding on the date of Closing. As of December 31, 2023, all 16,710,785 Public Warrants remain outstanding. However, on December 12, 2023, the NYSE notified the Company and publicly announced that the NYSE had determined to (a) commence proceedings to delist the Company’s warrants, each whole warrant exercisable to purchase one share of the Company’s common stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE under the symbol “BURU WS”, and (b) immediately suspend trading in the Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value in the financial statements as of December 31, 2023.

Each whole warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Common Stock. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemptions of warrants when the price of Common Stock equals or exceeds $18.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at a price of $0.01 per warrant;
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Common Stock equals or exceeds $10.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Common Stock;
•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
•
if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Equity Classified Warrants

June 2023 Senior Note Warrants

In connection with the Senior Convertible Notes discussed in Note 8 - Notes and Convertible Notes Payable, the Company issued the Senior Note Warrants to purchase up to 11,518,895 shares of the Company's common stock pursuant to the June 12, 2023 Purchase Agreement and 1,889,535 shares of Common Stock pursuant to the June 16, 2023 Purchase Agreement. The Senior Note Warrants have an exercise price equal to $1.03 per share and expire on June 23, 2028.

As the Senior Note Warrants were part of a bundled transaction, the gross proceeds from the Private Placement of $9,225,000 were allocated to the Senior Convertible Notes and the Senior Note Warrants based on their respective relative fair value upon issuance. The aggregate fair value of the Senior Note Warrants of $3,401,366 was estimated using the Black-Scholes option-pricing model with the following assumptions:

Upon Issuance
Common Stock Warrants:
Expected term (in years)	5.0
Expected volatility	47.9%
Risk-free interest rate	4.0%
Expected dividend yield	0.0%

NOTE 11. STOCK-BASED COMPENSATION

As of December 31, 2023, the Company had an active stock-based incentive compensation plan and an employee stock purchase plan: the 2022 Equity Incentive Plan (the “2022 Plan”) and the 2022 Employee Stock Purchase Plan (the “ESPP”). All new equity compensation grants are issued under these two plans; however, outstanding awards previously issued under inactive plans will continue to vest and remain exercisable in accordance with the terms of the respective plans.

The 2022 Plan provides for the grant of stock and stock-based awards including stock options, restricted stock, restricted stock units, performance awards, and stock appreciation rights. As of December 31, 2023, there are 4.1 million shares available for grant under the 2022 Plan and 0.4 million shares available for grant under the ESPP.

Stock-Based Compensation Expense

Total stock-based compensation expense recognized in the Company’s consolidated statements of operations is classified as follows:

	Year ended December 31,
	2023	2022
Cost of revenue	$640,847	$988,003
Research and development	617,386	143,439
Selling and marketing	266,675	46,299
General and administrative	965,501	1,184,599
Total stock-based compensation expense	$2,490,409	$2,362,340

The Company’s stock-based compensation expense is based on the value of the portion of stock-based payment awards that are ultimately expected to vest. During the years ended December 31, 2023 and 2022, stock-based compensation relating to stock-based awards granted to consultants was $458,174 and $961,040, respectively.

Restricted Stock Units

The Company grants Restricted Stock Units ("RSUs") to its employees for their services with a liquidity event requirement. The RSUs granted to employees vest over a period of time from the grant date and are subject to the participants continuing service to the Company over the period. The following table shows a summary of the Company's RSUs outstanding as of December 31, 2023 as well as activity the year then ended:

	RSUs
	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2022	542,706	$6.11
RSUs granted	887,997	$1.92
RSUs vested	(391,651)	$4.42
RSUs forfeited	(150,679)	$1.47
Unvested at December 31, 2023	888,373	$5.22

The weighted average grant date fair value of RSUs granted to employees and consultants was $1.92 and $6.11 per share for the years ended December 31, 2023 and 2022, respectively. The total grant date fair value of RSUs awarded was $1,709,217 and $3,316,950 for the years ended December 31, 2023 and 2022, respectively. The total grant date fair value of RSUs vested was $1,730,895 and nil for the years ended December 31, 2023 and 2022, respectively.

As of December 31, 2023, total unrecognized stock-based compensation costs related to RSUs was $2,624,464, which is expected to be recognized over a remaining weighted average period of 1.6 years. As of December 31, 2023, all of the RSUs are expected to vest.

Stock Options

The Company's outstanding stock options generally expire 10 years from the date of grant and are exercisable when the options vest, generally over four years, the majority of which vest at a rate of 25% on the first anniversary of the grant date, with the remainder vesting ratably each month over the next three years. A summary of stock option activity is as follows:

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2022	3,133,270	$4.35	7.9	$5,484,316
Options granted	5,315,917	$0.48
Options exercised	(5,153)	$1.36
Options cancelled or forfeited	(896,284)	$2.27
Options outstanding at December 31, 2023	7,547,750	$1.86	7.9	$—
Options exercisable at December 31, 2023	2,954,137	$3.10	5.4	$—
Options vested and expected to vest at December 31, 2023	7,547,750	$1.86	7.9	$—

The weighted-average grant date fair value of options granted to employees and consultants was $0.48 and $1.44 per share for the years ended December 31, 2023 and 2022, respectively.

Aggregate intrinsic value represents the difference between the estimated fair value of the underlying Common Stock and the exercise price of outstanding, in-the-money options. The aggregate intrinsic value of options exercised was $1,040 and $2,319,018 for the years ended December 31, 2023 and 2022, respectively.

As of December 31, 2023, total unrecognized stock-based compensation cost related to stock options was $1,871,219, which is expected to be recognized over a weighted-average period of 2.3 years.

Determining the appropriate fair value of stock based awards requires the input of subjective assumptions including the fair value of the Company’s Common Stock, the expected life of the option, and expected stock price volatility. The Company used the Black Scholes option pricing model to value its stock option awards.

The Company estimates the fair value of the options utilizing the Black-Scholes option pricing model, which is dependent upon several variables, including expected option term, expected volatility of the Company’s share price over the expected term, expected risk-free interest rate over the expected option term, and expected dividend yield rate over the expected option term, and actual forfeiture rates. A summary of the assumptions the Company utilized for option grants during the years ended December 31, 2023 and 2022, respectively, are as follows:

	Year Ended December 31,
	2023	2022
Expected term (in years)	0.75-5.0	5.8
Expected volatility	44.9%-47.6%	42.0%
Risk-free interest rate	3.8%-5.5%	2.6%
Expected dividend yield	0.0%	0.0%

NOTE 12. INCOME TAXES

Due to its current operating losses, the Company recorded zero income tax expense during the years ended December 31, 2023 and 2022. During these periods, the Company’s activities were limited to U.S. federal and state tax jurisdictions, as it does not have any significant foreign operations.

A summary of the sources of differences between income taxes at the federal statutory rate and the provision for income taxes for the years ended December 31, 2023 and 2022, respectively, is as follows:

	Year Ended December 31,
	2023	2022
Tax benefit at the statutory rate	$(4,346,294)	$(2,967,112)
Increase (decrease) in taxes resulting from:
State taxes	(400,290)	(767,514)
Stock-based compensation	82,430	102,560
Research and development tax credits	(418,321)	(73,558)
Other	(167,497)	24,868
Change in valuation allowance	5,249,972	3,680,756
Total income tax expense (benefit)	$—	$—

Significant components of the Company's deferred income tax assets and liabilities are as follows:

	As of December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$13,095,540	$9,469,767
Research and development credits	1,647,502	1,229,181
Capitalized pre-business expenses	2,229,904	2,563,946
Accrued expenses	124,458	26,290
Stock-based compensation	899,453	481,062
Inventory reserve	243,070	64,726
Operating lease liability	127,116	158,388
Capitalized §174 research and development costs	1,905,522	919,466
Total deferred tax assets before valuation allowance	20,272,565	14,912,826
Less valuation allowance	(19,756,671)	(14,506,698)
Total deferred tax assets	515,894	406,128
Deferred tax liabilities
Fixed assets	(390,191)	(264,377)
Right-of-use assets	(125,703)	(141,751)
Total deferred tax liabilities	(515,894)	(406,128)
Net deferred tax asset (liability)	$—	$—

Effective for tax years beginning after December 31, 2021, taxpayers are required to capitalize any expenses incurred that are considered incidental to research and experimentation ("R&E") activities under IRC Section 174. While taxpayers historically had the option of deducting these expenses under IRC Section 174, the December 2017 Tax Cuts and Jobs Act mandates capitalization and amortization of R&E expenses for tax years beginning after December 31, 2021. Expenses incurred in connection with R&E activities in the US must be amortized over a 5-year period if incurred, and R&E expenses incurred outside the US must be amortized over a 15-year period. R&E activities are broader in scope than qualified research activities that are considered under IRC Section 41 (relating to the research tax credit). For the year ended December 31, 2022, the Company performed an analysis based on available guidance and determined that it will continue to be in a loss position even after the required capitalization and amortization of its R&E expenses. The Company will continue to monitor this issue for future developments, but it does not expect R&E capitalization and amortization to require it to pay cash taxes now or in the near future. Also effective for tax years beginning after December 31, 2021, companies are subject to further limitations on the tax deductibility of interest expense, which becomes limited to approximately 30% of adjusted earnings before interest and income tax expense. Interest expense that is limited for tax purposes may be carried forward indefinitely.

Due to the Company’s history of cumulative losses and after considering all the available objective evidence, management concluded that it is not more likely than not that all of the Company’s net deferred tax assets will be realized in the future. Accordingly, the Company’s deferred tax assets, which include net operating loss (“NOL”) carryforwards and tax credits related primarily to research and development, continue to be subject to a valuation allowance as of December 31, 2023 and 2022. The Company expects to continue to maintain a full valuation allowance until there is sufficient evidence to support recoverability of its deferred tax assets.

As of December 31, 2023 and 2022, the Company had approximately $56 million and $42 million, respectively, of unused federal net operating losses and approximately $30 million and $29 million, respectively, of unused state net operating loss carryforwards, that may be applied against future federal and state taxable income. If not utilized, the Company has approximately $1.3 million of federal and $1.3 million of state carryforwards as of December 31, 2023 and 2022, that expire in the year 2035 through 2037 with the remainder having an indefinite carryforward yet being subject to 80% limitation as a result of the Tax Cuts and Jobs Act. In addition, the Company had federal research credit carryforwards as of December 31, 2023 and 2022 of approximately $1.6 million and $1.2 million, respectively, of which will expire in the year 2035 through 2043, if not utilized.

As of December 31, 2023 and 2022, the Company has determined that it is more likely than not that the Company will not recognize the future tax benefit of the loss carryforwards and the capital losses, and has recognized a valuation allowance of approximately $19.2 million and $14.5 million, respectively. The valuation allowance increased by approximately $5.3 million during the year ended December 31, 2023.

Utilization of the NOL carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more "5-percent stockholders" increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period, or beginning the day after the most recent ownership change, if shorter. The Company has determined that a Section 382 change in ownership occurred during the year ended December 31, 2023. As a result of this change in ownership, we expect that certain of the Company's NOLs may not be utilized in the future to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. However, due to the full valuation allowance recorded as of December 31, 2023, the limitation does not affect the Company's results of operations for the periods presented.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2023 and 2022 is as follows:

	Year Ended December 31,
	2023	2022
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	1.9%	5.4%
Stock-based compensation	-0.4%	-0.7%
General business credits	2.0%	0.5%
Other adjustments	0.8%	-0.2%
Change in valuation allowance	-25.3%	-26.0%
Income tax provision	0.0%	0.0%

NOTE 13. NET LOSS PER SHARE

Diluted earnings per share ("EPS") includes the dilutive effect of Common Stock equivalents and is computed using the weighted-average number of Common Stock and Common Stock equivalents outstanding during the reporting period. Diluted EPS during the years ended December 31, 2023 and 2022 excluded Common Stock equivalents because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share. The following table sets forth securities outstanding that could potentially dilute the calculation of diluted earnings per share:

	For the Year Ended December 31,
	2023	2022
Stock options outstanding	7,547,750	3,133,270
Warrants to purchase Common Stock - liability classified	38,710,785	—
Warrants to purchase Common Stock - equity classified	13,408,430	2,061,545
Unvested restricted stock units	888,373	542,706
If-converted Common Stock from Series A Preferred Stock(1)	6,077,810	—
If-converted Common Stock from convertible notes	13,426,430	—
If-converted common shares from Legacy Nuburu convertible notes	—	864,868
Total	80,059,578	6,602,389

(1) Assumes that all shares of Series A Preferred Stock are converted into Common Stock at a conversion rate equal to $10.00 divided by $5.00, representing the maximum number of shares issuable to holders of Series A Preferred Stock.

NOTE 14. SUBSEQUENT EVENTS

On February 22, 2024, the Company held a Special Meeting of Stockholders where stockholders of record as of January 22, 2024 approved proposals to authorize the Company to: (i) effect a reverse stock split of the Company's issued and outstanding Common Stock within a range from 1-for 30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Company's board of directors, and (ii) issue up to $50.0 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company's Common Stock. As of the date of this report, the Company has not effected the reverse stock split.

On April 3, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein (the “Investors”) pursuant to which the Investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s Common Stock, at a per Share purchase price of $0.125 per Share. This equates to 24,000,000 shares to be issued to the investors.

Pursuant to the SPA, the Company issued to the Investors warrants exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $0.1625 per share of Common Stock and have a 5-year term. The Investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors.

Exhibit 2.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated April 3, 2024 (this “Agreement”), is entered into by and among Nuburu, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (each an “Investor” and, collectively, the “Investors”).

AGREEMENT

In consideration of the representations, warranties, and conditions set forth below, the Company and the Investors agree as follows:

1. Purchase and Sale of Securities.

(a) Purchase Price. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to the Investors, and the Investors agrees to purchase from the Company, newly issued shares of common stock of the Company (the “Purchased Shares”) for an aggregate purchase price of US$3,000,000.00 (the “Purchase Price.”). The Purchase Price per share will be $0.125 per share (being the lowest closing price of the Company’s Common Stock during the 60 trading days prior to the date of this Agreement).

(b) Payment of Purchase Price. The Purchase Price shall be paid by the Investors to the Company by wire transfer of immediately available funds to an account designated by the Company and the Purchased Shares shall be issued in electronic form.

(c) Warrant Coverage. The Company shall issue to the Investors warrants to acquire additional shares of Common Stock in an amount equal to the number of Purchased Shares substantially on the terms set forth in Exhibit A (the “Warrants” and together with the Purchased Shares, the “Securities”).

(d) Closing. The sale and purchase of the Securities will take place (i) at a closing (the “Closing”) to be held on April 3, 2024, or at such place and time as the Company and the Investors may otherwise determine (the “Closing Date”).

2. Representations and Warranties of the Company. The Company represents and warrants to each Investor, as of the date hereof and as of the Closing Date, that:

(a) Due Incorporation. The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware; (ii) has the power and authority to own, lease, and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business, and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b) Authority; Validity. The execution, delivery and performance by the Company of each Transaction Document (defined below) to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The shares of Company common stock underlying the Warrant, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than

4864-5651-0379.5 1

restrictions on transfer provided for in the Transaction Documents. The Company will reserve from its duly authorized capital stock the number of shares of common stock for the exercise of the Warrants.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other “Person” to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which the Company or any of its subsidiaries is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance (“Lien”) upon any property, asset or revenue of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its subsidiaries, their business or operations, or any of their assets or properties. “Person” as used in this Agreement means any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or other form of entity not specifically listed in this definition.

(e) Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(g) No Violation or Default. The Company and each of its subsidiaries is not in violation of or in default with respect to its certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person.

(h) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries at law or in equity in any court or before any other

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governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(i) Title. The Company and its subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all real properties and good title to other assets and properties as reflected in the most recent financial statements of the Company that have been included in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q (the “Financial Statements”) (except those assets and properties disposed of in the ordinary course of business since the dates of such Financial Statements) and all assets and properties acquired by the Company and its subsidiaries since such dates (except those disposed of in the ordinary course of business). Such assets and properties are not subject to any Lien other than (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect on the Company and its subsidiaries, taken as a whole, and which have not arisen otherwise than in the ordinary course of business.

(j) Intellectual Property. To their respective knowledge, the Company and the Company’s subsidiaries own or possess or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted, the lack of which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has received an external valuation, or report, from a reputable third party that, in good faith and in accordance with industry standard valuation techniques has assigned an average valuation to the Company’s intellectual property assets of approximately $100 million as of November 2023, and the Company has no knowledge that such report or conclusion is inaccurate, or otherwise has been rescinded or modified in any way.

(k) Financial Statements. The Financial Statements (i) are in accordance with the books and records of the Company and its subsidiaries and have been maintained in accordance with good business practice; (ii) have been prepared in conformity with generally accepted accounting principles (“GAAP”) except with respect to the unaudited Financial Statements, and except for the absence of footnotes and subject to normal year-end adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company and its subsidiaries do not have any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the Financial Statements. The Company and its subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.

(l) Equity Securities. The Company’s total authorized and issued capitalization is as set forth in the Company’s public filings with the U.S. Securities and Exchange Commission (the “Commission”). The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s certificate of incorporation or bylaws in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in the Company’s public filings with the Commission (the “SEC Reports”), there are, as of the date of this Agreement, no options, warrants or rights

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to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. Except as set forth in the SEC Reports, there are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company’s certificate of incorporation or bylaws as of the date hereof, or relevant state and federal securities laws, and except as set forth in the SEC Reports, no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except as set forth in the Company’s public filings with the Commission, no Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

(m) Accuracy of Information Furnished. To the Company’s knowledge, none of the Transaction Documents and none of the other certificates, statements or information furnished to Investors by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and time as of which they were made, not misleading. The SEC Reports, did not, as of the time of their filing, as then amended or supplemented, as of the date of filing, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(n) Absence of Certain Changes. Since September 30, 2023, (i) the Company and its subsidiaries have conducted their respective business in all material respects in the ordinary course of business; and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) Insurance. The Company and the subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company determines to be prudent and customary for companies of similar size as the Company in the businesses in which the Company and the Subsidiaries are engaged. To the knowledge of the Company, such insurance contracts and policies are accurate and complete. Except as may relate to its Director & Officer’s policy, neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in this investment, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the

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Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(q) SEC Compliance. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company is eligible to register the Securities for resale by the Investor using Form S-3 promulgated under the Securities Act. The Company will file its Annual Report on Form 10-K for the year ended December 31, 2023 on or before the prescribed due date therefor.

(r) No Existing Defaults. Neither the Company nor any Company subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its assets or properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

(s) Listing and Maintenance Requirements. Subject to the submission and approval of an additional listing application with the NYSE American Stock Exchange, the issuance and sale of the Securities as contemplated in this Agreement does not contravene the rules and regulations of the NYSE American Stock Exchange. The Company’s common stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of its common stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from the NYSE American Stock Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the NYSE American Stock Exchange. To the extent the Company has received a notice that it is not in compliance with the rules of the NYSE American Stock Exchange, the Company has obtained authorization from stockholders to implement a reverse stock split in order to cure such deficiencies.

(t) Debt Obligations. Based on the financial condition of the Company as of the date hereof, and after giving effect to the receipt by the Company of the proceeds from the sale of the Purchased Shares hereunder (i) the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt), and (ii) the current cash flow of the Company together with its existing assets, and also with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Company is not in default with respect to any of its indebtedness.

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(u) Finder’s Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this subsection (u) that may be due in connection with the transactions contemplated by this Agreement.

3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

(a) Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the other Transaction Documents constitute valid and binding obligations of the Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Investor has been advised that the Securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act and the residency of the Investor (or, in the case of an entity, such entity’s principal place of business) is correctly set forth beneath the Investor’s name on Schedule I. Investor is acquiring the Securities solely for its own account and beneficial interest and not as nominee for any other party, and for investment and not for sale or with a view to distribution of the Securities or any part thereof, and has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same. Investor has received all the information Investor has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Securities. Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Investor. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risk of this investment.

(c) Tax Advisors. Such Investor has reviewed and consulted with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor is relying solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral, in making a decision invest in this investment and to participate in the transactions contemplated by this Agreement. Such Investor understands that it (and not the Company) will be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(d) No “Bad Actor” Disqualification Events. Neither (i) the Investor, (ii) if the Investor is an entity, any of its directors, executive officers, other officers, general partners or managing members, nor (iii) any beneficial owner of 20% or more of the Investor’s outstanding voting equity securities, is subject to any Disqualification Event.

4. Investor Conditions to Closing. The Investors’ obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investors:

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(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 will be true and correct in all material respects when made on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company will have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) Legal Requirements. At Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Securities will be legally permitted by all applicable laws and regulations to which the Investors or the Company are subject.

(d) Transaction Documents. The Company will have duly executed and delivered to each Investor the following documents: (i) this Agreement; (ii) the Warrant issuable to such Investor; (iii) the Registration Rights Agreement (“Registration Rights Agreement”) substantially in the form attached hereto as Exhibit B; and (iv) a letter of direction to the Company’s transfer agent to issue the Purchased Shares in electronic format (collectively, the “Transaction Documents”).

(e) Resolutions and SLAP. The Company will have: (i) duly executed and delivered to each Investor the resolutions of the board of directors of the Company approving the transactions contemplated in this Agreement; and (ii) electronically submitted the NYSE supplemental listing application.

5. Company Conditions to Closing. The Company’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Investors in Section 3 will be true and correct in all material respects when made on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company will have obtained governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) Legal Requirements. At Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Securities will be legally permitted by all applicable laws and regulations to which the Investors or the Company are subject.

(d) Purchase Price. The Investors will have delivered to the Company the Purchase Price in respect of the Securities.

(e) Transaction Documents. The Investors will have duly executed and delivered to the Company the Transaction Documents to which Investors are a signatory party.

6. Registration and Listing. The Company will use its reasonable best efforts to (i) cause to be filed with the Commission no later than ten business days following receipt of the Purchase Price, a registration statement for the resale of the Purchased Shares and Common Stock underlying the Warrants on a Form S-3 registration statement (or other available registration form), as provided in the Registration Rights Agreement, and (ii) by no later than ten business days following receipt of the Purchase Price cause

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the Purchased Shares and Common Stock underlying the Warrants to be listed or quoted for trading on such exchange on which Common Stock is then listed or quoted.

7. Special Meeting. As soon as practicable after the date of this Agreement, but in no event later than June 30, 2024, the Company shall hold a meeting of its stockholders to:

(a) approve an amendment of the Company’s Certificate of Incorporation to (i) change the name of the Company as recommended by the Investors, and (ii) amend the terms of the Series A Preferred Stock Designation to provide that the “Test Date” shall mean the date that is three (3) years following the original issuance date; and

(b) authorize the future issuance of shares of Common Stock that may exceed 20% of the outstanding shares of Common Stock for the purpose of the Company acquiring controlling or non-controlling interests in one or more entities whether or not controlled by, or affiliated with Investor, with the Common Stock consideration for each acquisition not to exceed an amount equal to 100% of the market cap (valued at the time of acquisition), with the actual number of shares of Common Stock to be paid as consideration for each interest to be determined by the Company’s Board and based on a third-party valuation of the interests to be acquired.

In connection with such special meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such matters. The Company shall provide Investors with drafts of the proposed proxy statement 10 days prior to the anticipated filing or mailing date and shall consider and accept reasonable changes to the proxy statement requested by the Investors.

8. Nominees.

(a) Within four business days of the Closing Date, the Board shall appoint the two directors listed on Schedule I hereto (each, an (“Investor Director”). At each meeting of the Company’s stockholders at which the election of directors is to be considered, the Company shall nominate the Investor Director(s) designated by the Investor for election to the Board by the holders of the Company’s voting stock and solicit proxies from the Company’s stockholders in favor of the election of Investor Directors. The Company shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director’s appointment to the Board) and shall not take any action designed to diminish the prospects of such Investor Director(s) of being elected to the Board. Each Investor Director shall be entitled to the equity and non-equity consideration, and indemnification protections, as provided by the Company to each of its non-employee directors in accordance with the Company’s in-place policies and practices. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director or the creation of a new directorship to which the Investor has the right to nominate a director as provided in this Agreement, then the Company shall use all reasonable best efforts to cause the Board to fill such vacancy or new directorship with a representative designated by the Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders. The Company shall use its reasonable best efforts such that one of the Investor Directors shall be a member of the audit committee of the Board, so long as consistent with the independence and other applicable requirements of the NYSE American Stock Exchange or under applicable law. The nomination rights provided in this section shall terminate at such time as the direct and indirect ownership of Common Stock by Investor and its affiliates is less than 20% of the outstanding Common Stock.

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(b) The Company shall not, and shall take action to ensure that each subsidiary of the Company shall not, without the approval of the Board of Directors, which approval must include the approval of one or more of the Investor Directors (acknowledging that Investor Directors have a duty to act in the best interest of all stockholders), take any of the following actions or engage in any of the following transactions: (i) sell, assign, license, pledge, or encumber material assets, technology or intellectual property, other than in connection with ordinary course product sales or licenses; (ii) incur, create, assume, issue, or permit any indebtedness, other than in the ordinary course of business; (iii) voluntary delist the Company’s securities from the NYSE American Stock Exchange; (iv) commence any voluntary liquidation, bankruptcy, dissolution, recapitalization, reorganization or assignment to their creditors, or any similar transaction; or (x) agree to any of the foregoing. 9. Use of Proceeds. The Company shall use the net proceeds from the sale of the Purchased Securities solely for the payment of the obligations and other working capital purposes as agreed upon by the parties (the “Defined Use of Proceeds”) and shall not use such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices). The Company shall not utilize any portion of the proceeds from the sale of the Purchased Shares except for the Defined Use of Proceeds, unless authorized and approved by the Board, which approval must include the approval of one of the Investor Directors (acknowledging that Investor Directors have a duty to act in the best interest of all stockholders). The Investor Directors shall be provided reports and updates from Company management no less frequently than weekly with respect to the payment and satisfaction of the obligations identified in the Defined Use of Proceeds and the Company’s cash position.10. Disclosure Committee. No later than ten days from the Closing Date the Board of Directors will formally designate and constitute a “Disclosure Committee” of the Board of Directors, and designate one or more of the Investor Directors to serve on such committee. The Disclosure Committee will, among other things, oversee the Company’s investor communications strategy, including press releases, material made available through the Company’s website, and investor materials filed with the SEC. Directors who serve on the Disclosure Committee will be entitled to fees and compensation on terms and conditions commensurate with the directors who serve on other committees of the Company’s Board of Directors.

11. Overall Public Relations Strategy and Investor Relations. Promptly after Closing the parties will, in good faith, review and analyze the Company’s investor relations and public relations practices and strategy. The Company shall consider and implement strategies and practices reasonably requested by the Investor, unless such strategies or recommendations would cause the Company to violate any applicable law, regulation, or rules or policies of the NYSE American Stock Exchange.

12. Miscellaneous.

(a) Amendment and Waiver. No provision of this Agreement may be amended, other than by a written instrument signed by the Company and the Investors, and no provision of this Agreement may be waived, other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c) Jurisdiction and Venue. Each of the parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties also agrees that the jurisdiction over such persons and in the manner

9

provided for herein or in such other manner as may be lawful, and that service in such manner will constitute valid and sufficient service of process.

(d) Waiver of Jury Trial. THE PARTIES HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS.

(e) Survival; Indemnification. The representations, warranties, covenants and agreements made herein will survive the execution and delivery of this Agreement for a period of 18 months and will in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company. From the Closing Date through the date that is 18 months after the Closing Date, each party will defend, indemnify, and hold harmless the other party and their respective affiliates, directors, officers, employees, and agents from and against any and all liabilities, obligations, claims, contingencies, taxes, fines, deficiencies, demands, assessments, losses (including diminution in value), damages (including incidental and consequential damages), costs and expenses, including, without limitation, all corrective and remedial actions, all court costs and reasonable attorneys’ fees, and all reasonable amounts paid in investigation, defense, or settlement of the foregoing) that constitute, or arise out of or in connection with such party’s: (i) breach of any representation or warranty provided in the Transaction Agreements, in each case without giving effect to any qualification as to materiality, material adverse effect or words of similar import for purposes of determining whether there has been a breach or inaccuracy or the amount of any loss; or (ii) any default in the performance or observance of any covenant or agreement under the Transaction Agreements.

(f) Successors and Assigns. The rights and obligations of the Company and the Investor will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, other than in connection with a sale or merger of the Company. No Investor may assign its rights or obligations under this Agreement.

(h) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i) Notices. All notices and other communications required or permitted hereunder will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by electronic mail (with confirmation of receipt) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to an Investor, to the Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or

(ii) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 7442 S. Tucson Way, Suite 130, Centennial, CO 80112, or at such other current address as the Company will have furnished to the Investors, with a copy (which will not constitute notice) to Amy Bowler, Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, email: ABowler@hollandhart.com.

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Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five calendar days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), the Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on Schedule I (or to any other electronic mail address for the Investor in the Company’s records), (ii) posting on an electronic network together with separate notice to the Investor of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor. This consent may be revoked by an Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(j) Expenses. The Company shall as part of the Defined Use of Proceeds pay or otherwise reimburse the Investor for its legal fees and expenses, together with other costs and expenses related to its due diligence of the Company with respect to the purchase of the Purchased Shares, but, otherwise, each party will pay its own costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents.

(k) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(l) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(m) Disclosure. Unless otherwise required by applicable law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions and matters contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of all such announcements.

(signature page follows)

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The parties are signing this Securities Purchase Agreement as of the date stated above.

COMPANY:

NUBURU, INC.

By:

Name: Brian Knaley

Title: Chief Executive Officer

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The parties are signing this Securities Purchase Agreement as of the date stated above.

INVESTORS:

S.F.E. Equity Investments SARL

By:

Name: __________________

Title: ___________________

April 3, 2024

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Exhibit 4.5

Description of Securities

The following descriptions of the capital stock of Nuburu, Inc. (“us,” “our,” “we,” “Nuburu” or the “Company”) and certain provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation”), amended and restated bylaws (“Bylaws”), our certificate of designations filed on January 31, 2023 (the “Certificate of Designations” and together with the Certificate of Incorporation and Bylaws, our “Governing Documents”), the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company, dated September 9, 2020 (as it may be amended, supplemented or otherwise modified from time to time, the “Warrant Agreement”), and the Registration Rights and Lock-Up Agreement between the Company and the Holders (as defined therein), dated August 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Registration Rights and Lock-up Agreement”), are summaries and are qualified by reference to our Governing Documents, the Warrant Agreement and the Registration Rights and Lock-up Agreement, copies of which have been filed as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.5 forms a part, as well as to the relevant provisions of the general corporation law of the state of Delaware (the “DGCL”).

Common Stock

Holders of our Common Stock, par value $0.0001 per share (the “Common Stock”), are entitled to one (1) vote for each share held as of the applicable record date on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in our Governing Documents, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of the Company stockholders at which there is a quorum by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve any such matter voted on by stockholders. The Company’s board of directors is divided into three (3) classes, each of which generally serve for a term of three (3) years with only one (1) class of directors being elected each year. The Company’s stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting power of the outstanding capital stock of the Company will be able to elect all of the directors.

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive ratably any dividends declared by the Company’s Board of Directors out of assets legally available. Upon the liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Registration Rights of Certain Stockholders

Certain of our stockholders have registration rights under the Registration Rights and Lock-up Agreement. These stockholders (and certain of their permitted transferees), may request that we file registration statements under the Securities Act and, upon such request and subject to minimum size and other conditions, we will be required to effect any such registration. We are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all of these registrations. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Registration Rights and Lock-up Agreement.

Annual Stockholder Meetings

The Company will provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Company’s board of directors. To the extent permitted under applicable law, the Company may conduct meetings by means of remote communication.

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Anti-Takeover Effects of the Company’s Certificate of Incorporation, Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, our Bylaws and the DGCL contain provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

•
Issuance of undesignated preferred stock: Under the Certificate of Incorporation, the Company’s board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock, of which 25,000,000 shares were, in connection with the closing of our business combination, designated as “Series A Preferred Stock,” with rights and preferences, including voting rights, designated in the Certificate of Designations. When shares of Preferred Stock are converted or otherwise required by the Company, they will be promptly retired and not be reissued as shares of such series, but rather will become authorized but unissued shares of undesignated preferred stock. The existence of authorized but unissued shares of preferred stock would enable the Company’s board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
•
Classified board: The Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of the Company’s board of directors.
•
Election and removal of directors and board vacancies: The Bylaws provide that directors will be elected by a plurality vote. The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, unless otherwise provided by resolution of the Company’s board of directors approved by at least a majority of the total authorized directorships, only the Company’s board of directors may fill vacancies and newly created directorships on the board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. In addition, the number of directors constituting the Company’s board of directors may be set only by resolution adopted by a majority vote of the total authorized directorships. These provisions prevent stockholders from increasing the size of the Company’s board of directors and gaining control of the Company’s board of directors by filling the resulting directorships with their own nominees.
•
Requirements for advance notification of stockholder nominations and proposals: The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.
•
No written consent of stockholders: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

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•
No stockholder ability to call special meetings: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, only the chairperson of the Company’s board of directors, the chief executive officer, the president or the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
•
Amendments to certificate of incorporation and bylaws: Any amendment to the Certificate of Incorporation is required to be approved by the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, as well as, if required by law or the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of Section 3 of Article IV, Section 2 of Article V, Section 1 of Article VI, Section 2 of Article VI, Section 5 of Article VII, Section 1 of Article VIII, Section 2 of Article VIII, Section 3 of Article VIII or Article XI of the Certificate of Incorporation must be approved by not less than 66 2/3% of the voting power of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our Bylaws will be required to be approved by either the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, or a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of Article VIII of the Bylaws must be approved by not less than 66.7% of the outstanding shares entitled to vote on the amendment.

These provisions are designed to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in a “business combination” (as defined in the statute) with an “interested stockholder” (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination or the transaction by which the applicable stockholder became an interested stockholder is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the voting power of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with certain mergers, consolidations or conversions of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger, consolidation or conversion will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, if certain conditions are met, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

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Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Governing Documents include certain provisions that eliminate the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer in certain circumstances, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director and does not apply to officers if the officer has acted in bad faith, knowingly or intentionally violated the law or derived an improper benefit from his or her actions as a director or in the context of an action by or in the right of the Company.

The Certificate of Incorporation provides that the Company must indemnify the Company’s directors, and our Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers, to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers, employees and agents for some liabilities. The Company believes that these indemnification and advancement provisions and the authority to carry insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Governing Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Exhibit 10.39

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement, dated as of November 13, 2023 (this “Agreement”), is entered into by and among Nuburu, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”), as such Schedule I may be amended in accordance with Section 9.

RECITALS

A.
On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a secured promissory note in the principal amount set forth opposite such Investor’s name on Schedule I, together with a related warrant to acquire shares of the Company’s capital stock.
B.
Capitalized terms not otherwise defined herein will have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
The Notes and Warrants.
(a)
Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a secured promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I. The obligations of the Investors to purchase Notes are several and not joint. The Notes are being issued at an original issue discount and will not bear interest on issuance. If the Notes have not been repaid within six months after issuance, the Notes will bear interest at the SOFR rate plus nine percent (9%), and if the Notes have not been repaid within nine months after issuance, the Notes will bear interest at the SOFR rate plus twelve percent (12%). The payment of the Notes and the other Obligations is secured by the Security Agreement.
(b)
Issuance of Warrants.
(i)
The Company will electronically submit to the New York Stock Exchange a Supplemental Listing Application (the “NYSE SLAP”) prior to the entering into of this Agreement, and will use its reasonable best efforts to have the NYSE SLAP approved by the NYSE within two weeks after the electronic submission. If the NYSE SLAP is not approved by the NYSE within two weeks after the electronic submission (the “Event”), then on the date of such Event and each monthly anniversary after the date of the Event, and until the NYSE SLAP is approved by the NYSE, the Company shall pay to each Holder an amount in cash, as a penalty, the product of 2.0% multiplied by the amount outstanding on the Notes issued to the Holder pursuant to the Purchase Agreement. If the Company fails to pay any penalty pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such penalties are due until such amounts, plus all such interest thereon, are paid in full. The penalties pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure the Event. Upon such time as the New York Stock Exchange SLAP has been approved by the New York Stock Exchange, the Company will issue to each Investor a warrant in the form of Exhibit B hereto (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to a number of shares of common stock equal to the number of shares set forth opposite each

Investor’s name on Schedule I. The Company has the right to repurchase the initial Warrants in accordance with Section 2(g) of the Warrant.
(ii)
If the Notes have not been repaid within six months after issuance, additional warrants will be issued to each Investor in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the Volume Weighted Average Price (“VWAP”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”) during the ten (10) Trading Days immediately prior to issuance (the “Six Month Initial Exercise Price”). The Company has the right to repurchase such Warrants when the closing price of the shares of Common Stock on the market on which it is then listed or quoted exceeds 200% of the Six Month Initial Exercise Price for at least 20 out of 30 Trading Days, at a redemption price equal to the VWAP for the ten (10) days preceding the repurchase, less the exercise price, provided that the Warrant Shares are then registered pursuant to an effective registration statement or may be resold via Rule 144 and the Equity Conditions (as defined in the Warrants) are satisfied by the Company.
(iii)
If the Notes have not been repaid within nine months after issuance, additional warrants will be issued to each Investor in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Common Stock during the ten (10) Trading Days immediately prior to issuance (the “Nine Month Initial Exercise Price”). The Company has the right to repurchase such Warrants when the closing price of the shares of Common Stock on the market on which it is then listed or quoted exceeds 200% of the Nine Month Initial Exercise Price for at least 20 out of 30 Trading Days, at a redemption price equal to the VWAP for the ten (10) days preceding the repurchase, less the exercise price, provided that the Warrant Shares are then registered pursuant to an effective registration statement or may be resold via Rule 144 and the Equity Conditions (as defined in the Warrants) are satisfied by the Company.
(c)
Delivery. The sale and purchase of the Notes and Warrants will take place (i) at a closing (the “Closing”) to be held on November 13, 2023 or at such place and time as the Company and the Investors may otherwise determine (the “Closing Date”). At the Closing, the Company will deliver to each of the Investors the Note and Warrant to be purchased by such Investor as set forth on Schedule I, against receipt by the Company of the corresponding purchase price set forth on Schedule I (the “Purchase Price”). Each of the Notes and Warrants will be recorded in such Investor’s name in the Company’s records.
(d)
Use of Proceeds. The proceeds of the sale and issuance of the Notes will be used for general corporate purposes, including for working capital of the Company.
(e)
Payments.
(i)
The Notes will become due and payable on the earliest of: (1) the closing of a loan facility or the issuance of debt in aggregate principal amount of not less than $20 million, secured by intellectual property of the Company (the “Credit Facility”), (2) a Sale Event (as defined in the Notes), or (3) twelve months after the issuance of the Notes.
(ii)
Subject to the obligations provided in the Subordination Agreement (defined below), proceeds from any Sale Event or issuances of debt or equity securities by the Company in a transaction or series of related transactions in an amount greater than $10 million (excluding issuances to employees and consultants for compensatory purposes, in connection with strategic transactions (other than those conducted solely for capital raising purposes), or pursuant to obligations existing as of the date hereof) (a “Sale Event Transaction”) must be used to repay the Notes simultaneously with such Sale Event Transaction. The Company shall notify the Investors in writing of any Sale Event no later than three (3) Trading Days before such Sale Event Transaction takes place in accordance with the notice provisions hereof and repay the Notes by wire transfer of immediately available funds to an account designated by the

2

Investor.
(iii)
The Company shall notify the Investors in writing no later than five (5) Trading Days before the closing of the Credit Facility, which notice shall include a copy of the Credit Facility. Subject to approval of the Credit Facility lenders, a holder of a Note may elect to forego payment of their Note if such Note becomes due and payable under Section 1(e)(i)(1) hereof, and instead elect, by written notice to the Company, to participate in the Credit Facility to the extent some or all of such holder’s outstanding principal and accrued, unpaid interest.
(iv)
The Notes, together with all accrued and unpaid interest and fees (including any breakage costs) to the date of the repayment, may be prepaid at any time without premium or penalty, in whole or in part, in accordance with the terms of the Notes.
(v)
The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Mountain time on the date such payment is due by wire transfer to an account designated by the Investor, or in such other manner as an Investor or other registered holder of a Note may from time to time direct in writing
(f)
The Notes and the obligations thereunder will be secured with a continuing lien and security interest in and to the Company’s patent portfolio as provided in that certain Security Agreement (the “Security Agreement”) substantially in the form attached hereto as Exhibit C.
2.
Representations and Warranties of the Company. The Company represents and warrants to each Investor, as of the Closing Date, that:
(a)
Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.
(b)
Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.
(c)
Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d)
Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which the Company or any of its subsidiaries is bound; or (iii) other than as contemplated pursuant to the Security Agreement, result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance (“Lien”) upon any property, asset or revenue of the Company or any

3

of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its subsidiaries, their business or operations, or any of their assets or properties.
(e)
Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non- assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(f)
Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.
(g)
No Violation or Default. The Company and each of its subsidiaries is not in violation of or in default with respect to (i) its certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).
(h)
Litigation. Except as set forth in the Company’s public filings with the U.S. Securities and Exchange Commission (the “Commission”), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.
(i)
Title. The Company and its subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all real properties and good title to other assets and properties as reflected in the most recent financial statements of the Company that have been included in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q (the “Financial Statements”) (except those assets and properties disposed of in the ordinary course of business since the dates of such Financial Statements) and all assets and properties acquired by the Company and its subsidiaries since such dates (except those disposed of in the ordinary course of business). Such assets and properties are not subject to any Lien other than (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect on the Company and its subsidiaries, taken as a whole, and which have not arisen otherwise than in the ordinary course of business.
(j)
Intellectual Property. To their respective knowledge, the Company and the

4

Company’s subsidiaries own or possess or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted, the lack of which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(k)
Financial Statements. The Financial Statements (i) are in accordance with the books and records of the Company and its subsidiaries and have been maintained in accordance with good business practice; (ii) have been prepared in conformity with generally accepted accounting principles (“GAAP”) except with respect to the unaudited Financial Statements, and except for the absence of footnotes and subject to normal year-end adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company and its subsidiaries do not have any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the Financial Statements. The Company and its subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.
(l)
Equity Securities. The Company’s total authorized and issued capitalization is as set forth in the Company’s public filings with the Commission. The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s certificate of incorporation or bylaws in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in the Company’s public filings with the Commission, there are, as of the date of this Agreement, no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. Except as set forth in the Company’s public filings with the Commission, there are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company’s certificate of incorporation or bylaws as of the date hereof, or relevant state and federal securities laws, and except as set forth in the Company’s public filings with the Commission, no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except as set forth in the Company’s public filings with the Commission, no Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.
(m)
Debt Securities. Other than the series of Convertible Promissory Notes issued by the Company pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, which are being exchanged concurrently herewith for the series of Senior Secured Convertible Promissory Notes issued by the Company pursuant to that certain Exchange Agreement, dated even date herewith (such agreement, the “Exchange Agreement” and such series of Senior Secured Convertible Promissory Notes, the “Senior Convertible Notes”), no indebtedness for borrowed money of the Company or any subsidiary is or will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.
(n)
Accuracy of Information Furnished. To the Company’s knowledge, none of the

5

Transaction Documents and none of the other certificates, statements or information furnished to Investors by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company’s public filings with the Commission under Section 13 or 15(d) of the Exchange Act, did not, as of the time of their filing, as then amended or supplemented, as of the date of filing, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(o)
Absence of Certain Changes. Since September 30, 2023, (i) the Company and its subsidiaries have conducted their respective business in all material respects in the ordinary course of business; and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(p)
No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in this investment, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Notes and the Warrants; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes and the Warrants (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.
3.
Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note and Warrant as follows:
(a)
Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the other Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(b)
Securities Law Compliance. Such Investor has been advised that the Notes, the Warrants and the underlying shares of the Company’s Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act and the residency of the Investor (or, in the case of an entity, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I.
(c)
Tax Advisors. Such Investor has reviewed and consulted with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions

6

contemplated by this Agreement. With respect to such matters, such Investor is relying solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral, in making a decision invest in this investment and to participate in the transactions contemplated by this Agreement. Such Investor understands that it (and not the Company) will be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.
(d)
No “Bad Actor” Disqualification Events. Neither (i) the Investor, (ii) if the Investor is an entity, any of its directors, executive officers, other officers, general partners or managing members, nor (iii) any beneficial owner of 20% or more of such Investor’s outstanding voting equity securities, is subject to any Disqualification Event.
4.
Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the applicable Investor:
(a)
Representations and Warranties. The representations and warranties made by the Company in Section 2 will be true and correct in all material respects when made on the Closing Date.
(b)
Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company will have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.
(c)
Legal Requirements. At Closing, the sale and issuance by the Company, and the purchase by each Investor, of the Notes and Warrants will be legally permitted by all applicable laws and regulations to which the Investors or the Company are subject.
(d)
Transaction Documents. The Company will have duly executed and delivered to each Investor the following documents: (i) this Agreement; (ii) the Note issued hereunder; (iii) the Security Agreement; (iv) the Subordination Agreement (as hereinafter defined); and (v) the Registration Rights Agreement (“Registration Rights Agreement”) substantially in the form attached hereto as Exhibit D (collectively, the “Delivery Transaction Documents” and the Delivery Transaction Documents with the Warrant issued hereunder, the “Transaction Documents”).
(e)
Resolutions and SLAP. The Company will have duly executed and delivered to each Investor the following documents: (i) resolutions of the board of directors of the Company approving the transactions contemplated in this Agreement; and (ii) the NYSE SLAP which the Company shall electronically submit to the New York Stock Exchange prior to the entering into of this Agreement.
(f)
Conditions to Closing of the Company. The Company’s obligations at the applicable Closing are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company: Representations and Warranties. The representations and warranties made by the applicable Investor in Section 3 will be true and correct in all material respects when made on the Closing Date.
(g)
Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company will have obtained governmental approvals required in connection with the lawful sale and issuance of the Notes and the Warrants.
(h)
Legal Requirements. At Closing, the sale and issuance by the Company, and the purchase by each Investor, of the Notes and Warrants will be legally permitted by all applicable laws and regulations to which the Investors or the Company are subject.

7

(i)
Purchase Price. Each Investor will have delivered to the Company the Purchase Price in respect of the Note and Warrant being purchased by such Investor.
(j)
Transaction Documents. Each Investor will have duly executed and delivered to the Company the Transaction Documents and the Subordination Agreement.
5.
Subordination.
(a)
Each Investor will execute the Intercreditor and Subordination Agreement in substantially the form attached hereto as Exhibit E with the Collateral Agents (as defined in the Security Agreement) and the holders of the Senior Convertible Notes (“Subordination Agreement”). In the event of any inconsistency or conflict between the terms and provisions of this Agreement or the Notes and the Subordination Agreement, the terms and provisions of the Subordination Agreement shall control solely to the extent of such inconsistency or conflict.
6.
Registration and Listing. The Company will use its reasonable best efforts to cause the shares of the Company’s Common Stock issuable on the exercise of the Warrants to be (i) registered for resale on a Form S-3 registration statement (or other available registration form) filed with the Commission no later than February 1, 2024, as provided in the Registration Rights Agreement, and (ii) quoted on such Approved Market on which securities of the same class or series issued by the Company are then listed or quoted. “Approved Market” means the New York Stock Exchange, the NYSE American, Nasdaq Stock Market, the Over-the-Counter Bulletin Board or the OTC Markets.
7.
Miscellaneous.
(a)
(a) Waivers and Amendments. Any provision of this Agreement, the Warrants and the Notes may be amended, waived or modified only upon the written consent of the Company and the Requisite Holders (as such term is defined in the Note and the Warrant, as applicable) Anson Investments Master Fund LP, a Cayman Islands limited partnership (“Anson Investments”) and Anson East Master Fund LP, a Cayman Islands exempted limited partnership (“Anson East” and together with Anson Investments, “Anson”); provided, however, that no such amendment, waiver or consent will: (i) reduce the principal amount of any Note without the affected Investor’s written consent, or (ii) reduce the rate of interest of any Note without the affected Investor’s written consent. Any amendment or waiver effected in accordance with this paragraph will be binding upon all of the parties hereto.
(b)
Governing Law. This Agreement and all actions arising out of or in connection with this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. Jurisdiction and Venue. Each of the parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties also agrees that the jurisdiction over such persons and the subject matter of such dispute will be effected by the mailing of process or other papers in connection with any such action in the manner provided for herein or in such other manner as may be lawful, and that service in such manner will constitute valid and sufficient service of process.
(c)
Waiver of Jury Trial. THE PARTIES HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS.
(d)
Survival. The representations, warranties, covenants and agreements made herein will survive the execution and delivery of this Agreement.

8

(e)
Successors and Assigns. The rights and obligations of the Company and the Investors will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(f)
Registration, Transfer and Replacement of the Notes. The Company will maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes) a register for the registration of the Notes in which the Company will record the name and address of the Person in whose name the Notes have been issued, the name and address of any transferee, and the aggregate amount of the Notes held by such Person. Prior to presentation of any Note for transfer, the Company will treat the Person in whose name such Note is recorded as the owner and holder of such Note for all purposes whatsoever, whether or not such Note will be overdue, and the Company will not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal place of business, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal amount requested by such holder, dated the date to which interest will have been paid on the Note so surrendered or, if no interest will have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as will have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest will have been paid on such Note or, if no interest will have yet been so paid, dated the date of such Note.
(g)
Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders and Anson.
(h)
Entire Agreement. This Agreement together with the other Transaction Documents and the Subordination Agreement constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
(i)
Notices. All notices and other communications required or permitted hereunder will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to an Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:
(i)
if to an Investor, to the Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;
(ii)
if to any other holder of any Notes, Warrants or shares issuable upon conversion or exercise thereof, to such address or electronic mail address as shown in the records, or, until any such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of such Notes, Warrants or shares issuable upon conversion or exercise thereof for which the Company has contact information in its records; or
(iii)
if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 7442 S Tucson Way, Suite 130, Centennial, CO 80112, or at such other current address as the Company will have furnished to the Investors, with a copy (which will not

9

constitute notice) to Amy Bowler, Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, email: ABowler@hollandhart.com.

Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five calendar days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on Schedule I (or to any other electronic mail address for the Investor in the Company’s records), (ii) posting on an electronic network together with separate notice to the Investor of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor. This consent may be revoked by an Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(j)
Expenses. Each party will pay its own costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents; provided, however, that the Company will reimburse Anson for all reasonable fees and expenses, including reasonable attorney fees and expenses, incurred by Anson in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents up to a maximum amount of $25,000.
(k)
Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes and the Warrants to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, will in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement will be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
(l)
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(m)
Securities Laws Disclosure. The Company shall file a Current Report on Form 8- K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.

10

(signature page follows)

11

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

COMPANY:

NUBURU, INC.

By: /s/ Brian Knaley

Name: Brian Knaley

Title: Chief Executive Officer

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

Anson Investments Master Fund LP

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors, Inc.

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

Anson East Master Fund LP

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors, Inc.

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

Eunomia, LP

By: /s/ Ron Nicol

Name: Ron Nicol

Title: Manager

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

David Seldin

By: /s/ David Seldin

Name: David Seldin

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

The Puckett Management Trust

By: /s/ J. Puckett

Name: J. Puckett

Title: Manager

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

Sand Dune Investments LLC

By: /s/ Chad Isaacson

Name: Chad Isaacson

Title: Officer

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

CST Global LLC

By: /s/ David Michael

Name: David Michael

Title: Manager

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

Robert J and Ellen M. Svatos, trustees of the Svatos Family Trust dated June 16, 1986

By: /s/ Robert J. Svatos

Name: Robert J. Svatos

Title: Trustee

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

INVESTOR:

Carl Stern and Holly Hayes 2011 Trust

By: /s/ Carl Stern

Name: Carl Stern

Title: Trustee

Exhibit 10.40

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NUBURU, INC. SECURED PROMISSORY NOTE

Issue Date: November 13, 2023 Maturity Date: November 13, 2024	Purchase Price: $[ .00] Original Issue Discount: $[ .00] Principal Amount: $[ .00] Note No. N-[ ]

FOR VALUE RECEIVED, Nuburu, Inc., a Delaware corporation (the “Company”) promises to pay to [ ], or its registered assigns (“Investor”), in lawful money of the United States of America the principal amount, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest payable on this Secured Promissory Note (this “Note”) in accordance with the provisions hereof. All of the outstanding principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest of: (i) the closing a Credit Facility; (ii) a Sale Event; (iii) the Maturity Date; or (iv) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the several Notes issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.
Interest.
(a)
Payment of Interest in Cash. (i) From the Issue Date until the date that occurs on the six-month anniversary of the Issue Date, this Note shall not accrue interest; (ii) if this Note has not yet been repaid, on and from the date that occurs one day after the six-month anniversary of the Issue Date, this Note shall accrue interest at a rate of the sum of the Secured Overnight Financing Rate (“SOFR”) plus nine percent (9%); and (iii) if this Note has not yet been repaid, on and from the date that occurs one day after the nine-month anniversary of the Issue Date, this Note shall accrue interest at a rate of the sum of the SOFR plus twelve percent (12%).
2.
Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the respective dates set forth in Section 1(a), as applicable, until payment in full of the outstanding principal, together with any then unpaid and accrued interest and other amounts payable hereunder, has been made. Interest hereunder shall be paid to the Person in whose name this Note is registered on the records of the Company regarding ownership and transfers of this Note (the “Note Register”).Security. The Note and the obligations hereunder will be secured with a continuing lien and security interest in and to the Collateral, as defined and provided in that certain Security Agreement, dated even date herewith, by and among the parties thereto (the “Security Agreement”).

3.
Seniority. Other than the series of Convertible Promissory Notes issued by the Company pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, and that certain Senior Convertible Notes Exchange Agreement, dated even date herewith (the “Exchange Agreement”), no indebtedness for borrowed money of the Company or any subsidiary is or will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.
4.
Existence of Liens and Incurrence of Indebtedness.
(a)
The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.
(b)
The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (as defined in the Purchase Agreement) (other than (i) the Indebtedness evidenced by this Note and (ii) other Permitted Indebtedness).
5.
Payments.
(a)
Interest. Accrued interest on this Note shall be payable at the time of repayment, in cash, as set forth in Section 1(e) of the Purchase Agreement.
(b)
Optional Prepayment. The Company may prepay all or any portion of the principal amount of this Note, together with any then unpaid and accrued interest and other amounts payable hereunder to the date of prepayment, at any time, without premium or penalty, upon written notice to the Investor. Any notice of prepayment hereunder shall be delivered to the Investor in accordance with the notice provisions of the Purchase Agreement and shall state: (1) that the Company is exercising its right to prepay the Note and (2) the date of prepayment (the “Prepayment Date”) which shall not be more than three (3) Trading Days from the date of the written notice. On the date fixed for prepayment, the Company shall make payment of the amount contemplated in the Company’s written notice to the Investor. If the Company exercises its right to prepay the Note, the Company shall make payment to the Investor by wire transfer of immediately available funds.
(c)
Mandatory Prepayment. In the event of (i) a Sale Event, or (ii) a single issuance or a series of related issuances of debt or equity securities of the Company in an amount greater than

$10,000,000.00 (excluding issuances to employees and consultants for compensatory purposes, in connection with strategic transactions (other than those conducted solely for capital raising purposes), or pursuant to obligations existing as of the date hereof), the outstanding principal amount of this Note, together with any then unpaid and accrued interest and other amounts payable hereunder to the date of prepayment, shall be due and payable immediately prior to such event or occurrence.

6.
Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:
(a)
Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five business days of the Company’s receipt of written notice to the Company of such failure to pay;
(b)
Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents

2

(other than those specified in Section 6(a)) and such failure shall continue for ten business days after the Company’s receipt of written notice to the Company of such failure;
(c)
Representations and Warranties. Any representation or warranty made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall contain any untrue statement of a material fact or omit to state a material fact necessary to make such statement, in light of the circumstances under which they were made, not misleading;
(d)
Default on Indebtedness. The Company shall default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000 (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity, or

(ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and, in each such case, such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days (or, in the case of clause (ii) above, within the greater of (x) 30 days or (y) the duration of any grace period or extension of time for payment applicable thereto);

(e)
Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;
(f)
Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement; or
(g)
Judgments. A final judgment or order for the payment of money in excess of five hundred thousand dollars ($500,000) (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.
7.
Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 6(e) or 6(f)) and at any time thereafter during the continuance of such Event of Default, each Investor may, with the written consent of the Requisite Holders, Anson Investments Master Fund LP, a Cayman Islands limited partnership (“Anson Investments”) and Anson East Master Fund LP, a Cayman Islands exempted limited partnership (“Anson East” and together with Anson Investments, “Anson”) by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained

3

herein or in the other Transaction Documents to the contrary. Upon the occurrence of any Event of Default described in Sections 6(e) or 6(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the other Transaction Documents to the contrary. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, each Investor may, with the written consent of the Requisite Holders and Anson, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
8.
Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Credit Facility” means a loan facility in an aggregate principal amount of not less than

$20,000,000.00 which is secured by intellectual property of the Company. “Event of Default” has the meaning given in Section 6 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Notes” shall mean the series of secured promissory notes issued pursuant to the Purchase

Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the other Notes, (ii) Indebtedness evidenced by the Senior Convertible Notes issued by the Company pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, and that Exchange Agreement (the “Senior Convertible Notes”) (iii) the Credit Facility and (iv) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (as defined in the Purchase Agreement), (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the

4

property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $2,000,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 6, and (viii) Liens of the lenders under the series of Senior Convertible Notes.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Note and Warrant Purchase Agreement, dated even date herewith (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

“Requisite Holders” means, for all purposes under the Purchase Agreement, Note, and Warrant, Investors holding more than sixty-five percent (65%) of the aggregate outstanding principal amount of the Notes.

“Sale Event” means any exchange, merger, consolidation, or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is converted into, or exchanged for, cash, securities or other property of another Person, or any sale, transfer, lease or conveyance to another person of all or a majority of the property and assets of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subordination Agreement” means that certain Intercreditor and Subordination Agreement, dated even date herewith, by and among the holders of the Senior Convertible Notes, the Investors, the Collateral Agents (as defined therein) and the Company.

“Transaction Documents” shall mean this Note, each of any other Notes, the Purchase Agreement, the Warrants, the Registration Rights Agreement (as defined in the Purchase Agreement), the Security Agreement, and the Subordination Agreement.

“Warrant” shall mean the warrant issued to Investor under the Purchase Agreement.

9.
Miscellaneous.
(a)
Successors and Assigns; Transfer of this Note.
(i)
Subject to the restrictions on transfer described in this Section 9(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(ii)
This Note may be assigned to other holders of other Notes in the series without the prior written consent of the Company or to any Affiliate (as defined in the Warrant) of the holder of this Note. With respect to any offer, sale or other disposition of this Note other than to other holders of other Notes, Investor shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without

5

registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(iii)
Subject to Section 9(a)(ii), transfers of this Note shall be recorded in the Note Register maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.
(iv)
Neither this Note nor any of the rights, interests or Obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders and Anson.
(b)
Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Requisite Holders and Anson; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.
(c)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to Investor) or otherwise delivered by hand, messenger or courier service addressed:
(i)
if to Investor, to Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or, until such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of this Note for which the Company has contact information in its records; or
(ii)
if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 7442 S Tucson Way, Suite 130, Centennial, CO 80112, or at such other current address as the Company shall have furnished to Investor, with a copy (which shall not constitute notice) to Amy Bowler, Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, email: ABowler@hollandhart.com.

Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

6

Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to any electronic mail address for Investor in the Company’s records, (ii) posting on an electronic network together with separate notice to Investor of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(d)
Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.
(e)
Payment. Payment shall be made in lawful tender of the United States.
(f)
Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
(g)
Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(h)
Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
(i)
Jurisdiction and Venue. Each of Investor and the Company hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Note. Each of Investor and the Company also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 9(c) or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.
(j)
Waiver of Jury Trial. BY ACCEPTANCE OF THIS NOTE, INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS.
(k)
Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of IRS Form W-8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

7

(l)
Equal Treatment of Investors. No consideration (including any modification of this Note) shall be offered or paid to any Person (as such term is defined in the Purchase Agreement) to amend or consent to a waiver or modification of any provision hereof unless the same consideration is also offered to each Investor. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to thse purchase or disposition of the Notes or otherwise.

(signature page follows)

8

The Company has caused this Note to be issued as of the date first written above.

NUBURU, INC.,

a Delaware corporation

By:

Name: Brian Knaley

Title: Chief Executive Officer

30832243_v9

Exhibit 10.41

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

NUBURU, inc.

Warrant Shares: [ ] Issue Date: December 4, 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [ ] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on December 4, 2028 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Nuburu, Inc., a Delaware corporation (the “Company”), up to [ ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company's common stock, $0.0001 par value per share (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions.

a) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of November 13, 2023, among the Company and the holders signatory thereto, pursuant to which the Company issued certain secured promissory notes (the “Notes”).

b) “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

c) “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York

1

City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders, Anson Investments Master Fund LP, a Cayman Islands limited partnership (“Anson Investments”) and Anson East Master Fund LP, a Cayman Islands exempted limited partnership (“Anson East” and together with Anson Investments, “Anson”) and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) “Common Stock Equivalents” means any securities which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

e) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan or similar plan or program, duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, or the sale of shares of Common Stock on behalf of officers or directors in order to satisfy tax obligations in connection with the vesting of equity compensation grants, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended after the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

f) “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Exercise of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Warrant, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Warrant Shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Warrant Shares issuable pursuant to the

2

Transaction Documents (and shares issuable in lieu of cash payments of interest, as applicable) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Holder, (d) the Warrant Shares are trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 2(e) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, and (j) the Company has timely filed (exclusive of any grace period) all of its SEC reports during the time period in question.

g) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

h) “Requisite Holders” means investors holding more than sixty-five percent (65%) of the aggregate outstanding principal amount of the Notes.

i) “Trading Day” means any day on which the Trading Market is open for trading.

j) “Trading Market” means NYSE American, LLC or, if NYSE American, LLC is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then listed or quoted.

k) “Transaction Warrants” means the Common Stock Purchase Warrants issued pursuant to the Purchase Agreement

l) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market, but traded on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders and Anson and

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reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a)
Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein), in each case following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) business day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)
Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.25, subject to adjustment hereunder (the “Exercise Price”).
c)
Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the sale of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as

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defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares being issued hereunder shall have the same characteristics as this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d)
Mechanics of Exercise.
i.
Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144 (assuming this Warrant is being exercised via cashless exercise), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) trading days after the delivery to the Company of the Notice of Exercise, (ii) one (1) trading day after delivery of the aggregate Exercise Price to the Company and (iii) the number of trading days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant

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Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the Standard Settlement Period, in each case, following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per trading day for each trading day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.
ii.
Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii.
Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
iv.
Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely

6

complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
v.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.
vi.
Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
vii.
Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
e)
Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, "Attribution Parties")), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to

7

which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) trading day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company and shall only be effective with regard to such Holder. The provisions of this Section 2(e) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective

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or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2(e) shall apply to a successor holder of this Warrant.
f)
Additional Exercise Limitations. Without prior approval of the stockholders of the Company, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the aggregate number of shares of Common Stock issued upon exercise of the Transaction Warrants would exceed (i) 19.99% of the total number of issued and outstanding shares of Common Stock of the Company as of November 13, 2023, or (ii) 19.99% of the Holder’s pro rata portion of Warrants issued pursuant to the Purchase Agreement (the “Transaction Warrant Limitation” and, together with the Beneficial Ownership Limitation, the “Exercise Limitations”). For purposes of the foregoing sentence, the number of shares of Common Stock issued upon exercise of the Transaction Warrants shall include the number of shares of Common Stock issuable upon exercise of this Warrant (and the other Transaction Warrants) with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant and the other Transaction Warrants and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (including in relation to other Transaction Warrants) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Company. The limitations contained in this Section 2(e) shall apply to a successor holder of this Warrant. Without limiting the generality of the foregoing, as soon as practicable after the date of this Warrant, but in no event later than June 30, 2024, the Company shall hold a meeting of its stockholders for the approval of the issuance of Warrant Shares, which would exceed nineteen and 99/100 percent (19.99%) by number or voting power of the issued shares of Common Stock of the Company. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such issuance of Warrant Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal.
g)
Repurchase Right. Notwithstanding any other provisions in this Warrant, during the period commencing on the Initial Exercise date and ending on the date prior to the Termination Date and after such time that the closing price of the shares of Common Stock of the Company on the Trading Market exceeds $1.50 for 20 out of 30 consecutive Trading Days, the Company shall have the right, upon at least thirty (30) calendar days’ prior written notice to the Holder (the “Redemption Notice”) to redeem some or all of the Warrants (not previously exercised), at a redemption price equal to the VWAP for the thirty (30) Trading Days preceding the repurchase, less the Exercise Price, per Warrant Share (the “Redemption Notice”) issued under the Purchase Agreement, provided that the Warrant Shares are then registered pursuant to an effective registration statement or may be resold via Rule 144 and the Equity Conditions are satisfied by the Company.

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Section 3. Certain Adjustments.

a)
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.
b)
Subsequent Equity Sales. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Notwithstanding the foregoing, (1) no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance and (ii) in the event such an adjustment would require the approval of the Company’s stockholders, then no adjustment shall be made, paid or issued under this Section 3(b) unless and until any required stockholder approval is obtained. The Company shall notify the Holder, in writing, no later than the trading day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive the adjustment hereunder regardless of whether

10

the Holder accurately refers to the Base Share Price in the Notice of Exercise. In the event the Company issues a Common Stock Equivalent with an exercise or conversion price less than the then-current Exercise Price, such issuance results in an adjustment to the Exercise Price pursuant to this Section 3(b), and such Common Stock Equivalent is subsequently terminated without being exercised or converted, then upon such termination the impact of such adjustment on the Exercise price shall be reverted.
c)
Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, either Exercise Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding either Exercise Limitation).
d)
Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding either Exercise Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding either Exercise Limitation).

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e)
Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable contemplated Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor

12

Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the trading day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the trading day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five business days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant

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immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Successor Entity and Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.
f)
Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
g)
Notice to Holder.
i.
Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, (unless such notice is filed with the Commission, which in such case, no additional notice is required to be provided to the Holder), at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution,

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redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
h)
Voluntary Adjustment by Company. Subject to the rules and regulations of the Trading Market on which the Common Stock is then listed, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

a)
Transferability. Subject to compliance with any applicable securities laws and conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) trading days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
b)
New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a

15

written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c)
Warrant Register. The Company shall register this Warrant in books and records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
d)
Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act or under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner of sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, furnish a legal opinion that such transfer is exempt from applicable securities registration requirements.
e)
Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. The Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act.

Section 5. Miscellaneous.

a)
No Rights as Stockholder Until Exercise. Except as set forth Section 3, this Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).
b)
Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a trading day, then, such action may be taken or such right may be exercised on the next succeeding trading day.
d)
Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e)
Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.
f)
Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
g)
Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
h)
Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
i)
Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j)
Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
k)
Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
l)
Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
m)
Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any

18

provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n)
Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NUBURU, INC.
By:__________________________________________ Name: Brian Knaley Title: Chief Executive Officer

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NOTICE OF EXERCISE

To: NUBURU, INC.

(1)
The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)
Payment shall be in lawful money of the United States (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)
Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

DOCPROPERTY "CUS_DocIDChunk0" 30838158_v9

Exhibit 10.42

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of November 13, 2023 is among Nuburu, Inc., a Delaware Corporation (the “Company”), and the parties listed on Schedule A hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, the parties to this Agreement are parties to that certain Note and Warrant Purchase Agreement dated as of November 13, 2023 (the “Purchase Agreement”), pursuant to which the Holders were issued warrants exercisable for shares of Common Stock (the “Warrants”).

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company or the Board, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change in Control” shall mean the Transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company. “Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Effectiveness Deadline” shall have the meaning given in subsection 2.3.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall mean a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” shall mean a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Holders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.3.4.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Purchase Agreement” shall have the meaning given in the Preamble.

“Registrable Security,” “Registrable Securities” shall mean any shares of Common Stock issued or issuable upon the exercise of any Warrants beneficially owned or owned of record by a Holder, and any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement;

(B) such securities shall have been otherwise transferred, new certificates or evidence of book-entry entitlements for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing

2

of sale); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented out-of-pocket expenses of a Registration or Underwritten Offering, including, without limitation, the following:

(A)
all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any national securities exchange on which the Common Stock is then listed);
(B)
fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)
printing, messenger, telephone and delivery expenses;
(D)
reasonable fees and disbursements of counsel for the Company;
(E)
reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering; and
(F)
reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders or the majority-in interest of the Takedown Requesting Holders, as applicable.

Notwithstanding the foregoing, under no circumstances shall the Company be obligated to pay any fees, discounts and/or commissions to any Underwriter or broker with respect to the Registrable Securities.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.3.5.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“SEC Guidance” shall have the meaning given in subsection 2.3.4.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time. “Takedown Requesting Holder” shall have the meaning given in subsection 2.3.5.

“Transfer” shall mean to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

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“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.5.

ARTICLE II

REGISTRATION

Section 2.1 Demand Registration.

2.1.1
Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time following the Filing Deadline, Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all Holders (such Holders, the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities on Form S-3 (or, if Form S‑3 is not available to be used by the Company at such time, on Form S- 1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of (i) two (2) Registrations pursuant to a Demand Registration under this subsection 2.1.1 initiated by the Holders.
2.1.2
Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

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2.1.3
Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of each Demanding Holder or Demand Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, which Underwriter(s) shall be reasonably acceptable to a majority-in-interest of the Demanding Holders initiating the Demand Registration.
2.1.4
Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Demand Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Demand Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Demand Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Demand Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.
2.1.5
Demand Registration Withdrawal. A majority-in-interest of the Demand Requesting Holders (if any) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. If a majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Demand Requesting Holders (if any) withdraws from a proposed offering pursuant to this Section 2.1.5, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

Section 2.2 Piggyback Registration.

2.2.1
Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account

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of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company (iv) for a dividend reinvestment plan, (v) a Form S-4 (or any successor form thereto) in connection with a business combination, or (vi) a post-effective amendment to an existing registration statement, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by such Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.
2.2.2
Reduction of Piggyback Registration. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:
(i)
If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested,which can be sold without exceeding the Maximum Number of Securities; and

(C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)
If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities,

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which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3
Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.
2.2.4
Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.
2.2.5
Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.Section 2.3 Resale Shelf Registration Rights.
2.3.1
Registration Statement Covering Resale of Registrable Securities. No later than February 1, 2024 (the “Filing Deadline”), the Company shall use its commercially reasonable efforts to prepare and file or cause to be prepared and filed with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”), which Registration Statement may also include any other securities the Company is required to register pursuant to contractual registration rights. The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale). If the Resale Shelf Registration Statement is initially filed on Form S-1 and thereafter the Company becomes eligible to use Form S-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form S-3. The

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Company shall use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as practicable after filing, but in no event later than sixty (60) days following the Filing Deadline (the “Effectiveness Deadline”); provided, however, that the Effectiveness Deadline shall be extended to ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission; provided, however, that the Company’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further, that if the Effectiveness Deadline falls on a day which is not a Business Day or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. Once effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the first date on which the Registrable Securities and other securities covered by such Registration Statement may be resold within ninety

(90) days without limitation by the volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which all of the Registrable Securities have actually been sold pursuant to Rule 144 or pursuant to the Registration Statement, (iii) the date which is two years after the Closing Date, and (iv) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.

If: (i) the Resale Shelf Registration Statement is not filed on or prior to the Filing Deadline (if the Company files the Resale Shelf Registration Statement without affording the Holders the opportunity to review and comment on the same in accordance with Section 7.16 hereof, the Company shall be deemed to have not satisfied this clause (i)) or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing,whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within fifteen (15) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Deadline of the Resale Shelf Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen

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(15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the amount outstanding on the Notes issued to the Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

2.3.2
Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent that any of such documents is not available on EDGAR).
2.3.3
Amendments and Supplements. Subject to the provisions of Section 2.3.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form S-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.
2.3.4
SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly- available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC

9

Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or

(ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.5
Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the Commission, the Holders may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least ten (10) days prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder (each a “Takedown Requesting Holder”) at least 48 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including those set forth herein). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.5 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Takedown Requesting Holders initiating the Underwritten Shelf Takedown.
2.3.6
Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other shares of the Common Stock or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Takedown Requesting Holders, on a Pro Rata basis, that can be sold without exceeding the Maximum Number of Securities; and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.
2.3.7
Registrations effected pursuant to this Section 2.3 shall be counted as Demand Registrations effected pursuant to Section 2.1, and subject to the same limitation on number of registrations.

Section 2.4 Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 if (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of,

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and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective, (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

ARTICLE III

COMPANY PROCEDURES

Section 3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1
prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until the earlier of (i) such time as all Registrable Securities covered by such Registration Statement have been sold and (ii) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities; prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
3.1.2
prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.3
prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such

11

other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.4
cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;
3.1.5
provide a transfer agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.6
advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.7
advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed (which may be satisfied by the issuance of a press release by the Company); notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;
3.1.8
permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.9
obtain a “comfort letter” from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort letters” as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing Underwriter;
3.1.10
on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the placement agent, sales agent, or Underwriter(s) may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating Holders; provided, however, that counsel for the Company shall not be required to provide any opinions with respect to any Holder;
3.1.11
in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such

12

offering;
3.1.12
make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);
3.1.13
if a Registration, including an Underwritten Offering, involves the Registration of Registrable Securities involving gross proceeds in excess of $15,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and
3.1.14
otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter if such Underwriter has not then been named with respect to the applicable Underwritten Offering. Section 3.2 Registration Expenses. Including as set forth in Section 2.1.5, all Registration Expenses shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Notwithstanding anything in this Agreement to the contrary, if any Holder does not complete and/or execute such documents or does not otherwise provide the Company with such information with respect to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus covering Registrable Securities of such Holder within two

(2) Business Days prior to filing the filing of the applicable “red herring” prospectus or prospectus supplement, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information.

Section 3.4 Suspension of Sales; Adverse Disclosure. The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the Board (which judgment shall be documented in writing and

13

provided to the Holders in the form of a written certificate signed by the Chairman of the Board) would be materially detrimental to the Company, the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) of this sentence for a period of not more than sixty (60) days, but the Company shall not defer any such filing, initial effectiveness or use of a Registration Statement pursuant to this Section 3.4 more than twice or for more than a total of 120 days (in each case counting deferrals initiated pursuant to (a), (b) and (c) of this sentence in the aggregate) in any 12-month period.

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission on EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.6 Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification.

4.1.1
The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable outside attorneys’ fees) (as determined by a final and non-appealable judgment, order or decree of a court of competent jurisdiction) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
4.1.2
In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including reasonable outside attorneys’ fees) (as determined by a final and non-appealable judgment, order or decree of a court of competent jurisdiction) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or

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preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3
Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4
The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5
If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any

15

investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

[RESERVED]

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall terminate with respect to each Holder, the date on which such Holder or any of its permitted assignees no longer hold any Registrable Securities.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7.1):

If to the Company, to it at:

Nuburu, Inc.

7442 Tucson Way, Suite 130

Centennial, CO 80112 Attention: Brian Knaley

Email: brian.knaley@nuburu.net

with a copy (which shall not constitute notice) to:

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202 Attention: Amy Bowler

Email: abowler@hollandhart.com

If to a Holder, to the address or email address set forth for such Holder in the records of the Company.

Section 7.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 7.3 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

Section 7.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason,

(b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 7.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

Section 7.7 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms

17

of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or Article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 7.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 7.10 Confidentiality. Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement).

Section 7.11 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 7.12 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all Holders; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected.

Section 7.13 Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto and (c) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, (i) the Holders of a majority of the total Registrable Securities may on behalf of all Holders

(a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein; provided, that any waiver that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

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Section 7.14 Further Assurances. At the request of the Company, in the case of any Holder, or at the request of any Holder, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.15 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

Section 7.16 Review and Comment. Holders of Registerable Securities and such Holders’ legal counsel expressly reserve the right to comment on and review such Registration Statement or Prospectus or any amendment or supplement thereto or any other document or exhibit or any document incorporated by reference therein or any other information requested pursuant to Section 3.1.3 hereof.

(Signature pages follow)

30838147_v4

19

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

NUBURU, INC.

By: /s/ Brian Knaley

Name: Brian Knaley

Title: Chief Executive Officer

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

Anson Investments Master Fund LP

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors Inc.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

Anson East Master Fund LP

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors Inc.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

Eunomia, LP

By: /s/ Ron Nicol

Name: Ron Nicol

Title: Manager

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

David Seldin

By: /s/ David Seldin

Name: David Seldin

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

The Puckett Management Trust

By: /s/ J. Puckett

Name: J. Puckett

Title: Manager

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

Sand Dune Investments LLC

By: /s/ Chad Isaacson

Name: Chad Isaacson

Title: Officer

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

CST Global LLC

By: /s/ David Michael

Name: David Michael

Title: Manager

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

Robert J and Ellen M. Svatos, trustees of the Svatos Family Trust dated June 16, 1986

By: /s/ Robert J. Svatos

Name: Robert J. Svatos

Title: Trustee

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

Carl Stern and Holly Hayes 2011 Trust

By: /s/ Carl Stern

Name: Carl Stern

Title: Trustee

Exhibit 10.43

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of November 13, 2023 (this “Agreement”), between and among, (a) the holders (the “Senior Convertible Notes Holders”) of those certain senior convertible notes (the “Senior Convertible Notes”) issued pursuant to the Senior Convertible Notes Exchange Agreement, dated November 13, 2023, by and among Nuburu, Inc., a Delaware corporation (the “Company”), and the noteholders signatory thereto (the “Senior Convertible Notes Exchange Agreement”), (b) the holders (the “Junior Bridge Notes Holders”) of those certain secured promissory notes (the “Junior Bridge Notes”) issued pursuant to the Note and Warrant Purchase Agreement, dated November 13, 2023, by and among the Company and the investors signatory thereto (the “Junior Bridge Notes Purchase Agreement”),

(c) a person or entity designated by the Requisite Holders (as defined in the Senior Convertible Notes Exchange Agreement), which shall execute a joinder to this Agreement, as collateral agent for the Senior Convertible Notes Holders (in such capacity, the “Senior Convertible Noteholders Collateral Agent”) and (d) Anson Investments Master Fund LP, a Cayman Islands limited partnership, as collateral agent for the Junior Bridge Notes Holders (in such capacity, the “Junior Bridge Noteholders Collateral Agent”) and (d) the Company (together with the Senior Convertible Notes Holders, the Junior Bridge Notes Holders, the Senior Convertible Noteholders Collateral Agent, and the Junior Bridge Noteholders Collateral Agent, the “Parties”).

A.
The Company issued to the Senior Convertible Notes Holders convertible notes (the “Prior Senior Convertible Notes”) pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023.
B.
Concurrently with this Agreement, the Company is (a) issuing (i) the Senior Convertible Notes pursuant to the Senior Convertible Notes Exchange Agreement by which the Prior Convertible Notes will be exchanged into and for the Senior Convertible Notes and (ii) the Junior Bridge Notes pursuant to the Junior Bridge Notes Purchase Agreement and (b) entering into that certain Security Agreement with the Senior Convertible Noteholders Collateral Agent and the Junior Bridge Noteholders Collateral Agent (the “Security Agreement”).

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.
Definitions
a.
Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Bankruptcy Law” shall mean title 11 of the United States Code and any similar Federal, state, or foreign law for the relief of debtors.

“Common Collateral” shall mean the “Collateral” as defined in the Security Agreement.

“Company” shall have the meaning set forth in the preamble.

“DIP Financing” shall have the meaning set forth in Section 7.

“Discharge of Senior Convertible Notes Claims” shall mean payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of the Senior Convertible Notes Documents and (b) any other Senior Convertible Notes Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“Indebtedness” shall mean and include all obligations arising under or related to the Senior Convertible Notes Documents or the Junior Bridge Notes Documents as the case may be.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company or any of its subsidiaries, (b) any other voluntary or involuntary insolvency, reorganization, or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding with respect to the Company or any of its subsidiaries or with respect to any of their assets, (c) any liquidation, dissolution, reorganization, or winding up of the Company or any of its subsidiaries, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any of its subsidiaries.

“Junior Bridge Notes” shall mean those certain promissory notes issued pursuant to the Junior Bridge Notes Documents.

“Junior Bridge Notes Claims” shall mean all Obligations in respect of the Junior Bridge Notes or arising under the Junior Bridge Notes Documents.

“Junior Bridge Notes Documents” shall mean the Junior Bridge Notes Purchase Agreement and all other ancillary documents, agreements, and instruments executed or delivered in connection therewith or related thereto evidencing or governing the Junior Bridge Notes Claims.

“Junior Bridge Notes Holders” shall have the meaning set forth in the preamble. “Junior Bridge Notes Purchase Agreement” shall have the meaning set forth in the preamble.

“Junior Bridge Notes Parties” shall mean, collectively, the Junior Bridge Noteholders Collateral Agent and the Junior Bridge Notes Holders.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, or security interest in, on or of such asset.

“Obligations” shall mean, with respect to any Indebtedness, any and all obligations, whether now or hereafter arising, with respect to the payment of (a) any principal of or interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness and (b) any fees,

2

indemnification obligations, expense reimbursement obligations, or other liabilities payable under the documentation governing such Indebtedness.

“Party” shall have the meaning set forth in the preamble.

“Permitted Credit Facility” means a credit facility obtained by the Company in aggregate principal amount of not less than $20 million, secured by intellectual property of the Company subject to and in accordance with the requirements set forth in the Senior Convertible Notes Exchange Agreement.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency, or instrumentality thereof.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Prior Senior Convertible Notes” shall have the meaning set forth in the Preamble.

“Recovery” shall have the meaning set forth in Section 7(d).

“Requisite Junior Bridge Notes Parties” shall mean Requisite Holders, as defined in the Junior Bridge Notes Purchase Agreement.

“Requisite Senior Convertible Notes Parties” shall mean Requisite Holders, as defined in the Senior Convertible Notes Exchange Agreement.

“Security Agreement” shall have the meaning set forth in the preamble.

“Senior Convertible Notes” shall mean those certain convertible notes issued pursuant to the Senior Convertible Notes Documents.

“Senior Convertible Notes Claims” shall mean all Obligations in respect of the Senior Convertible Notes or arising under the Senior Convertible Notes Documents.

“Senior Convertible Notes Documents” shall mean the Senior Convertible Notes Exchange Agreement and all other ancillary documents, agreements, and instruments executed or delivered in connection therewith or related thereto evidencing or governing the Senior Convertible Notes Claims.

“Senior Convertible Notes Holders” shall have the meaning set forth in the preamble.

“Senior Convertible Notes Exchange Agreement” shall have the meaning set forth in the preamble.

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“Senior Convertible Notes Parties” shall mean, collectively, the Senior Convertible Noteholders Collateral Agent and the Senior Convertible Notes Holders.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of Delaware.

b.
Terms Generally. The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

2.
Lien Priorities
a.
Subordination of Liens. Notwithstanding the date, time, manner, or order of filing or recordation of any document or instrument or grant, attachment, or perfection of any Liens granted to the Junior Bridge Noteholders Collateral Agent for the benefit of the Junior Bridge Noteholders on the Common Collateral or of any Liens granted to the Senior Convertible Noteholders Collateral Agent for the benefit of the Senior Convertible Noteholders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Junior Bridge Notes Documents or the Senior Convertible Notes Documents or any other circumstance whatsoever, each Junior Bridge Notes Party hereby agrees that (i) any Lien on the Common Collateral securing any Senior Convertible Notes Claims now or hereafter held by or on behalf of any Senior Convertible Notes Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation, or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Junior Bridge Notes Claims, and (b) any Lien on the Common Collateral securing any Junior Bridge Notes Claims now or hereafter held by or on behalf of any Junior Bridge Notes Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Convertible Notes Claims. All Liens on the Common Collateral securing any Senior Convertible Notes Claims shall be and shall remain senior in all respects and prior to all Liens on the Common Collateral securing any Junior Bridge Notes Claims for all purposes, whether or not such Liens securing any Senior Convertible Notes Claims are subordinated to any Lien securing any other obligation of the Company or any other Person.

4

b.
Prohibition on Contesting Liens. Each Junior Bridge Notes Party and each Senior Convertible Notes Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority, validity, or enforceability of (i) a Lien securing any Senior Convertible Notes Claim held (or purported to be held) by or on behalf of the Senior Convertible Notes Parties or any agent or trustee therefor in any Common Collateral or (b) a Lien securing any Junior Bridge Notes Claim held (or purported to be held) by or on behalf of the Junior Bridge Notes Parties or any agent or trustee therefor in any Common Collateral, provided however, that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Convertible Notes Party to enforce this Agreement (including the priority of Liens securing the Senior Convertible Notes Claims) or any of the Senior Convertible Notes Documents or impair the rights of any Junior Bridge Notes Party to enforce this Agreement or any of the Junior Bridge Notes Documents.
c.
No New Liens. So long as the Discharge of Senior Lender Claims has not occurred, the Parties hereto agree that, after the date hereof, if any Junior Bridge Notes Party shall hold any Lien on any assets of the Company or any of its subsidiaries securing any Junior Bridge Notes Claims that are not also subject to the first-priority Lien in respect of the Senior Convertible Notes Claims under the Senior Convertible Notes Documents, such Junior Bridge Notes Party shall notify the Company and the Senior Convertible Notes Parties promptly upon becoming aware thereof and, upon demand by the Senior Convertible Notes Parties or the Company, will assign such Lien to the Senior Convertible Notes Parties (and/or their designees) as security for the applicable Senior Convertible Notes Claims (in the case of an assignment, each Junior Bridge Notes Party may retain a junior lien on such assets subject to the terms hereof).
d.
Perfection of Liens. The Senior Convertibles Notes Parties, in their capacities as such, shall not be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Junior Bridge Notes Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Convertible Notes Parties and the Junior Bridge Notes Parties or any agent or trustee thereof and any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
e.
Subordination of Payments. Prior to the Discharge of the Senior Convertible Notes Claims, the Junior Bridge Notes Claims shall not receive payment of any interest, fees, expenses, premiums, or any other amounts arising under, related to, or in connection with the Junior Bridge Notes Claims or Junior Bridge Notes Documents prior to the maturity date of the Junior Bridge Notes, including in connection with any Insolvency or Liquidation Proceeding and/or on account of any adequate protection or otherwise other than as set forth in this Section or as may be permitted by Section 7; provided that, notwithstanding the foregoing, the Junior Bridge Notes Claims shall be paid from the proceeds of any Permitted Credit Facility, or may be exchanged into or for interests in any Permitted Credit Facility at the election of a Junior Bridge Note Holder, prior to the Discharge of the Senior Convertible Notes Claims.

5

f.
Subject to the proviso in Section 2(e), in the event of (i) a Sale Event (as defined in the Junior Bridge Notes), or (ii) a single issuance or a series of related issuances of debt or equity securities of the Company in an amount greater than $10,000,000.00 (excluding issuances to employees and consultants for compensatory purposes, in connection with strategic transactions (other than those conducted solely for capital raising purposes), or pursuant to obligations existing as of the date hereof), the outstanding principal amount of the Junior Bridge Notes, together with any then unpaid and accrued interest and other amounts payable thereunder to the date of prepayment, shall be due and payable immediately prior to such event or occurrence; provided that no payments shall be made in respect of the Junior Bridge Notes or the Junior Bridge Notes Claims with respect to the foregoing (i) or (ii) prior to the Discharge of Senior Convertible Notes Claims.
3.
Enforcement
a.
Exercise of Remedies.
i.
So long as the Discharge of Senior Convertible Notes Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any of its subsidiaries, (A) no Junior Bridge Notes Party will (1) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any applicable Junior Bridge Notes Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (2) contest, protest, or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the Senior Convertible Notes Parties in respect of the Senior Convertible Notes Claims, or (3) object to the forbearance by the Senior Convertible Notes Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of the Senior Convertible Notes Claims, and (B) except as otherwise provided herein, the Senior Convertible Notes Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of any Junior Bridge Notes Party; provided, however, that (x) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any of its subsidiaries, each Junior Bridge Notes Party may file a proof of claim or statement of interest with respect to the applicable Junior Bridge Notes Claims, and

(y) each Junior Bridge Notes Party may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Convertible Notes Claims or the rights of the Senior Convertible Notes Parties in respect thereof) in order to create, prove, perfect, preserve, or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Common Collateral. In exercising the rights and remedies with respect to the Common Collateral, the Senior Convertible Notes Parties may enforce the provisions of the Senior Convertible Notes Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the requirements of the Uniform Commercial Code of any applicable jurisdiction and any other applicable law. Such exercise and enforcement shall include the rights of

6

an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

ii.
So long as the Discharge of Senior Convertible Notes Claims has not occurred, each Junior Bridge Notes Party agrees that it will not, in the context of its role as secured creditor, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of the applicable Junior Bridge Notes Claims. Without limiting the generality of the foregoing sentence, unless and until the Discharge of Senior Convertible Notes Claims has occurred, the sole right of the Junior Bridge Notes Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the Junior Bridge Notes Claims pursuant to the Junior Bridge Notes Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Convertible Notes Claims has occurred.
iii.
Each Junior Bridge Notes Party (A) agrees that it will not take any action that would hinder any exercise of remedies undertaken by the Senior Convertible Notes Parties with respect to the Common Collateral under the Senior Convertible Notes Documents, including any sale, lease, exchange, transfer, or other disposition of the Common Collateral, whether by foreclosure or otherwise and (B) waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which the Senior Convertible Notes Parties seek to enforce or collect the Senior Convertible Notes Claims or the Lien granted in any of the Common Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Convertible Notes Parties is adverse to the interests of the Junior Bridge Notes Parties.
4.
Cooperation. Each Junior Bridge Notes Party agrees that, unless and until the Discharge of the Senior Convertible Notes Claims has occurred, it will not commence or join with any Person (other than the Senior Convertible Notes Parties upon request thereof) in commencing, any enforcement, collection, execution, levy, or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Junior Bridge Notes Documents or otherwise in respect of the applicable Junior Bridge Notes Claims (including, for the avoidance of doubt, on an unsecured basis).
5.
Payments
a.
Application of Proceeds. After a default or an event of default under the Senior Convertible Notes Documents has occurred, and until such default or event of default is cured or waived, so long as the Discharge of Senior Convertible Notes Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies (or otherwise), or any other assets, property, or consideration distributed or

7

provided by the Company or its subsidiaries, including assets, property, or consideration distributed or issued in an Insolvency or Liquidation Proceeding (which, for the avoidance of doubt, shall include any equity interests distributed or issued by the Company or its subsidiaries as reorganized in connection with any Insolvency or Liquidation Proceeding) shall be applied to the Senior Convertible Notes Claims in such order as specified in the Senior Convertible Notes Documents until the Discharge of Senior Convertible Notes Claims has occurred. Notwithstanding the foregoing, the Junior Bridge Notes Claims shall be paid from the proceeds of any Permitted Credit Facility, or may be exchanged into or for interests in any Permitted Credit Facility at the election of a Junior Bridge Note Holder, prior to the Discharge of the Senior Convertible Notes Claims.
b.
Payments Over. Any Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral, or any other assets, property, or consideration distributed or provided by the Company of its subsidiaries, including assets, property, or consideration distributed or issued in an Insolvency or Liquidation Proceeding (which, for the avoidance of doubt, shall include any equity interests distributed or issued by the Company or its subsidiaries as reorganized in connection with any Insolvency or Liquidation Proceeding) in contravention of this agreement shall be segregated and held in trust for the benefit of and forthwith paid or transferred over to the Senior Convertible Notes Parties (and/or their designees) for the benefit of the Senior Convertible Notes Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
c.
Insurance. Unless and until the Discharge of Senior Convertible Notes Claims has occurred, the Senior Convertible Notes Parties shall have the sole and exclusive right, subject to the rights of the Company under the Senior Convertible Notes Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Convertible Notes Claims has occurred, all proceeds of any such policy and any such award in respect of the Common Collateral shall be paid (i) first, prior to the occurrence of the Discharge of Senior Convertible Notes Claims, to the Senior Convertible Notes Parties pursuant to the terms of the Senior Convertible Notes Documents, (ii) second, after the occurrence of the Discharge of Senior Convertible Notes Claims, to the Junior Bridge Notes Parties pursuant to the terms of the Junior Bridge Notes Documents, and (iii) third, if no Junior Bridge Notes Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Bridge Notes Party shall, at any time, receive any proceeds of any insurance policy or any award in respect thereof or the Common Collateral, it shall pay such proceeds over to the Senior Convertible Notes Parties in accordance with the terms of this Section 4.
6.
Amendments to Junior Bridge Notes Documents. Without the prior written consent of the Requisite Senior Convertible Notes Parties, no Junior Bridge Notes Document may be amended, supplemented, or otherwise modified to the extent such amendment, supplement, or modification, or the terms of any new Junior Bridge Notes Document, would violate this Agreement.
7.
Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this

8

Agreement, the Junior Bridge Notes Parties may exercise rights and remedies as an unsecured creditor against the Company in accordance with the terms of the applicable Junior Bridge Notes Documents and applicable law; provided that any assets, property, or consideration provided by the Company or its subsidiaries, including assets, property, or consideration distributed or issued in an Insolvency or Liquidation Proceeding (which, for the avoidance of doubt, shall include any equity interests distributed or issued by the Company or its subsidiaries as reorganized in connection with any Insolvency or Liquidation Proceeding) shall be applied to the Senior Convertible Notes Claims in accordance with Section 4. In the event any Junior Bridge Notes Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of its Junior Bridge Notes Claims, such judgment lien shall be subordinated to the Liens securing the Senior Convertible Notes Claims on the same basis as the other Liens securing the Junior Bridge Notes Claims are so subordinated to such Liens securing the Senior Convertible Notes Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Convertible Notes Parties may have with respect to the Common Collateral.
8.
Insolvency or Liquidation Proceedings.
a.
Financing Issues. If the Company or any subsidiary shall be subject to any Insolvency or Liquidation Proceeding and the Requisite Senior Convertible Notes Parties shall desire to permit the use of cash collateral or to permit the Company or any subsidiary to obtain financing under section 363 or section 364 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Junior Bridge Notes Party agrees that it will raise no (i) objection to (and will not otherwise contest) such use of cash collateral or DIP Financing and, except to the extent provided in Section 7(c) below, will not request adequate protection or any other relief in connection therewith) and, to the extent the Liens securing the Senior Convertible Notes Claims under the Senior Convertible Notes Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations related thereto) on the same basis as the other Liens securing the Junior Bridge Notes Claims are so subordinated to Liens securing Senior Convertible Notes Claims under this Agreement, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Convertible Notes Claims made by the Senior Convertible Notes Parties,

(c) objection to (and will not otherwise contest) any lawful exercise by any holder of Senior Convertible Notes Claims of the right to credit bid Senior Convertible Notes Claims at any sale in foreclosure of Common Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any holder of Senior Convertible Notes Claims relating to the lawful enforcement of any Lien on Common Collateral, or (e) objection to (and will not otherwise contest) any order relating to a sale of assets of the Company or any subsidiary for which the Requisite Senior Convertible Notes Parties has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Convertible Notes Claims or the Junior Bridge Notes Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Common Collateral rank to the Liens securing the Junior Bridge Notes Claims with respect to the Common Collateral in accordance with this Agreement.

b.
Relief from the Automatic Stay. Until the Discharge of Senior Convertible

9

Notes Claims has occurred, each Junior Bridge Notes Party agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral without the prior written consent of the Requisite Senior Convertible Notes Parties.
c.
Adequate Protection. Each Junior Bridge Notes Party agrees that none of them shall contest (or support any Person contesting) (i) any request by the Senior Convertible Notes Parties for adequate protection or (ii) any objection to the Senior Convertible Notes parties to any motion, relief, action, or proceeding based on the Senior Convertible Notes Parties’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (1) if the Senior Convertible Notes Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under section 363 or section 364 of title 11 of the United States Code or similar Bankruptcy Law, then each Junior Bridge Notes Party may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien shall be subordinated to the Liens securing the Senior Convertible Notes Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Bridge Notes Claims are so subordinated to the Liens securing the Senior Convertible Notes Claims under this Agreement and (2) in the event any Junior Bridge Notes Party seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Junior Bridge Notes Party agrees that the Senior Convertible Notes Parties shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Convertible Notes Claims and any such DIP Financing and that any Lien on such additional collateral securing the Junior Bridge Notes Claims shall be subordinated to the Liens on such collateral securing the Senior Convertible Notes Claims and any such DIP Financing (and all Obligations related thereto) and any other Liens granted to the Senior Convertible Notes Parties as adequate protection on the same basis as the other Liens securing the Junior Bridge Notes Claims are so subordinated to such Liens securing Senior Convertible Notes Claims under this Agreement.
d.
Preference Issues. If any Senior Convertible Notes Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any of its subsidiaries (or any trustee, receiver, or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Convertible Notes Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment has not occurred and the Senior Convertible Notes Claims shall be entitled to a Discharge of Senior Convertible Notes Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto. For the avoidance of doubt, if the Liens securing the Senior Convertible Notes Claims are released or avoided in connection with any Insolvency or Liquidation Proceeding, including pursuant to an action commenced by the Company or any of its subsidiaries (or any trustee, receiver, or similar person therefor) or any representative of the estate of the Company or any of its subsidiaries, then, if the

10

Discharge of Senior Convertible Notes Claims has not occurred, the Junior Bridge Notes Parties agree to contribute and turnover the Liens securing the Junior Bridge Notes Claims to and for the benefit of the Senior Convertible Notes Parties.
e.
Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to the Company or its subsidiaries shall apply to any trustee for such Person and such person as debtor-in-possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Company or any of its subsidiaries.
f.
506(c) Claims. Until the Discharge of Senior Convertible Notes Claims has occurred, each Junior Bridge Notes Party agrees that it will not assert or enforce any claim under section 506(c) of the United States Bankruptcy Code senior to or on parity with the Liens securing the Senior Convertible Notes Claims for costs or expenses of preserving or disposing of any Common Collateral.
g.
Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization on account of the Senior Convertible Notes Claims and/or Junior Bridge Notes Claims, then, to the extent of the debt obligations distributed on account of the Senior Convertible Notes Claims and/or Junior Bridge Notes Claims are secured by Liens upon all or any part of the Common Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.
h.
Separate Grants of Security and Separate Classification. The Senior Convertible Notes Parties and the Junior Bridge Notes Parties acknowledge and intend that the grants of Liens pursuant to the Senior Convertible Notes Documents and Junior Bridge Notes Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Common Collateral, and the Senior Convertible Notes Claims are fundamentally different from the Junior Bridge Notes Claims and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in any Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the Senior Convertible Notes Claims and the Junior Bridge notes Claims in respect of the Common Collateral constitute claims in the same class (rather than separate classes of senior, junior, and subordinated secured claims), then the Senior Convertible Notes Parties and the Junior Bridge Notes Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Senior Convertible Notes Claims and Junior Bridge Notes Claims against the Company, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient, the Senior Convertible Notes Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, prepetition interest and other claims, all amounts owing in respect of postpetition interest, fees, or expenses that is available from the Common Collateral before any distribution is made in respect of the Junior Bridge Noes Claims, with such Junior Bridge Notes Parties

11

hereby acknowledging and agreeing to turn over to the Senior Convertible Notes Parties amounts otherwise received or receivable by them under such Plan of Reorganization to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
9.
Waivers, etc.
a.
No Warranties or Liability. Each Junior Bridge Notes Party acknowledges and agrees that the Senior Convertible Notes Parties have not made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Senior Convertible Notes Documents, the ownership of any Common Collateral, or the perfection or priority of any Liens thereon. The Senior Convertible Notes Parties will be entitled to manage and supervise their respective claims under the Senior Convertible Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Convertible Notes Parties may manage their claims without regard to any rights or interests that any Junior Bridge Notes Party has in the Common Collateral or otherwise. The Senior Convertible Notes Parties shall not have any duty to any Junior Bridge Notes Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an event of default under any agreements with the Company or any of its subsidiaries (including the Junior Bridge Notes Documents), regardless of any knowledge thereof that they may have or be charged with.
b.
Obligations Unconditional. All rights, interests, agreements, and obligations of the Senior Convertible Notes Parties and the Junior Bridge Notes Parties, respectively, hereunder shall remain in full force and effect irrespective of:
i.
any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Senior Convertible Notes Claims or Junior Bridge Notes Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Convertible Notes Documents or the terms of the Junior Bridge Notes Documents; any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver, or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Convertible Notes Claims or Junior Bridge Notes Claims;
ii.
the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any of its subsidiaries; or
iii.
any other circumstance that otherwise might constitute a defense available to, or a discharge of, the Company or any of its subsidiaries in respect of the Senior Convertible Notes Claims, or of any Junior Bridge Notes Party in respect of this Agreement.
10.
Miscellaneous
a.
Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any Senior Convertible Notes Documents or Junior Bridge Notes

12

Documents, the terms of this Agreement shall govern.
b.
Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Senior Convertible Notes Claims shall have occurred or such later time as all of the Obligations in respect of the Senior Convertible Notes Documents shall have been paid in full. The terms of this Agreement shall survive and shall continue to be in full force and effect in any Insolvency or Liquidation Proceeding, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
c.
Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each of the Requisite Senior Convertible Notes Parties and the Requisite Junior Bridge Notes Parties and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver of the obligations of the other parties to such party in any other respect or at any other time. The Company shall not have any right to consent to or approve any amendment, modification, or waiver of any provision of this Agreement except to the extent its rights are directly affected thereby.
d.
Subrogation. Each Junior Bridge Notes Party hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Convertible Notes Claims has occurred.
e.
Consent to Jurisdiction; Waivers. Each of the Parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the Parties also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 10(f) or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.
f.
Notices. All notices to the Senior Convertible Notes Parties and the Junior Bridge Notes Parties permitted or required under this Agreement may be sent as provided in the Senior Convertible Notes Documents and the Junior Bridge Notes Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail, or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).
g.
Further Assurances. Each of the Junior Bridge Notes Parties agree that each of them shall take such further action and shall execute and deliver to the Senior Convertible Notes Parties such additional documents and instruments (in recordable form is requested) as the Senior Convertible Notes Parties may reasonably request to effectuate

13

the terms of and the lien priorities contemplated by this Agreement and the other Senior Convertible Notes Documents and Junior Bridge Notes Documents.
h.
Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Convertible Notes Parties, the Junior Bridge Notes Parties, and the Company and their respective permitted successors and assigns.
i.
Specific Performance. The Senior Convertible Notes Parties may demand specific performance of this Agreement. Each Junior Bridge Notes Party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Convertible Notes Parties.
j.
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic copies of signed signature pages will be deemed binding originals.
k.
Authorizations. By its signature, each Person executing this Agreement on behalf of a Party hereto represents and warrants to the other Parties hereto that it is duly authorized to execute this Agreement.
l.
Effectiveness. This Agreement shall become effective when executed and delivered by the Parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver or trustee for the Company in any Insolvency or Liquidation Proceeding.
m.
Relative Rights. Notwithstanding any in this Agreement to the contrary, nothing in this Agreement is intended to or will amend, waiver, or otherwise modify the provisions of the Senior Convertible Notes Documents or the Junior Bridge Notes Documents or permit the Company or any of its subsidiaries to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, a default under, the Senior Convertible Notes Documents or the Junior Bridge Notes Documents.

(signature pages follow)

14

Nuburu, Inc.

By: /s/ Brian Knaley

Name: Brian Knaley

Title: Chief Executive Officer

[ ],

as Senior Convertible Noteholders Collateral Agent

By:

Name:

Title:

Anson Investments Master Fund LP, as Junior Bridge Noteholders Collateral Agent

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors Inc.

Anson Investments Master Fund LP

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors, Inc.

Anson East Master Fund LP

By: /s/ Amin Nathoo

Name: Amin Nathoo

Title: Director, Anson Advisors, Inc.

Eunomia, LP

By: /s/ Ron Nicol

Name: Ron Nicol

Title: Manager

David Seldin

By: /s/ David Seldin

Name: David Seldin

The Puckett Management Trust

By: /s/ J. Puckett

Name: J. Puckett

Title: Manager

Sand Dune Investments LLC

By: /s/ Chad Isaacson

Name: Chad Isaacson

Title: Officer

CST Global LLC

By: /s/ David Michael

Name: David Michael

Title: Manager

Robert J and Ellen M. Svatos, trustees of the Svatos Family Trust dated June 16, 1986

By: Robert J. Svatos

Name: Robert J. Svatos

Title: Trustee

Carl Stern and Holly Hayes 2011 Trust

By: /s/ Carl Stern

Name: Carl Stern

Title: Trustee

Wilson-Garling 2023 Family Trust

By: /s/ Jill Garling

Name: Jill Garling Title: Sole Trustee

Curtis N. Maas Revocable Trust

By: /s/ Curtis Maas

Name: Curtis Maas

Title: Member

Steven L. Schwartz Revocable Trust

By: /s/ Steven L. Schwartz

Name: Steven L. Schwartz

Title: Trustee

Konark Nuburu Holdings LLC

By: /s/ Konark Singh

Name: Konark Singh

Title: Manager

Meldon Wolfgang

By: /s/ Meldon Wolfgang

Name: Meldon Wolfgang

Sauder Property Company

By: /s/ John Sauder

Name: John Sauder

Title: President

Exhibit 10.44

SENIOR CONVERTIBLE NOTES EXCHANGE AGREEMENT

This Senior Convertible Notes Exchange Agreement (this “Agreement”) dated as of November 13, 2023 (the “Effective Date”) is among Nuburu, Inc., a Delaware Corporation (the “Company”), and the parties listed on Schedule I hereto (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, the Company previously issued a series of unsecured convertible promissory notes pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023 (the “Purchase Agreement” and such notes, the “Existing Notes”).

WHEREAS, concurrently with this Agreement, the Company is (a) issuing a new series of secured promissory notes (“Junior Bridge Notes”) pursuant to that certain Note and Warrant Purchase Agreement (“Bridge Purchase Agreement”), dated even date herewith, which Junior Bridge Notes will be secured with a continuing lien and security interest in and to the Company’s patent portfolio as set forth in that certain Security Agreement, dated even date herewith (the “Security Agreement”) and (b) entering into that certain Intercreditor and Subordination Agreement with the Holders, the holders of the Junior Bridge Notes, and the collateral agents under the Security Agreement (the “Subordination Agreement”).

WHEREAS, in accordance with Section 1(b) of the Existing Notes, each of the holders of the Existing Notes have consented to the Exchange (as defined below) on the terms and conditions set forth herein and the other Transaction Documents, including, without limitation, the Subordination Agreement.1

WHEREAS, pursuant to the terms of this Agreement and the other Transaction Documents, the parties now desire to exchange the Existing Notes for senior secured convertible promissory notes (“Senior Convertible Notes”), in the form attached hereto as Exhibit A (the “Form of Convertible Senior Note”), which Senior Convertible Notes will be secured with a continuing lien and security interest in and to the Company’s patent portfolio as set forth in that certain Security Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged by the Company and each Holder, the parties agree as follows:

I.
Exchange.
A.
Exchange. Effective as of the Effective Date, each Existing Note will automatically and without any additional action on the part of the Holder holding such Existing Note or the Company (other than as set forth herein) be exchanged for a Senior Convertible Note in an amount equal to the portion of the outstanding principal balance and unpaid interest under the Existing Note (the “Exchange”).
B.
Effect of Exchange. The Senior Convertible Notes are issued in full and complete discharge and satisfaction of all obligations of the Company (including outstanding principal, interest or any other amounts) under the Existing Note held by each Holder, and each Existing Note will be deemed to be

1 Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Senior Convertible Notes (as defined below).

satisfied in full, terminated and of no further force or effect automatically upon the consummation of, the Exchange.

C.
Waiver. Aside from each Holder’s right to receive the Senior Convertible Note at the Exchange, each Holder, severally and not jointly, hereby waives any and all demands, claims, suits, actions, causes of action, proceedings, assessments and rights in respect of each such Existing Note against the Company or any of its Subsidiaries or their respective directors, officers, employees, agents or representatives, including, without limitation, (i) any payments in excess of the amount of principal and interest under the Existing Note to be exchanged for the corresponding Senior Convertible Note in the Exchange, (ii) any right to formal notice of the Exchange, (iii) any rights to receive an original copy of the Existing Note prior to the Exchange, (iv) any rights arising from any past or present actual or alleged default or event of default under the Existing Note, and (v) any rights to receive a different principal or interest amount under the Senior Convertible Note in exchange for the Existing Note. Each Holder further waives, and agrees to waive with respect to the Existing Note held by the Existing Holder, (w) any and all rights of participation, (x) all rights of notice, (y) all rights to delay, and (z) any other rights that each Holder may have under the Existing Note, or otherwise triggered as a result of the Exchange.
D.
Execution of Senior Convertible Notes. Upon the Exchange, the Company and each Holder will execute the Form of Senior Convertible Note in the form attached hereto as Exhibit A in the principal amount equal to all outstanding principal, interest, and other fees due and owing under the Existing Notes set forth opposite the respective Holder’s name on Schedule I.
E.
Warrants. For the avoidance of doubt, nothing herein or otherwise as part of the Exchange or the Company’s entry into any Transaction Documents or any other documents or agreements in connection herewith or therewith shall impair any of the Company’s obligations under the Warrants (as defined in the Notes Purchase Agreement) issued to the holders of the Existing Notes under the Notes Purchase Agreement. For the avoidance of doubt, each Holder does not waive any and all rights under the Senior Convertible Notes and nothing herein or the other Transaction Documents shall affect or impair in any way any Holder’s rights under the Warrants issued in connection with the Existing Notes, which are not being modified in any way by the issuance of the Senior Convertible Notes, the Exchange of the Existing Notes or any of the other Transaction Documents.
F.
Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Mountain time on the date such payment is due at the address for such purpose specified below each Holder’s name below its signature, or at such other address, or in such other manner, as a Holder or other registered Holder of a Senior Convertible Note may from time to time direct in writing, provided that subsequent to the effectiveness of a registration statement registering the shares of common stock issuable upon conversion of the Senior Convertible Notes, the Company may elect to pay interest in kind through the issuance of shares of common stock at the Conversion Price (as defined in the Senior Convertible Notes) in lieu of payments in cash; provided, further, that such shares of common stock are registered on such registration statement.
G.
Delivery. The issuance of the Senior Convertible Notes and the Exchange of the Existing Notes for the Senior Convertible Notes shall take place on the Effective Date or at such place and time as the Company and the Holders may otherwise determine. On the Effective Date, the Company will deliver to each of the Holders the Senior Convertible Notes to be issued to such Holder as set forth below its signature below. Each of the Senior Convertible Notes will be registered in such Holder’s name in the Company’s records.
II.
The Company’s Representations and Warranties. The Company hereby represents and warrants to each Holder that the following representations are true and complete as of the Effective Date:
A.
Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction

2

where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.
B.
Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby

(i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

C.
Enforceability. Each Transaction Document executed, or to be executed by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
D.
Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any individual, partnership, corporation, limited liability company, unincorporated association, joint venture or other entity or a governmental authority (each, a “Person”) to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which the Company or any of its subsidiaries is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance (“Lien”) upon any property, asset, or revenue of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or any of its subsidiaries, their business, or operations, or any of their assets or properties other than the Liens granted pursuant to the Security Agreement securing the Senior Convertible Notes and Junior Bridge Notes.
E.
Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non- assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.
F.
Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.
G.
No Violation or Default. The Company and each of its subsidiaries is not in violation of or in default with respect to (i) its certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any

3

waiver in effect which, if not in effect, would result in such a violation or default).
H.
Litigation. Except as set forth in the Company’s public filings with the Securities and Exchange Commission (“Commission”), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.
I.
Title. The Company and its subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all real properties and good title to other assets and properties as reflected in the most recent financial statements of the Company that have been included in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q (the “Financial Statements”) (except those assets and properties disposed of in the ordinary course of business since the dates of such Financial Statements) and all assets and properties acquired by the Company and its subsidiaries since such dates (except those disposed of in the ordinary course of business). Such assets and properties are subject to no Lien other than (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect on the Company and its subsidiaries, taken as a whole, and which have not arisen otherwise than in the ordinary course of business, and (v) the Liens granted pursuant to the Security Agreement securing the Senior Convertible Notes and Junior Bridge Notes.
J.
Intellectual Property. To the best of their knowledge, the Company and the Company’s subsidiaries own or possess and can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted, the lack of which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
K.
Financial Statements. The Financial Statements (i) are in accordance with the books and records of the Company and its subsidiaries and have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP except, with respect to the unaudited Financial Statements, for the absence of footnotes and subject to normal year-end adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company and its subsidiaries do not have any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the Financial Statements. The Company and its subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.

L.
Equity Securities. The Company’s total authorized and issued capitalization is as set forth in the Company’s public filings with the Commission (as of the date of such filings). The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s certificate of incorporation or bylaws in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as expressly referenced herein or as set forth in the Company’s public filings with the Commission, there are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue

4

shares of its Equity Securities. Except as set forth in the Company’s public filings with the Commission, there are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company’s certificate of incorporation or bylaws as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Effective Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except as expressly referenced herein or as set forth in the Company’s public filings with the Commission, no Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.
M.
Debt Securities. Other than with respect to the Junior Bridge Notes, no indebtedness for borrowed money of the Company or any subsidiary is or will be senior to, or pari passu with, the Senior Convertible Notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.
N.
Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to Holders by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company’s public filings with the Commission under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, did not, as of the time of their filing, and do not or will not, as then amended or supplemented, as of the date of filing, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
O.
Absence of Certain Changes. Since September 30, 2023, (i) the Company and its subsidiaries have conducted its business in all material respects in the ordinary course of business; and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
P.
No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the Exchange; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Exchange or the issuance of the Junior Bridge Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.
III.
Holder’s Representations and Warranties. Each Holder represents and warrants to the Company

5

that the following representations are true and complete as of the Effective Date:
A.
Authority; Binding Obligation. Such Holder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of such Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
B.
Right, Title, and Interest. Such Holder is the lawful and sole owner of such Holder’s Existing Note, has good and marketable title to such Holder’s Existing Note, has sole right, title, and interest in and to such Holder’s Existing Note and has not assigned such Holder’s Existing Note or any rights related to such Holder’s Existing Note to any other Person. The Holder has full right and authority to deliver such Holder’s Existing Note in connection with this Agreement. Such Holder’s Existing Note is free and clear of all liens, encumbrances, equities, security interests, and any other claims whatsoever. No third-party has any right to prevent the Holder from exchanging such Holder’s Existing Note as contemplated by this Agreement, and no third-party has any right to receive notice of the Exchange of such Holder’s Existing Note as contemplated by this Agreement. Delivery of such Holder’s Existing Note in accordance with the terms of this Agreement will pass full and valid title to such Holder’s Existing Note free and clear of any security interests, claims, liens, and any other encumbrance. The Holder is not aware of any basis for any disputes or challenges regarding the Holder’s ownership of such Holder’s Existing Note and no such disputes or challenges are pending or alleged.
C.
Securities Law Compliance. Such Holder has been advised that the Senior Convertible Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Holder’s name on Schedule I.
D.
Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.
E.
No “Bad Actor” Disqualification Events. Neither (i) such Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Holder is subject to any Disqualification Event (as defined in Section II.P), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.
IV.
Conditions to Closing of the Holders. Each Holder’s obligations at the Closing are subject to the fulfillment, on or prior to the Effective Date, of all of the following conditions, any of which may be waived in whole or in part by the applicable Holder:
A.
Representations and Warranties. The representations and warranties made by the Company in Section II shall be true and correct when made and in all material respects as of the Effective Date (without giving effect to materiality, material adverse effect, or similar phrases in the representations and warranties).
B.
Governmental Approvals and Filings. Except for any notices required or permitted to be

6

filed after the Effective Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Senior Convertible Notes and Junior Bridge Notes.
C.
Legal Requirements. On the Effective Date, the issuance by the Company of the Senior Convertible Notes and the Exchange of the Existing Notes shall be legally permitted by all laws and regulations to which the Holders or the Company are subject.
D.
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated on the Effective Date and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Holders.
E.
Transaction Documents. The Company shall have duly executed and delivered to the Holders the following documents: (i) this Agreement, (ii) each Senior Convertible Note issued hereunder,

(iii) the Security Agreement, and (iv) the Subordination Agreement (collectively, the “Transaction Documents”).

V.
Senior Debt. For so long as any Senior Convertible Notes remain outstanding, without the prior written consent of the Requisite Holders, the Company shall not, and shall cause its subsidiaries not to, unless the Requisite Holders (as such term is defined in the Senior Convertible Notes) otherwise approve, vote for or authorize, or otherwise waive any provision of this Section V, issue any indebtedness for borrowed money that is senior to, or pari passu with, the Senior Convertible Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise (“Prohibited Debt”); provided that, for the avoidance of doubt, the Company may enter into and/or obtain Prohibited Debt without the consent of the Requisite Holders provided that the Discharge of Senior Convertible Notes Claims (as defined in the Subordination Agreement) has occurred or will occur simultaneously with the closing of such Prohibited Debt.
VI.
Subsequent Financings.
A.
Other than in connection with a Permitted Financing (defined below), for so long as any Senior Convertible Notes remain outstanding, each Holder shall have the right, but not the obligation, to participate in each subsequent financing that involves the sale of securities of the Company or any of its subsidiaries and results in gross proceeds (net of any underwriting or placement fees) to the Company or any of its subsidiaries either (i) in excess of $1,000,000, with respect to an individual sale of securities, or (ii) in excess of $15,000,000 in the aggregate with prior sales of securities of the Company or any of its subsidiaries since the Effective Date (excluding Permitted Financings) (each such financing, a “Subsequent Financing”). Any such participation by the Holder in a Subsequent Financing shall be on a pro rata basis, based upon such Holder’s aggregate investment amounts in the Company’s securities (on a fully diluted basis assuming the conversion and exercise of the Senior Convertible Notes, the Warrants and any other outstanding securities of the Company, though without giving effect to the Subsequent Financing).
B.
The Company shall deliver to the Holder at least 10 calendar days prior to entering into a definitive agreement for a Subsequent Financing, a written notice of its intention to effect a Subsequent Financing and the details of such Subsequent Financing (a “Pre-Financing Notice”). A Pre-Financing Notice shall constitute “Material nonpublic information” (as defined in the Company’s Insider Trading Policy) and the Holder shall enter into a confidentiality agreement on customary terms prior to the receipt of any Pre-Financing Notice and/or agree to be subject to a special blackout period under the Company’s Insider Trading Policy.
C.
Any Pre-Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person with whom such Subsequent Financing is proposed to be effected, and shall include, as an attachment thereto, a term

7

sheet or similar document relating thereto. If the Holder elects to participate in the Subsequent Financing, the closing of such Subsequent Financing shall be as mutually agreed between the parties participating in such Subsequent Financing. If by 6:30 p.m. (Mountain Time) on the fifth calendar day after the Holder has received the Pre-Financing Notice, the Holder fails to notify the Company of its election to participate or elects to participate in an amount that is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Pre-Financing Notice.
D.
The Company must provide the Holder with a second Pre-Financing Notice, and the Holder will again have the right of participation set forth above in this Section VI, if the Subsequent Financing subject to the initial Pre-Financing Notice is not consummated for any reason on the terms set forth in such Pre-Financing Notice within 60 calendar days after the date of the initial Pre-Financing Notice.
E.
Notwithstanding the foregoing, Section VI.A shall not apply in respect to the issuance of the following (each, a “Permitted Financing”): (i) shares of common stock or common stock options, warrants or other rights to purchase common stock issued to employees, officers, directors or consultants of the Company pursuant to any stock, option, equity incentive or similar plan duly adopted by the Board of Directors of the Company or shares of common stock issued upon exercise of any option or warrant or conversion of any convertible security issued pursuant to any stock, option, equity incentive or similar plan duly adopted by the Board of Directors of the Company, (ii) securities issued upon the exercise of or conversion of any securities issued pursuant to this Agreement, the Purchase Agreement, or the Bridge Purchase Agreement, (iii) common stock issued upon the exercise or conversion of options, warrants, preferred stock or convertible debt instruments issued and outstanding on the date of this Agreement; provided that, (A) such securities have not been amended since the date of this Agreement to increase the number of such securities or underlying common stock or (B) to decrease the exercise or conversion price of any such security (except in the case of (A) and (B) pursuant to any anti-dilution or price reset provisions or otherwise that are in effect as of the date hereof), (iv) securities issued pursuant to acquisitions or strategic transactions, provided that (x) any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, (y) shall not include, for the avoidance of doubt, an issuance or transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (z) provided that the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity and shall not result in a change in control of the Company, (v) securities issued pursuant to that certain Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time) by and among the Company, Nuburu Subsidiary, Inc. (f/k/a Nuburu, Inc.) and Lincoln Park Capital Fund, LLC, dated as of August 5, 2022 that results in gross proceeds that do not exceed

$15,000,000 in the aggregate with prior sales of securities of the Company or any of its subsidiaries since the Effective Date (excluding Permitted Financings, other than those pursuant to this clause (v)), (vi) any offering of Series A preferred stock pursuant to that certain Preferred Stock Sale Option Agreement by and between the Company and the other parties thereto dated as of August 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time), and (vii) with the prior written consent of the Requisite Holders, a loan that is secured by the intellectual property of the Company or its subsidiaries. Notwithstanding anything contained herein to the contrary, although the Company shall be entitled to complete a Permitted Financing, all Permitted Financings shall rank junior to the Notes.

VII.
Listing. The Company shall use its reasonable best efforts to cause the shares of the Company’s common stock issuable upon conversion of the Senior Convertible Notes and the Warrants to be quoted on such Approved Market on which securities of the same class or series issued by the Company are then listed or quoted. “Approved Market” means the New York Stock Exchange, the NYSE America, Nasdaq Stock Market, the Over-the-Counter Bulletin Board or the OTC Markets.
VIII.
Purchases and Exchange of Securities. Neither the Company nor any of its subsidiaries shall,

8

without the prior written consent of the Requisite Holders, enter into (i) any accelerated share repurchase contract, prepaid forward purchase contract or similar contract with respect to the purchase by the Company or any of its subsidiaries of the Company’s or its subsidiaries’ securities or (ii) any exchange, conversion or option contract pursuant to which the Company or any of its subsidiaries agrees to issue securities of the Company or its subsidiaries to a Person either in exchange for securities of the Company or its subsidiaries beneficially owned by such Person or upon the sale, disposal or transfer by such Person of securities of the Company or its subsidiaries beneficially owned by such Person (such sale, disposal or transfer either to the Company, any of its subsidiaries or a third party).
IX.
Miscellaneous.
A.
Waiver and Amendment. Any provision of this Agreement, the Warrants, and the Senior Convertible Notes may be amended, waived or modified only upon the written consent of the Company and the Requisite Holders; provided, however, that no such amendment, waiver or consent will: (i) reduce the principal amount of any Senior Convertible Note without the affected Holder’s written consent, or (ii) reduce the rate of interest of any Senior Convertible Note without the affected Holder’s written consent. Any amendment or waiver effected in accordance with this paragraph will be binding upon all of the parties hereto.
B.
Governing Law. This Agreement and all actions arising out of or in connection with this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.
C.
Jurisdiction and Venue. Each of the parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section IX.H or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process
D.
Survival. The representations, warranties, and agreements made herein shall survive the execution and delivery of this Agreement.
E.
Successors and Assigns. Subject to the restrictions on transfer described in Section IX.F and VIII.G, the rights and obligations of the Company and the Holders shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
F.
Registration, Transfer and Replacement of the Senior Convertible Notes. The Senior Convertible Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Senior Convertible Notes. Prior to presentation of any Senior Convertible Note for registration of transfer, the Company shall treat the Person in whose name such Senior Convertible Note is registered as the owner and holder of such Senior Convertible Note for all purposes whatsoever, whether or not such Senior Convertible Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Senior Convertible Note, the holder of any Senior Convertible Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Senior Convertible Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Senior Convertible Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Senior Convertible Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory

9

to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Senior Convertible Note executed in the same manner as the Senior Convertible Note being replaced, in the same principal amount as the unpaid principal amount of such Senior Convertible Note and dated the date to which interest shall have been paid on such Senior Convertible Note or, if no interest shall have yet been so paid, dated the date of such Senior Convertible Note.
G.
Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation or law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders.
H.
Notices. All notices and other communications required or permitted hereunder will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
i.
if to a Holder, to the Holder’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or

ii.
if to the Company, to the attention of the Chief Executive Officer of the Company at 7442 S Tucson Way, Suite 130, Centennial, CO 80112, or at such other current address as the Company will have furnished to the Holders, with a copy (which will not constitute notice) to Amy Bowler, Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, email: ABowler@hollandhart.com.

Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five calendar days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Holder consents to the delivery of any notice to securityholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on Schedule I (or to any other electronic mail address for the Holder in the Company’s records), (ii) posting on an electronic network together with separate notice to the Holder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Holder. This consent may be revoked by a Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

I.
Expenses. The Company shall pay on demand all reasonable fees and expenses, including reasonable attorney fees and expenses incurred by the Lead Investor (as defined on Schedule I) in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents.
J.
Further Assurances. Each of the parties hereto hereby agrees to take or cause to be taken

10

such further actions, to execute, deliver and file or cause to be executed, delivered, and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Agreement.
K.
Separability of Agreements; Severability of this Agreement. The Cmopany’s agreement with each of the Holders is a separate agreement and the Exchange of the Existing Notes and the issuance of the Senior Convertible Notes to each of the Holders is a separate exchange and issuance. Unless otherwise expressly provided herein, the rights of each Holder hereunder are several rights, not rights jointly held with any of the other Holders. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Holder whether arising by reason of the law of the respective Holder’s domicile or otherwise, shall in no way affect or impair the validity, legality, enforceability of this Agreement with respect to other Holders. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
L.
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(signature page follows)

11

Nuburu, Inc.

By: /s/ Brian Knaley

Name: Brian Knaley

Title: Chief Executive Officer

Eunomia, LP

By: /s/ Ron Nicol

Name: Ron Nicol

Title: Manager

David Seldin

By: /s/ David Seldin

Name: David Seldin

The Puckett Management Trust

By: /s/ J. Puckett

Name: J. Puckett

Title: Manager

Sand Dune Investments LLC

By: /s/ Chad Isaacson

Name: Chad Isaacson

Title: Officer

CST Global LLC

By: /s/ David Michael

Name: David Michael

Title: Manager

Robert J and Ellen M. Svatos, trustees of the Svatos Family Trust dated June 16, 1986

By: /s/ Robert J. Svatos

Name: Robert J. Svatos

Title: Trustee

Carl Stern and Holly Hayes 2011 Trust

By: /s/ Carl Stern

Name: Carl Stern

Title: Trustee

Wilson-Garling 2023 Family Trust

By: /s/ Jill Garling

Name: Jill Garling Title: Sole Trustee

Curtis N. Maas Revocable Trust

By: /s/ Curtis Maas

Name: Curtis Maas

Title: Member

Steven L. Schwartz Revocable Trust

By: /s/ Steven L. Schwartz

Name: Steven L. Schwartz

Title: Trustee

Konark Nuburu Holdings LLC

By: /s/ Konark Singh

Name: Konark Singh

Title: Manager

Meldon Wolfgang

By: /s/ Meldon Wolfgang

Name: Meldon Wolfgang

Sauder Property Company

By: /s/ John Sauder

Name: John Sauder

Title: President

Exhibit 10.45

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NUBURU, INC.

Senior secured CONVERTIBLE PROMISSORY NOTE

$[insert principal amount of note] November 13, 2023

FOR VALUE RECEIVED, Nuburu, Inc., a Delaware corporation (the “Company”) promises to pay to [____________________], or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of [__________] Dollars ($[__________]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Senior Secured Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 7% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) June 23, 2026 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Exchange Agreement, pursuant to which the Existing Notes (as defined in the Original Purchase Agreement) are being exchanged into and for the Notes.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.
Payments.
(a)
Interest. Accrued interest on this Note shall be payable at maturity, in cash or in kind, as set forth in Section I.F of the Exchange Agreement.
(b)
Voluntary Prepayment. This Note may not be prepaid (in full or in part), without the written consent of the Investor.
(c)
Mandatory Prepayment. In the event of a Sale of the Company, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity securities pursuant to Section 5, shall (i) if the Investor so elects, be converted into equity securities pursuant to Section 5 immediately prior to the closing of such Sale of the Company or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the outstanding principal amount to be prepaid.

2.
Security. The Note and the obligations hereunder will be secured with a continuing first-priority lien in and security interest on and to the Collateral, as defined and provided in that certain Security Agreement, dated even date herewith, by and among the parties thereto (the “Security Agreement”).
3.
Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:
(a)
Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay;
(b)
Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 3(a)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure;
(c)
Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;
(d)
Default on Indebtedness. The Company shall default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000 (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and, in each such case, such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days (or, in the case of clause (ii) above, within the greater of (x) 30 days or (y) the duration of any grace period or extension of time for payment applicable thereto);
(e)
Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;
(f)
Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

2

(g)
Judgments. A final judgment or order for the payment of money in excess of one hundred thousand dollars ($100,000) (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.
(h)
Collateral. The liens and security interests with respect to the Collateral granted to secure this Note cease to be valid or enforceable, or the Company shall assert, in any pleading in any court of competent jurisdiction, that any such liens or security interests are invalid or unenforceable.
4.
Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 3(e) or 3(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of the Requisite Holders, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Section 3(e) or 3(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of the Requisite Holders, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
5.
Conversion.
(a)
Voluntary Conversion. At any time following June 23, 2023 and prior to the payment in full of the principal amount of this Note, the Investor has the right, at Investor’s option, to convert the outstanding principal amount of this Note and all accrued and unpaid interest on this Note into fully paid and nonassessable shares of the Company’s common stock at a price per share equal to $0.688 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) (the “Conversion Price”).
(b)
Mandatory Conversion. At any time following June 23, 2023 and prior to the payment in full of the principal amount of this Note, the Requisite Holders, on behalf of all holders of the Notes, may irrevocably elect to convert the outstanding principal amount of all Notes and all accrued and unpaid interest on such Notes into fully paid and nonassessable shares of the Company’s common stock at the Conversion Price.
(c)
Conversion Procedure.
(i)
Conversion Pursuant to Section 5(a). Before Investor shall be entitled to convert this Note into the applicable shares of the Company’s stock in accordance with Section 5(a), it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 5(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted. The Company shall, as soon as

3

practicable thereafter, issue and deliver to such Investor a notice of issuance of uncertificated shares or evidence of book-entry for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 5(c)(iii). Any conversion of this Note pursuant to Section 5(a) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 5(c)(i) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.
(ii)
Conversion Pursuant to Section 5(b). In the event the Requisite Holders elect to convert the Notes into the applicable shares of the Company’s stock in accordance with Section 5(b), the Requisite Holders shall send the Company a written notice of such election (the “Requisite Holder Election Notice”), which notice shall be dated and signed by an authorized representative of each Requisite Holder, shall set forth the aggregate principal amount of the Notes held by the Requisite Holders that are signatory to such election, shall state that the Requisite Holders have elected on behalf of all holders of the Notes to convert the Notes into the applicable shares of the Company’s stock in accordance with Section 5(b), and provide a mailing address for each Requisite Holder. The Company shall, as soon as practicable thereafter, issue and deliver to each Investor holding outstanding Notes a notice of issuance of uncertificated shares or evidence of book-entry for the number of shares to which Investor shall be entitled upon such conversion, including a check payable or wire transfer to Investor for any cash amounts payable as described in Section 5(c)(iii). Any conversion of the Notes pursuant to Section 5(b) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 5(c)(ii) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.
(iii)
Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.
(d)
Notices of Record Date. In the event of:
(i)
Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;
(ii)
Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or
(iii)
Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution

4

or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

(e)
Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of this Note such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes.
6.
Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Event of Default” has the meaning given in Section 3 hereof.

“Exchange Agreement” shall mean that certain Senior Convertible Notes Exchange Agreement, dated even date herewith (as amended, modified or supplemented), by and among the Company and the Holders (as defined in the Exchange Agreement) party thereto.

“Independent Third Party” shall mean any Person who, immediately before the contemplated transaction, (a) does not own more than 5% of the Company’s common stock (a “5% Holder”), (b) is not an Affiliate of a 5% Holder, (c) together with its Affiliates would not in the aggregate be a 5% Holder, and (d) is not the spouse or descendent (by birth or adoption) of a 5% Holder.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Notes” shall mean the senior secured convertible promissory notes issued pursuant to the Exchange Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Original Purchase Agreement” shall mean that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, by and among the Company and the Investors (as defined in the Original Purchase Agreement) party thereto.

5

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Requisite Holders” means (i) the Lead Investor (as defined in the Exchange Agreement), and (ii) for all purposes under the Exchange Agreement, the Original Purchase Agreement and the Note, Investors holding more than 50% of the aggregate outstanding principal amount of the Notes (which, for the avoidance of doubt, may include the Lead Investor).

“Sale of the Company” means any transaction or series of related transactions pursuant to which any Independent Third Party or group of Independent Third Parties acquires (a) 100% of the Company’s common stock on a fully diluted basis (whether by merger, consolidation, sale or other transfer of common stock, reorganization, recapitalization or otherwise), or (b) all or substantially all of the assets of the Company and its subsidiaries, determined on a consolidated basis, in each case immediately following which all of the net proceeds from such transaction are distributed to the stockholders in a liquidation of the Company in accordance with their distribution rights upon liquidation under the Company’s governing documents.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subordination Agreement” means that certain Intercreditor and Subordination Agreement, dated even date herewith, by and among the holders of the Secured Promissory Notes issued by the Company pursuant to the Exchange Agreement, dated even date herewith, the Investors, the Collateral Agents (as defined therein) and the Company.

“Transaction Documents” shall mean this Note, each of any other Notes, the Exchange Agreement, the Original Purchase Agreement, the Warrants (as defined in the Original Purchase Agreement), the Security Agreement, and the Subordination Agreement.

7.
Miscellaneous.
(a)
Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.
(i)
Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(ii)
With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for

6

the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(iii)
Subject to Section 7(a)(ii), transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Exchange Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.
(iv)
Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders.
(b)
Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Requisite Holders; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.
(c)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to Investor) or otherwise delivered by hand, messenger or courier service addressed:
(i)
if to Investor, to Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or, until such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of this Note for which the Company has contact information in its records; or
(ii)
if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 7442 S Tucson Way, Suite 130, Centennial, CO 80112, or at such other current address as the Company shall have furnished to Investor, with a copy (which shall not constitute notice) to Amy Bowler, Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, email: ABowler@hollandhart.com.

Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to any facsimile number for Investor in the Company’s records, (ii) electronic mail to any electronic mail address for Investor in the Company’s records, (iii) posting on an electronic network together with separate notice to Investor of such specific posting or (iv) any other form of electronic transmission (as defined in the

7

Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(d)
Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.
(e)
Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.
(f)
Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
(g)
Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(h)
Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
(i)
Jurisdiction and Venue. Each of Investor and the Company hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Note. Each of Investor and the Company also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 6(c) or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.
(j)
Waiver of Jury Trial. BY ACCEPTANCE OF THIS NOTE, INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS.
(k)
Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of IRS Form W-8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

8

(signature page follows)

9

The Company has caused this Note to be issued as of the date first written above.

NUBURU, INC.,

a Delaware corporation

By:

Name: Brian Knaley

Title: Chief Executive Officer

DOCPROPERTY "CUS_DocIDChunk0" 30879575_v4

10

Exhibit 10.46

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

NUBURU, inc.

Warrant Shares: 24,000,000 Issue Date: April 3, 2024

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, S.F.E. Equity Investments SARL, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on April 2, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Nuburu, Inc., a Delaware corporation (the “Company”), up to 24,000,000 shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company's common stock, $0.0001 par value per share (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions.

a) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith among the Company and the holders signatory thereto, pursuant to which the Company issued Common Stock (the “Securities”).

b) “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

c) “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York

4886-7169-2715.2 1

City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders, and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) “Common Stock Equivalents” means any securities which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

e) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan or similar plan or program, duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, or the sale of shares of Common Stock on behalf of officers or directors in order to satisfy tax obligations in connection with the vesting of equity compensation grants, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended after the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

f) “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Exercise of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Warrant, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Warrant Shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Warrant Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest, as applicable) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public

2

information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Holder, (d) the Warrant Shares are trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 2(e) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, and (j) the Company has timely filed (exclusive of any grace period) all of its SEC reports during the time period in question.

g) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

h) “Requisite Holders” means investors holding more than sixty-five percent (65%) of the aggregate outstanding principal amount of the Securities.

i) “Trading Day” means any day on which the Trading Market is open for trading.

j) “Trading Market” means NYSE American, LLC or, if NYSE American, LLC is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then listed or quoted.

k) “Transaction Warrants” means the Common Stock Purchase Warrants issued pursuant to the Purchase Agreement

l) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market, but traded on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

3

Section 2. Exercise.

a)
Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein), in each case following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) business day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)
Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.1625, subject to adjustment hereunder (the “Exercise Price”).
c)
Cashless Exercise. This Warrant may at the election of Holder be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”)

4

as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares being issued hereunder shall have the same characteristics as this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d)
Mechanics of Exercise.
i.
Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144 (assuming this Warrant is being exercised via cashless exercise), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) trading days after the delivery to the Company of the Notice of Exercise, (ii) one (1) trading day after delivery of the aggregate Exercise Price to the Company and (iii) the number of trading days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the Standard Settlement Period, in each case, following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of

5

Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per trading day for each trading day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.
ii.
Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii.
Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
iv.
Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required

6

to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
v.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.
vi.
Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
vii.
Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a)
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this

7

Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.
b)
Subsequent Equity Sales. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Notwithstanding the foregoing, (1) no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance and (ii) in the event such an adjustment would require the approval of the Company’s stockholders, then no adjustment shall be made, paid or issued under this Section 3(b) unless and until any required stockholder approval is obtained. The Company shall notify the Holder, in writing, no later than the trading day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive the adjustment hereunder regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. In the event the Company issues a Common Stock Equivalent with an exercise or conversion price less than the then-current Exercise Price, such issuance results in an adjustment to the Exercise Price pursuant to this Section 3(b), and such Common Stock Equivalent is subsequently terminated without being exercised or converted, then upon such termination the impact of such adjustment on the Exercise price shall be reverted.
c)
Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, either

8

Exercise Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
d)
Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.
e)
Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without

9

regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable contemplated Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the trading day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the trading day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction

10

and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five business days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Successor Entity and Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.
f)
Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
g)
Notice to Holder.
i.
Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

11

ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, (unless such notice is filed with the Commission, which in such case, no additional notice is required to be provided to the Holder), at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
h)
Voluntary Adjustment by Company. Subject to the rules and regulations of the Trading Market on which the Common Stock is then listed, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

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a)
Transferability. Subject to compliance with any applicable securities laws and conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) trading days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
b)
New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c)
Warrant Register. The Company shall register this Warrant in books and records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
d)
Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act or under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner of sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, furnish a legal opinion that such transfer is exempt from applicable securities registration requirements.
e)
Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with

13

a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. The Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act.

Section 5. Miscellaneous.

a)
No Rights as Stockholder Until Exercise. Except as set forth Section 3, this Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).
b)
Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c)
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a trading day, then, such action may be taken or such right may be exercised on the next succeeding trading day.
d)
Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary

14

action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)
Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.
f)
Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
g)
Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
h)
Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
i)
Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

15

j)
Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
k)
Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
l)
Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
m)
Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n)
Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

16

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NUBURU, INC.
By:__________________________________________ Name: Brian Knaley Title: Chief Executive Officer

17

NOTICE OF EXERCISE

To: NUBURU, INC.

(1)
The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)
Payment shall be in lawful money of the United States (check applicable box):

[ ] in lawful money of the United States; or

[ ] cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)
Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

Exhibit 10.47

NUBURU, Inc. (the “Company”)

2023-2024 Board Compensation Program

(Other than for the Chief Executive Officer)

Effective as of August 31, 2023

All grants of awards to directors under this 2023-2024 Board Compensation Program (the “Policy”) will be automatic and nondiscretionary. Terms not defined herein shall have the meaning shall have the meaning ascribed to them in the Company’s 2022 Equity Incentive Plan (the “Plan”).

Annual Cash Retainer for Directors (other than the CEO)

2023 and 2024: Each director shall continue to receive a $50,000 annual cash retainer, payable quarterly in arrears, within 30 days from the end of each quarter (the “Cash Retainer”), prorated for any portion of a quarter that the director is not serving on the Company’s Board of Directors.

2024: Starting in 2024, directors may elect to receive the Cash Retainer in the form of non-qualified stock options to be granted under the Plan by completing an irrevocable written election form delivered to the Company at any time (other than during a blackout period) prior to December 15, 2023 at which such director is not in possession of any material nonpublic information, as follows:

•
Grant Date: First trading day of 2024.
•
Exercise Price: Closing price of the Company’s common stock on the Grant Date.
•
Number of Options to be Granted: Number of options to be granted shall equal a value of $100,000 (option exercise price x number of shares), rounded down to the nearest whole share.
•
Vesting: 25%, commencing on each of January 1, 2024, April 1, 2024, July 1, 2024, and October 1, 2024). Vesting is subject to continued service through the applicable vesting date.
•
Accelerated Vesting: Options shall accelerate in full upon death, termination of service due to the director’s Disability, or Change in Control, subject to continued service at the time of occurrence of such event.
•
Post-Termination Exercise Period: All options fully vested on the termination of board service date shall be excisable for a period of three years after the board service termination date.
•
Term: Maximum of 10 years.

Annual Equity Compensation for Directors (other than the CEO) (“Annual Award”)

•
Annual Option Grant. Each director shall receive an annual grant of 50,000 non-qualified stock options pursuant to the Plan, with the following terms:
•
Grant Date: On the next trading day following the Company’s annual meeting of stockholders (“AGM”) in 2024 and beyond. For 2023, the option award of 50,000 shares will be granted on August 31, 2023, vesting in 12 monthly installments starting from June 16, 2023 (date of the Company’s 2023 AGM).
•
Pro-Rata Grant for Partial Service after the De-SPAC Transaction: Each director will be provided 18,750 non-qualified stock options for the 4.5 months of service provided during the period commencing on the January 31, 2023 De-SPAC transaction and ending at the June 16, 2023 AGM (4.5 ÷ 12 x 50,000). Such award will be granted on August 31, 2023.
•
Exercise Price: Closing price of the Company’s common stock on the Grant Date (August 31, 2023 for 2023 awards and the next trading day following the 2024 AGM for future annual awards).
•
Vesting: Monthly, on the first day of each month, over 12 months, with any remaining unvested accelerating if the next AGM is less than 12 months after the last one. Vesting for the Annual Option Grant commences June 16, 2023 and vesting for the Pro-Rata Grant for Partial Service after the De-SPAC Transaction commences vesting starting January 31, 2023. Future Annual Option Grants will commence the 12-monthly installment vesting on the date of grant. Vesting is subject to continued service through the applicable vesting date.

1

Exhibit 10.47

•
Mid-Year Grants: If a new director joins the Company’s Board of Directors mid-year (between AGMs), then the Company shall grant a prorated annual equity award for the number of full months through the one-year anniversary of the previous AGM and which shall all be fully vested by the date of the next AGM and which shall be granted on the last trading day of the month that the new director joins the Board.
•
Accelerated Vesting: Options shall accelerate in full upon death, termination of service due to the director’s Disability, or Change in Control, subject to continued service at the time of occurrence of such event.
•
Post-Termination Exercise Period: All options vested on the termination of board service date shall be excisable for a period of three years after the board service termination date.
•
Term: Maximum of 10 years.

Committee Service Compensation (“Committee Service Awards”) (other than the CEO)

Additional compensation to recognize Board Chair, Committee Chairs and Committee Service:

•
Board Chair: 80,000 non-qualified stock options shall be granted annually pursuant to the Plan. This is for the period June 16, 2023 until the June 2024 AGM.
•
Compensation and Nominating and Corporate Governance Committee Chairs: 40,000 non-qualified stock options shall be granted annually pursuant to the Plan. This is for the period June 16, 2023 until the June 2024 AGM.
•
Audit Committee Chair: $50,000 additional cash retainer to Audit Committee Chair, payable quarterly in arrears, within 30 days from the end of each quarter, prorated for any portion of a quarter that the director is not serving as the Audit Committee Chair. This is for the period June 16, 2023 until the June 2024 AGM.
•
Committee Members: 10,000 non-qualified stock options shall be granted annually pursuant to the Plan (the “Committee Membership Grant”). This is for the period June 16, 2023 until the June 2024 AGM.
•
Member Fees: Committee Chairs are not eligible to receive Committee Membership Grants for the committee for which they act as Committee Chair.
•
Pro-Rata Committee Service Award for Partial Service after the De-SPAC Transaction: Each director will be provided an additional award of non-qualified stock options for 37.5% of their 2023 Committee Service Award options to pay for the 4.5 months of service provided between the January 31, 2023 De-SPAC transaction and ending at the June 16, 2023 AGM ( 4.5 ÷ 12 = 37.5%). Such award will be granted on August 31, 2023.
•
Grant Date: On the next trading day following the AGM. For 2023, current directors shall receive the Committee Service Awards to be granted on August 31, 2023.
•
Exercise Price: Closing price of the Company’s common stock on the Grant Date.
•
Vesting: Monthly, commencing on the first day of each month, over 12 months, with any remaining unvested accelerating if the AGM is less than 12 months after the last one. The vesting schedule for 2023 Committee Service Awards shall be treated as though the awards were granted at the June 16, 2023 AGM. Vesting is subject to continued service on the applicable committee / as chair, as applicable, through the applicable vesting date.
•
Mid-Year Grants: If a new director joins the Company’s Board of Directors mid-year (between AGMs), then the Company shall grant a prorated annual equity award for the number of full months through the one-year anniversary of the previous AGM and which shall all be fully vested by the date of the next AGM and which shall be granted on the last trading day of the month that the new director joins the Board.
•
Accelerated Vesting: Options shall accelerate in full upon death, termination of service due to the director’s Disability, or Change in Control, subject to continued service at the time of occurrence of such event.

2

Exhibit 10.47

•
Post-Termination Exercise Period: All options fully vested on the termination of board service date shall be excisable for a period of three years after the board service termination date.
•
Term: Maximum of 10 years.

Inducement Equity Grant (other than the CEO)

New future directors (starting on or after June 16, 2023) will be granted a one-time inducement option grant of non-qualified stock options for 1x the Annual Award upon joining the Board, as well as the mid-year grant set forth under “Annual Awards” above.

•
Grant Date for Future Directors: 1st day of the month following the month the new director joins the board of directors.
•
Exercise Price: Closing price of the Company’s common stock on the Grant Date (or if no closing sales price was reported on that date, then on the last trading day such closing sales price was reported).
•
Vesting: Monthly, commencing on the first day of each month, over 24 months. Vesting is subject to continued service through the applicable vesting date.
•
Accelerated Vesting: Options shall accelerate in full upon death, termination of service due to the director’s Disability, or Change in Control, subject to continued service at the time of occurrence of such event.
•
Post-Termination Exercise Period: Directors options are excisable for a period of three years after termination of service on the Board of Directors for all options fully vested on the termination of service date.
•
Term: Maximum of 10 years.

Annual Compensation Limit

No outside director may be granted, in any fiscal year, equity awards, the value of which will be based on their grant date fair value determined in accordance with U.S. GAAP, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the fiscal year of his or her initial service as an outside director. (This excludes awards or other compensation provided to an individual (a) for his or her services as an employee, or for his or her services as a consultant other than as an outside director, and (b) prior to the closing of the De-SPAC transaction.)

Additional Provisions

The awards granted under this Policy shall be granted and subject to such terms and conditions as are set forth in the Plan and the Company’s applicable standard form of award agreements under the Plan previously approved by the Company’s Board of Directors for use under the Plan, but with such updates to the applicable agreement as appropriate to reflect the terms approved in this Policy.

Revisions

The Company’s Board of Directors may amend, alter, suspend or terminate this Policy at any time and for any reason. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an outside director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the outside director and the Company. Termination of this Policy will not affect the ability of the Company’s Board of Director or the compensation committee of the Company’s Board of Directors to exercise the powers granted to it under the Plan with respect to awards granted under the Plan pursuant to this Policy prior to the date of such termination.

3

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ron Nicol, certify that:

(1)
I have reviewed this Annual Report on Form 10-K of Nuburu, Inc.;
(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
(4)
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
(5)
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: April 15, 2024	By:	/s/ Ron Nicol
Ron Nicol
Executive Chairman
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian Knaley, certify that:

(1)
I have reviewed this Annual Report on Form 10-K of Nuburu, Inc.;
(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
(4)
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
(5)
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: April 15, 2024	By:	/s/ Brian Knaley
Brian Knaley
Chief Executive Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nuburu, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 15, 2024	By:	/s/ Ron Nicol
Ron Nicol
Executive Chairman
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nuburu, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 15, 2024	By:	/s/ Brian Knaley
Brian Knaley
Chief Executive Officer
(Principal Financial and Accounting Officer)

Exhibit 97

NUBURU, INC.

COMPENSATION RECOVERY (“CLAWBACK”) POLICY

Effective December 1, 2023

Nuburu, Inc. (the “Company”) is committed to strong corporate governance. As part of this commitment, the Company’s Board of Directors (the “Board”) has adopted this Compensation Recovery (“Clawback”) Policy. This Policy is intended to further the Company’s pay-for-performance philosophy and to comply with applicable law by providing for the recovery of certain executive compensation in the event of an Accounting Restatement. The capitalized terms in this Policy are defined below.

This Policy is intended to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), with Rule 10D-1 under the Exchange Act and with the listing standards of the national securities exchange (the “Exchange”) on which the securities of the Company are listed. This Policy will be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act, Rule 10D-1 under the Exchange Act and with the listing standards of the Exchange, including any interpretive guidance provided by the Exchange.

The application of the Policy to Executive Officers is not discretionary and applies without regard to whether an Executive Officer was at fault, except to the limited extent provided below.

Persons Covered by the Policy

This Policy is binding and enforceable against all Executive Officers. Each Executive Officer shall be required to sign and return to the Company an acknowledgement pursuant to which such Executive Officer will agree to be bound by the terms and comply with this Policy, provided that failure to obtain such acknowledgement shall have no impact on the applicability or enforceability of this Policy.

Administration of the Policy

The Compensation Committee (the “Compensation Committee”) of the Board has full delegated authority to administer this Policy. The Compensation Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. In addition, if determined in the discretion of the Board, this Policy may be administered by the independent members of the Board or another independent committee thereof, in which case all references herein to the Compensation Committee shall be deemed references to the independent members of the Board or the other independent committee of the Board, as applicable. All determinations of the Compensation Committee and any other administrator of the Policy will be final and binding on all interested persons and will be given the maximum deference permitted by law.

Compensation Covered by the Policy

This Policy applies to all Incentive-Based Compensation that is Received after June 9, 2023 by a person (A) after such individual begins service as an Executive Officer, (B) who served as an Executive Officer at any time during the applicable performance period for that Incentive-Based Compensation and (C) during the Covered Period (“Clawback Eligible Incentive-Based Compensation”).

Events Requiring Application of the Policy

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”); AND any Executive Officer has Received Clawback Eligible Incentive-Based Compensation that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had such Incentive-Based Compensation been determined based on the restated amounts, computed without regard to any taxes paid (such compensation, the “Erroneously Awarded Compensation”);

then, the Company will recover reasonably promptly the amount of such Erroneously Awarded Compensation in compliance with this Policy unless an exception applies under this Policy.

Determining Erroneously Awarded Compensation for Certain Incentive-Based Compensation

To determine the amount of Erroneously Awarded Compensation for Incentive-Based Compensation based on stock price or total shareholder return, where it is not subject to mathematical recalculation directly from the information in an Accounting Restatement:

•
The amount must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received; and
•
The Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the Exchange.

Repayment of Erroneously Awarded Compensation

Executive Officers are required to repay Erroneously Awarded Compensation to the Company. Subject to applicable law, the Company may recover such Erroneously Awarded Compensation by requiring the Executive Officer to repay such amount to the Company by direct payment to the Company or such other means or combination of means as the Compensation Committee determines to be appropriate (which determinations need not be identical as to each Executive Officer), which may include, without limitation: (a) requiring reimbursement of cash Incentive-Based Compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (c) offsetting the amount to be recovered from any unpaid or future compensation to be paid by the Company to the Executive Officer; (d) cancelling outstanding vested or unvested equity awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Compensation Committee. The repayment of Erroneously Awarded Compensation shall be made by such Executive Officer notwithstanding any Executive Officer’s belief (whether legitimate or non-legitimate) that the Erroneously Awarded Compensation had been previously earned under applicable law and therefore not subject to clawback.

This Policy does not preclude the Company from taking any other action to enforce an Executive Officer’s obligations to the Company or to discipline an Executive Officer, including (without limitation) termination of employment, institution of civil proceedings, reporting of misconduct to appropriate governmental authorities, reduction of future compensation opportunities or change in role.

Exceptions to the Policy

The Company must recover the Erroneously Awarded Compensation in accordance with this Policy except to the limited extent that the conditions set forth below are met, and the Compensation Committee has made a determination that recovery of the Erroneously Awarded Compensation would be impracticable:

A. The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered. Before reaching this conclusion, the Company must make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the Exchange; or

B. Recovery would violate home country law where that law was adopted prior to November 28, 2022. Before reaching this conclusion, the Company must obtain an opinion of home country counsel, acceptable to the Exchange, that recovery would result in such a violation, and must provide such opinion to the Exchange; or

C. Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the legal requirements as such.

Defined Terms in this Policy

The capitalized terms in this Policy have the following meaning, unless clearly required otherwise by the context.

“Accounting Restatement Determination Date” means the earliest to occur of:

A.
The date the Board, a committee of the Board, or one or more of the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; and
B.
The date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement.

“Covered Period” means the three completed fiscal years immediately preceding the Accounting Restatement Determination Date, as well as any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years in accordance with Exchange Act Rule 10D-1. The Company’s obligation to recover Erroneously Awarded Compensation (as defined below) is not dependent on if or when the restated financial statements are filed.

“Executive Officer” means each individual who is or was designated as an “officer” by the Board in accordance with Exchange Act Rule 16a-1(f). Identification of an executive officer for purposes of this Policy would include at a minimum executive officers identified pursuant to Item 401(b) of Regulation S-K. For the avoidance of doubt, even if an individual who was formerly designated as an officer of the Company is no longer designated as such, that individual will continue to be an Executive Officer under this Policy.

“Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the Securities and Exchange Commission.

“Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For the avoidance of doubt, no compensation that is potentially subject to recovery under this Policy will be earned until the Company’s right to recover under the Policy has lapsed.

The following items of compensation are not Incentive-Based Compensation under the Policy: salaries, bonuses paid solely at the discretion of the Compensation Committee or the Board that are not paid from a bonus pool that is determined by satisfying a Financial Reporting Measure, bonuses paid solely upon satisfying one or more subjective standards and/or completion of a specified employment period, non-equity incentive plan awards earned solely upon satisfying one or more strategic measures or operational measures, and equity awards for which the grant is not contingent upon achieving any Financial Reporting Measure performance goal and vesting is contingent solely upon completion of a specified employment period (e.g., time-based vesting equity awards) and/or attaining one or more non-Financial Reporting Measures.

“Policy” means this Compensation Recovery (“Clawback”) Policy, as it may be amended from time to time.

Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period.

Other Important Information in the Policy

This Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer, as well as any other applicable laws, regulatory requirements, rules, or pursuant to the terms of any similar policy or agreement.

Notwithstanding the terms of any of the Company’s organizational documents (including, but not limited to, the Company’s Bylaws), any corporate policy or any contract (including, but not limited to, any indemnification agreement), the Company will not indemnify any Executive Officer or former Executive Officer against any loss of Erroneously Awarded Compensation. The Company will not pay for or reimburse insurance premiums for an insurance policy that covers potential recovery obligations. In the event the Company is required to recover Erroneously Awarded Compensation from a former Executive Officer pursuant to this Policy, the Company will be entitled to seek such recovery in order to comply with applicable law, regardless of the terms of any release of claims or separation agreement the former Executive Officer may have signed.

The Compensation Committee or Board may review and modify this Policy from time to time.

If any provision of this Policy or the application of any such provision to any Executive Officer shall be adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable provisions shall be deemed amended to the minimum extent necessary to render any such provision or application enforceable.

ACKNOWLEDGEMENT

•
I acknowledge that I have received and read the Compensation Recovery (“Clawback”) Policy (the “Policy”) of Nuburu, Inc. (the “Company”).
•
I understand acknowledge that the Policy applies to me, and all of my beneficiaries, heirs, executors, administrators or other legal representatives.
•
I agree to be bound by and to comply with the Policy.
•
I understand that my failure to comply in all respects with the Policy is a basis for termination of my employment with the Company as well as any other appropriate discipline.
•
I understand that neither this Policy, nor the application of this Policy to me, gives rise to a resignation for good reason (or similar concept) by me under any applicable employment agreement or arrangement.
•
I acknowledge that if I have questions concerning the meaning or application of the Policy, it is my responsibility to seek guidance from the Company’s counsel, Human Resources or my own personal advisers.
•
I acknowledge that neither this Acknowledgement nor the Policy is meant to constitute an employment contract.

Please review, sign and return this form to Human Resources.

(print name)

(signature)

(date)